    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1996

                                                       REGISTRATION NO. 33-80777
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           NORCAL WASTE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                        4953                        94-2922974
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                           FIVE THOMAS MELLON CIRCLE
                            SAN FRANCISCO, CA 94134
                                 (415) 330-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                             MICHAEL J. SANGIACOMO
                           NORCAL WASTE SYSTEMS, INC.
                           FIVE THOMAS MELLON CIRCLE
                            SAN FRANCISCO, CA 94134
                                 (415) 330-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------

                                    COPY TO:
                            LAWRENCE B. RABKIN, ESQ.
                             ELLYN K. LAZARUS, ESQ.
                       HOWARD, RICE, NEMEROVSKI, CANADY,
                   FALK & RABKIN, A PROFESSIONAL CORPORATION
                        3 EMBARCADERO CENTER, 7TH FLOOR
                            SAN FRANCISCO, CA 94111
                                 (415) 434-1600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                            ADDRESS INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
                                                 STATE OR OTHER                                NUMBER INCLUDING
                                                JURISDICTION OF      I.R.S. EMPLOYER            AREA CODE, OF
          EXACT NAME OF REGISTRANT              INCORPORATION OR     IDENTIFICATION         REGISTRANT'S PRINCIPAL
        AS SPECIFIED IN ITS CHARTER               ORGANIZATION           NUMBER               EXECUTIVE OFFICES
- --------------------------------------------    ----------------     ---------------     ----------------------------
Alta Environmental Services, Inc.                 California            94-2448317       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Alta Equipment Leasing Co., Inc.                  California            94-2552745       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Auburn Placer Disposal Service                    California            94-2362828       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
B & J Drop Box                                    California            94-2707527       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Bay Scene Investments, Inc.                       California            94-2230696       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Biosystems Management, Inc.                       California            94-2957467       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Biosystems Management International               California            94-2943002       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Buonaterra, Inc.                                  California            94-2913385       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
City Garbage Company of Eureka                    California            94-0571010       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Consolidated Environmental Industries, Inc.       California            94-2949213       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Del Norte Disposal, Inc.                          California            94-3086608       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Del Norte Recovery, Inc.                          California            94-3154313       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000

                                                                                            ADDRESS INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
                                                 STATE OR OTHER                                NUMBER INCLUDING
                                                JURISDICTION OF      I.R.S. EMPLOYER            AREA CODE, OF
          EXACT NAME OF REGISTRANT              INCORPORATION OR     IDENTIFICATION         REGISTRANT'S PRINCIPAL
        AS SPECIFIED IN ITS CHARTER               ORGANIZATION           NUMBER               EXECUTIVE OFFICES
- --------------------------------------------    ----------------     ---------------     ----------------------------
Dixon Sanitary Service                            California            94-2639006       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Envirocal, Inc.                                   California            94-2228078       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Envirocom Data Services, Inc.                     California            94-2228082       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Excel Environmental, Inc.                         California            94-2970788       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Foothill Disposal Co., Inc.                       California            94-1431141       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Golden Gate Disposal & Recycling Company          California            94-0844930       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Hilltop Retail Plaza                              California            94-2662943       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Integrated Environmental Systems, Inc.            California            94-2971865       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Los Altos Garbage Company                         California            77-0057054       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Macor, Inc.                                       California            94-2195413       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Mason Land Reclamation Company, Inc.              Missouri              74-2559295       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000

                                                                                            ADDRESS INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
                                                 STATE OR OTHER                                NUMBER INCLUDING
                                                JURISDICTION OF      I.R.S. EMPLOYER            AREA CODE, OF
          EXACT NAME OF REGISTRANT              INCORPORATION OR     IDENTIFICATION         REGISTRANT'S PRINCIPAL
        AS SPECIFIED IN ITS CHARTER               ORGANIZATION           NUMBER               EXECUTIVE OFFICES
- --------------------------------------------    ----------------     ---------------     ----------------------------
Norcal/San Bernardino, Inc.                       California            94-3106398       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Norcal/San Diego, Inc.                            California            94-3218554       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Norcal Waste Services of Sacramento, Inc.         California            94-3078867       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Norcal Waste Solutions, Inc.                      California            94-3154311       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
OMIRP, Inc.                                       California            94-3007774       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Orogate, Inc.                                     California            94-2996448       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Oroville Solid Waste Disposal, Inc.               California            94-2243762       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
San Bruno Garbage Co., Inc.                       California            94-1436104       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Sanitary Fill Company                             California            94-0840895       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
South Valley Refuse Disposal, Inc.                California            94-1651807       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Southern Humboldt Disposal Service, Inc.          California            94-0571010       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Sunco Investments, Inc.                           California            94-2230695       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000

                                                                                            ADDRESS INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
                                                 STATE OR OTHER                                NUMBER INCLUDING
                                                JURISDICTION OF      I.R.S. EMPLOYER            AREA CODE, OF
          EXACT NAME OF REGISTRANT              INCORPORATION OR     IDENTIFICATION         REGISTRANT'S PRINCIPAL
        AS SPECIFIED IN ITS CHARTER               ORGANIZATION           NUMBER               EXECUTIVE OFFICES
- --------------------------------------------    ----------------     ---------------     ----------------------------
Sunset Properties, Inc.                           California            94-2230697       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Sunset Scavenger Company                          California            94-0910600       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Tri-County Development Co.                        California            94-2882117       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Vacaville Fill                                    California            94-2618389       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Vacaville Sanitary Service                        California            94-2209407       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Vallejo Garbage Service, Inc.                     California            94-2833572       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
West Coast Recycling Co.                          California            94-1684215       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Western Placer Recovery Company                   California            94-3059006       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Yuba Sutter Disposal, Inc.                        California            94-2245672       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000
Zanker Road Resource Management Co.               California            94-3123910       5 Thomas Mellon Circle,
                                                                                         Suite 304
                                                                                         San Francisco, CA 94134
                                                                                         (415) 330-1000

                           NORCAL WASTE SYSTEMS, INC.

        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(b) OF REGULATION S-K

                       FORM S-4 ITEM                            LOCATION IN PROSPECTUS
      -----------------------------------------------  ----------------------------------------
  A.  INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus.................  Outside Front Cover Pages
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus.....................................  Inside Front Cover Page; Outside Back
                                                       Cover Page
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..................  Summary; Risk Factors; Selected
                                                       Financial Data
  4.  Terms of the Transaction.......................  Summary; The Exchange Offer; Description
                                                       of the Notes; Certain Federal Income Tax
                                                       Considerations; Plan of Distribution
  5.  Pro Forma Financial Information................  Summary; Selected Consolidated Financial
                                                       Information
  6.  Material Contracts with the Company Being
      Acquired.......................................  Not Applicable
  7.  Additional Information Required for Reoffering
      by Persons and Parties Deemed To Be
      Underwriters...................................  Not Applicable
  8.  Interests of Named Experts and Counsel.........  Not Applicable
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities....................................  Not Applicable
  B.  INFORMATION ABOUT THE REGISTRANT
 10.  Information with Respect to S-3 Registrants....  Not Applicable
 11.  Incorporation of Certain Information by
      Reference......................................  Not Applicable
 12.  Information with Respect to S-2 or S-3
      Registrants....................................  Not Applicable
 13.  Incorporation of Certain Information by
      Reference......................................  Not Applicable
 14.  Information with Respect to Registrants Other
      Than S-2 or S-3 Registrants....................  Summary; History of the Company and the
                                                       Refinancing; Capitalization; Selected
                                                       Consolidated Financial Information;
                                                       Management's Discussion and Analysis of
                                                       Financial Condition and Results of
                                                       Operations; Business
  C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information with Respect to S-3 Companies......  Not Applicable
 16.  Information with Respect to S-2 or S-3
      Companies......................................  Not Applicable
 17.  Information with Respect to Companies Other
      Than S-2 or S-3 Companies......................  Not Applicable
  D.  VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
      Authorizations Are to be Solicited.............  Not Applicable
 19.  Information if Proxies, Consents or
      Authorizations Are not to Be Solicited, or in
      an Exchange Offer..............................  Management; Certain Relationships and
                                                       Related Transactions; Security Ownership
                                                       of the ESOP and Management; The ESOP

PROSPECTUS

                           NORCAL WASTE SYSTEMS, INC.
                             OFFER TO EXCHANGE ITS
                     12 1/2% SERIES B SENIOR NOTES DUE 2005
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                           FOR ALL OF ITS OUTSTANDING
                     12 1/2% SERIES A SENIOR NOTES DUE 2005


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON SEPTEMBER 20, 1996 (THE "EXPIRATION DATE"), UNLESS EXTENDED.


     Norcal Waste Systems, Inc., a California corporation ("Norcal," together with its subsidiaries, the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate of up to $175,000,000 principal amount of 12 1/2% Series B Senior Notes due 2005 (the "New Notes") for an identical face amount of outstanding 12 1/2% Series A Senior Notes due 2005 (the "Old Notes" and, with the New Notes, the "Notes"). The terms of the New Notes are identical in all material respects to the terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. See "The Exchange Offer."

     The New Notes will be redeemable at the option of Norcal, in whole or in part, at any time on and after November 15, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. On and prior to November 15, 1998, up to 35% of the original aggregate principal amount of the Notes may, at the option of Norcal, be redeemed with the proceeds from Public Equity Offerings (as defined) at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately following such redemption. In the event of a Change of Control (as defined), Norcal will be required to offer to purchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes."

     The New Notes will be senior unsecured obligations of Norcal and will rank pari passu in right of payment with all existing and future senior indebtedness of Norcal and senior in right of payment to all existing and future subordinated indebtedness of Norcal. The New Notes will be guaranteed on a senior unsecured basis (the "Guarantees") by Norcal's wholly owned subsidiaries (the "Subsidiary Guarantors"). The Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. Substantially all of the assets of Norcal and its subsidiaries have been pledged to secure obligations of Norcal and the subsidiaries to lenders under the New Credit Agreement (as defined). Holders of such indebtedness will have priority in right of payment over the holders of the New Notes to the extent of such pledged assets. At June 30, 1996, the aggregate principal amount of outstanding senior indebtedness of the Company, other than the Notes, was $6.6 million, of which $5.6 million was secured. See "Capitalization" and "Description of the Notes."

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the A/B Exchange Registration Rights Agreement dated as of November 21, 1995 (the "Registration Rights Agreement"). Holders of Old Notes that are accepted for exchange and exchanged for New Notes will receive, in cash, accrued interest thereon to, but not including, the original issuance date of the New Notes. Such interest will be paid together with accrued interest on the New Notes, on the first interest payment date for the New Notes. Interest on the Old Notes accepted for exchange and exchanged in the Exchange Offer will cease to accrue on the date next preceding the date of original issuance of the New Notes. Interest on the
                                                        (continued on next page)

    SEE "RISK FACTORS" ON PAGE 12 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NOTES.
                      ------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS AUGUST 16, 1996.

(continued from previous page)

New Notes will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1996. Interest on the New Notes will accrue from the date of the original issuance until the initial payment date at the rate of 12.75% per annum and will increase by an additional 0.25% per annum on each of November 16, 1996, May 16, 1997 and November 16, 1997; provided that the interest rate on the Notes shall revert to 12.5% at such time as Norcal (in one or more transactions) shall have offered to purchase (whether or not any actual purchases are made) or redeemed an aggregate of $25.0 million in principal amount of Notes out of the proceeds of equity sales. The maximum interest rate on the New Notes will be 13.5% per annum.

     The Company is making the Exchange Offer in reliance on the position of the staff (the "Staff") of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (hereinafter, holders of the Notes are each individually referred to as a "Holder" and collectively as the "Holders") (other than a Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. See "The Exchange Offer -- Resale of New Notes."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the Exchange Offer and so notifies Norcal, or causes Norcal to be so notified in writing, the Company has agreed that, for a period of up to six months after the effective date hereof, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Norcal will not receive any proceeds from the Exchange Offer and will pay all the expenses incident to the Exchange Offer, subject to certain limitations. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event Norcal terminates the Exchange Offer and does not accept for exchange any Old Notes, it will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

     Prior to the Exchange Offer, there has been no public market for the Old Notes or the New Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount. Norcal does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

     The Exchange Agent for the Exchange Offer is IBJ Schroder Bank & Trust Company.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term includes any amendments thereto) on Form S-4 under the Securities Act with respect to the New Notes offered by this Prospectus (the "Registration Statement"). This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement, or other document are not necessarily complete although the material terms of any such material contract, agreement or document have been summarized herein. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved.

     The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligations of the Company under the Exchange Act to file periodic reports and other information with the Commission may be suspended, under certain circumstances, if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year and the New Notes are not listed on a national securities exchange.

     Whether or not the Company is subject to the reporting requirements of the Exchange Act in the future, the Company has agreed that, for so long as any of the Notes remain outstanding, it will furnish to the trustee and holders of the Notes, make available to investors who so request in writing, and file with the Commission (unless the Commission will not accept such a filing), copies of annual and quarterly reports and other information, documents and reports required pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Company has agreed that, for so long as any Old Notes remain outstanding, it will furnish to holders of Old Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and consolidated financial statements and notes thereto included elsewhere in this Prospectus. Investors should carefully consider the information set forth in "Risk Factors" in evaluating whether to participate in the Exchange Offer. Unless the context otherwise requires, references in this Prospectus to "Norcal" are to Norcal Waste Systems, Inc. and references to the "Company" are to Norcal and its subsidiaries. References in this Prospectus to fiscal years are to the Company's fiscal years ended September 30.

                                  THE COMPANY


     Norcal Waste Systems, Inc. is a vertically integrated waste management company that through its subsidiaries provides services to approximately 360,000 residential and 45,000 commercial and industrial customers (as of June 30, 1996) throughout the State of California. The Company's principal activities include refuse collection, recycling and other waste diversion, transfer station and hauling operations, and operation of both Company-owned and third party-owned landfills. According to the National Solid Waste Management Association ("NSWMA"), the Company is the seventh largest waste management company in the United States based on 1994 revenues. For fiscal year 1995, the Company's total revenues and EBITDA (as defined) were $271.5 million and $60.8 million, respectively. For the nine months ended June 30, 1996, the Company's total revenues and EBITDA were $208.6 million and $38.7 million, respectively.


     The Company traces its roots to the 1920s and, pursuant to a City of San Francisco Ordinance enacted in 1932 (the "Ordinance"), has provided substantially all of the residential and commercial refuse collection in San Francisco since that time. Since the early 1970s, the Company has expanded the geographic scope of its operations and provides waste management services to 39 cities and counties throughout California. The Company operates 28 landfills in California, five of which it owns, and owns and operates six transfer stations and three materials recovery facilities.

     According to the NSWMA, the solid waste industry generates domestic private sector revenues of $32 billion annually. The industry is highly fragmented: while the three largest waste management companies in the United States accounted for approximately 30% of estimated industry revenues in 1994, the next seven largest companies accounted for not more than 5%. Over 9,500 independent companies accounted for the balance of private sector revenues. The waste management industry has been consolidating as a result of a number of factors including the increasing complexity and costs associated with waste management operations and regulatory compliance. The Company expects consolidation to continue because many smaller independent operators and municipalities lack the capital resources, management, operating skills or technical expertise necessary to operate effectively in such an environment.

     Norcal is currently 100% owned by its employees through an employee stock ownership plan (the "ESOP").

                     CERTAIN CHARACTERISTICS OF THE COMPANY

     Management believes that the following characteristics are evidence of the Company's strong foundation and provide a platform from which the Company can grow and take advantage of consolidation within the waste management industry.

     Stable Core Operations. The Company possesses a number of core operations supported by long-standing franchises, contracts and permits. In San Francisco, the Ordinance supporting the Company's operations provides that, with limited exceptions, only collectors that have been granted specific permits by the City may collect or transport solid waste in the City and County of San Francisco. Norcal's subsidiaries have held the only permits for virtually all routes governed by the Ordinance since its enactment by the electorate in 1932. The Ordinance will remain in effect indefinitely, unless amended or repealed by voters in a citywide election. The Company's San Francisco operations accounted for 45% of its total revenues and 50% of

EBITDA in fiscal year 1995 and 41% of its total revenues and 51% of EBITDA for the nine months ended June 30, 1996.


     The balance of the Company's revenues and EBITDA is generated by operations throughout the rest of California. In these areas, the Company provides refuse collection and other waste management services pursuant to franchise agreements or contracts with local government entities that are at inception typically five to twenty years in duration. In fiscal year 1995, 62% of the Company's revenues excluding San Francisco operations were generated under agreements which have remaining terms of 5 years or more, assuming no early termination of such agreements.

     Proven Ability to Maintain Franchises. The Company has historically been successful in renewing waste management services contracts with local governments and municipalities and has, over all, expanded the scope of its services in the process. Such renewals have typically been on terms comparable to those in the original contracts. In the past ten years, the Company has renewed or extended its franchise contracts 43 times. In the same period, the Company was unable to renew only two minor franchise agreements. The Company believes this past success is attributable to the quality of service provided and the strong reputation within these municipalities that the Company enjoys. However, the Company believes that competition in the waste management industry continues to intensify and, as a result, providing services on a cost-effective basis will become increasingly important in maintaining its existing franchises.

     High Degree of Vertical Integration. In fiscal year 1995, the Company controlled approximately 85% of the waste tonnage deposited at Company-owned landfills through its collection and transfer station operations. Of the total waste tonnage the Company collected in the same period, the Company estimates that approximately 69% was deposited at either its owned landfills or a third party-owned landfill with which it holds a long-term disposal contract at favorable rates. The Company believes that, over time, integration allows it to realize higher margins by providing a constant waste stream to the landfills it owns and by mitigating the effect on the Company of short-term fluctuations in disposal costs at third party landfills.


     Substantial Owned Landfill Capacity. As of June 30, 1996, the Company estimated that its five owned landfills encompass a total of 676 acres permitted for landfill use. Four of these landfills have substantial remaining unused capacity, and waste currently being deposited at the fifth landfill will, upon closure of the landfill, be diverted to another Company-owned site. The Company believes that its owned disposal capacity provides it with a competitive advantage due to the increasing cost and difficulty of permitting and developing new landfill capacity.



     Third Party Landfill Operator. The Company operates 23 landfills in California for third party owners which, together with the Company's five owned landfills, constitute one of the largest groups of landfills operated in the state by any waste management company. In 1995, the Company added significant landfill management services in Southern California under a new contract in San Diego County and in San Bernardino County. Landfill management services performed for third party owners generate fee-based revenue with reduced exposure to environmental liability, and aid the Company in establishing itself in new geographic markets and with new customers.


     Experience in Recycling. The Company has been engaged in recycling since the 1920s. Today, it collects recyclable materials under arrangements with various municipalities and commercial customers and processes these materials in its own facilities. California law requires each local government to recycle or otherwise divert from landfills 25% of its solid waste. As of January 1, 2000, this amount will increase to 50%. As statutes mandating recycling or diversion become more stringent, the Company believes that there will be more demand for its recycling services. The Company believes that its substantial experience and demonstrated expertise in providing full service recycling programs will improve its ability to meet this demand.

                                THE REFINANCING

     In 1987, the Company's two predecessors merged to form the Company, which was wholly owned by the ESOP. Beginning in late 1990, the Company experienced severe constraints on its liquidity, due in large part to a severe recession in California, regulatory changes that required pre-funding for landfill closure and post-closure obligations, significant indebtedness outstanding after the merger, and additional indebtedness incurred to finance certain acquisitions and to fund capital expenditures, including those in connection with mandated increased recycling. At December 31, 1990, the aggregate debt of the Company and the ESOP totalled $281.3 million. In early 1991, the Company was unable to pay required amounts on certain of its outstanding indebtedness and did not make contributions to the ESOP to enable the ESOP to service its indebtedness. As a result, the Company and the ESOP defaulted on substantially all of their outstanding debt. See "History of the Company and the Refinancing Plan."


     On November 21, 1995, Norcal issued Old Notes in an aggregate principal amount of $175.0 million (the "Offering"). Concurrent with the Offering, the Company entered into a new bank credit agreement providing for a revolving credit facility with maximum availability of $100.0 million, of which up to $25.0 million may be utilized for letters of credit (the "New Credit Agreement"). As of June 30, 1996, availability under the New Credit Agreement (based on limitations imposed by certain financial ratios) was approximately $36 million.


     The Company received net proceeds from the Offering of approximately $165.1 million, which proceeds were used, together with certain cash balances, to retire approximately $199.1 million of its then outstanding indebtedness and certain of the ESOP's indebtedness to third parties. The financing provided by the Offering and the New Credit Agreement, together with the transactions effected through the application of the initial proceeds thereof, are collectively referred to herein as the "Refinancing." See "Capitalization" and "Description of Other Indebtedness - New Credit Agreement."

                               BUSINESS STRATEGY

     The Company's strategy is to maintain and build upon its existing core businesses and grow and diversify its revenue base through acquisitions and development of new contracts and franchises. In its existing businesses, the Company intends to (i) continue to focus on improving operational efficiencies through measures such as cost controls, route audits and the increased use of automation; (ii) augment services provided to its existing customers through expansion of recycling services and new programs such as yard waste collection; and (iii) continue to expand disposal capacity at existing landfills. These core operations contribute to the Company's revenues and EBITDA.

     In order to grow and diversify its revenue base beyond existing operations the Company intends to (i) expand management services at third party-owned landfills and (ii) make selective acquisitions of waste management operations that can be effectively integrated into contiguous Company operations or that operate in geographic markets not currently served by the Company. Through application of cash flow from its existing operations as well as from other sources of capital, the Company intends to exploit the economies of scale available in "tuck-in" acquisitions and also to diversify its geographic revenue base. The Company's ability to effect acquisitions and implement its strategy is subject to changes in market conditions and certain other risks. See "Risk Factors."

                                  RISK FACTORS

     Holders of Old Notes should evaluate all the information set forth in this Prospectus and, in particular, the specific factors set forth under "Risk Factors" in connection with the Exchange Offer, which factors pertain to the following: substantial leverage, possible inability to service debt, effective subordination of the Notes, restrictions imposed by the New Credit Agreement, bonding requirements, effect of holding company structure, possible invalidity of the guarantees, effect of bankruptcy on original issue discount, geographic concentration of business, changes in legislation and political uncertainty, environmental regulation and potential litigation, possible liability for environmental remediation and damages, limited environmental liability insurance, required payments for ESOP participant benefits, dependence on senior management, control of Norcal by the ESOP, competitive industry and integration of acquisitions, the repurchase of the Notes upon a change of control and other events, absence of public market and the consequences of a failure to exchange.
                               THE EXCHANGE OFFER

Securities Offered..................     Up to $175.0 million aggregate
                                           principal amount of 12 1/2% Series B
                                           Senior Notes due 2005. The terms of
                                           the New Notes and Old Notes are
                                           identical in all material respects,
                                           except for certain transfer
                                           restrictions and registration rights
                                           relating to the Old Notes.

The Exchange Offer..................     New Notes are being offered in exchange
                                           for a like principal amount of Old
                                           Notes. As of the date hereof, $175.0
                                           million aggregate principal amount of
                                           Old Notes are outstanding. Norcal
                                           will issue the New Notes to holders
                                           promptly following the Expiration
                                           Date. See "Risk
                                           Factors - Consequences of Failure to
                                           Exchange."

Registration Rights Agreement.......     The Old Notes were sold on November 21,
                                           1995 to institutional investors. In
                                           connection therewith, the Company
                                           executed and delivered for the
                                           benefit of the holders of the Old
                                           Notes the Registration Rights
                                           Agreement providing, among other
                                           things, for the Exchange Offer. The
                                           Registration Rights Agreement also
                                           provides that if Norcal fails to
                                           cause a registration statement
                                           relating to the Exchange Offer to
                                           become effective within 180 days
                                           after the Closing Date, or to
                                           consummate the Exchange Offer within
                                           45 days after effectiveness, then
                                           Norcal will be required to pay
                                           certain specified amounts to the
                                           holders of the Old Notes. See "The
                                           Exchange Offer - Purpose of the
                                           Exchange Offer."


Expiration Date; Withdrawal of
Tender..............................     The Exchange Offer will expire 5:00
                                           p.m., New York City time, on
                                           September 20, 1996, unless the
                                           Exchange Offer is extended, in which
                                           case the term "Expiration Date" means
                                           the latest date and time to which the
                                           Exchange Offer is extended. Tenders
                                           may be withdrawn at any time prior to
                                           5:00 p.m., New York City time, on the
                                           Expiration Date. See "The Exchange
                                           Offer - Withdrawal of Tenders."


Conditions to the Exchange Offer....     The Exchange Offer is subject to
                                           certain customary conditions, which
                                           may be waived by Norcal. Norcal
                                           currently expects that each of the
                                           conditions will be satisfied and that
                                           no waivers will be necessary. See
                                           "The Exchange Offer - Conditions of
                                           the Exchange Offer."

Procedures for Tendering Old
Notes...............................     Each holder of Old Notes wishing to
                                           accept the Exchange Offer must
                                           complete, sign and date the Letter of
                                           Transmittal, or a facsimile thereof,
                                           in accordance with the instructions
                                           contained herein
                                           and therein, and mail or otherwise
                                           deliver such Letter of Transmittal,
                                           or such facsimile, together with the
                                           Old Notes and any other required
                                           documentation to the exchange agent
                                           (the "Exchange Agent") at the address
                                           set forth herein. See "The Exchange
                                           Offer - Procedures for Tendering Old
                                           Notes" and "Plan of Distribution."

Use of Proceeds.....................     There will be no proceeds to the
                                           Company from the exchange of Notes
                                           pursuant to the Exchange Offer.

Federal Income Tax Consequences.....     The exchange of Notes pursuant to the
                                           Exchange Offer will not be a taxable
                                           event for federal income tax
                                           purposes. See "Certain Federal Income
                                           Tax Considerations."

Special Procedures for Beneficial
Owners..............................     Any beneficial owner whose Old Notes
                                           are registered in the name of a
                                           broker, dealer, commercial bank,
                                           trust company or other nominee and
                                           who wishes to tender should contact
                                           such registered holder promptly and
                                           instruct such registered holder to
                                           tender on such beneficial owner's
                                           behalf. If such beneficial owner
                                           wishes to tender on such owner's own
                                           behalf, such owner must, prior to
                                           completing and executing the Letter
                                           of Transmittal and delivering the Old
                                           Notes, either make appropriate
                                           arrangements to register ownership of
                                           the Old Notes in such owner's name or
                                           obtain a properly completed bond
                                           power from the registered holder. The
                                           transfer of registered ownership may
                                           take considerable time. See "The
                                           Exchange Offer - Procedures for
                                           Tendering Old Notes."

Guaranteed Delivery Procedures......     Holders of Old Notes who wish to tender
                                           their Old Notes and whose Old Notes
                                           are not entirely available or who
                                           cannot deliver their Old Notes, the
                                           Letter of Transmittal or any other
                                           documents required by the Letter of
                                           Transmittal to the Exchange Agent
                                           prior to the Expiration Date must
                                           tender their Old Notes according to
                                           the guaranteed delivery procedures
                                           set forth in "The Exchange
                                           Offer - Procedures for Tendering Old
                                           Notes."

Acceptance of Old Notes and Delivery
of New Notes.........................     Norcal will accept for exchange any
                                           and all Old Notes which are properly
                                           tendered in the Exchange Offer prior
                                           to 5:00 p.m., New York City time, on
                                           the Expiration Date. The New Notes
                                           issued pursuant to the Exchange Offer
                                           will be delivered promptly following
                                           the Expiration Date. See "The
                                           Exchange Offer - Terms of the
                                           Exchange Offer."

Exchange Agent......................     IBJ Schroder Bank & Trust Company is
                                           serving as Exchange Agent in
                                           connection with the Exchange Offer.
                                           See "The Exchange Offer - Exchange
                                           Agent."

                      CONSEQUENCES OF EXCHANGING OLD NOTES
                         PURSUANT TO THE EXCHANGE OFFER

     The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the New Notes issued pursuant to the

Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. Such registration or qualification may require the imposition of certain restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any New Notes. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer - Consequences of Failure to Exchange," "- Resale of New Notes" and "Plan of Distribution."

     The Old Notes are currently eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

     The Exchange Offer applies to $175.0 million aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. See "Description of the Notes."

Securities Offered..................     $175,000,000 aggregate principal amount
                                           of 12 1/2% Series B Senior Notes due
                                           2005

Maturity............................     November 15, 2005.

Interest............................     Interest on the New Notes will accrue
                                           from the date of the original
                                           issuance until the initial payment
                                           date at the rate of 12.75% per annum
                                           and will increase by an additional
                                           0.25% per annum on each of November
                                           16, 1996, May 16, 1997 and November
                                           16, 1997; provided that the interest
                                           rate on the New Notes shall revert to
                                           12.5% at such time as Norcal (in one
                                           or more transactions) shall have
                                           offered to purchase (whether or not
                                           any actual purchases are made) or
                                           redeemed an aggregate of $25.0
                                           million in principal amount of Notes
                                           out of the proceeds of equity sales.
                                           The maximum interest rate on the New
                                           Notes will be 13.5% per annum.

Interest Payment Date...............     May 15 and November 15 of each year,
                                           commencing November 15, 1996.

Guarantees..........................     The New Notes will be guaranteed on a
                                           senior unsecured basis by the
                                           Subsidiary Guarantors. See
                                           "Description of the
                                           Notes - Guarantees."

Optional Redemption.................     The New Notes will be redeemable at
                                           Norcal's option, in whole or in part,
                                           on and after November 15, 2000 at the
                                           redemption prices set forth herein,
                                           plus accrued and unpaid interest, if
                                           any, to the redemption date.

                                         In addition, on and prior to November
                                           15, 1998, Norcal may, at its option,
                                           redeem up to 35% of the original
                                           aggregate principal amount of the New
                                           Notes with the net proceeds of Public
                                           Equity Offerings at a redemption
                                           price of 110% of the principal amount
                                           thereof, together with accrued and
                                           unpaid interest, if any, to the date
                                           of redemption; provided that at least
                                           65% of the original aggregate amount
                                           of the New Notes remains outstanding
                                           immediately following such
                                           redemption.

Change of Control...................     Upon the occurrence of a Change of
                                           Control (as defined), Norcal will be
                                           required to offer to purchase all
                                           outstanding New Notes at a purchase
                                           price of 101% of the principal amount
                                           thereof, plus accrued and unpaid
                                           interest, if any, to the repurchase
                                           date.

Ranking.............................     The New Notes will be senior unsecured
                                           obligations of Norcal and will rank
                                           pari passu in right of payment with
                                           all existing and future senior
                                           indebtedness of Norcal and senior in
                                           right of payment to all existing and
                                           future subordinated indebtedness of
                                           Norcal. The Guarantees will be senior
                                           unsecured obligations of the
                                           Subsidiary Guarantors and will rank
                                           pari passu in right of payment to all
                                           existing and future subordinated
                                           indebtedness of the Subsidiary
                                           Guarantors. Substantially all the
                                           assets of Norcal and its subsidiaries
                                           have been pledged to secure
                                           obligations of Norcal and the
                                           subsidiaries to lenders under the New
                                           Credit Agreement. Holders of such
                                           indebtedness will have priority in
                                           right of payment over the holders of
                                           the New Notes to the extent of such
                                           pledged assets. As of June 30, 1996,
                                           the Company's outstanding senior
                                           indebtedness, other than the Notes,
                                           was $6.6 million, of which $5.6
                                           million was secured. See "Description
                                           of the Notes - Ranking."

Certain Covenants...................     The Indenture contains certain
                                           covenants that, among other things,
                                           limit the ability of the Company to
                                           incur additional indebtedness, pay
                                           dividends or make other
                                           distributions, purchase any capital
                                           stock, redeem or repurchase any
                                           subordinated indebtedness, make
                                           certain investments, create certain
                                           liens, enter into sale and leaseback
                                           transactions, enter into certain
                                           transactions with affiliates, sell
                                           assets, or enter in certain mergers
                                           and consolidations. See "Description
                                           of the Notes - Certain Covenants."

Absence of a Public Market for the
New Notes...........................     The New Notes are new securities for
                                           which there is currently no
                                           established market. Accordingly,
                                           there can be no assurance as to the
                                           development or liquidity of any
                                           market for the New Notes. The Company
                                           does not intend to apply for listing
                                           on a securities exchange of the New
                                           Notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     Set forth below are summary consolidated historical and pro forma financial data of the Company. The summary financial data for each of the years in the five year period ended September 30, 1995, have been derived from the audited Consolidated Financial Statements of the Company. The summary financial data for, and as of, each of the nine month periods ending June 30, 1995 and 1996 have been derived from the unaudited Consolidated Financial Statements. The data presented below are qualified by, and should be read in conjunction with, the Consolidated Financial Statements and notes thereto, the unaudited Consolidated Balance Sheet and Statements of Operations and Cash Flows and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. Results for the unaudited nine month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the Company's full fiscal year.



                                                                                             NINE MONTHS ENDED
                                                   YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                     ----------------------------------------------------   -------------------
                                       1991       1992       1993       1994       1995       1995       1996
                                     --------   --------   --------   --------   --------   --------   --------
                                                       ($ IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues.........................  $252,834   $253,925   $255,149   $247,176   $271,501   $200,271   $208,632
  Operating expenses...............   188,391    174,123    173,515    167,740    183,865    136,048    146,016
  General and administrative.......    29,358     24,752     26,286     24,849     26,446     18,988     22,784
  Restructuring expenses including
    asset writedowns(a)............    35,168     36,533          0          0          0          0          0
  Operating income (loss)..........   (30,478)   (11,235)    25,724     27,126     33,282     24,220     22,811
  Interest expense.................    30,666     28,958     23,900     20,920     19,909     15,288     17,882
  Settlement of litigation(c)......         0          0          0      5,480          0          0      3,648
  Income (loss) from continuing
    operations.....................   (50,093)   (39,081)    18,141      6,359(b)   10,433     6,720      1,094
OTHER DATA:
  EBITDA(d)........................  $ 34,158   $ 54,507   $ 55,074   $ 54,387   $ 60,804   $ 44,926   $ 38,727
  Depreciation &
    amortization...................    26,679     26,233     22,704     20,142     19,985     14,955     13,710
  Capital expenditures.............     7,642      9,587      9,836     14,622     19,603     14,498     15,467
  Ratio of earnings to fixed
    charges(e).....................        --         --        1.8x       1.4x       1.8x       1.7x       1.1x
PRO FORMA DATA:(F)
  Interest expense............................................................   $ 24,397              $ 17,657
  Ratio of EBITDA to interest expense(g)......................................        2.6x                  2.2x
  Ratio of total long term debt to EBITDA.....................................        2.9x                  N/A



                                                                                           JUNE 30, 1996
                                                                                          ----------------
                                                                                          ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash..................................................................................      $  6,799
  Property and equipment, net...........................................................       135,619
  Franchises and permits, net...........................................................        77,244
  Total assets..........................................................................       303,312
  Total long-term debt, including current portion.......................................       176,911
  Total stockholder's deficit(h)........................................................        (4,107)


- ---------------
(a) Restructuring expenses in fiscal years 1991 and 1992 include losses incurred in connection with the disposal of certain operations, asset abandonments and writedowns, reserves for litigation expenses and settlements, and professional and other fees.

(b) Net of a non-recurring gain of $6,928 from asset and subsidiary sales.


(c) Data for fiscal year 1994 and the nine months ended June 30, 1996 represent non-recurring expenses incurred in connection with the settlement of litigation involving the Old Subordinated Notes and the ESOP Notes, respectively.

(d) EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization, loss on dispositions of assets and restructuring expenses, non-cash portion of ESOP compensation expense, minority interest in net income (loss) of subsidiaries, gain on dispositions and other income (expense). EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative either to net income (loss) as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity.


(e) Ratio of earnings to fixed charges is calculated as earnings from continuing operations before income taxes and cumulative effects of changes in accounting principles, adjusted to add back fixed charges and divided by fixed charges. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest expense (one-third). In fiscal years 1991 and 1992, earnings were insufficient to cover fixed charges by $61,043 and $39,398, respectively.



(f) Data presented give effect to the Refinancing and assume (i) the Refinancing was consummated at the beginning of fiscal year 1995, (ii) the Notes were outstanding during fiscal year 1995 and interest accrued thereon at a rate of 12.5% per annum through March 31, 1996, and 12.75% thereafter and (iii) indebtedness outstanding as of September 30, 1995, after giving pro forma effect to the Refinancing, was outstanding for the fiscal year. See "Capitalization."



(g) For purposes of this ratio, interest expense in fiscal year 1995 and for the nine months ended June 30, 1996 excludes an estimated $950 and $990, respectively, in amortization of deferred financing costs incurred in connection with the Refinancing. Also, EBITDA has been reduced by $384 for fiscal year 1995 to reflect the discontinuance of an operation as if such discontinuance had occurred at the beginning of that fiscal year.



(h) Stockholder's deficit includes contra-equity accounts to reflect scheduled contributions to the ESOP of $54,735 to repay indebtedness of the ESOP owed to the Company, an adjustment to recognize minimum pension liability of $5,059 and an adjustment to recognize an unrealized loss on available for sale securities of $247.

                                  RISK FACTORS

     Holders of Old Notes should carefully consider all of the information contained in this Prospectus, especially the risk factors described or matters cross-referenced in the following paragraphs, before deciding to tender their Old Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE


     As of June 30, 1996, the Company had outstanding long-term debt of $176.9 million and a stockholder's deficit of $4.1 million. This level of indebtedness and the debt service obligations arising therefrom pose substantial risks to holders of the Notes. In particular, (i) the Company's ability to obtain additional financing in the future may be limited; (ii) a significant portion of the Company's cash provided from operations is and will be dedicated to servicing the Company's indebtedness, thereby reducing the funds available to the Company for operations and necessary capital expenditures; (iii) the New Credit Agreement provides for total maximum borrowing availability of $100.0 million (subject to certain limitations based on the Company's financial performances), $25.0 million of which may be utilized for letters of credit, and all of the indebtedness incurred pursuant to the New Credit Agreement is scheduled to become due prior to the time any principal payments may be made on the Notes (except for certain optional redemptions); and (iv) the Company may be more vulnerable to economic downturns or other adverse developments than less leveraged competitors and thus may be limited in its ability to withstand competitive pressures. See "-- Effective Subordination of the Notes" for current availability under the New Credit Agreement.


POSSIBLE INABILITY TO SERVICE DEBT

     In late 1990, the Company had a high level of indebtedness and experienced severe constraints on its liquidity and was unable to make scheduled payments on its indebtedness. The Company renegotiated its senior credit agreements in September 1992. There can be no assurance that the Company will generate sufficient cash to service its indebtedness, including its obligations under the Notes. In addition, borrowings under the New Credit Agreement bear interest at fluctuating rates, which could increase the Company's interest payment obligations and could reduce the amounts that would be available for payment of interest and principal on other indebtedness of the Company if prevailing interest rates increase. See "History of the Company and the Refinancing," "Capitalization" and "Description of Other Indebtedness - New Credit Agreement."

     The Company's ability to make scheduled payments on its indebtedness, including payments on the Notes, depends on its financial and operating performance (including its ability to generate EBITDA), which, in turn, is subject to prevailing economic conditions and to financial, business and other events, many of which are beyond its control (including delays in obtaining rate increases, the ability to renew franchises at historical profit margin levels, and fluctuations in prices for recyclable commodities). Moreover, the Company may incur additional indebtedness in the future. This indebtedness may be secured and to the extent of such security would have priority in right of payment over the Notes. There can be no assurances that the Company's cash flow will be sufficient to repay its debt. The Company's ability to make scheduled payments also may be affected by its obligations to provide cash to fund ESOP distributions to retired, terminated or withdrawing participants. See
"- Required Payments for ESOP Participant Benefits."

EFFECTIVE SUBORDINATION OF THE NOTES

     The Old Notes are and the New Notes will be senior unsecured obligations of Norcal and will rank pari passu in right of payment with all existing and future senior indebtedness of Norcal and senior in right of payment to all existing and future subordinated indebtedness of Norcal. The Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. Subject to certain restrictions, the Indenture governing the Notes allows the Company to incur additional senior indebtedness, including secured indebtedness. Holders of secured indebtedness of Norcal and its subsidiaries will have priority in right of payment over the holders of the Notes to the extent of the assets constituting the collateral for such secured indebtedness. Substantially all of the assets of Norcal and the Subsidiary Guarantors have been pledged to secure obligations of Norcal and the Subsidiary Guarantors to lenders under the New Credit Agreement. Accordingly, the Old Notes are and the New Notes will be effectively subordinated to any secured indebtedness of Norcal and its subsidiaries, including indebtedness under the New Credit Agreement, to the extent of the assets securing such indebtedness. See "Description of Other Indebtedness - New Credit Agreement."


     On June 30, 1996, the aggregate principal amount of outstanding senior indebtedness of the Company, other than the Notes, was $6.6 million, of which $5.6 million was secured. As of June 30, 1996, availability under the New Credit Agreement (based on limitations imposed by certain financial ratios) was approximately $36 million. See "Description of Other Indebtedness - New Credit Agreement."


RESTRICTIONS IMPOSED BY NEW CREDIT AGREEMENT

     The New Credit Agreement requires the Company to maintain specified financial ratios and tests, among other obligations, including an interest coverage ratio, a debt service coverage ratio, a minimum net worth test and a debt-to-EBITDA ratio, as defined in the New Credit Agreement. Among other things, the New Credit Agreement restricts the Company's ability to incur new indebtedness and make acquisitions. A failure to comply with the restrictions contained in the New Credit Agreement could lead to a default thereunder which could result in an acceleration of the associated indebtedness, if any, together with accrued and unpaid interest. Such an acceleration would constitute a default under the Indenture relating to the Notes. See "Description of Other Indebtedness - New Credit Agreement."

BONDING REQUIREMENTS

     The Company is required, in most instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and to provide other financial assurances covering the closure, post-closure monitoring and corrective activities for certain waste management facilities. There can be no assurance that adequate bonding coverage will be available in the future.

EFFECT OF HOLDING COMPANY STRUCTURE


     Norcal has no business operations other than those relating to the ownership of its subsidiaries and depends on the earnings and cash flows of, and dividends from, such subsidiaries to pay its obligations, including payments of principal and interest on its indebtedness. The ability of Norcal's subsidiaries to pay such dividends will be subject to, among other things, state law and contractual restrictions. Substantially all of the assets of the Subsidiary Guarantors have been pledged as collateral for their guarantees of Norcal's obligations under the New Credit Agreement and the capital stock of (or partnership interests in) all the Subsidiary Guarantors has been pledged as collateral for Norcal's obligations under the New Credit Agreement. In the event of a default under the New Credit Agreement, the right of Norcal to liquidate these assets would be subject to the prior claims of the lenders under the New Credit Agreement.


POSSIBLE INVALIDITY OF GUARANTEES

     Norcal's obligations on the Old Notes are and the New Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by each of the Subsidiary Guarantors. Under federal or state fraudulent transfer laws, the Guarantees could be subject to the claim that, since the Guarantees were incurred for the benefit of Norcal (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. If a court in a lawsuit by any unpaid creditors or representative of creditors of a Subsidiary Guarantor, such as a trustee in bankruptcy, were to conclude that at the time the Guarantees were incurred, such Subsidiary Guarantor (i) incurred the Guarantee with the intent to hinder, delay or defraud any present or future creditor, or (ii) did not receive reasonably equivalent value in exchange for issuing the Guarantee, and (a) was insolvent, (b) was rendered insolvent by the transaction, (c) was engaged or was about to engage in a business transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, the court could avoid any such Guarantee. To the extent the Guarantee of any Subsidiary Guarantor is avoided or is held unenforceable for any reason, holders of the Notes will cease to have any claim against such Subsidiary Guarantor and will be creditors solely of Norcal and of any Subsidiary Guarantor whose Guarantee was not avoided or held unenforceable. In that event, the claims of holders of the Notes against the issuer of any invalid Guarantee will be subject to the prior payment in full of all liabilities of such Subsidiary Guarantor, and there can be no assurance that, after providing for all claims, there will be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided Guarantee.

     The Notes also may be subject to review under federal or state fraudulent transfer laws. Approximately $34.1 million of the proceeds from the Offering were loaned to the ESOP on a non-recourse basis (the "New ESOP Loan") to retire the ESOP Notes as a condition to consummating a settlement of certain pending litigation against the ESOP and Norcal and implementing the Refinancing. If a court in a lawsuit by any unpaid creditor or representative of creditors of Norcal, such as a trustee in bankruptcy, were to conclude that at the time Norcal issued the Notes and made the New ESOP Loan, Norcal (i) did so with the intent to hinder, delay or defraud any present or future creditor, or (ii) did not receive reasonably equivalent value in exchange for the New ESOP Loan, and met any of the conditions set forth in clauses (a)-(d) of the foregoing paragraph, such court could subordinate up to $34.1 million in face amount of the Notes to existing and future claims of creditors of Norcal or take other action detrimental to the holders of the Notes. See "Business - Litigation and Related Matters - Litigation Regarding the ESOP Notes."

     Norcal believes that the benefits derived from applying approximately $34.1 million of the proceeds of the Offering to the New ESOP Loan for the stated purposes, including the concurrent consummation of the above-referenced settlement and the Refinancing, constituted reasonably equivalent value to Norcal in exchange for making the New ESOP Loan. However, there can be no assurance that a court would concur in such belief.

     The measure of insolvency for these purposes will vary depending on the law of the jurisdiction being applied. Generally, a company will be considered insolvent for these purposes if the sum of the company's debts is greater than all the company's property at a fair valuation or if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature.

EFFECT OF BANKRUPTCY ON ORIGINAL ISSUE DISCOUNT

     The Old Notes were issued with original issue discount. In the event that Norcal becomes the subject of proceedings under the United States Bankruptcy Code (Title 11, United States Code), the claims of holders of Notes may be limited to the sum of (i) the price paid by the first buyers (not including the Initial Purchasers) of the Old Notes (97.241% of principal value) and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not accreted at the time of the commencement of the bankruptcy proceedings would constitute "unmatured interest." For a discussion of the federal income tax implications of original issue discount, see "Certain Federal Income Tax Considerations - Other Tax Considerations - Original Issue Discount."

GEOGRAPHIC CONCENTRATION OF BUSINESS


     The Company is dependent on a number of franchise contracts and operating permits for a significant portion of its revenues. Approximately 45% and 41% of the Company's revenues and 50% and 51% of EBITDA for fiscal year 1995 and the nine month period ended June 30, 1996, respectively, were derived from services performed in the City and County of San Francisco. In San Francisco, the Ordinance provides that, with certain limited exceptions, only a collector that has been granted a permit for a specified route may collect or transport solid waste on that route in the City and County of San Francisco. Although the Company holds permits for substantially all routes covered by the Ordinance, a permit may be revoked or additional permits granted to third parties if, among other things, the Company were to provide inadequate service, such as a failure to collect refuse properly or overcharging. The granting of additional permits due to inadequate service is required if 20% or more of the customers on a route sign a petition stating that the Company's service has been inadequate and the Director of the Department of Public Health finds such statement to be correct. Further, the Ordinance could be repealed or amended by the vote of the electorate in a way that is unfavorable to the Company. A change in the Ordinance and the possible loss by the Company of one or more of its permits could have a material adverse effect on the Company's business, financial condition and results of operations. However, the Company believes that California law would not allow it to be completely displaced by another exclusive waste collection provider for five years if the Ordinance were repealed, unless the Company were to provide inadequate service. In addition, the terms of the Company's Waste Disposal Agreements (as defined) require the disposal of all waste collected in San Francisco at its Sanitary Fill transfer station. In the event that the Ordinance were repealed or amended, the Company believes that such terms would preserve a portion of its San Francisco-based revenues. See "- Changes in Legislation and Political Uncertainty,"
"Business - Collection Operations - San Francisco Operations" and "- Franchise Agreements and Permits."

     Substantially all of the Company's assets and operations are located in California. An economic slowdown in California (such as occurred in the early 1990s) or a change in California's environmental or related regulations that negatively affects the waste management industry could have a material adverse effect on the Company's business, financial condition and results of operations. See "- Environmental Regulation and Potential Litigation."

CHANGES IN LEGISLATION AND POLITICAL UNCERTAINTY

     The waste management industry is subject to federal, state and local statutes, regulations, ballot initiatives and judicial decisions that impose significant risks and compliance burdens on the Company. The adoption or promulgation of new, or the amendment of existing, legislation and regulations could cause the Company to lose franchises, reduce the value of its existing franchises or require the Company to modify its waste disposal facilities and methods of operation at substantial cost. In addition, because operations of waste management companies are the subject of a high level of public concern, unfavorable publicity may have an adverse effect on the Company. See
"- Environmental Regulation and Potential Litigation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Ballot Initiatives Affecting Ordinance. In November 1993 and November 1994, initiatives were placed on the San Francisco general ballot which, if passed, would have repealed or amended the Ordinance and would have opened refuse collection in San Francisco to competition. Although these initiatives were defeated (by votes of 76% to 24% and 65% to 35%, respectively), there can be no assurance that other attempts will not be made to implement legislation with a material adverse effect on the Company's operations. The Company incurred costs in connection with its campaigns to defeat the 1993 and 1994 initiatives and may incur costs in connection with future ballot initiatives, if any. Future attempts to implement legislation may be financed by persons having greater resources than the Company and may be successful in modifying or repealing the Ordinance. There can be no assurance that the Ordinance will not be modified or repealed in the future. See "Business - Collection Operations - San Francisco Operations."

     Potential Competitive Bidding. The Company provides waste collection services in San Francisco pursuant to permits granted under the terms of the Ordinance and in other communities generally pursuant to exclusive franchise or other service agreements. In the event of the amendment or repeal of the Ordinance or upon the expiration or termination of a franchise or service agreement in other communities, the award of a franchise or service contract may be determined by competitive bidding. The waste management industry is intensely competitive and many of the Company's competitors have greater financial and other resources than the Company and therefore there can be no assurance that the Company will succeed in having its bid for such franchise or other service contract accepted or that such franchise or other service contract, if accepted, will be on terms and at prices which result in profit margins similar to those currently earned by the Company.

     Problems in Rate-Setting Process. The Company generally seeks to recover all of its operating costs, including the costs of recycling services, landfill closure and post-closure obligations and tipping fees in the rate-setting proceedings that determine many of its collection, transfer station and landfill rates. However, rate-setting bodies sometimes have been reluctant to allow all of the Company's operating and related costs, including capital expenditures, to be reflected in its rates. Political pressure has occasionally inhibited local governments from allowing large rate increases and caused them instead to increase rates gradually. Lack of public understanding of new regulatory requirements which can significantly affect the Company's operating costs, especially relating to recycling mandates and landfill closure and post-closure maintenance, has sometimes made it difficult for the Company to obtain rate increases to cover such costs. In addition, certain municipalities, including San Francisco, have not allowed the Company to recover through its rates some or all corporate-related expenses. Given these potential difficulties, there can be no assurance that the Company will succeed in obtaining timely rate increases sufficient to cover all costs or sufficient to maintain profit margins at historic levels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Potential Flow Control Legislation. Many states and municipalities attempt to direct the flow of municipal solid waste through a variety of means, including the passage of laws and ordinances requiring solid waste to be processed or disposed of at a particular facility. In addition, some municipalities grant franchises and permits that have the effect of limiting who may collect solid waste and where such waste may be brought for disposal. In 1994, the United States Supreme Court, in the case of Carbone v. Town of Clarkstown, held unconstitutional a local ordinance that required all solid waste generated within or brought into the locality to be disposed of at a particular transfer station for which the town had guaranteed a certain minimum tonnage of solid waste in order to help finance the construction of the transfer station. Although there are many significant differences between the facts in Carbone and the circumstances relating to the collection franchises, permits and agreements held by the Company (including the San Francisco permits and the Waste Disposal Agreements) and to government actions related to such franchises, permits and agreements, it is possible that these franchises, permits and agreements could be challenged under a similar rationale. There can be no assurance such a challenge would not be successful or would not adversely affect the enforceability of the Company's exclusive franchises, permits and agreements. Bills that would exempt certain ordinances and facilities from the potential impact of Carbone have been presented to the United States Congress but the attempts to pass such bills have been unsuccessful to date. At present, it is impossible to predict the form in which such a bill, if any, will pass. There can be no assurance that a bill will not be enacted that will adversely affect the enforceability of exclusive franchise agreements or permits under the interstate commerce clause of the U.S. Constitution. See
"Business - Environmental Regulation - State and Local Regulation - Potential Flow Control Legislation."

     Adverse Publicity. Because the Company's business is dependent on approvals of political bodies, unfavorable publicity affecting public attitudes or perceptions of the Company could result in political pressure which may have an adverse effect on the Company's business. The Company has in the past and may from time to time in the future receive unfavorable publicity relating to litigation, regulatory actions and other claims, including those involving environmental issues and employment practices. Also, in the ordinary course of its business, the Company makes political contributions to various state and local elected officials or candidates for elective office and pays substantial compensation to consultants, lobbyists and business opportunity finders, including persons who are former officials or were formerly employed by officials of municipalities with which the Company does business or may seek to do business. These activities could become the subject of unfavorable publicity. There can be no assurance that unfavorable publicity relating to the Company or its affiliates will not have an adverse effect on the Company's business or prospects. See "Business -- Environmental Regulation," "-- Specific Environmental Issues," "-- Litigation and Related Matters" and "-- Competition"; "Management -- Executive Officers and Directors," "-- Board of Directors" and "Certain Relationships and Related Transactions."

ENVIRONMENTAL REGULATION AND POTENTIAL LITIGATION

     The Company's operations are subject to, and substantially affected by, numerous federal, state and local laws and regulations that govern environmental protection, zoning, public health and safety and other matters. In recent years, these regulations have become increasingly stringent (particularly in California).

     These requirements and standards change and, to comply with new requirements, the Company may from time to time be required to make significant capital and operating expenditures. These expenditures may be necessary to modify, replace or supplement equipment and facilities at substantial cost and without any resulting increase in revenues. In addition, the Company will be required to make substantial expenditures to satisfy statutory obligations concerning closure and post-closure maintenance of the landfills it owns. The Company may be unable to pass some or all of these expenditures on to its customers through a rate increase. Even if such expenditures can be passed on, the Company may experience significant delays in doing so. Moreover, the cost of closure and post-closure monitoring may exceed the amount the Company has set aside in trust funds and reserves to satisfy its regulatory obligations.

     Environmental regulations may also impose restrictions on the Company's operations. In order to develop and operate a landfill or other solid waste management facility, for example, the Company usually must obtain, maintain in effect and periodically renew several permits and often must obtain zoning, environmental or other land use approvals. These permits and approvals are difficult and time consuming to obtain or renew and may, under certain circumstances, be modified or revoked by the issuing agency. Additionally, from time to time, the Company may be subjected to actions brought by citizens' groups or other private parties in connection with the grant of permits or alleging violations of permits or other regulatory requirements. There can be no assurance that the Company will successfully obtain and maintain in effect the permits and approvals required for the successful operation and growth of its business. The Company's failure to obtain or maintain in effect a significant permit could adversely affect the Company's business and financial condition.

     In the normal course of its business, the Company may become subject to various judicial and administrative proceedings involving federal, state or local agencies, or private parties. These proceedings may seek to impose fines on the Company, to revoke or deny renewal of an operating permit or license held by the Company, or to require the Company to remediate environmental problems. The Company could incur substantial legal expenses during the course of such proceedings and the outcome of one or more of these proceedings could have an adverse impact on the Company's business. See "Business - Specific Environmental Issues."

     Difficulty of Obtaining Landfill Permits. Obtaining the zoning approvals and permits required to develop new landfills or expand existing landfills is a lengthy, complex and expensive process. Permit applications are generally subject to extensive governmental scrutiny, as well as comment and opposition by local citizens. Several years may be required to obtain all necessary operating permits, during which time the Company may become the target of litigation opposing the project. There can be no assurance that the Company will be able to complete its current landfill development projects, expand other existing landfills or develop new landfills. The failure to achieve these objectives could have a material adverse effect on the Company and its results of operations.

POSSIBLE LIABILITY FOR ENVIRONMENTAL REMEDIATION AND DAMAGES

     With limited exceptions, federal and state laws impose joint, several and strict liability upon present and former owners, operators and users of facilities that release certain hazardous substances into the environment and the generators and transporters of those substances, regardless of the care exercised by such persons and regardless of when the hazardous substance is first detected in the environment. All such persons may be liable for the costs of site investigation, clean up and natural resource damage. Many of such hazardous substances can be found in household waste. The Company may face claims for remediation of environmental contamination, personal injury, property damage or damage to natural resources with respect to facilities it currently or formerly owned, operated or used. Costs for remediation of, and damages and penalties for, environmental contamination can be very substantial and if incurred by the Company such liability could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Environmental Regulation."

     The Company expects to grow in part by acquiring existing landfills, transfer stations, and collection operations. Although the Company intends to subject all material acquisitions to an extensive due diligence review, there can be no assurance that the Company will identify all problems or risks in connection with the businesses it acquires, including environmental problems or risks. As a result, the Company may have acquired, or may in the future acquire, landfills or other properties that have unknown environmental problems and related liabilities. The Company will be subject to similar risks and uncertainties in connection with the acquisition of facilities that formerly had been operated or owned by businesses acquired by the Company.

LIMITED ENVIRONMENTAL LIABILITY INSURANCE

     The Company has obtained environmental impairment liability insurance, which covers the sudden or gradual onset of environmental damage to third parties, on all of the Company's owned and operated facilities. The current policy has a limit of $10.0 million per loss with an annual aggregate limit for all losses of $10.0 million. Liability for environmental damage significantly in excess of these limits could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to obtain such insurance in the future. See "Business - Insurance, Bonding and Letters of Credit."

REQUIRED PAYMENTS FOR ESOP PARTICIPANT BENEFITS

     The New Credit Agreement and the Indenture expressly permit Norcal to make contributions to the ESOP in order for the ESOP to pay cash benefits due to retired, terminated or withdrawing ESOP participants and/or to repurchase Norcal common stock distributed to such participants. To the extent Norcal contributes funds to the ESOP for this purpose or is obligated to repurchase common stock distributed to participants, Norcal will have less cash available to make payments on its outstanding indebtedness. Furthermore, the amount Norcal may contribute to the ESOP to fund such ESOP distribution obligations (or may use to repurchase common stock distributed by the ESOP) will increase significantly in the future as the Company's workforce ages and retires, as additional shares of common stock are allocated to participants, or if the value of the common stock increases. Such an increase in contributions would reduce the amount of cash available to make debt service payments, including payments on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "The ESOP."

DEPENDENCE ON SENIOR MANAGEMENT

     The Company is highly dependent on the efforts of its senior management team. The loss of services of any member of senior management may have a material adverse effect on the business, financial condition and results of operations of the Company. The Company's success may also be dependent on its ability to hire and retain additional qualified management personnel. There can be no assurance that the Company will be able to hire and retain such personnel. The Company does not maintain "key man" life insurance. See "Management."

CONTROL OF NORCAL BY THE ESOP

     All of the issued and outstanding common stock of Norcal is currently owned by the ESOP. An Administrative Committee that is appointed by and serves at the pleasure of the Board of Directors of Norcal is responsible for the operation and administration of the ESOP, including the ESOP's activities as sole shareholder of Norcal. The Committee elects Norcal's Board of Directors, may remove these directors, and votes with respect to corporate matters requiring or presented for shareholder approval. With respect to any corporate matter which requires a vote of shareholders and constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transactions as may be specified in U.S. Treasury Department regulations, each ESOP participant may direct the voting of shares of common stock allocated to his or her ESOP account. The Committee determines the voting of any unallocated shares and any allocated shares for which ESOP participants do not provide voting instructions. Because a significant number of shares are unallocated (9,292,554 shares or 38.5% of outstanding stock), currently the Committee may be able to exercise a significant influence over such matters. If Norcal's capital stock becomes registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each ESOP participant will be able to direct voting of those shares allocated to his or her account with respect to all corporate matters requiring a shareholder vote and the Committee will have responsibility for voting unallocated and undirected shares. See "The ESOP - Trustee and Administrative Committee."

COMPETITIVE INDUSTRY

     The solid waste industry is highly competitive. Operations require substantial technical, managerial and financial resources. The Company competes with large national solid waste companies, including WMX Technologies, Inc., Browning-Ferris Industries, Inc., USA Waste Services, Inc. and Laidlaw Waste Systems, Inc. and their affiliates, and with regional and local companies, some of which have significantly greater financial and other resources, lower cost of capital and more established market positions than the Company. Additionally, in smaller markets, the Company may be at a competitive disadvantage with respect to regional and local companies, which may have significantly lower operating costs. The Company's competitors also may not be subject to restrictions on their ability to incur new indebtedness, obtain necessary performance bonds or letters of credit, or make capital expenditures, strategic acquisitions or engage in certain expansions of their businesses such as those imposed on the Company by the New Credit Agreement and the Indenture. As a result, competitors of the Company may be better able to compete more aggressively for new permits and franchises (including those held by the Company), pay higher prices for acquisition candidates, withstand economic downturns and volatility in prices for recyclable commodities and bear the costs of new regulations. See
"Business - Competition."

ACQUISITION-RELATED RISKS

     The Company intends to grow, in part, through the acquisition of additional franchises, contracts, permits and other companies. Such growth, if any, may place significant strain on the Company's management, working capital and financial control systems. As a result, the Company's future operating results will depend, in part, on its ability to make acquisitions at appropriate purchase prices and integrate successfully such acquisitions, including its ability to recruit, if necessary, qualified management and other personnel to supervise such operations and improve financial controls. There can be no assurance that the Company will be able to make and manage such acquisitions successfully or that such acquisitions will not materially and adversely affect the Company's results. To fund significant expansion, the Company may require financing for amounts which exceed the amount of its internally generated cash and borrowing capacity under existing credit facilities. There can be no assurance that such financing will be available. Moreover, the Company's lack of a publicly traded equity security and its alternative cost of financing, which may be higher than that of its competitors, could limit the amount the Company could prudently pay for acquisition candidates. Also, the New Credit Agreement restricts the Company's ability to make acquisitions. See "Business - Strategy," "- Competition" and "Description of Other Indebtedness - New Credit Agreement."

REPURCHASE OF THE NOTES UPON A CHANGE OF CONTROL AND OTHER EVENTS

     Upon a Change of Control (as defined), Norcal must offer to purchase the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase.

     Prepayment or repurchase of the Notes, including repurchase pursuant to a Change of Control, would constitute an event of default under the New Credit Agreement. Prior to commencing such an offer to purchase, Norcal may be required to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes, including that under the New Credit Agreement, or (ii) obtain any requisite consent to permit the repurchase. If Norcal is unable to repay all of such indebtedness or is unable to obtain the necessary consents, then Norcal may be unable to offer to repurchase the Notes and such failure will constitute an Event of Default under the Indenture. There can be no assurance that Norcal will have sufficient funds available at the time of any Change of Control to effect the repurchase of the Notes. See "Description of Other Indebtedness - New Credit Agreement" and "Description of the Notes."

SEASONALITY

     The Company's revenues tend to be lower during the fall and winter months due to lower volumes of certain types of waste, such as yard clippings and construction and demolition debris. Such reduced volumes result in lower revenues and earnings from the Company's transfer stations, waste collection, and landfill operations during such months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN PRICES FOR RECYCLABLE COMMODITIES

     The Company's operating results are affected by variations in its recycling revenues from the sale of recyclable commodities. The Company's recycling revenues are volatile and fluctuate in accordance with changes in prices of recyclable commodities which in turn are, in many cases, dependent on changes in worldwide supply of, and demand for, such recyclable commodities. However, costs (including significant capital costs) related to recycling do not fluctuate in accordance with changes in prices for recyclables. As a result, the Company may experience increases in profitability with increases in commodity prices, or reduced profitability (or losses) at times (such as the current period) of low commodity prices. In recent periods, a substantial portion of the Company's recycling revenues have been derived from the sale of various grades of recycled paper and paper products, the prices for which have suffered substantial declines since the fourth quarter of the Company's 1995 fiscal year.

ABSENCE OF PUBLIC MARKET

     The New Notes are being offered exclusively to holders of the Old Notes. The Old Notes were issued to a limited number of institutional investors on November 21, 1995. There is no existing trading market for the New Notes, and although the Company has been advised that Bear, Stearns & Co. Inc. and Montgomery Securities (the "Initial Purchasers") currently intend to make a market in the New Notes, the Initial Purchasers are not obligated to do so and may discontinue any such market-making at any time without notice. In addition, any market-making activities in the Old Notes may be limited during the pendency of the Exchange Offer. The Old Notes are currently eligible for trading in the PORTAL market. The New Notes will not be eligible for trading in the PORTAL market and the Company does not intend to list the New Notes on any securities exchange or on any automated dealer quotation system. Accordingly, there can be no assurance that an active trading market for the New Notes will develop, or, if it develops, that it will continue. Moreover, certain restrictions or conditions (including suitability requirements for offerees or purchasers) may be imposed in connection with the offer or sale of New Notes in California. Future trading prices for the Notes will depend on many factors, including, among others, the Company's operating results, the market for similar securities and changes in prevailing interest rates. See "Description of the Notes" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes contained in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently intend to register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

                   HISTORY OF THE COMPANY AND THE REFINANCING

     Norcal's two predecessors trace the beginnings of their operations to the early 1920s. In 1932, a City of San Francisco ordinance was passed that permitted them to perform substantially all solid waste collection services in San Francisco. In the early 1970s, each of these predecessors formed holding companies that acquired additional solid waste businesses outside of San Francisco.

     In late 1987, the two predecessors of the Company, each of which was then wholly owned by its respective employee stock ownership plan, merged to form Norcal. At the same time, one of the plans merged into the other, with the ESOP being the survivor. Following these mergers, the ESOP and the Company were subject to substantial indebtedness incurred in connection with the ESOP acquiring 100% ownership of the Company as follows: (i) $36.6 million aggregate principal amount of subordinated notes bearing interest at the rate of 8.0% per annum issued by the ESOP in 1986 to former shareholders of one of the predecessors (the "ESOP Notes"); (ii) $41.8 million aggregate principal amount of subordinated notes bearing interest at the rate of 9.05% per annum issued by the other predecessor in 1987 to former shareholders to, among other things, redeem outstanding shares (the "Old Subordinated Notes"); and (iii) approximately $117.8 million of bank borrowings obtained by the Company's predecessors in 1986 and 1987, which funds were loaned by such predecessors to their respective employee stock ownership plans for the acquisitions of such predecessors.

     By late 1990, the Company had significantly expanded the geographic and functional scope of its operations, making a number of acquisitions and incurring substantial capital expenditures in various lines of business. A significant amount of such capital expenditures was incurred with respect to recycling facilities in response to emerging consumer interest and new regulations. In large part, the Company funded these activities through additional bank borrowings and capital leases. The Company's operations expanded beyond its core business to include such diverse activities as asbestos abatement, debris box and container manufacturing, construction support services, tire shredding and wood chipping.

     At December 31, 1990, the aggregate principal amount of the Company's total indebtedness had increased to $244.7 million and was comprised of $156.2 million in outstanding loans, $46.7 million in capitalized lease obligations and $41.8 million of Old Subordinated Notes. In addition, the aggregate principal amount of the ESOP Notes was $36.6 million. The Company also had outstanding letters of credit aggregating $22.1 million in principal amount issued on its behalf. In late 1990, the Company experienced severe constraints on its liquidity, due in large part to a severe recession in California, regulatory changes that required pre-funding for landfill closure and post-closure obligations, significant indebtedness outstanding after the merger transactions, and additional indebtedness incurred to finance certain acquisitions and fund capital expenditures in connection with mandated increased recycling. In early 1991, the Company was unable to pay required amounts on certain of its outstanding indebtedness and did not make contributions to the ESOP to enable the ESOP to service its indebtedness. As a result, the Company and the ESOP defaulted on substantially all of their outstanding debt. The long-term portion of the Company's bank borrowings as well as the Old Subordinated Notes and ESOP Notes and capitalized lease obligations were reflected as current obligations at September 30, 1991 in the Company's consolidated financial statements. The audit reports with respect to fiscal years 1991 and 1992 included an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

     Under a substantially new executive management team, the Company completed a strategic review of its operations, which identified various businesses and operations to be closed or sold. The Company discontinued or disposed of 11 operations, representing $50.0 million (or 20%) of the Company's 1990 fiscal year revenues. This strategic review also resulted in the sale of non-operating properties, the abandonment and write down of certain development projects, management changes, personnel reductions and other cost-saving measures. The Company also secured a series of rate increases.

     During 1992, the Company renegotiated its agreements with its banks and equipment lessors. The Third Amended and Restated Credit Agreement, dated as of September 30, 1992, as amended, among Norcal and its lenders (the "Old Credit Agreement"), extended the maturity of such indebtedness to September 30, 1998 but also required the sale of certain subsidiaries to fund $40.0 million in principal payments. Norcal satisfied this requirement by repaying $37.0 million under the Old Credit Agreement from asset sales and other sources of cash and depositing $6.0 million into a reserve account. Norcal utilized approximately $91.5 million of proceeds from the Refinancing, together with certain cash balances, to repay outstanding amounts under, and terminate, the Old Credit Agreement.

     In December 1994, Norcal effected a settlement with the holders of the Old Subordinated Notes regarding litigation that was brought in August 1991. Pursuant to the settlement, Norcal paid approximately $5.5 million in cash to settle certain claims, and issued $51.0 million aggregate principal amount of new subordinated notes (the "Class A and B Notes") in exchange for all of the Old Subordinated Notes which, together with accrued interest, aggregated $59.5 million. Norcal redeemed the Class A and B Notes for approximately $39.3 million with a portion of the proceeds from the Refinancing. This amount represented the discounted present value of the Class A and B Notes as provided for by the terms of the indenture under which the notes were issued.

     In August 1995, Norcal and the ESOP reached a settlement (the "Settlement") with certain holders of the ESOP Notes regarding litigation that was brought in July 1994. As of November 21, 1995, the outstanding aggregate balance of the ESOP Notes was $53.5 million, including accrued but unpaid interest. Norcal utilized approximately $37.8 million of proceeds from the Refinancing to effect the Settlement and provide for the retirement of the ESOP Notes. See
"Business - Litigation and Related Matters."


     On November 21, 1995, as part of the Refinancing, Norcal issued Old Notes in an aggregate principal amount of $175.0 million, for which it received net proceeds of approximately $165.1 million. Norcal used the net proceeds from the Refinancing, together with certain cash balances, to retire substantially all of its then outstanding indebtedness and certain of the ESOP's indebtedness to third parties. As of June 30, 1996 the Company's total debt was $176.9 million, consisting principally of the Notes. See "Capitalization."



     Norcal is currently 100% employee-owned through the ESOP. The Company's principal executive offices are located at Five Thomas Mellon Circle, San Francisco, California 94134. Its telephone number is (415) 330-1000.


                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

                                 CAPITALIZATION


     The following table sets forth the cash and capitalization of the Company at September 30 and June 30, 1996. The table should be read in conjunction with the Consolidated Financial Statements and the related notes thereto.



                                                                SEPTEMBER 30,       JUNE 30,
                                                                    1995              1996
                                                                -------------       ---------
                                                                ($ IN THOUSANDS)
Cash(a).......................................................    $  11,137         $   6,799
                                                                  =========         =========
Long-term debt, including current portion:
  Old Credit Agreement........................................    $  93,951         $       0
  Capitalized lease obligations...............................        7,489             4,218
  New Credit Agreement(b).....................................           --                --
  Senior Notes................................................           --           170,325(c)
  Class A and B Notes.........................................       53,249                --
  ESOP Notes..................................................       48,792                --
  Other Notes.................................................        1,929             2,368
                                                                  ---------         ---------
          Total long-term debt................................      205,410           176,911
Stockholder's deficit:
  Common stock................................................          241               241
  Additional paid-in capital..................................      166,378           166,378
  Accumulated deficit.........................................     (143,158)         (110,685)
  Pension liability adjustment(d).............................       (8,581)           (5,059)
  Net scheduled contribution to the ESOP......................      (58,758)(e)       (54,735)(f)
  Unrealized losses on securities.............................           --              (247)
                                                                  ---------         ---------
          Total stockholder's deficit.........................      (43,878)           (4,107)
                                                                  ---------         ---------
               Total capitalization...........................    $ 161,532         $ 172,804
                                                                  =========         =========


- ---------------

(a) Cash at September 30, 1995 includes $2,721 of restricted cash as required by the Old Credit Agreement. Since consummation of the Refinancing, the Company has had no restricted cash.


(b) Maximum availability of $100,000, $25,000 of which may be utilized for letters of credit. At June 30, 1996, availability under the New Credit Agreement (based on limitations imposed by certain financial ratios) was approximately $36,000.



(c) Net of original issue discount of $4,675.


(d) Represents the adjustment required to recognize the minimum liability of accumulated benefit obligation over pension plan assets.

(e) Represents the unpaid balance on the ESOP Notes and loans made to the ESOP of $80,148, less ESOP compensation expense recognized in excess of tax deductible Company contributions of $21,390.


(f) Represents the unpaid balance on the ESOP Notes and loans made to the ESOP of $78,332, less ESOP compensation expense recognized in excess of tax deductible Company contributions of $23,597.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


     The selected consolidated financial information presented below for, and as of the end of, each of the years in the five year period ended September 30, 1995, is derived from the Consolidated Financial Statements of the Company and its subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. The Consolidated Financial Statements as of each of the years in the three year period ended September 30, 1995, and the auditor's report thereon, are included elsewhere in this Prospectus. The selected historical consolidated financial information for each of the nine month periods ended June 30, 1995 and 1996 has been derived from the unaudited Consolidated Balance Sheet and Statement of Operations and Cash Flows which, in the opinion of management, reflect all adjustments which are of a normal recurring nature necessary for a fair presentation of the results for such periods. Results for the unaudited nine month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the Company's full fiscal year. The information presented below is qualified by, and should be read in conjunction with, the Consolidated Financial Statements and notes thereto, the unaudited Consolidated Financial Statements and notes thereto, and the other financial information included elsewhere in this Prospectus.



                                                                                                        NINE MONTHS ENDED
                                                              YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                                ----------------------------------------------------   -------------------
                                                  1991       1992       1993       1994       1995       1995       1996
                                                --------   --------   --------   --------   --------   --------   --------
                                                                             ($ IN THOUSANDS)
STATEMENT OF OPERATIONS:
  Revenues....................................  $252,834   $253,925   $255,149   $247,176   $271,501   $200,271   $208,632
  Cost of operations:
    Operating expenses........................   188,391    174,123    173,515    167,740    183,865    136,048    146,016
    Depreciation and amortization.............    26,679     26,233     22,704     20,142     19,985     14,955     13,710
    ESOP compensation expense(a)..............     3,715      3,519      6,920      7,319      7,923      6,060      3,311
    General and administrative................    29,358     24,752     26,286     24,849     26,446     18,988     22,784
    Restructuring expenses including asset
      writedowns(b)...........................    35,168     36,533          0          0          0          0          0
                                                --------   --------   --------   --------   --------   --------   --------
           Total cost of operations...........   283,312    265,160    229,425    220,050    238,219    176,051    185,821
                                                --------   --------   --------   --------   --------   --------   --------
  Operating income (loss).....................   (30,478)   (11,235)    25,724     27,126     33,282     24,220     22,811
  Interest expense............................   (30,666)   (28,958)   (23,900)   (20,920)   (19,909)   (15,288)   (17,882)
  Gain (loss) on dispositions.................         0          0     11,477      6,745      1,279         44       (519)
  Settlement of litigation(c).................         0          0          0     (5,480)         0          0     (3,648)
  Other income (expense)......................       101        795      6,287      1,388      2,443      2,072        332
                                                --------   --------   --------   --------   --------   --------   --------
    Income (loss) from continuing operations
      before income taxes and cumulative
      effects of changes in accounting
      principles..............................   (61,043)   (39,398)    19,588      8,859     17,095     11,048      1,094
  Income tax expense (benefit)................   (10,950)      (317)     1,447      2,500      6,662      4,328          0
                                                --------   --------   --------   --------   --------   --------   --------
    Income (loss) from continuing
      operations..............................   (50,093)   (39,081)    18,141      6,359     10,433      6,720      1,094
  Extraordinary gain on early extinguishment
    of long-term debt.........................         0          0          0          0          0          0     31,379
  Loss from discontinued operations and
    cumulative effect on prior years of
    accounting changes(d).....................   (48,910)         0          0      2,500          0          0          0
                                                --------   --------   --------   --------   --------   --------   --------
    Net income (loss).........................  $(99,003)  $(39,081)  $ 18,141   $  8,859   $ 10,433   $  6,720   $ 32,473
                                                ========   ========   ========   ========   ========   ========   ========
OTHER DATA:
  EBITDA(e)...................................  $ 34,158   $ 54,507   $ 55,074   $ 54,387   $ 60,804   $ 44,926   $ 38,727
  Capital expenditures........................     7,642      9,587      9,836     14,622     19,603     14,498     15,467
  Ratio of earnings to fixed charges(f).......        --         --        1.8x       1.4x       1.8x       1.7x       1.1x
PRO FORMA DATA:(g)
  Interest expense.......................................................................   $ 24,397              $ 17,657
  Ratio of EBITDA to interest expense(h).................................................        2.6x                  2.2x
  Ratio of total long-term debt to EBITDA................................................        2.9x                  N/A
  Ratio of earnings to fixed charges(f)..................................................        1.5x                  1.0x

                                                                                    SEPTEMBER 30,                       JUNE 30,
                                                                -----------------------------------------------------   ---------
                                                                  1991       1992       1993       1994       1995        1996
                                                                --------   --------   --------   --------   ---------   ---------
                                                                                                                 ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash(i).....................................................  $  7,637   $  2,183   $ 13,443   $ 18,620   $  11,137   $  6,799
  Property and equipment, net.................................   187,214    160,242    143,706    129,566     132,431    135,619
  Franchises and permits, net.................................   100,099     91,706     86,590     82,587      79,956     77,244
  Total assets................................................   346,292    322,763    305,655    292,299     299,152    303,312
  Total long-term debt, including current portion(j)..........   266,657    271,860    258,186    226,013     205,410    176,911
  Total stockholder's equity (deficit)(k).....................   (60,173)   (99,162)   (81,864)   (65,935)    (43,878)    (4,107 )


- ---------------

(a) Includes non-cash ESOP compensation expense aggregating $3,646, $3,373, $6,788, $7,031 and $7,528 for the five fiscal years ended 1995 and $6,060 and $2,206 for the nine months ended June 30, 1995 and 1996, respectively. Non-cash ESOP compensation expense is calculated under the shares allocated method based upon principal repayment on the ESOP's indebtedness to the Company, funded by contributions from the Company.


(b) Restructuring expenses in 1991 and 1992 include losses incurred in connection with the disposal of certain operations, asset abandonments and writedowns, reserves for litigation expenses and settlements, and professional and other fees.


(c) Data for fiscal year 1994 and the nine months ended June 30, 1996 represent non-recurring expenses incurred in connection with the settlement of litigation involving the Old Subordinated Notes and the ESOP Notes, respectively.


(d) Cumulative effects of changes in accounting principles include changes for postretirement benefit of $29,600, without tax benefit, and a loss from discontinued operations of $19,310, without tax benefit, in 1991; and changes in income taxes of $2,500 in 1994.

(e) EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization, loss on dispositions of assets and restructuring expenses, non-cash portion of ESOP compensation expense, minority interest in net income (loss) of subsidiaries, gain on dispositions and other income (expense). EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative either to net income (loss) as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity. The following table presents a reconciliation of EBITDA:


                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                     YEAR ENDED SEPTEMBER 30,                       JUNE 30,
                                                        ---------------------------------------------------    ------------------
                 RECONCILIATION OF EBITDA                 1991       1992      1993      1994        1995       1995       1996
                                                        --------   --------   -------   -------     -------    -------    -------
                                                                                    ($ IN THOUSANDS)
    Income (loss) from continuing operations before
      income taxes and cumulative effects of changes
      in accounting principles........................  $(61,043)  $(39,398)  $19,588   $ 8,859     $17,096    $11,048    $ 1,094
    Add:
      Interest expense................................    30,666     28,958    23,900    20,920      19,909     15,288     17,882
      Depreciation and amortization...................    26,679     26,233    22,704    20,142      19,985     14,955     13,710
      Restructuring expense, including asset
        writedowns....................................    35,168     36,533         0         0           0          0          0
      Settlement of litigation........................         0          0         0     5,480           0          0      3,648
      Non-cash ESOP compensation expense..............     3,646      3,373     6,788     7,031       7,528      6,060      2,206
    Less:
      Minority interest in net income (loss) of
        subsidiaries..................................       857        397       142       (88)         (9)       309          0
      Gain (loss) on dispositions, net................         0          0    11,477     6,745       1,279         44       (519)
      Other income (expense)..........................       101        795     6,287     1,388       2,444      2,072        332
                                                        --------    -------   --------  -------     -------    -------    -------
            EBITDA....................................  $ 34,158   $ 54,507   $55,074   $54,387     $60,804    $44,926    $38,727
                                                        ========    =======   ========  =======     =======    =======    =======



(f) Ratio of earnings to fixed charges is calculated as earnings from continuing operations before income taxes and cumulative effects of changes in accounting principles, adjusted to add back fixed charges and divided by fixed charges. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest expense (one third). In fiscal years 1991 and 1992, earnings were insufficient to cover fixed charges by $61,043 and $39,398, respectively.



(g) Data presented give effect to the Refinancing and assume (i) the Refinancing was consummated at the beginning of the fiscal year, (ii) the Notes were outstanding during the fiscal year and interest accrued thereon at a rate of 12.5% per annum through March 31, 1996, and 12.75% thereafter and (iii) indebtedness outstanding as of September 30, 1995, after giving pro forma effect to the Refinancing, was outstanding for the fiscal year. See "Capitalization."



(h) For purposes of this ratio, interest expense in fiscal year 1995 and for the nine months ended June 30, 1996 excludes an estimated $950 and $990, respectively, in amortization of deferred financing costs incurred in connection with the Refinancing. Also, EBITDA has been reduced by $384 for fiscal year 1995 to reflect the discontinuance of an operation as if such discontinuance had occurred at the beginning of that fiscal year.



(i) Actual cash includes restricted cash of $6,250, $12,687 and $2,721 as of September 30, 1993, 1994, and 1995, respectively, as provided in the Old Credit Agreement for fixed asset purchases and certain specified transactions. Since consummation of the Refinancing, the Company has had no restricted cash.



(j) Includes indebtedness of the ESOP as required to be reflected on the Company's balance sheet by GAAP and net of original issue discount of $4,675 on the Notes.



(k) Stockholder's equity (deficit) includes contra-equity accounts to reflect scheduled contributions to the ESOP to repay indebtedness of the ESOP of $82,325, $79,778, $73,980, $68,056, $58,758 and $54,735, adjustments to recognize minimum pension liability of $2,957, $5,411, $12,052, $10,907, $8,581 and $5,059 as of September 30, 1991, 1992, 1993, 1994, 1995 and June

    30, 1996, respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto and "Selected Consolidated Financial Information."

GENERAL

     The Company's revenues are comprised primarily of fees charged to residential, commercial and industrial customers for the collection and disposal of solid waste, disposal fees (known as "tipping fees") charged to third party waste collectors who dispose of solid waste at the Company's transfer stations or landfills, and fees for landfill management services charged to third party landfill owners. Fees charged to collection customers cover not only refuse collection services, but all services the Company provides (e.g., recycling, transfer station and landfill operation services, including regulatory costs). Collection activities typically are conducted by the Company pursuant to franchises or permits with varying terms issued by local government agencies. The collection fees the Company may charge residential customers are generally established by rate boards or other local governmental agencies which allow a specified return on allowed costs. Rates for commercial and industrial customers are generally subject to competitive considerations if not covered by a formal rate-setting mechanism. The Company generally applies for rate increases every one to three years in each of its franchise areas to reflect on a timely basis changes in its costs of providing services; however, the Company's costs are variable and may change from year to year due to inflation and other factors. Therefore, between rate increases, the Company's revenues tend to remain stable while its costs tend to increase, causing the Company's operating income to reflect this timing difference. The timing and amount of rate increases are affected by many factors, including the prevailing competitive and political environments. See "Risk Factors - Changes in Legislation and Political Uncertainty - Problems in Rate-Setting Process" and "Business - Collection Operations - Rates."

     Commercial and industrial collection revenues tend to vary with the level of overall economic activity, as well as with seasonal changes in certain types of business activities. Residential revenues tend to be affected by increases or decreases in residential population. Recycling revenues are volatile and fluctuate in accordance with changes in prices of recyclable commodities which in turn are, in many cases, dependent on changes in worldwide supply of, and demand for, such recyclable commodities. In the aggregate, the costs (including significant capital costs) related to recycling do not fluctuate in accordance with changes in prices of recyclables. As a result the Company may experience increases in profitability with increases in commodity prices or reduced profitability (or losses) at times (such as the current period) of low commodity prices. In recent periods, a substantial portion of the Company's recycling revenues have been derived from the sale of various grades of recycled paper and paper products, the prices for which have suffered substantial declines since the fourth quarter of the Company's fiscal year 1995. See "Business - Collection Operations - Recycling and Waste Diversion."

     The Company receives solid waste at its landfills and transfer stations from its own collection companies as well as from third parties. The cost to the Company of providing transfer station and landfill services to its collection customers is included in the collection rates. The tipping fees the Company charges third parties for depositing solid waste are generally determined through "cost-plus" rate-setting proceedings or are based upon competitive market factors. Tipping fees charged to third parties are based on weight or volume of waste deposited.

     The Company receives management fees from third party owners of landfills for landfill operations services. These services are generally provided under long-term contracts. Revenues from these contracts are generally determined on a cost-plus basis set as a fee per ton for all waste accepted at the landfill.

     Since early 1990, collection, disposal and landfill waste volumes and pricing for services rendered have been under pressure due to the weak California economy, increased requirements for waste recycling and competition from landfills both within and outside of the state. Increasingly, public awareness of environmental concerns and regulatory mandates have increased the rate of recycling and diversion of solid waste from disposal in landfills. The Company has been pursuing rate increases in its franchise areas to recover, on a timely basis, landfill regulatory costs, as well as increased capital and operating costs.

     Operating expenses include labor, disposal fees paid to third parties, fuel, equipment maintenance, equipment rental, engineering, permit costs and other direct costs of operating collection, recycling, transfer station and hauling, and landfill operations. Certain landfill developmental expenses are capitalized and depreciated over the estimated useful life of the site and include acquisition, engineering and permit costs.

     Landfill closure expense consists of accruals for ongoing compliance with regulatory closure and post-closure requirements. Under generally accepted accounting procedures ("GAAP"), the Company accrues a liability for closure and 30 years of post-closure maintenance costs on an annual basis in order to match expense with utilization of landfill capacity. As required by regulations, the Company also funds trust deposits in anticipation of such liability. The amount of these deposits differ from the GAAP accruals. There are many unknown and uncertain factors involved in estimating this liability; the most significant are changes in regulatory requirements, projected waste volumes and the cost of treatment of leachate during the post-closure period. Accordingly, estimates for closure and post-closure costs are subject to periodic revision. See
"- Liquidity and Capital Resources - Other Cash Requirements" and
"Business - Landfills - Financial Assurance Obligations."

     General and administrative expenses include management salaries and clerical and administrative overhead, as well as certain professional services and corporate costs.

     Acquisition costs allocated to intangible assets, namely franchises and operating permits, are amortized using the straight-line method over their estimated lives ranging from 3 to 40 years, typically based on the remaining term of the franchise or permit when acquired.

     ESOP compensation expense reflects in part contributions made by the Company to the ESOP. Annual contributions to the ESOP are subject to the approval of the Board of Directors and various limitations imposed by the Internal Revenue Code. The Company's contributions to the ESOP are generally tax-deductible, as are certain dividends on common stock held by the ESOP. These contributions are utilized by the ESOP primarily (i) to repay the ESOP's indebtedness to the Company and (ii) to fund the payment of benefits to retired, terminated or withdrawing ESOP participants. To the extent ESOP contributions are used to repay indebtedness owed to the Company, such contributions result in no cash outlay by the Company. The debt repayment by the ESOP results in an allocation of Company common stock to ESOP participants' accounts pursuant to a formula which reflects the ratio of annual to aggregate scheduled principal and interest payments. This formula generally provides for an accelerated allocation of shares when compared only to principal repayments. The Company anticipates that benefit payments to ESOP participants will increase significantly as the Company's workforce ages and retires, as additional common stock is allocated to participants' ESOP accounts or if the value of such common stock increases. If such benefit payments are made by the ESOP in cash, the aggregate number of allocated shares to ESOP participants will not be reduced. Pursuant to the Code, this obligation to provide cash for funding ESOP distributions to retired, terminated or withdrawing participants would not apply if Norcal's common stock were to be traded in an established market, such as would be the case following a public offering of such stock. See "Risk Factors - Required Payments for ESOP Participant Benefits."

     The amount of contributions made by the Company each year to the ESOP differs from ESOP compensation expense recognized on the Company's annual statement of operations. One major component of ESOP compensation expense is computed using the shares allocated method, which particular expense is derived by a formula based on the percentage of total shares allocated for such year and the original cost of all such shares as reflected by the total amount of principal to be repaid on ESOP indebtedness incurred to acquire such shares. Such expense generally does not match on a year-to-year basis the aggregate cost of shares actually allocated to participants' accounts, as such expense generally reflects the average cost of such shares. The ESOP compensation expense also includes amounts contributed by the Company to the ESOP to fund distributions to retired, terminated or withdrawing participants. The accompanying balance sheets include as a reduction in stockholder's equity an amount that represents the aggregate principal amounts which the Company has scheduled to contribute to the ESOP in future years attributable to a portion of the

ESOP's indebtedness and an offset relating to an amount recognized as compensation expense in the financial statements which will also be recognized as a tax deduction as contributions are made to enable the ESOP to repay its loans.

RESULTS OF OPERATIONS

     The following table presents, for the periods indicated, income and expense items expressed as a percentage of total revenues:


                                                                                     NINE MONTHS
                                                     YEAR ENDED SEPTEMBER 30,      ENDED JUNE 30,
                                                     -------------------------     ---------------
                                                     1993      1994      1995      1995      1996
                                                     -----     -----     -----     -----     -----
Revenues.........................................    100.0%    100.0%    100.0%    100.0%    100.0%
Cost of operations:
  Operating expenses.............................     68.0      67.8      67.7      67.9      70.0
  Depreciation and amortization..................      8.9       8.1       7.4       7.5       6.6
  ESOP compensation expense......................      2.7       3.0       2.9       3.0       1.6
  General and administrative.....................     10.3      10.0       9.7       9.5      10.9
                                                     -----     -----     -----     -----     -----
     Total cost of operations....................     89.9      89.0      87.7      87.9      89.1
                                                     -----     -----     -----     -----     -----
Operating income.................................     10.1      11.0      12.3      12.1      10.9
Interest expense.................................     (9.4)     (8.5)     (7.3)     (7.6)     (8.6)
Gain (loss) on dispositions, net.................      4.5       2.7       0.5       0.0      (0.2)
Settlement of litigation.........................      0.0      (2.2)      0.0       0.0      (1.7)
Other income (expense)...........................      2.5       0.6       0.8       1.1       0.2
Income tax expense...............................     (0.5)     (1.0)     (2.5)      2.2       0.0
                                                     -----     -----     -----     -----     -----
  Income (loss) from continuing operations.......      7.1       2.6       3.8       3.4       0.6
Extraordinary gain on early extinguishment of
  long-term debt.................................      0.0       0.0       0.0       0.0      15.0
Cumulative effect on prior years of accounting
  changes........................................      0.0       1.0       0.0       0.0       0.0
                                                     -----     -----     -----     -----     -----
          Net income.............................      7.1%      3.6%      3.8%      3.4%     15.6%
                                                     =====     =====     =====     =====     =====



  NINE MONTHS ENDED JUNE 30, 1996 COMPARED WITH NINE MONTHS ENDED JUNE 30, 1995



     Revenues. Revenues increased $8.4 million (4.2%) for the nine month period ended June 30, 1996, as compared to the same period in 1995. The increase in revenues was due to higher project management, collection and transfer station/landfill revenues (10.7%), partially offset by lower recycling revenues and other revenues (-6.5%). Transfer station/landfill and project management revenues increased primarily as a result of new and/or expanded landfill operations and solid waste management activities in San Bernardino and San Diego Counties. Higher collection revenues were the result of rate increases. Recycling revenues were down significantly due to lower prices received from the sale of recyclable commodities, primarily paper and cardboard.



     Operating Expenses. Operating expenses increased $10.0 million (7.3%) for the nine month period ended June 30, 1996, as compared to the same period in 1995. As a percentage of revenues, operating expenses increased to 70.0% for the nine months ended June 30, 1996, from 67.9% for the same period last year. The increased costs were due to higher subcontractor and project related costs, insurance and payroll and related costs. The increase in project management, subcontractor and other costs was associated with new and/or expanded landfill operations and solid waste management activities in San Bernardino and San Diego Counties. Insurance costs also increased primarily as a result of new policies that expanded insurance coverage for environmental and fiduciary risks. Payroll and related costs were higher, as a result of additional hires and scheduled union wage increases. Fuel costs were higher, reflecting a general increase in fuel prices.

     Depreciation and Amortization. Depreciation and amortization decreased $1.2 million for the nine month period ended June 30, 1996, as compared to 1995. Approximately $0.4 million of the decrease is attributable to a year to date reduction in landfill depletion expense based on the receipt of annual estimates of utilization and remaining capacity at the Company's landfills prepared by independent third-party engineers. The remainder is attributable to a reduction in depreciation expense from a number of assets that became fully depreciated at September 30, 1995 along with the buyouts of expiring capital leases during fiscal year 1995.



     ESOP Compensation Expense. ESOP compensation expense is primarily based on the Company's contribution to the ESOP and decreased $2.7 million for the nine month period ended June 30, 1996, as compared to the same period in 1995. ESOP compensation expense for 1996 is based on a restructuring of Company loans to the ESOP, which resulted in lower payment amortization. ESOP compensation expense for the period ended June 30, 1996 also reflected a reduction of $1.0 million which resulted from the year to date effects of an unanticipated decrease in the Company's expected contribution to the ESOP relating to the ESOP's use of $3.5 million (received as a result of a litigation settlement) to reduce ESOP debt to the Company.



     General and Administrative. General and administrative expenses increased $3.8 million (20.0%) for the nine month period ended June 30, 1996, as compared to the same period in 1995. As a percentage of revenues, general and administrative expenses increased to 10.9% for the nine months ended June 30, 1996 from 9.5% for the same period last year. The increase was due to higher payroll and related costs which resulted from general wage increases, additional management personnel, higher administrative costs associated with the new and/or expanded landfill operations in San Bernardino and San Diego Counties, along with higher professional services.



     Operating Income. Operating income decreased $1.4 million (5.8%) for the nine month period ended June 30, 1996, as compared to the same period in 1995. As a percentage of revenues, operating income decreased to 10.9% from 12.1% for the nine months ended June 30, 1996 and 1995, respectively. The results for the period ended June 30, 1996 were favorably impacted by the recognition of the year to date effects of adjustments to landfill depletion expense and ESOP compensation expense described above. The primary causes of the decrease in operating income for the current period were the significant drop in recycling revenues due to lower commodity prices coupled with higher operating and general and administrative expenses.



     Interest Expense. Interest expense increased by $2.6 million (17.0%) to $17.9 million for the nine months ended June 30, 1996, as compared to the same period in 1995. The increase is due to a higher effective interest rate associated with the Company's Senior Notes issued as part of the refinancing transaction in November 1995.



     Settlement of Litigation. Settlement of litigation for the nine months ended June 30, 1996 reflects the payment of $3.6 million made to the holders of ESOP Notes as part of the ESOP noteholder litigation settlement agreement.



     Other Income (Expense). Other income decreased by $1.7 million (84.0%) to $0.3 million for the nine months ended June 30, 1996, as compared to the same period in 1995. The decrease in other income was due to non-operating expenses incurred during the current period, including equity in losses of an affiliate, certain expenses associated with the refinancing transaction, losses incurred from the sales of investments held in trust accounts, lower interest earned on trust fund balances and the absence of equity in earnings of another affiliate which was sold in July 1995.



     Income Tax Expense (Benefit). There was no income tax expense in the first nine months of 1996, as compared to income tax expense of $4.3 million for the same period in 1995. The Company anticipates an effective rate for fiscal 1996 of zero as a result of its evaluation that it will realize certain of its deferred tax assets for which a valuation allowance had previously been established. It is anticipated in fiscal 1997 and thereafter that the Company's effective tax rate may be higher than the statutory federal rate because of the existence of permanent differences between financial statements, tax returns and state taxes.

     Extraordinary Gain. The Company recorded an extraordinary gain of $31.4 million as a result of the early extinguishment of subordinated notes pursuant to the refinancing transaction.



     Net income. The Company recorded net income of $32.5 million for the nine months ended June 30, 1996, as compared to net income of $6.7 million for the same period in 1995. The net income for the current period is attributable to the Extraordinary Gain and the ESOP expense adjustment, offset by those factors discussed in Operating Income as well as higher interest expense, settlement of litigation and lower other income.



  FISCAL YEAR 1995 COMPARED WITH FISCAL YEAR 1994


     The results of operations of the Company during 1995 were impacted by the expiration of a contract to operate a landfill for a third party in August 1995. The results of operations of the Company during 1994 were impacted by the sale of the stock of two subsidiaries, and substantially all of the assets of a third subsidiary, during the first quarter of that year.

     Revenues. Revenues for 1995 increased by 9.8% to $271.5 million from $247.2 million for 1994. Net of the effect of disposed operations, which comprised revenues of $2.0 million for 1995 and $6.4 million for 1994, revenues from continuing operations increased by $28.7 million or 11.9%. The increase was due primarily to an increase in recycling revenues of $11.9 million along with increases in residential, commercial and industrial, and transfer station/landfill revenues of $5.1 million, $6.9 million and $3.3 million, respectively. The increase in recycling revenues resulted from higher prices received from the sale of commodities, while the increases in residential and commercial and industrial revenues were the result of rate increases received in several service areas, including San Francisco. The increase in landfill revenues was due to new business in Southern California along with increases in tipping fees at several locations.

     Operating Expenses. Operating expenses for 1995 increased by 9.6% to $183.9 million from $167.7 million for 1994. As a percentage of revenues, operating expenses decreased to 67.7% for 1995 from 67.8% for 1994. Net of the effect of disposed operations, which had operating expenses of $1.5 million for 1995 and $4.5 million for 1994, operating expenses from continuing operations increased by $19.1 million or 11.7%. The increase was due to higher disposal costs, recycling purchases, payroll and related costs, landfill costs, repairs and maintenance and other expenses of $7.2 million, $2.8 million, $2.5 million, $1.5 million, $1.5 million and $4.6 million, respectively. The increase in disposal cost was a result of paying higher disposal fees at several operating subsidiaries, including the San Francisco operations. The increase in recycling purchases was due to higher prices paid for recyclable commodities. The increase in payroll and related costs was due to scheduled wage increases. The increase in landfill costs was due to the increased scope of activities at several landfills. The increase in repairs and maintenance was due to inflationary increases. The increase in other expenses included increases in contract services and franchise fees.

     Depreciation and Amortization. Net of the effect of disposed operations, which had depreciation and amortization of $0.1 million in 1994, there was no net change in depreciation and amortization from continuing operations.

     General and Administrative. General and administrative expenses for 1995 increased by 6.5% to $26.4 million from $24.8 million for 1994. As a percentage of revenues, general and administrative expenses decreased slightly to 9.7% for 1995 from 10.0% for 1994. Net of the effect of disposed operations, which had general and administrative expenses of $0.2 million for 1995 and $0.9 million for 1994, general and administrative expenses for continuing operations increased by $2.7 million or 11.3%. The increase was due to an increase in fees for professional services of $0.8 million, along with higher outside data processing, travel and outside equipment rental costs.

     Interest Expense. Interest expense for 1995 decreased by 4.9% to $19.9 million from $20.9 million for 1994. The decrease was due to payments made pursuant to debt obligations, and the resultant lower balances outstanding, during 1994 and 1995 and a reduction in interest accrued on the Class A and B Notes as compared to the Old Subordinated Notes. See "History of the Company and the Refinancing."

     Gains on Dispositions. The gain on dispositions of $1.3 million for 1995 primarily represented the gain on the sale of the Company's 50% ownership interest in a subsidiary and other related entities. The gain on dispositions of $6.7 million in 1994 primarily resulted from the sale of the stock of one subsidiary and substantially all of the assets of another, along with the sale of certain real property.

     Other Income (Expense). Other income for 1995 increased by $6.5 million to $2.4 million from a loss of $4.1 million for 1994. The increase in other income was due to an increase in the interest income earned on trust funds and cash balances in certain restricted cash accounts established by the Company in connection with the Old Credit Agreement and the recognition of a $5.5 million expense related to the settlement of litigation in 1994 that did not recur in 1995.

     Income Tax Expense (Benefit). The income tax expense provision for 1995 increased to $6.7 million from $2.5 million for 1994. The effective income tax rate for 1995 was 39%, which is lower than the federal and state statutory rates due to utilization of deferred deductions upon which no benefit was previously recognized. The increase in income tax expense for 1995 was due to higher income before taxes and a higher effective income tax rate.

     Effect of Accounting Change. Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which allows, among other things, the recognition of a deferred tax asset associated with net operating losses available to offset future taxable income. The Company recognized a cumulative adjustment related to available net operating losses which increased income by $2.5 million in 1994.

  FISCAL YEAR 1994 COMPARED WITH FISCAL YEAR 1993

     The results of operations of the Company during 1994 were affected by the sale of the stock of two subsidiaries and substantially all of the assets of a third subsidiary during the first quarter. During 1993, the Company sold the stock of one subsidiary and transferred a landfill and the associated assets and liabilities to a municipality.

     Revenues. Revenues for 1994 decreased by 3.1% to $247.2 million from $255.1 million for 1993. Net of the effect of disposed operations, which comprised revenues of $6.4 million in 1994 and $30.1 million in 1993, revenues from continuing operations for 1994 increased by $15.7 million or 7.0%. The increase was primarily due to rate increases received at several operating subsidiaries, which led to higher residential and commercial revenues of $5.7 million and $3.2 million, respectively. In addition, recycling revenues increased $3.1 million due to higher prices received from the sale of recyclable commodities.

     Operating Expenses. Operating expenses for 1994 decreased by 3.3% to $167.7 million from $173.5 million for 1993. As a percentage of revenues, operating expenses decreased to 67.8% for 1994 from 68.0% for 1993. Net of the effect of disposed operations, which had attributable operating expenses of $4.4 million in 1994 and $22.5 million in 1993, operating expenses from continuing operations increased by $12.3 million or 8.2%. The increase was primarily due to higher payroll and related costs and disposal expense of $5.7 million and $1.7 million, respectively. The increase in payroll and related costs was due to scheduled wage increases pursuant to existing contracts along with the addition of personnel to support increased business activity. Disposal expense increased as a result of paying higher disposal fees at several operating subsidiaries.

     Depreciation and Amortization. Depreciation and amortization for 1994 decreased by 11.5% to $20.1 million from $22.7 million for 1993. Net of the effect of disposed operations, which had attributable depreciation and amortization of $0.1 million and $2.1 million in 1994 and 1993, respectively, depreciation and amortization for continuing operations decreased by $0.6 million or 2.9%. The decrease was primarily due to a reduction in depreciation from a significant number of containers that became fully depreciated at the end of 1993.

     General and Administrative. General and administrative expenses for 1994 decreased by 5.7% to $24.8 million from $26.3 million for 1993. As a percentage of revenues, general and administrative expenses decreased to 10.0% for 1994 from 10.3% for 1993. Net of the effect of the disposed operations, which had attributable general and administrative expenses of $0.9 million and $3.5 million in 1994 and 1993, respectively, general and administrative expenses for continuing operations increased by $1.1 million or 4.8%. The increase was primarily due to an increase in payroll and related costs of $0.7 million, which resulted from merit increases and the addition of key management personnel.

     Interest Expense. Interest expense for 1994 decreased by 12.6% to $20.9 million from $23.9 million for 1993. The decrease was due to lower interest rates in 1994 and payments of $45.5 million pursuant to debt obligations during 1994. The reduction in interest related to the debt payments was partially offset by higher interest accrued on the ESOP Notes and the Old Subordinated Notes. See "History of the Company and the Refinancing."

     Gain on Dispositions. The gain on dispositions of $6.7 million for 1994 primarily resulted from the sale of the stock of one subsidiary and substantially all of the assets of another, along with the sale of certain real property. The gain on dispositions of $11.5 million for 1993 primarily resulted from the gain on the sale of the stock of a subsidiary and the transfer of the Company's interest in a landfill and associated assets and liabilities to a municipal authority.

     Other Income (Expense). Other income for 1994 decreased to a loss of $4.1 million from income of $6.3 million for 1993, a decrease of $10.4 million. The decrease was primarily due to the recognition of $5.5 million in expense incurred in connection with the 1994 settlement of litigation related to the Old Subordinated Notes and the recognition of other income in 1993 that did not recur in 1994. In 1993, $3.4 million in other income was recognized due to a reduction in reserves for self-insured workers compensation claims as a result of significant settlement activity and evaluation of contractual coverage with respect to prior self-insured claims. In addition, $1.2 million was received in 1993 from an insurance settlement.

     Income Tax Expense (Benefit). Income tax expense for 1994 increased by 78.6% to $2.5 million from $1.4 million for 1993. The effective income tax rate for 1994 was 28%, which is less than the federal statutory income tax rate of 34%, due to the current utilization of deferred deductions upon which no deferred benefit was previously recognized.

     Effect of Accounting Change. Effective October 1, 1993, the Company adopted FAS 109. The Company recognized a cumulative adjustment related to available net operating losses, which increased income by $2.5 million for 1994.


LIQUIDITY AND CAPITAL RESOURCES



     The Company operates in a capital-intensive industry. From 1988 through 1990, the Company expended substantial amounts of capital on acquisitions, equipment purchases, facilities expansions, and other business investments, and to fund working capital needs. Funds to support these activities were provided by bank borrowings, capital lease financing and, to a lesser extent, operating cash flow. From 1991 until the Refinancing, the Company financed its operations from operating cash flow and did not have access to external financing, other than limited capital lease financing. The Company has assessed its needs for equipment replacement and believes that cash needed for new equipment over the next three years will be adequately provided by operations, borrowing availability under the New Credit Agreement and capital lease financing. However, if cash flow from operations were inadequate and funds from other sources were unavailable to accommodate timely replacement of such equipment, the Company's operations could be adversely effected. At June 30, 1996, the Company had utilized $9.4 million of its credit facility for letters of credit and had availability under the agreement (based on limitations imposed by certain financial ratios) of approximately $36 million, of which $15.6 million may be utilized for additional letters of credit. See "History of the Company and the Refinancing."



     As of September 30, 1993, 1994 and 1995, the Company had working capital deficits of $47.8 million, $33.5 million and $35.5 million, respectively. The deficits in working capital were substantially due to the current portion of debt payments and other accrued liabilities. With the consummation of the Refinancing in November 1995, the Company improved its working capital position by $34.0 million to a working capital deficit of $1.5 million at June 30, 1996 from a deficit of $35.5 million at September 30, 1995.

     Cash Flow From Operating Activities. Cash provided from operating activities was $37.9 million, $38.9 million and $36.9 million for 1993, 1994 and 1995, respectively. The increase from 1993 to 1994 was primarily attributable to improved operating results for continuing operations, the closure or sale of low-margin or unprofitable operations, and lower interest expenses. The decrease in 1995 from 1994 included the payment of $5.5 million in connection with the 1994 settlement of litigation related to the old subordinated notes.


     Cash flow from operations was $6.2 million for the nine months ended June 30, 1996 compared to $26.0 million for the same period last year. The decrease was primarily due to the income before extraordinary item of $1.1 million for the nine months ended June 30, 1996 compared to income of $6.8 million for the same period a year ago, along with increases in accounts receivable, prepaid expenses and reductions in accrued interest and other items previously accrued.


     Cash Flow From Investing Activities. In 1993, investing activities generated $9.7 million in proceeds from the sale of assets, primarily the sale of the stock of a subsidiary for $9.0 million, along with $0.7 million in net proceeds realized from the sale of other non-operating assets. Such proceeds were used to repay indebtedness as required by the Old Credit Agreement. During 1993, the Company also deposited $6.3 million into a restricted cash account which was required by the Old Credit Agreement and could be utilized in subsequent periods for capital expenditures or principal payments. Capital expenditures totalled $9.8 million in 1993, of which 84% were vehicle and equipment expenditures.

     In 1994, investing activities generated proceeds from asset and subsidiary sales of $21.6 million, along with withdrawals from restricted cash accounts of $11.3 million and withdrawals from trust funds of $3.5 million. Investing activities also included deposits to restricted cash accounts of $17.5 million which included $6.0 million deposited to a collateral account, primarily in connection with settlement of claims related to the Old Subordinated Notes. The proceeds from asset sales were generated primarily by the sale of the stock of two subsidiaries and substantially all of the assets of a third subsidiary, along with the sale of certain properties and facilities. The withdrawals from restricted cash were used to make debt payments and to partially fund the $14.6 million of capital expenditures made by the Company during 1994. Vehicle and equipment expenditures comprised 66% of 1994 capital expenditures. The withdrawals from trust funds were related to the release of the Company from liability in connection with the transfer of the Company's interest in a landfill in 1993 and were used to repay indebtedness as required by the Old Credit Agreement.

     Investing activities for 1995 included capital expenditures of $19.6 million, of which 58.4% was for vehicles and equipment. Withdrawals from restricted cash were $10.2 million, which included $5.0 million to fund most of the payments made in connection with the settlement of claims related to the Old Subordinated Notes and $5.2 million to fund a portion of capital expenditures. As of September 30, 1995, the Company had $2.7 million in restricted cash accounts and funds and investments currently valued at $6.7 million in an indemnification trust recorded in trust accounts on the balance sheet. Upon consummation of the Refinancing, these funds were available without restrictions.


     Cash used in investing activities for the nine months ended June 30, 1996 and 1995 was $1.7 million and $8.1 million, respectively. During the nine months ended June 30, 1996, the Company received $6.8 million from the liquidation of indemnification trust funds terminated upon consummation of the Refinancing. The Company withdrew $3.4 million from other trust funds for reimbursements of landfill closure and corrective action activities. In addition, $2.7 million was received from restricted cash accounts which were released upon completion of the refinancing transaction and simultaneously applied to the then outstanding debt balance. The Company also generated $1.2 million in proceeds from the sale of miscellaneous assets and used $15.5 million to fund capital expenditures during the nine months ended June 30, 1996. Cash used by investing activities during the nine months ended June 30, 1995 included $14.5 million in capital expenditures and $3.2 million in trust account deposits partially offset by withdrawals from restricted cash accounts of $9.1 million.


     Cash Flow From Financing Activities. During 1994 and 1995, the Company entered into lease arrangements providing for $6.2 million of available funding for equipment purchases, of which $5.5 million had been funded as of September 30, 1995. Approximately $4.3 million is payable over sixty months with interest based on a premium over U.S. Treasury rates at the time of funding. The balance of $1.2 million is payable over eighty-four months with variable interest based on a premium over the one month commercial paper rate at the start of each month. During 1995, the ESOP repaid $3.1 million of its debt to the Company from proceeds it received from a litigation settlement.

     Principal payments on long-term debt and capitalized leases were $25.7 million, $45.5 million and $32.2 million for 1993, 1994 and 1995, respectively. At September 30, 1995, the current portion of long-term debt and capital leases was $31.7 million.


     During the nine months ended June 30, 1996 the Company used $6.1 million in cash for financing activities as compared to $16.2 million in cash for the nine months ended June 30, 1995. As discussed above, the Refinancing, which was consummated on November 21, 1995, included the receipt of $170.2 million from the issuance of the Old Notes and the payment of bank debt and certain capitalized lease obligations. The Company incurred approximately $9.9 million in fees and expenses related to the Refinancing. In addition, the Company received $3.5 million from the ESOP as payment of notes receivable which the ESOP paid from the proceeds of the litigation settlement. Cash used in financing activities for the nine months ended June 30, 1995 included $19.3 million of principal payments on long-term debt, partially offset by proceeds from capitalized leases of $3.2 million.



     Other Cash Requirements. The Company has material financial obligations relating to closure and postclosure costs with respect to landfills it owns. While the amount of these future obligations cannot be determined definitively at this time, the Company estimates the costs in current dollars for final closure of landfills it owns as well as related groundwater monitoring, gas monitoring, leachate treatment and disposal and other post-closure monitoring for an estimated period of 30 years after closure will be approximately $55.6 million. The Company recognizes an expense and related liability in its financial statements and funds trust deposits for such costs prior to landfill closure. The amount of the deposits differ from the liabilities accrued pursuant to GAAP. As of June 30, 1996, the Company had a recorded liability of $25.0 million for such projected costs in accordance with GAAP and had on deposit $19.3 million in trust accounts consistent with regulatory requirements. The Company intends to deposit approximately $3.2 million in fiscal year 1996, and varying amounts for the foreseeable future, into closure and post-closure maintenance trust accounts to meet funding obligations imposed by government regulation. The Company anticipates that these cost estimates will change and be subject to inflation, and that they can be recovered in rates. See
"Business - Landfills - Financial Assurance Obligations," "- Environmental Regulation - State and Local Regulation - Closure/ Post-Closure," "- Specific Environmental Issues" and Note 12 to Consolidated Financial Statements.



     The Company also has significant financial obligations with respect to certain environmental statutes and regulations protecting the ground and surface water in the vicinity of its California landfills. These obligations are estimated to be approximately $8.2 million as of September 30, 1995. The Company is meeting its obligations by accruing for and funding trust deposits for such costs. As of June 30, 1996, the Company had recognized $2.2 million for such projected costs. The Company estimates its remaining funding obligations for fiscal year 1996 for these obligations to be $0.5 million. The Company has recorded a liability of $1.3 million for potential remediation costs related to other environmental matters. See "Business - Landfills - Financial Assurance Obligations" and "- Specific Environmental Issues."



     As of June 30, 1996, the Company has a recorded liability of approximately $2.2 million for certain future payments including closure and post-closure costs relating to the disposal of its interest in a landfill. The Company expects to make future payments against this liability of $0.8 million, $0.8 million, $0.4 million and $0.2 million in the years 1996, 1997, 1998 and 1999, respectively.


     The Company is in discussions with the City of San Francisco regarding plans for the construction of materials recovery facilities ("MRFs") for use in connection with the Company's San Francisco operations and to facilitate compliance with mandated recycling requirements. If the Company and the City reach agreement on the nature and scope of this project and financing, the Company believes construction of the MRFs could begin as early as fiscal year 1997. Over the term of the Notes, the Company estimates that it will need to invest substantial capital to acquire (through construction, purchase, lease, expansion or refurbishment) waste processing facilities including MRFs and household hazardous waste facilities, maintenance and administrative complexes, and equipment. The Company intends to seek rate recovery related to the costs of such capital improvements and may seek to finance such costs through additional secured borrowings, including $30.0 million of borrowings for Designated Capital Expenditures (as defined in the Indenture) for a portion of such costs. See "Description of the Notes - Certain Covenants."


     The Company is obligated to provide, subject to certain conditions, post-retirement health and welfare benefits to certain former employee-shareholders (as well as their spouses and dependents) of two of its predecessors. Although the Company's obligation with respect to some of these former employee-shareholders will terminate upon the earlier of October 1, 2000 or final resolution of legal claims against third parties reserved pursuant to the Settlement, most of the Company's obligations extend for the lifetime of such former employee-shareholders. The accrued post-retirement medical benefit liability as of June 30, 1996 was $34.8 million and the costs incurred for 1995 were $0.8 million. The Company estimates that, as of June 30, 1996, the costs remaining to be incurred for 1996 will be approximately $0.3 million. Payments at rates similar to those made in 1995 or greater, depending on medical inflation rates and the aging of persons entitled to benefits, are expected for a significant number of years. See "History of the Company and the Refinancing" and "Business - Litigation and Related Matters."



     The Company may incur future litigation expense in connection with certain claims that may be brought related to the Settlement and other legal matters. The Company expects to make cash outlays for the remainder of 1996 of approximately $2.0 million for costs in connection with environmental remediation activities, litigation and tax disputes and associated professional fees which had been accrued in prior years. See "History of the Company and the Refinancing" and "Business - Litigation and Related Matters."


     The Company utilized its remaining federal income tax net operating loss carryforwards during fiscal year 1995. As a result, the Company now must fund its federal income tax obligations, as well as its other tax obligations, out of cash flow from operations without benefit of such carryforwards.

     Beginning in 1996 the Company expects an increase of $1.0 million to $3.0 million in its annual ESOP compensation expense to fund benefit payments as required by the Code as participants elect to make in-service withdrawals. While Norcal may consider a public offering of its common stock as a potentially desirable way to eliminate the ESOP-related requirements to either repurchase stock or fund cash distributions for retired, terminated or withdrawing employees, there can be no assurance that Norcal would be able to effect such an offering or otherwise create a trading market for its stock. See "The
ESOP - Distributions."


     The Company believes that the net proceeds from the Refinancing and cash flow from operations will be sufficient to meet the needs of the Company for the foreseeable future. In the event the Company undertakes to expand its business and requires additional funds, it may seek to raise such funds through bank financing or public or private offerings of its securities, although its ability to do so will be restricted by the Indenture and the New Credit Agreement. There can be no assurance that the Company will be able to raise funds on favorable terms, if at all. See "Description of Other Indebtedness - New Credit Agreement" and "Description of the Notes."


INFLATION


     Historically, the Company has experienced cost increases due to the effect of inflation on its operating expenses, particularly the cost of compensation and benefits, and the replacement of or additions to property and equipment. Fuel costs, which fluctuate with inflation and other market conditions, also have affected operating results. These effects have been partially offset by operating efficiencies, and recovery of such costs through the rate-setting process. The Company's ability to price services to recover cost increases fully is dependent upon authorization by rate-setting agencies and may be subject to delay. See "Risk Factors - Changes in Legislation and Political
Uncertainty - Problems in Rate-Setting Process" and "Business - Collection Operations - Rates" and "- Employees."


ACCOUNTING MATTERS


     The Company is contemplating a "quasi reorganization" for financial reporting purposes, which would enable the Company to revalue assets and liabilities to fair value and eliminate accumulated deficit against additional paid in capital. This procedure will not have any material effect on the Company's operations or its ability to service its obligations. There can be no assurance that the Company will be able to effect such a quasi reorganization.

     In March 1995, Statement of Financial Accounting Standard No. 121 "Accounting for Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of " ("SFAS 121") was issued. This Statement requires that long lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for financial statements for fiscal years beginning after December 15, 1995. Management adopted SFAS 121 in the first quarter of fiscal year 1995. Adoption of SFAS 121 did not result in the recognition of any impairment losses.

     In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP"). This statement requires that employers recognize compensation expense at the fair value of the shares as contrasted to the historical cost as required by EITF 89-8. Additional guidance is provided as to the accounting treatment of dividends, redemptions and various other matters. Application of all of the guidance in this SOP is elective for shares acquired by employee stock ownership plans on or before December 31, 1992. The Company has decided not to elect the implementation of this SOP at this time. If additional shares were to be acquired by the ESOP in the future these new shares would have to be accounted for in accordance with this SOP. Further, if the Company decided to adopt this SOP in the future it would be required to restate previously issued financial statements for fiscal year ended 1995 and thereafter. Implementation of this SOP will not have an impact on the future cash flows of the Company.

     In October 1995, Statement of Financial Accounting Standard No. 123 "Accounting for Stock Based Compensation" (SFAS 123) was issued. This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 (APB 25) "Accounting for Stock Issued to Employees." The Company has tentatively concluded it will continue to utilize the method of accounting prescribed by APB 25.

SEASONALITY


     The Company's revenues tend to be higher during spring and summer (third and fourth fiscal quarters) than fall and winter due to lower volumes of certain types of waste, such as yard clippings and construction and demolition debris during fall and winter. This typically results in decreased volume at the Company's transfer stations, waste collection, and landfill operations during these months.

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $175.0 million aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.


     As of the date of this Prospectus, $175.0 million aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about August 20, 1996, to all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.


PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were issued on November 21, 1995 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to
(i) file with the Commission a registration statement relating to the Exchange Offer (or a shelf registration statement relating to resales of the Old Notes) not later than 45 days after the date of issuance of the Old Notes, (ii) use its best efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act not later than 180 days after the date of issuance of the Old Notes (or the shelf registration statement to become effective under the Securities Act) and (iii) cause the Exchange Offer to be consummated not later than 45 days after the date of the effectiveness of the Registration Statement (each a "Registration Default").

     Under the Registration Rights Agreement, Norcal's failure to meet these requirements obligates it to pay each holder of Old Notes certain liquidated damages ("Liquidated Damages"), accruing from the date of such Registration Default, in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Old Notes held by such holder during the first 90-day period immediately following the occurrence of the first such Registration Default increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Old Notes during each subsequent 90-day period, up to a maximum amount of liquidated damages equal to two percent (2.0%) per annum of the principal amount of such Old Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

     Norcal did not cause an exchange offer registration statement to become effective under the Securities Act within 180 days after the Closing Date (i.e., May 19, 1996). Accordingly, interest on the Old Notes is currently 13.25% per annum, reflecting 0.5% per annum of Liquidated Damages payable in respect of such Registration Default. Effectiveness of this Registration Statement cures the Registration Default. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. For the tax treatment of Liquidated Damages, see "Certain Federal Income Tax Consequences -- Other Tax Considerations".

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by the Depository Trust Company. The Company is generally not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. See "- Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The Exchange Offer will expire at 5:00 p.m., New York City time, on September 20, 1996, unless Norcal, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. Norcal expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.


     Norcal expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Exchange Offer." If any such termination or amendment occurs, Norcal will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to Norcal of Old Notes by a holder thereof as set forth below and the acceptance thereof by Norcal will constitute a binding agreement between the tendering holder and Norcal upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the

Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a recognized Medallion Program approved by the Securities Transfer Association Inc. or registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or a correspondent in the United States or any other member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Norcal in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), Norcal may, at its option, reject the tender. Copies of the Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by Norcal in its sole discretion, which determination shall be final and binding. Norcal reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of Norcal or its counsel, be unlawful. Norcal also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by Norcal shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as Norcal shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Norcal, proper evidence satisfactory to Norcal of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Norcal in its sole discretion, which determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, Norcal will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after such acceptance. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, Norcal shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if Norcal has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following conditions exist:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the Company's judgment,would reasonably be expected to impair materially the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

          (b) there shall have occurred any change, or any development involving a prospective change, in the business or financial affairs of Norcal or any of its subsidiaries, which, in the Company's judgment, would reasonably be expected to impair materially the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) the Exchange Offer does or would violate any applicable law or applicable interpretation of the staff of the Commission; or

          (d) any governmental approval has not been obtained, which approval, in the Company's judgment, is reasonably necessary for the consummation of the Exchange Offer; or

          (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the Company's judgment, would reasonably be expected to impair materially the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

          (f) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on the New York Stock Exchange (whether or not mandatory), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States,

     (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (v) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, Norcal will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

          By Hand/Overnight Courier:                      By Mail:
IBJ Schroder Bank & Trust Company               IBJ Schroder Bank & Trust Company
Attn.: Reorganization Department                Attn.: Reorganization Department
One State Street                                P.O. Box 84
Securities Processing Window, Floor SC-1        Bowling Green Station
New York, New York, 10004                       New York, New York 10274-0084
By Facsimile:
                                       (212) 858-2611
                                   Attn.: Customer Service
                                  Telephone: (212) 858-2103

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     Norcal has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.


     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $600,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Old Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Norcal does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     Norcal may in the future seek to acquire subject to the terms of the Indenture untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Norcal has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF NEW NOTES

     The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any New Notes.

                                    BUSINESS


     Norcal Waste Systems, Inc. is a vertically integrated waste management company that through its subsidiaries provides services to approximately 360,000 residential and 45,000 commercial and industrial customers throughout the State of California. The Company's principal activities include refuse collection, recycling and other waste diversion, transfer station and hauling operations, and operation of both Company-owned and third party owned landfills. According to NSWMA, the Company is the seventh largest waste management company in the United States based on 1994 revenues. For fiscal year 1995, the Company's total revenues and EBITDA were $271.5 million and $60.8 million, respectively. For the nine months ended June 30, 1996, the Company's total revenues and EBITDA were $208.6 million and $38.7 million, respectively.


     The Company traces its roots to the 1920s and, pursuant to a City of San Francisco Ordinance enacted in 1932 (the "Ordinance"), has provided substantially all of the residential and commercial refuse collection in San Francisco since that time. Since the early 1970s, the Company has expanded the geographic scope of its operations and currently provides waste management services to 39 cities and counties throughout California. The Company operates 28 landfills in California, five of which it owns, and owns and operates six transfer stations and three materials recovery facilities.

INDUSTRY BACKGROUND

     According to the NSWMA, the solid waste industry generates domestic private sector revenues of $32 billion annually. The industry is highly fragmented: while the three largest waste management companies in the United States accounted for approximately 30% of estimated industry revenues in 1994, the next seven largest companies accounted for not more than 5%. Over 9,500 independent companies accounted for the balance of private sector revenues. The waste management industry has been consolidating as a result of a number of factors including the increasing complexity and costs associated with waste management operations and regulatory compliance. The Company expects consolidation to continue because many smaller independent operators and municipalities lack the capital resources, management, operating skills or technical expertise necessary to operate effectively in such an environment.

     In recent years, landfill ownership and operation have become subject to increasingly stringent and complex environmental safety regulations. The Subtitle D regulations of the Resource Conservation and Recovery Act of 1976 ("RCRA") require landfill operators to upgrade existing disposal facilities and impose significant closure and post-closure monitoring and financial assurance requirements. The regulations also require landfill operators to measure, review and record incoming waste more carefully, to maintain daily cover standards, to operate more safely and to limit public access to their facilities. The California Integrated Waste Management Act and its attendant regulations impose additional requirements for landfills in California. As a result of regulatory changes and other factors, a number of independent landfill owners and operators, particularly municipalities in the markets in which the Company operates, are discontinuing or privatizing waste management operations.

     Heightened public concern for the environment has led to increased public demand for, and more stringent regulations concerning, recycling. California law now requires that municipalities divert 25% of solid waste from landfill disposal through source reduction, recycling and composting. In 2000, this requirement will increase to 50%. The Company has provided recycling services since the 1920s.

     As a result of these industry dynamics, waste management service providers are experiencing increasing requirements for capital, skilled management and technical expertise. Such dynamics, along with increasing competition, have contributed to increasingly complex operational requirements and reduced margins, causing small operators to close landfills and sell collection-related operations, and municipalities to cease providing waste services. Consequently, the Company expects that opportunities to acquire solid waste collection and disposal businesses will continue and that significant potential also exists for the Company to operate landfills owned by third-parties on a contract basis. In addition, the Company believes that because of its substantial experience with and investment in recycling and waste diversion, it is positioned to benefit from continued growth in these segments of the industry.

STRATEGY

     The Company's strategy is to maintain and build upon its existing core businesses and grow and diversify its revenue base through acquisitions and the development of new contracts and franchises. In its existing operations the Company intends to:

     Maintain Efficient Operations. The Company will concentrate on maintaining its existing cost base and operational efficiency. The Company continuously seeks operating efficiencies, including strict control of operating expenses, route audits and the use of automation when practicable. The Company believes its successful track record of contract and franchise renewals is due in part to such efficiencies.

     Augment Existing Services. The Company seeks to increase revenues and profits by offering additional services to existing customers. The Company has realized success with this strategy by regularly proposing new programs, such as recycling and yard waste collection, to the municipalities it serves. As it negotiates with municipal authorities, the Company typically markets these proposals to the community in an effort to build political support for the new service and related rate increases.

     Expand Disposal Capacity. The Company possesses substantial unpermitted capacity at its owned landfills and regularly seeks opportunities to make such unpermitted capacity useable. The Company's expansion plans include an application that was approved in April 1996 to expand one of its landfills to an estimated remaining life of approximately 50 years from its current estimate of 16 years. In addition, the Company recently began operations at a new landfill in Yuba County, California, which the Company developed as a greenfield project, with an estimated life of over 40 years. The Company's intention is to increase the flow to its owned landfills of waste it collects and to market its landfill capacity to third-party haulers.

     In order to grow and diversify its revenue base beyond existing operations the Company intends to:

     Expand Management Services at Third Party-Owned Landfills. The Company will seek to build on its reputation as a leading provider of landfill operation and management services to third party landfill owners in California. Increasingly complex and expensive regulations make third party operation more attractive to many landfill owners, especially municipalities. The Company is one of the largest providers of landfill management services in California and believes it is well-positioned to expand revenues from its landfill operation services. This line of business is attractive to the Company because it generates revenues with a minimal expenditure of capital and reduced environmental risk and aids the Company in establishing itself in new geographic markets and with new customers. See "- Landfills - Operated Landfills."

     Increase Vertical Integration and Geographic Diversification. The Company seeks to augment its existing operations by acquiring: (i) collection franchises or operations in areas where the Company has available landfill capacity and
(ii) waste management businesses with strong presence in geographic markets not currently served by the Company. The Company will seek to maximize operating efficiencies of acquired companies by internalizing disposal costs (through directing waste to landfills owned or operated by the Company and increasing revenues at Company owned landfills), consolidating selling, general and administrative expenses, improving routing and equipment utilization, and installing the Company's financial controls.

     The Company's ability to effect acquisitions and expansion and to implement its strategy is subject to changes in market conditions and certain other risks. See "Risk Factors."

COLLECTION OPERATIONS

     The Company provides refuse collection services to residential, commercial and industrial customers in California. Residential customers accounted for approximately 42% of the Company's refuse collection revenues in fiscal year 1995, and commercial and industrial customers accounted for the remaining 58%.


     Residential collection services involve curbside collection and transportation of waste to a transfer station or, in certain instances, directly to a landfill. Services to residential customers are typically provided pursuant to municipal contracts or franchises that obligate the company to collect from all residences in a specified area. At inception, these contracts typically extend for 5 to 20 years. As of June 30, 1996, the Company had 37 franchise agreements with municipalities and served many additional customers through operating contracts.


     Commercial and industrial customers include high-rise office buildings, retail establishments, construction contractors and industrial plants. The Company provides containers varying in size from 1 to 8 cubic yards to commercial customers and 6 to 50 cubic yard "roll-offs" to industrial customers. Commercial services are typically provided under contracts ranging from 1 to 3 years while contracts for the larger "roll-off" container services may provide for either temporary or longer-term services. Fees are negotiated with each customer and are determined by such factors as frequency of collection, type and size of equipment furnished, and the type and volume or weight of the waste collected. The Company has recently implemented an aggressive marketing program for commercial and industrial customers in an effort to build upon and expand its existing customer base.


     San Francisco Operations. Since 1932, the Company has provided solid waste collection and recycling in San Francisco pursuant to the Ordinance, which provides that, with limited exceptions, only a collector that has been granted a permit for a specified route may collect or transport solid waste on that route. The Company's principal operating subsidiaries have held the only permits for substantially all the routes subject to the Ordinance since 1932, which routes serve virtually all of San Francisco. San Francisco operations represent the single largest portion of the Company's business, accounting for approximately 172,000 of its customers and approximately 45% of its total revenues for fiscal year 1995 and approximately 41% of its total revenues for the nine months ended June 30, 1996. The Ordinance permits refuse with "commercial value" (as defined in the Ordinance and interpreted by the courts) to be collected without a permit. The Company competes for the collection of this refuse in San Francisco with other collectors.


     The Company's San Francisco permits continue until terminated under the provisions of the Ordinance. Termination, or the award of permits to a competitor, could occur if, among other things, the Company were to provide inadequate service. None of the Company's permits has been terminated since initial grant in 1932. A vote to repeal or amend the Ordinance could also adversely affect the status of the Company's permits. The Company believes that it has maintained its permits for more than sixty years in part because, as a locally-based and employee-owned company providing high quality service at a low price to residential customers, it has built a strong relationship with the government and citizens of San Francisco. The Company regularly monitors the political climate in San Francisco and continually works at maintaining its good relationship with residents by being actively involved in the community. The Company also believes, based on polling data gathered in 1993 and 1994, that this good will was a factor in defeating two initiatives placed on the San Francisco ballot in those years that, if enacted, would have repealed or amended the Ordinance and opened residential and commercial refuse collection to competition. The voters rejected these initiatives by votes of 76% to 24% and 65% to 35%, respectively. See "Risk Factors - Changes in Legislation and Political Uncertainty - Ballot Initiatives Affecting Ordinance."

     If a similar initiative passes in the future, the Company believes that although a portion of the Company's operations may be immediately affected, California statutory law would not allow the Company to be completely displaced by another exclusive waste collection provider for five years unless a buy-out arrangement were reached between the Company and San Francisco on mutually satisfactory terms or the Company were to provide inadequate service. Even if the Ordinance were repealed or amended, certain aspects of the Company's operations in San Francisco are subject to agreements (the "Waste Disposal Agreements") that are not subject to this Ordinance and that clarify the relationships between San Francisco, the Company, and the third party-owner of the landfill at which all non-hazardous solid waste collected in San Francisco is deposited. The Waste Disposal Agreements require that all waste collected in San Francisco be deposited at the Company's Sanitary Fill transfer station. As a result the Company believes such Waste Disposal Agreements would preserve a portion of its San Francisco based revenues, even if the Ordinance were repealed or amended. Furthermore, the Company believes it would be extremely difficult to create an alternative to this transfer station anywhere in or around San Francisco because of community resistance, permitting requirements and the requirements of the California Environmental Quality Act. See "- Environmental Regulation - State and Local Regulation - Flow Control" and "Risk Factors - Changes in Legislation and Political Uncertainty - Potential Flow Control Legislation."

     The Company currently deposits solid waste collected in San Francisco at an independently owned landfill at favorable rates. These rates are set by one of the Waste Disposal Agreements, and are subject to annual increases for inflation and regulatory costs. The Waste Disposal Agreements continue until the earlier of the year 2053 or the deposit of 15 million tons of waste in the landfill. Although estimates are uncertain, the Company believes, based on historical disposal volumes, the Waste Disposal Agreements will remain in force until at least 2012.

     Debris boxes at construction sites and the transportation, collection and disposal of refuse with commercial value do not require a permit under the Ordinance. The Company competes with a limited number of small independent haulers for this business in San Francisco.

     Franchise Agreements and Permits. Outside of San Francisco, the Company provides most collection services pursuant to franchise agreements with local governmental entities that obligate it to collect from all residences and, often, commercial establishments within a specified area. Such franchise agreements typically grant near-exclusivity, although some expressly allow limited activities by others, such as residential self-hauling and recycling by charitable or non-profit organizations. Other franchise agreements allow competition for specified categories of commercial waste such as construction debris. A local governmental entity may enter into multiple franchise agreements with different collection companies, each covering a distinct territory within its jurisdiction. The Company has multiple franchise agreements with certain governmental entities, in some cases representing the entity's entire jurisdiction and in other cases representing only part of that entity's jurisdiction.

     At inception, franchise agreements typically have terms of between five and 20 years. Although the Company's franchise agreements generally provide for termination under specified circumstances, such as failure to provide adequate and continuous service, failure to comply with applicable laws, or insolvency or bankruptcy, the Company has never had an agreement terminated for such cause. For fiscal year 1995, 62% of the Company's revenues, excluding San Francisco operations, were generated under franchises and contracts with remaining terms of five years or more, assuming no early termination of such franchises or contracts. The Company has historically been successful in renewing waste management services contracts with local governments and municipalities and at times has expanded the scope of its services in the process. In the past ten years, the Company has renewed or extended its franchise contracts 43 times. In light of increasing competitive pressure in the waste industry, and the risks of competitive bidding, there can be no assurance that the Company's historically high renewal rates will continue, or that such renewals will yield historic levels of profit. See "-Landfills - Operated Landfills" and "Risk Factors."

     Changes in state or local laws could also terminate the exclusivity of these agreements or otherwise subject the Company to greater competition in its collection activities. Under California law, counties may be required to conduct competitive bidding upon the expiration of collection franchise agreements, although under certain conditions counties may extend existing franchise agreements for one additional term (not to exceed 25 years) without such bidding. The majority of the Company's franchise agreements are with municipalities other than counties and are unaffected by this law. However, any laws enacted in the future requiring competitive bidding could have a material adverse effect on the Company's financial condition or results of operations. In addition, a California Court of Appeal ruled in 1994 that state facilities such as state universities and other schools, correctional facilities, office buildings, and parks are free to conduct competitive bidding despite exclusive franchises granted under local ordinances. See "Risk Factors - Changes in Legislation and Political Uncertainty - Potential Competitive Bidding."

     Rates. Refuse collection customers pay a single rate that is designed to cover not only collection services, but all the services the Company performs as to the materials it collects, including transfer, landfill disposal and recycling. In most jurisdictions, rate boards, city councils or other local governmental agencies are authorized to set the rates the Company may charge at a level that allows the Company to recover projected specified costs and realize a profit margin. Such specified costs generally include all direct operating costs, such as direct collection costs (such as personnel and equipment); any applicable recycling costs; operating costs or tipping fees for transfer stations, landfills and other facilities; interest accrued on capital leases; depreciation; trust fund payments associated with closure and maintenance of landfills; and other costs. In San Francisco the Ordinance prescribes an involved ratesetting procedure under which a rate board determines rates for residential customers on a similar basis.

     The Company generally applies for rate increases every one to three years in each of its franchise areas to reflect changes in its costs of providing services. In San Francisco, the Company was granted an increase to its refuse collection and disposal rates which became effective January 1, 1995 and an additional minor increase effective January 1, 1996. Although rate increases are generally satisfactory, at times the Company has not succeeded in fully coordinating the timing and amount of rate increases with increases in its expenses or capital expenditures, including corporate-related costs, or has not succeeded in obtaining rate increases to cover capital expenditures or increased costs, resulting in reduced margins. Some of the Company's franchise agreements provide for inflation-based adjustments to a negotiated rate. The negotiated rates may be adjusted for specific regulatory and certain other cost increases. See "Risk Factors - Changes in Legislation and Political Uncertainty - Problems in Rate-Setting Process."

     Outside of San Francisco, commercial and industrial fees are generally regulated by local governments and vary from customer to customer depending on such factors as frequency of collection, volume or weight of waste, type of equipment furnished by the Company, and distance from the customer site to the Company's disposal facility. Although rates for commercial and industrial customers in San Francisco are subject to negotiation and are not directly regulated, historically the Company's policy has been to raise these rates consistent with percentage increases in residential rates.

     Recycling and Waste Diversion. The Company provides a variety of recycling services, including material recovery services and other waste diversion services (collectively, "recycling services"), under arrangements with various local governments and directly with commercial customers. The Company collects recyclable materials through curbside pickup, high-rise office building pickup, restaurant and bar glass collection, curbside yard waste collection and neighborhood buy-back centers. Its recyclable material processing activities range from simple sorting and separating activities at its transfer stations and landfills to operation of three materials recovery facilities (each a "MRF"). The Company's sophisticated MRF in Marysville, California, processes selected mixed solid wastes through a series of mechanized conveyors, magnets, screens, chutes and hand-sorting lines to separate metals, glass, wood, paper, cement and other materials from the waste stream. Materials collected through recycling programs and recovered through the Company's operations are processed and, to the extent possible, sold on the open market. Such materials include paper, glass, aluminum and other metals. In recent periods, a substantial portion of the Company's recycling revenues have been derived from the sale of various grades of recycled paper and paper products. Prices of recyclable commodities are volatile and cause fluctuations in the Company's recycling revenues. In addition, the costs associated with mandated recycling efforts and the resulting increase in supply of, and reduction in sales prices for, recyclable materials place pressure on the Company's operating margins in its recycling operations. See "Risk Factors - Fluctuations in Prices for Recyclable Commodities."

     Transfer Stations. Solid waste is delivered to transfer stations by collection trucks operated by the Company, independent collection companies and self-haulers. Waste from industrial customers is typically sorted to divert certain easily separable materials such as large amounts of wood, metal or cardboard for recycling. The remaining solid waste, as well as all mixed residential refuse delivered to the transfer station, is compacted and placed in large trailers for transportation to landfills.

     The Company owns and operates six major transfer stations. Transfer station ownership allows the Company to exercise greater control over the waste stream from its collection operations and promotes greater efficiency in its recycling and waste transportation activities. As of June 30, 1996, over 80% of the waste delivered to these facilities comes from the Company's collection operations. Sanitary Fill, a wholly owned subsidiary of Norcal which operates the Company's largest transfer station, is located in San Francisco and processes and transfers approximately 2,400 tons of solid waste per day on average, of which approximately 87% comes from the Company's San Francisco collection operations. The City and County of San Francisco requires that all refuse collected in San Francisco by refuse collectors be deposited at Sanitary Fill. Sanitary Fill has agreed to indemnify the City and County of San Francisco and the owner of the landfill at which Sanitary Fill deposits a substantial amount of waste against damages and removal and remedial costs associated with the deposit of hazardous and certain other types of waste at the landfill. However, certain costs resulting from Sanitary Fill's indemnification obligations may be reimbursed under this agreement through a reserve fund maintained by the City and County of San Francisco, that is being funded by a rate surcharge over time up to a maximum of $15.0 million. As of June 30, 1996, the fund balance was $3.0 million. The Company's five other transfer stations process between approximately 100 and 300 tons of solid waste per day on average.


LANDFILLS


     The Company operates 28 landfills in California, five of which it owns and 23 of which are owned by local governmental entities. Each of these landfills generally accepts only non-hazardous waste. Two of its landfills also accept, on a limited basis, hazardous asbestos-containing waste or non-hazardous contaminated soils. Licensed engineers or geologists manage the Company's owned landfills, a practice which the Company believes improves its control over potential environmental risks.


     Landfills are divided into fill areas or "cells" for the deposit of waste. Before acceptance at the Company's landfills, waste quantities are weighed and loads are spot-checked for hazardous or other prohibited wastes in order to prevent their disposal at the landfill. At some of the Company's landfills, personnel inspect incoming loads for significant quantities of easily separable material for recycling or recovery. The balance of the waste is deposited in cells, compacted by heavy earth moving equipment and covered daily with a layer of soil. Environmental laws and regulations require the Company to prepare landfill cells by excavating the fill area and lining them with synthetic and clay soil composite liners. Upon completion of a cell, the Company applies a soil cover layer, and upon closure the landfill is covered by soil, synthetic and vegetative layers. These methods help maintain sanitary conditions and prepare the sites for post-closure use. See "- Environmental Regulation."

     Owners or operators of landfills face substantial liabilities, including environmental impairment liabilities, closure and post-closure maintenance obligations and corrective action obligations. With respect to all but one of the third party landfills currently managed by the Company, the Company is a contractor and is not the operator under the applicable permits. In those circumstances, the Company is not responsible for closure and post-closure maintenance obligation payments and the contracts governing the Company's activities indemnify it in certain circumstances, thereby reducing its exposure to environmental liabilities.

     Owned Landfills. The following table sets forth certain information about the five landfills owned by the Company:

                                                                                       APPROXIMATE
                                                                YEAR LANDFILL        LANDFILL ACREAGE
                                                                    BEGAN         ----------------------
            LANDFILL                       LOCATION              OPERATIONS       TOTAL(A)     PERMITTED
- --------------------------------  --------------------------    -------------     --------     ---------
B & J...........................  Vacaville, CA                      1964            640          256
Cummings Road(b)................  Eureka, CA                         1969            100           31
Ostrom Road(c)..................  Yuba County, CA                    1995            892          221
Pacheco Pass(d).................  Santa Clara County, CA             1963            136           65
Yuba-Sutter(e)..................  Marysville, CA                     1967            180          103

- ---------------
(a) Includes all contiguous acres at each site. Not all contiguous acres are permittable.

(b) The Company is currently in negotiations that may result in the closure of this landfill and the diversion of waste currently deposited there to a site owned by a third-party.

(c) The permit for this landfill was obtained in December 1993. The Company commenced construction and preparation of this site in the third calendar quarter of 1994. Site utilization began in the second calendar quarter of 1995.

(d) A portion of this landfill that is no longer in operation is owned by an unaffiliated party. Permitted acreage includes approximately 35 acres that can only be used for the disposal of concrete, asphalt and similar inert demolition waste due to the existence of geologic conditions unsatisfactory for landfill siting.

(e) Upon closure of this landfill, which the Company expects will occur by the end of fiscal year 1996, the waste stream is intended to be transferred to the Ostrom Road Landfill located 14 miles away.

     The Company's estimates of remaining landfill capacity are updated annually and are based, among other things, on the terms of existing permits, remaining permitted capacity and anticipated incoming waste volumes taking into account projected community growth rates. Based on its estimates, the Company believes it owns landfills with sufficient capacity to service each of the markets currently served for a minimum of seven years. Although certain of the Company's owned landfills have limited remaining capacity, the Company believes it will be able either to redirect waste being deposited at these landfills under existing contracts to Company-owned landfills with substantial remaining capacity or extend the life of the landfill by permitting additional acreage or redesigning the site. See "Risk Factors - Environmental Regulation and Potential
Litigation - Difficulty of Obtaining Landfill Permits."

     Of the waste deposited at Company-owned landfills for fiscal year 1995 approximately 85% was received from the Company's collection, waste diversion and transfer station operations and 15% was received from independent third party collectors, hauling companies and self-haulers.

     Operated Landfills. The Company currently operates 23 third party-owned landfills, 22 under contracts with the permitted operators and one under lease from the landfill owner. These landfills have approximately 2,150 permitted acres. Landfill operating agreements with third party owners generally provide for payment to the Company of a fee based on tonnage received. On November 1, 1995, the Company commenced operation of the nine remaining active landfills in San Bernardino County, bringing the total number of landfills operated by the Company in San Bernardino County to 17. Furthermore, as of the same date, the Company assumed primary responsibility for designing and implementing a strategic plan to identify and address the County's long-term waste disposal needs, and assumed specific responsibilities including operation of all active landfills, closure and monitoring of non-active landfills and identification, permitting and construction of new landfills. The Company's agreement with the County terminates on June 30, 2001. The Company, at its option, may extend the agreement for up to thirty more years, so long as the projected waste stream to the landfills meets certain levels. However, each party may earlier terminate the contract under certain circumstances, including, beginning July 1, 1999, termination by the County so long as it municipalizes such operations or uses a competitive procedure to select a contractor. The Company's business strategy includes (i) expanding its landfill management and other operational services to new municipalities and (ii) emphasizing its long-term waste management engineering and planning services as it has in San Bernardino County.

     In March 1995, the Company was awarded by competitive bid a five year contract to operate five landfills covering 703 permitted acres in San Diego County. The Company's other landfill operation is in Placer County in California and expires in 2001.

     Landfill Development. The Company regularly reviews the status of its owned landfills for opportunities to expand the operating capacity of such landfills. The Company has received approval to expand the unused, permitted capacity of one of its owned landfills to 256 acres. Assuming no material change in the landfill's service area and governmental compliance with legislated waste diversion goals, the landfill's expected remaining useful life will exceed 50 years. In 1993, the Company successfully completed permitting and, in 1995, began operations at a landfill in Yuba County, California that it began developing as a greenfield project in 1981. Covering 221 permitted acres, this landfill is the first new nonhazardous landfill in California to receive an operating permit since Subtitle D became effective in October 1993. Because the process of developing new landfills or expanding existing landfills is lengthy, complex and expensive there can be no assurance that the Company will be successful in its attempt to expand its landfills or develop new ones. However, such impediments to development and expansion of landfills are faced by the industry as a whole. See "- Environmental Regulation - Federal Regulation" and "Risk Factors - Changes in Legislation and Political Uncertainty - Difficulty of Obtaining Landfill Permits."

     Monitoring. The Company has implemented the environmental safeguards required by each applicable regulatory agency. Such safeguards include monitoring of groundwater and surface water quality and testing for possible landfill gas emissions. Environmental monitoring at the Company's landfills generally is performed by independent environmental engineering firms. Resulting data are compiled and reported directly to the applicable regulatory agency by the Company. Such monitoring typically takes place on a quarterly basis or more frequently if deemed appropriate by the Company.

     Financial Assurance Obligations. Extensive regulation of landfills not only affects their siting and operations but also imposes long-term obligations on landfill owners or operators to make substantial efforts to close landfills and maintain them following closure for at least 30 years. The Company believes that where it operates landfills owned by local governmental entities, those entities, as the holders of the relevant permits are responsible for closure and post-closure maintenance obligations. See "- Environmental Regulation - - State and Local Regulation - Closure/Post-Closure."

     For each landfill it owns, the Company is required to demonstrate financial assurance for closure and post-closure maintenance costs. The Company makes periodic deposits to trust funds so that at the time of landfill closure there will be sufficient amounts to fund the Company's current estimates for all closure costs and, under current California law, at least 15 years of post-closure maintenance costs. Beginning in April 1997, California law will require financial assurance for 30 years of post-closure maintenance. The Company generally has been successful in obtaining rate increases intended to allow funding for the full 30-year post-closure period by the time of site closure.


     The Company estimates, that as of September 30, 1995, the aggregate cost of its closure and 30-year post-closure requirements is approximately $55.6 million. As of June 30, 1996, the Company had recorded aggregate closure and post-closure liabilities in accordance with GAAP of approximately $25.0 million and had on deposit $19.3 million in closure and post-closure maintenance trusts consistent with regulatory requirements. The Company expects to make trust fund deposits of approximately $3.2 million in 1996 for closure and post-closure costs, and expects to make deposits of varying amounts for the foreseeable future. The Company believes that over time it will be able to recover virtually all of such costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 to Consolidated Financial Statements.



     California regulations also require the Company to provide financial assurance contingency funds for the initiation and completion of corrective action for certain possible releases of contaminants that may occur from its landfills into the groundwater, surface water or unsaturated zone, whether such releases occur before or after closure of the landfill. As of June 30, 1996, the Company had on deposit $0.4 million in corrective action trust funds and believes, based on estimates by independent consulting engineers, that an additional

$6.0 million will be required to be funded in corrective action trust funds in future years. The Company believes these are recoverable costs that may be passed on to ratepayers through inclusion in rate applications.



     Regulations amended in 1992 also require California landfill operators to demonstrate financial assurance to compensate third parties for bodily injury and property damage arising out of landfill operations. Under the method adopted by the Company, the regulations require funding of $1.0 million per landfill to a maximum of $5.0 million Company-wide. To satisfy this requirement the Company has established financial assurance mechanisms for each landfill and by July 1997 will need to fund an additional $0.1 million into trusts for this purpose. The Company has obtained an insurance policy for one of its landfills not covered by the method described above. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Other Cash Requirements."


     The foregoing estimates of closure, post-closure and corrective action liabilities and the related funding obligations are based on currently available information and current environmental and regulatory requirements and may change if applicable regulations or the assumptions relied on or, facts and circumstances relating to the Company's landfills change. See "Risk
Factors - Environmental Regulation and Potential Litigation."

SPECIAL WASTE AND HAZARDOUS WASTE

     The Company provides limited waste management services in connection with four types of special waste: medical waste, waste water sludge, asbestos and non-hazardous contaminated soils. Revenues from special and hazardous waste services collectively represented less than 4% of the Company's consolidated revenues in fiscal years 1993, 1994 and 1995 and have declined as a percentage of revenues from year to year.

     California's Water Resources Control Board has adopted a system that classifies landfills depending on the types of waste that may be received and the degree to which the wastes pose a threat to water quality. All but one of the landfills that the Company owns or operates in California are Class III landfills, and are not allowed to accept waste for disposal that is hazardous or otherwise likely to degrade water quality. The Company's B&J Landfill is a Class II landfill, and is allowed to accept non-hazardous waste that is capable of degrading water quality if not properly handled. In addition, the Company expects that completed or planned design changes and permit applications with respect to one other landfill will enable it to accept Class II waste.

     The Company generally is restricted under federal and state statutes from collecting hazardous or toxic wastes or from accepting them at its transfer station and landfill facilities. The Company, however, operates permanent household hazardous waste collection facilities in four communities and periodically collects household hazardous waste in other communities as part of special programs designed to help reduce deposits of hazardous waste in the solid waste stream. The Company also provides limited hauling and disposal services for asbestos and may also handle hazardous waste from its load checking activities at its facilities. The Company currently has no other plans to collect or dispose of hazardous or toxic materials.

PROPERTIES AND FACILITIES

     The principal properties of the Company consist of landfills, transfer stations, waste recovery facilities and other land and improvements. The Company owns an aggregate of 304 acres of property on which its California operations, maintenance, storage, warehousing and administration facilities are situated. It owns six major transfer stations, five of which are located at the Company's collection sites. The Company also operates three MRFs. The Company owns five landfills in California and approximately 2,938 acres on ten sites primarily in California that are used as a source of landfill cover, as potential expansion sites for Company operations or for other purposes.

     The Company owns a 496-acre quarry in Kansas City, Missouri that was originally purchased for development as a landfill. In 1991, the Company failed to secure approval for a landfill site from the Kansas City Council. In August 1995, the Company entered into a contract to sell the property for $4.2 million, conditioned on a number of events, including the acquisition by the potential buyers of government assistance in financing certain property remediation. Provided these conditions are met, the transaction is expected to close by the end of 1996. The contract grants the Company the right to repurchase a portion of the property for a term of ten years after the date of closing.

     The Company owns a 302-acre site situated in San Benito and Santa Clara Counties that formerly was used to spread waste water sludge. The soil quality suffered from such activities but was returned to normal agricultural condition in 1993. The Company may use it again to spread waste water sludge on a more limited basis and for other waste diversion activities.

     The Company's headquarters are located in approximately 22,000 square feet of leased office space in San Francisco, California, pursuant to a lease that expires in 1999. Under a lease expiring in 2007, the Company leases 24,000 square feet of industrial space in Oakland, California, where the Company's medical waste treatment and disposal subsidiary conducts business. The Company also leases several small parcels of real property in California, generally under short-term leases. See Note 7 to Consolidated Financial Statements.

COMPETITION

     The solid waste services industry is highly competitive and requires substantial capital, technical expertise and human resources. The industry is comprised of four large national waste service companies (WMX Technologies, Inc., Browning-Ferris Industries, Inc., USA Waste Services, Inc. and Laidlaw Waste Systems, Inc.) as well as numerous regional and local companies of varying sizes and competitive resources. Many of the Company's competitors have significantly greater financial and operating resources and a lower cost of capital than the Company and can take advantage of less capital intensive environmental regulatory financial assurance obligations than those with which the Company is required to comply. Additionally, in smaller markets, the Company may be at a competitive disadvantage with respect to regional and local companies which may have significantly lower operating costs. In its landfill activities, the Company also competes with cities and counties that conduct their own waste disposal services. These municipalities may have the advantages of access to tax revenues and tax exempt financings as well as the ability to direct the collection and disposal of waste in their respective jurisdictions.

     Most of the Company's collection operations are conducted pursuant to franchise agreements, permits and licenses that make the Company the exclusive provider of most waste services. However, each of these arrangements has a specific duration except in San Francisco, and the Company may become subject to competition if these arrangements are not extended prior to maturity. The Company competes for collection services primarily on the basis of service and price. Transfer station activities are often tied to collection operations so the same competitive considerations apply. Competition among landfills is based upon price, service and the proximity of the landfill to the waste generator. Competition for operation of landfills under contract is based on price and service. The Company believes that from time to time, competitors offer substantially lower prices for their services in an effort to expand market share or win a competitively bid municipal contract.

     The industry is undergoing significant consolidation, characterized by the acquisition of smaller regional and local operations by larger entities, the privatization of operations that local governments no longer wish to conduct and the reduced presence of smaller regional and local operations caused by the ability of larger entities to bid for franchises and contracts at prices such smaller operations cannot match. Because of the difficulty in obtaining approvals to operate in communities that already have established service providers, competition for the acquisition of other companies and price-related competition upon the renewal of existing contracts and franchises is increasingly intense. In addition, the Company believes that a number of its competitors have full-time personnel primarily dedicated to locating, evaluating, and securing business expansion opportunities and acquisitions--including environmental and regulatory experts, engineers, attorneys, lobbyists, financial and accounting personnel and finders. The Company does not have employees dedicated to acquisition or business expansion activity and may be at a competitive disadvantage if it is unable to identify, adequately evaluate or respond to business opportunities or incurs higher costs than are borne by its competitors. Accordingly, it may become uneconomical for the Company to make further acquisitions, or the Company may be unable to locate suitable acquisition candidates, particularly in markets the Company does not already serve. See "Risk Factors - Acquisition - Related Risks."

INSURANCE, BONDING AND LETTERS OF CREDIT

     The Company has environmental impairment liability insurance, which covers the sudden or gradual onset of environmental damage to third parties, on all owned and operated facilities. The current policy has a limit of $10.0 million per loss with an annual aggregate limit for all losses of $10.0 million, covering pollution conditions that result in bodily injury or property damage to third parties, including clean-up costs. The Company also has underground storage tank liability insurance to satisfy financial assurance requirements mandated under state and federal law. The current policy has a limit of $1,000,000 per loss with an annual aggregate limit for all losses of $1,000,000, covering pollution conditions emanating from the Company's locations which result in bodily injury or property damage beyond the boundaries of these locations.

     The Company carries a broad range of insurance coverage that it considers adequate to protect its assets and operations from "risk of loss." The Company's commercial general liability, business automobile liability, and umbrella and excess liability policies provide an aggregate of $50.0 million coverage for any single occurrence, subject to a variety of exclusions. Substantially all of the Company's present workers' compensation liabilities are self-insured and some of its pre-existing workers' compensation liabilities are self-insured; however, this liability is capped at a maximum of $350,000 per claim with workers' compensation insurance covering liabilities in excess of this amount. In addition, employee and certain retiree healthcare liabilities are self-insured. Norcal also provides director and officer and ERISA fiduciary insurance. See "Certain Relationships and Related Transactions - Directors and Officers Insurance" and Note 13 to Consolidated Financial Statements.

     The Company is required to post performance bonds in connection with certain contracts on which it bids. In addition, the Company is usually required to post a performance bond or a bank letter of credit at the time of execution of a municipal collection contract. Some of these performance bonds are secured by letters of credit posted by the Company. At June 30, 1996, the Company had available performance bonds outstanding in the aggregate amount of $24.8 million, and had provided its surety companies with letters of credit of approximately $5.8 million to secure the Company's obligations to indemnify the surety companies. If the Company were to be unable to obtain surety bonds or letters of credit in sufficient amounts or at reasonable rates, it might be precluded from bidding on certain contracts, entering into additional municipal collection contracts or obtaining or retaining landfill operating permits. See "Risk Factors - Competitive Industry."

     As of June 30, 1996, the Company had $3.6 million of additional letters of credit outstanding, most of which relate to workers' compensation deferred premiums and landfill operation contract matters.

ENVIRONMENTAL REGULATION

     The Company's business activities are subject to extensive and evolving regulation under various complex, and at times overlapping and conflicting, federal, state and local laws for the protection of public health and the environment. These laws, and the numerous regulatory bodies responsible for interpreting and enforcing them, impose significant restrictions and requirements on the Company's activities. The Company believes that such regulation will increase in the future.

     To operate landfills, transfer stations and other waste processing facilities, the Company must possess and maintain various governmental approvals, operating permits and licenses, and in certain instances, must secure various land use approvals. Obtaining approvals and permits to acquire, develop or expand solid waste management facilities is difficult, time-consuming and expensive, and is sometimes opposed by local citizen groups or other private parties. Once obtained, operating permits are subject under certain circumstances to modification or revocation by the issuing agency and may be altered by changing laws and regulations.

     The Company's operation of solid waste management facilities subjects it to certain operational, monitoring, site maintenance, closure and post-closure obligations, as well as financial assurance obligations relating to third party liability, corrective actions, and closure and post-closure maintenance. See "- Landfills - Financial Assurance Obligations."

     In the collection segment of the industry, regulation takes such forms as licensing collection vehicles, health and safety requirements, vehicular weight limitations, and, in certain localities, limitations on weight, area, and time and frequency of collection.

     In addition to costly and restrictive regulation, other factors, the long-term effects of which are unpredictable, may have a significant effect on the Company's operation of landfills. Increasing public opposition to the siting and operation of landfills is adding to the length of time required to obtain necessary permits and approvals for new landfills and the expansion of existing landfills. Moreover, there is a national trend to attempt to reduce the volume of solid waste and the dependence on landfill disposal by promoting source reduction, waste transformation, composting and recycling. Some states, such as California, have required that local jurisdictions adopt comprehensive waste reduction and recycling programs. See "- Landfills - Landfill Development" and "- State and Local Regulation - The California Integrated Waste Management Act."

     During the ordinary course of its landfill and other operations, the Company may from time to time receive citations, notices and comments from regulatory authorities that such operations are not in compliance with applicable environmental regulations. Upon receipt of such citations, notices or comments, the Company works with the authorities in an attempt to address the problem. In some instances, where the Company operates a landfill or transfer station pursuant to an agreement with a county or other governmental body, responsibility for the matters referenced in such citations, notices or comments lies with such governmental body. Failure to correct the problems to the satisfaction of the authorities could lead to fines or a curtailment or cessation of the landfill or transfer station's operations.

     Compliance with current or future regulatory requirements may require the Company to make capital and operating expenditures to maintain current operations or to initiate new operations. While the Company intends to apply for rate increases whenever possible to cover such increased costs, there is no assurance that it will be able to pass all or a portion of these costs on to its customers.

  FEDERAL REGULATION

     The principal federal statutes affecting the Company's business operations are:

     The Resource Conservation and Recovery Act of 1976 ("RCRA"). RCRA regulates the handling, storage, treatment, transportation and disposal of hazardous and non-hazardous wastes and requires states to develop programs to insure the safe disposal of solid waste. Subtitle D of RCRA establishes a framework for federal, state and local government cooperation in controlling the management of nonhazardous solid waste, and prohibits the operation of municipal solid waste landfills that fail to meet minimum federal standards for protecting human health and the environment. Under these regulations, state and local governments retain primary responsibility for ensuring enforcement and compliance with state and federal minimum standards by landfills within their jurisdictions.

     The United States Environmental Protection Agency (the "EPA") adopted regulations under Subtitle D of RCRA that provide minimum standards or criteria establishing location restrictions, design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements and corrective action requirements. These regulations establish stringent requirements for liner design, leachate (liquid that has leached from the landfill and become contaminated through contact with solid waste) collection systems, groundwater testing wells and methane gas control systems. A landfill that fails to meet the Subtitle D criteria will be deemed to be engaged in "open dumping" in violation of RCRA. Most of these regulations have been in effect in California for several years. The EPA has approved California's application to operate California's permitting program for solid waste landfills under Subtitle D. See "- State and Local Regulation."

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("Superfund" or "CERCLA"). CERCLA imposes liability for the investigation and clean up of, or natural resource damages from, facilities from which there has been, or is threatened, a release of a hazardous substance into the environment. Current owners or operators of the site, parties who were owners or operators at the time the hazardous substance was disposed of, and all generators or transporters of a hazardous substance that is released from a site are potentially responsible parties. Liability under CERCLA is strict, joint and several, meaning that it can be imposed upon any potentially responsible party without regard to fault or its respective contribution to the release. Thus, a party can be responsible even if it complied with all laws and regulations in effect at the time of the act giving rise to liability or has generated no more than a very small portion of a facility's contamination. Many of the more than 700 substances listed by the EPA as "hazardous substances" (including asbestos) can be found in household waste.

     CERCLA investigation and cleanup costs can be very substantial. Many of the sites addressed under CERCLA are or were municipal solid waste landfills that ostensibly never received hazardous wastes. Even if the Company's landfills never received hazardous wastes as such, one or more hazardous substances may have come to be located at these landfills. The same is true of other industrial properties owned or operated by the Company. If the Company were to be found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold the Company completely responsible for all investigative and remedial costs, even if others were also liable. The Company's ability to obtain reimbursement from others for their allocable share of such costs would be limited by the Company's ability to locate such other responsible parties and to prove the extent of their responsibility and by the financial resources of such other parties. Legislation has been introduced in Congress which, if passed, would limit the liability of municipalities and others under CERCLA as generators and transporters of municipal solid waste. If such legislation becomes law, the Company's ability to seek contribution from municipalities for CERCLA cleanup costs would be limited even if the hazardous substances requiring remediation at one of the Company's facilities were generated or transported to the facility by a municipality.

     The Federal Water Pollution Control Act (The "Clean Water Act"). The Clean Water Act regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites, into surface waters of the United States. If runoff or leachate from the Company's landfills is discharged into waters of the United States, the Clean Water Act would require the Company to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in the discharge. Also, under new federal storm water regulations, many landfills, transfer stations and other Company operations are now required to obtain storm water discharge permits and to develop a storm water pollution prevention and monitoring program.

     The Clean Air Act. The Clean Air Act, as amended, provides for federal, state and local regulation of emissions of air pollutants into the atmosphere. The EPA has proposed new source performance standards regulating air emissions of certain pollutants (methane and non-methane organic compounds) from municipal solid waste landfills. The EPA may also issue regulations controlling the emissions of particular regulated air pollutants from municipal solid waste landfills. In addition, the EPA has issued standards regulating the handling of asbestos-containing materials.

     Occupational Safety and Health Act of 1970 ("OSHA"). OSHA establishes certain health and safety standards for the workers employed by the Company. Various of these standards, including standards for notices of hazards, safety in evacuation, and the handling of asbestos, may apply to certain of the Company's operations.

  STATE AND LOCAL REGULATION

     Each state in which the Company now operates or may operate in the future has laws and regulations for the protection of human health and the environment that affect various operations of the Company. These laws and regulations govern, among other things, solid waste disposal, water and air pollution and, in most cases, the design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. Among the principal California statutes affecting the Company's business operations are:

     The California Integrated Waste Management Act . The California Integrated Waste Management Act of 1989 establishes a framework for the regulation of landfills and other solid waste facilities in California

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

through a system of solid waste facilities permits administered jointly by the California Integrated Waste Management Board (the "Waste Board") and the local enforcement agency (generally a county health or environmental department). Periodic site inspections and permit reviews are undertaken by the local enforcement agency to ensure that the landfill operations comply with current health, safety and environmental regulations. Among those regulations are minimum performance standards for proper operation, closure, post-closure maintenance and ultimate re-use of landfill sites to assure that public health and safety and the environment are protected from pollution due to the disposal of solid waste.

     The California Integrated Waste Management Act also requires each local government to divert 25% of its waste from landfill disposal through source reduction, recycling and composting. This required level will increase to 50% by the beginning of calendar year 2000. Compliance with these diversion goals could substantially reduce the tonnage of waste deposited in the Company's landfills.

     Closure/Post-Closure. A part of the California Integrated Waste Management Act known as the Eastin Statute requires landfill owners and operators to (i) develop closure and post-closure maintenance plans and submit plans to both the Waste Board and the applicable regional water quality control board for approval, (ii) prepare an estimate of closure and post-closure maintenance costs, and (iii) establish a mechanism acceptable to the Waste Board to demonstrate financial responsibility for such estimated costs.

     Regulations under the Eastin Statute (the "Eastin Regulations") impose closure and post-closure requirements governing the removal of structures, decommissioning of environmental control systems, construction and maintenance of final cover, grading, drainage and site face, slope protection and erosion control (revegetation), leachate control and monitoring systems, groundwater monitoring facilities and landfill gas monitoring and control systems. Landfill owners and operators must submit preliminary closure and post-closure maintenance plans at the time of the application for any existing solid waste facilities permit review or upon the first application for a permit. Existing permit reviews generally occur in connection with modifications of the permit or, if earlier, five years following the most recent permit review. In addition, final closure and post-closure plans must be submitted two years before the anticipated date of landfill closure. The EPA has approved California's application to operate its existing solid waste program under Subtitle D.

     The Eastin Regulations require the owner or operator of each landfill to
(i) estimate the costs associated with closing the landfill in accordance with the foregoing requirements, including the costs of conducting post-closure maintenance for a period of at least 30 years after closure, (ii) certify such cost estimates to the Waste Board and the local enforcement agency, and (iii) demonstrate that the owner or operator has the financial resources to conduct closure and post-closure maintenance activities. One of the means by which an owner or operator can demonstrate financial assurance is to establish a statutory trust fund whereby the owner or operator is committed to make yearly contributions over the remaining life of the landfill. This is the primary mechanism used by the Company for the landfills that it has responsibility for closing. Each year's minimum trust fund deposits are based upon a regulatory formula using the ratio of the landfill's annual capacity filled, to the remaining permitted capacity, multiplied by the remaining cost estimate to be funded. Because these costs can be substantial, the annual trust fund contributions can have a significant impact on the Company's cash flow. See
"- Landfills - Financial Assurance Obligations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Hazardous Waste Control Law and Carpenter-Presley-Tanner Hazardous Substance Account Act . The California Environmental Protection Agency's Department of Toxic Substances Control has broad authority under the Hazardous Waste Control Law, similar in many respects to Subtitle D of RCRA, to regulate generators and transporters of hazardous waste and facilities that treat, store or dispose of hazardous waste. California also has enacted the Carpenter-Presley-Tanner Hazardous Substance Account Act, which is the state's "Superfund" law, with provisions similar to those of the Federal CERCLA.

     The Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"). The Porter-Cologne Act regulates the discharge of waste that may affect waters of California, whether surface or subsurface, and whether by point or non-point sources of discharge. This would include the discharge of waste into a landfill. Each discharger must file a report of waste discharge with the regional board having jurisdiction over the location of the proposed discharge, and the regional board issues a permit, known as "waste discharge

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

requirements," that limits the quantity and manner of the discharge to meet water quality standards and to ensure the protection of beneficial uses of the receiving waters. Pursuant to the Porter-Cologne Act, in 1984, California adopted regulations imposing design, siting, and operational standards for waste disposal sites to minimize the extent to which landfill runoff and leachate may pose a threat to surface or groundwater quality. These standards also apply to new or expanded waste disposal facilities.

     The federal Clean Water Act allows states to assume the EPA's responsibilities over point source discharges of pollutants into surface waters. California has assumed those responsibilities under the Porter-Cologne Act.

     California has also adopted regulations requiring owners and operators of landfills to provide financial assurance for the initiation and completion of corrective action for known or reasonably foreseeable releases of contaminants from landfills into the groundwater, surface water or unsaturated zone.

     Other States' Regulation. Although almost all of the Company's business is currently conducted in California, the Company has historically and in the future may conduct business in other states with statutes similar to California's that would regulate the Company's handling, transportation and disposal of waste, and the design, operation, maintenance, closure and post-closure care of solid waste disposal facilities and underground storage tanks ("USTs") regulation. These states may have additional rules with which the Company would have to comply.

     See "- Landfills - Financial Assurance Obligations," "- Specific Environmental Issues" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for information concerning required capital expenditures incident to compliance with the foregoing laws and regulations.

     Underground Storage Tank Regulation. USTs in California are regulated by federal law under RCRA and by a California law that closely parallels the requirements of the federal law and by local regulation. These regulations contain extensive requirements relating to monitoring, leak detection and prevention, permitting, reporting, and other matters, including the required removal or closure in place of tanks that are no longer in use. In connection with its business operations, the Company maintains numerous USTs, all of which are used for the storage of petroleum products, a hazardous substance.

     Since commencement by the Company of a program for removal of all single-walled underground fuel and oil tanks, 54 of the 68 USTs proposed to be removed under the program have been removed and the associated contaminated soil has been remediated. The Company plans to remove the remainder of the tanks by 1998. Removing USTs can be costly because of the possibility of discovering contaminated soil and contaminated groundwater, and the need to remove or remediate such contamination. Based upon its experience in its UST removal program, the Company expects that removal of the remaining 14 USTs will cost approximately $0.6 million over three years, exclusive of any material remediation that is subsequently determined to be necessary. With the exception of three sites at which the Company anticipates that up to an additional $0.8 million may be required to remediate contamination the Company is not aware of any USTs that will require significant soil or groundwater remediation. However, in most instances the Company has not conducted soil or groundwater testing sufficient to assess fully the extent and cost of required remediation. These costs will not be known until such tests are completed or the USTs are removed. See "- Specific Environmental Issues - Los Altos Garbage" and "- Tunnel and Beatty Site."

     Owners and operators of USTs containing petroleum also must demonstrate financial responsibility to pay for corrective action and third party claims arising from a release from their USTs. The Company has purchased insurance to make this demonstration.

     Flow Control. Many states and municipalities attempt to direct the flow of municipal solid waste through a variety of means, including the passage of laws and ordinances requiring solid waste to be processed or disposed at a particular facility. In addition, some municipalities grant franchises and permits that have the effect of limiting who may collect solid waste and where such waste may be brought for disposal. In 1994, the United States Supreme Court, in the case of Carbone v. Town of Clarkstown, held unconstitutional a local ordinance that required all solid waste generated within or brought into the locality to be disposed of at a particular transfer station that the town had guaranteed a certain minimum tonnage of solid waste, in order to help finance the construction of the transfer station. The Court held that the ordinance discriminated against interstate commerce by allowing only the favored facility to process solid waste from the town and effectively

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

"hoarding" commerce in the service of processing solid waste for the benefit of local economic interests. The Court found that the primarily economic reasons for enacting the ordinance could not justify the law's discrimination against interstate commerce.

     Although the Company believes there are many significant differences between the facts in Carbone and the circumstances relating to the collection franchises, permits and agreements held by the Company (including the San Francisco permits and the Waste Disposal Agreements) and to government actions related to such franchises, permits and agreements, it is possible that these franchises, permits and agreements could be challenged under a similar rationale. In that event, the municipalities involved would have to show that these flow control mechanisms (i) do not regulate interstate commerce, (ii) do not discriminate against interstate commerce and do not impose an excessive burden on interstate trade in relation to the total benefits conferred; or (iii) are necessary to advance legitimate local interests. There can be no assurance that such franchises and permits would be upheld.

     Bills that would exempt certain ordinances and facilities from the potential impact of Carbone have been presented to the United States Congress. At present, it is impossible to know in what form such a bill, if any, will pass the Congress. Although these bills appear to be intended to limit, rather than broaden, the scope of Carbone, there can be no assurance that a bill will not be enacted that will adversely affect the legality of exclusive franchises, agreements or permits under the interstate commerce clause.

SPECIFIC ENVIRONMENTAL ISSUES

     Cummings Road Landfill. In 1987, contamination was confirmed in the groundwater underlying and in the vicinity of the Company's Cummings Road Landfill in Humboldt County, California. Investigations indicated that the landfill was the source of the contamination. In response to civil claims, the Company made cash payments, restricted use of certain property, exchanged property and provided bottled water to certain nearby residents. As part of a revised corrective action plan submitted to and in 1994 approved by the Regional Water Quality Control Board various landfill improvements have been made or are under construction including a trench to intercept upgradient groundwater to divert it away from the landfill. The Company currently estimates $5.2 million of corrective action costs, $1.9 million of which it has already paid. The Company is in the process of negotiating with the County of Humboldt regarding the mechanism by which the County will satisfy its obligation for reimbursement of such remediation costs at the landfill by the end of the current disposal agreement on September 30, 1998. In addition, the Company is currently extending a municipal water line to certain residents downgradient of the landfill. The Company plans to seek indemnification from third parties for a portion of the estimated $1.9 million cost of the water line, of which $1.0 million has already been spent. See "- Landfills - Owned Landfills," "- Financial Assurance Obligations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     West Coast Recycling. In 1988 and 1989, two areas of hydrocarbon contamination were discovered under property operated by West Coast Recycling Co., a subsidiary of Norcal, in San Francisco. One area was contaminated by an undetermined source. A monitoring well installed in 1989 indicates that the groundwater has not been affected. Based upon investigations by independent environmental consultants, the Company believes that a substantial portion of the contamination at the other area originated from an off-site UST. The Company is continuing its investigation into the extent of contamination in both areas. Based on its assessment of the investigations and estimates of the independent environmental consultant, the Company believes that costs associated with the remediation of both areas will range from $70,000 to $400,000, the latter estimate based on the assumption that remediation of the groundwater and other remedial actions will be required. However, there can be no assurance that more extensive and costly efforts will not be required. The Company will seek to hold the responsible parties liable for those costs and is attempting to address the issue with the neighboring tank owner. However, there can be no assurance that the Company's efforts will be successful or that such parties will have the financial resources to cover those costs.

     Tunnel and Beatty Site. Several areas of hydrocarbon contamination of soil and groundwater resulting from underground storage tanks were found at this Company-owned site located on the border of San Francisco and San Mateo Counties. A portion of this site was formerly operated as a landfill. The Company is continuing its investigation of the extent of the contamination at this site and in 1993 submitted a summary report and work plan for preliminary assessment to the San Mateo County Environmental Health Services, the lead agency on this site. The plan only calls for monitoring of this site. The agency concurred with the proposed work plan, but requested soil borings to evaluate the soil contamination. The Company is in the process of implementing the work plan. The Company believes that, at this time, groundwater monitoring rather than remediation will be required. The Company estimates that the cost of remediating or disposing of contaminated soils may be as high as $400,000. However, there can be no assurance that greater contamination will not be found or that more extensive and costly efforts will not be required to remediate this site.

     Los Altos Garbage. In 1982, Los Altos Garbage Company, a subsidiary of Norcal, experienced a 3,000-gallon gasoline leak from an underground tank. Studies by independent environmental consultants indicated that leaks from off-site sources also may have affected this site. Remedial actions are currently underway, and although the precise cost of remediation is not known, the Company's independent environmental consultants have estimated that the initial cost will be $245,000, with additional costs of approximately $25,000 in each of the next five years. On March 5, 1996, the Company sold the property containing the contamination to an unrelated third party pursuant to an agreement (the "Los Altos Agreement") whereby the Company would be responsible for the first $175,000 of costs incurred in connection with the remediation of said contamination and the buyer would be responsible for the next $400,000, including a minimum of $200,000 for the operation, maintenance and monitoring of a groundwater treatment system. In addition, the Los Altos Agreement calls for the Company to bear a portion of the remediation expenses incurred with respect to any new contamination discovered at the site during the next six years, up to a maximum additional liability of $175,000.

     Sierra Point Landfill. On March 25, 1996, the California Regional Water Quality Control Board (the "Regional Board") issued a formal request for information pursuant to the California Water Code to Sunset Scavenger Company ("Sunset"), a subsidiary of Norcal, regarding Sunset's ownership, prior to 1980, of the now closed Sierra Point landfill in the City of Brisbane. Preliminary research indicates that landfilling ceased at the site prior to 1972 and closure work was completed by 1982. The Regional Board issued the information request in connection with its review of the existing Waste Discharge Requirement ("WDRs") order for the landfill. On April 17, 1996, the Regional Board adopted updated WDRs naming seven parties, but not Sunset or Norcal, as responsible for performing specified post-closure landfill monitoring, maintenance and, potentially, corrective action or work at the landfill if monitoring indicates that is necessary. Although neither Sunset nor Norcal were named in the WDRs, the Regional Board staff stated at the April 17, 1996 hearing that they may propose to add Sunset or Norcal as parties to the WDRs or to a site cleanup requirements ("SCRs") order in the future. Sunset is preparing its response to the information request, but it is not possible at this stage of the administrative proceeding to determine what, if any, Sunset or Norcal's liabilities may be at the landfill. If Sunset or Norcal ultimately are named in the WDRs or SCRs order, either or both may be required to fund or perform a share of the post-closure work. Such work could include pumping and treatment of landfill leachate, if monitoring demonstrates that such work is necessary. Sunset and Norcal currently are not able to estimate the costs that may be associated with such work.

     In the ordinary course of its business, the Company has incurred environmental liabilities at some of its sites including soil and water contamination. Although the Company believes the environmental liabilities at these sites will not have a material adverse effect on the Company, there can be no assurance that such liabilities will not be material or that other material liabilities will not arise in the future at these or other sites.

EMPLOYEES


     At June 30, 1996, the Company employed approximately 1,900 persons, of whom approximately 240 were local managers or corporate executives, 1,390 were hourly employees involved in collection, transfer, materials recovery and disposal operations, and 270 were sales, clerical, data processing or other administrative employees. At June 30, 1996, approximately 65% of the Company's employees were represented by labor unions under collective bargaining agreements expiring on various dates through 1997, including 38% of the Company's employees who are represented by agreements expiring by December 31, 1996.



     At the Company's headquarters, approximately 65 employees perform central functions including administration, personnel, accounting, environmental control, and data processing.


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

LITIGATION AND RELATED MATTERS

     Litigation Regarding the ESOP Notes. On August 9, 1995, Norcal and the ESOP reached the Settlement with certain holders of ESOP Notes (the "Plaintiffs") who, on July 29, 1994, filed two lawsuits (the "Actions") against Norcal, the ESOP, and various parties to which Norcal has certain indemnification obligations, including past and present directors and officers of Norcal, members of the ESOP Administrative Committee, and banks that acted as financial advisers, trustees or lenders to Norcal. The named defendants, in addition to Norcal and the ESOP, were: Bank of America, Security Pacific National Bank, Chase Manhattan Bank, Bank of California, California Federal Bank, Michael J. Sangiacomo, Manuel C. Conte, Peter Gardella, John DeMartini, Fiore Garbarino, John B. Molinari, Leroy Moretti, Robert L. Anderson, Archie Humphrey and James Paye. Norcal defrayed the legal expenses of certain defendants, including those of Messrs. Sangiacomo and Molinari. The complaints alleged claims for fraud, fraudulent concealment, negligent misrepresentation, constructive fraud, breach of fiduciary duty, negligence, breach of contract, breach of indenture, tortious breach of implied covenant, breach of implied contract, tortious interference with contract, unjust enrichment, money due on notes, and violations of ERISA. The Actions were each entitled Abraham, et al.
v. Norcal Waste Systems, Inc., et al., Case Nos. C94-3076 CAL and C94-2730 CAL, in the United States District Court for the Northern District of California.

     The suits arose out of the 1986 transaction in which the ESOP purchased Plaintiffs' stock in one of Norcal's predecessors in exchange for cash and the ESOP Notes (the "1986 Transaction"), the merger of Norcal's two predecessors in 1987 (the "1987 Transaction") and the 1990 merger of the Excel Environmental, Inc. employee stock ownership plan into the ESOP (the "1990 Transaction"). On June 30, 1995, the court granted partial summary judgment to Plaintiffs in connection with the cause of action for breach of the indenture governing the ESOP Notes (the "ESOP Notes Indenture") against Norcal, the ESOP, and Security Pacific National Bank in its role as the ESOP Notes Indenture trustee (and Bank of America as successor to Security Pacific National Bank). The court held that the ESOP Notes Indenture had been breached because the ESOP Notes had not been redeemed in connection with the 1987 and 1990 Transactions. The court reserved ruling on the defendants' cross-motions for summary judgment on this cause of action, which were based on grounds, among others, that the claim was barred by the applicable statute of limitations and, as to Norcal, by the provisions of the ESOP Notes Indenture that prohibit recourse against Norcal.

     Pursuant to the Settlement, on November 21, 1995, Norcal paid, and provided funds to the ESOP to pay, a total of approximately $36.8 million to the Plaintiffs and certain other noteholders (collectively, "Settling Plaintiffs") who, together, held all but four of the ESOP Notes, representing outstanding principal and accrued interest totalling approximately $51.6 million as of September 30, 1995. Norcal agreed to continue to provide certain post-retirement health and welfare benefits to certain Settling Plaintiffs until the earlier of resolution of Settling Plaintiffs' reserved claims against third parties and October 1, 2000.

     As part of the Settlement, the Settling Plaintiffs' ESOP Notes were satisfied in full and cancelled, and Settling Plaintiffs released all claims arising out of any of the events alleged in the Actions, based on the ESOP Notes or the ESOP Notes Indenture, or relating to Settling Plaintiffs' capacities as noteholders or former shareholders of Norcal, against all defendants, including Norcal and the ESOP, and related entities such as their past and present officers, directors, employees, agents, attorneys, subsidiaries, affiliates, and everyone else involved in the events alleged in the Actions (the "Released Parties"), with one exception. Settling Plaintiffs have not released and are permitted to proceed upon claims (the "Excluded Claims") in Action No. C94-3076 CAL against certain banks (and counsel to one of them) based upon their roles as former trustees under the ESOP Notes Indenture, but only insofar as those claims are not indemnifiable under a provision of the ESOP Notes Indenture that requires indemnification of the trustee by the ESOP for liability incurred without the trustee's negligence or bad faith. Those banks are defendant Security Pacific National Bank (and defendant Bank of America solely as successor to Security Pacific) and U.S. Trust Company of New York (and its counsel, neither of which is currently a defendant), which succeeded Security Pacific National Bank as the ESOP Notes Indenture Trustee (collectively, Security Pacific National Bank (and Bank of America, as successor), U.S. Trust and its counsel are referred to as the "Indenture Trustee Parties"). In Action No. C94-3076 CAL, Plaintiffs dismissed with prejudice all claims against all defendants except Bank of America and Security Pacific National Bank. Action No. C94-2730 CAL was dismissed with prejudice in its entirety.

     The Settlement provides that Settling Plaintiffs shall indemnify Norcal, the ESOP and certain related persons, including Norcal's and the ESOP's current counsel and financial advisers and past and present officers, directors, affiliates and subsidiaries (collectively, the "Indemnified Norcal Parties"), against claims brought against any of the Indemnified Norcal Parties by the Indenture Trustee Parties or any of the Released Parties arising out of the Excluded Claims (the "Indemnified Claims"), including any claims against Norcal for indemnification that may be brought by Released Parties who are sued by the Indenture Trustee Parties as a result of Settling Plaintiffs' pursuit of the Excluded Claims. Settling Plaintiffs' indemnification extends to reasonable attorneys' fees and costs incurred in connection with such Indemnified Claims, with the exception of Norcal's and the ESOP's own defense costs. The indemnity is to be paid from certain funds to be placed in escrow (the "Escrow Account") and not disbursed to Settling Plaintiffs until the later of the resolution of all Indemnified Claims or, if no Indemnified Claims are brought, then nine months after deposit. No Settling Plaintiff is personally liable on the indemnity beyond his, her or its interest in or distribution from the Escrow Account. The funds to be placed in the Escrow Account consist of (i) any amounts Settling Plaintiffs recover from the Indenture Trustee Parties (the "Escrowed Recovery"); and (ii) a deferred settlement payment by Norcal, to be paid on the earlier of the fifth anniversary of the effective date of the Settlement and final resolution of Settling Plaintiffs' claims against the Indenture Trustee Parties, in the amount of $500,000 reduced by the amount of reasonable attorneys' fees and costs as to which Norcal or the ESOP is contractually obligated to provide indemnification and/or reimbursement incurred by Indemnified Norcal Parties (exclusive of Norcal and the ESOP) after September 30, 1995 in defense of claims arising out of Settling Plaintiffs' pursuit of the Excluded Claims (the "Deferred Settlement Payment"). Norcal believes that the prospect of any material unreimbursed recovery against Norcal (other than described below), by the Indenture Trustee Parties or otherwise, arising out of Settling Plaintiffs' pursuit of the Excluded Claims is remote, given these mechanisms in the Settlement.


     The Settlement requires that Norcal and the ESOP cooperate with Settling Plaintiffs in bringing an action regarding the enforceability and scope of any indemnity or other liability of any Released Parties as may be reasonably necessary to resolve any claim of such liability brought by any of the Indenture Trustee Parties. The Indenture Trustee Party defendants have asserted that Norcal and the ESOP have continuing indemnification obligations to them in connection with Settling Plaintiffs' pursuit of the Excluded Claims. On June 19, 1996, Norcal and the ESOP moved to intervene in Action No. C94-3076 CAL to bring a declaratory relief action establishing that they have no obligation to indemnify the Indenture Trustee Party defendants following the Settlement. If the court allows the filing of the declaratory relief action, it is possible that the Bank may file counterclaims against Norcal and/or the ESOP arising out of the Settlement or the events alleged in Action C94-3076 CAL.


     On September 29, 1995, the court entered an order in Action No. C94-3076 CAL (the "Good Faith Determination") finding that the Settlement was fair and made in good faith under all applicable legal standards, including California Code of Civil Procedure sections 877 and 877.6. The court barred, and enjoined the prosecution of, any claim against the Released Parties, including Norcal and the ESOP, by any other joint tortfeasor (including Bank of America or Security Pacific National Bank) for full or partial equitable comparative contribution or full, partial or comparative equitable indemnity, based on comparative negligence or comparative fault, however captioned or styled, that is based upon, arises out of, or in any way relates to the released claims. The United States Court of Appeals for the Ninth Circuit denied Bank of America's petition for writ of mandamus seeking, among other things, the vacating of the Good Faith Determination. If, as the result of an appeal from a judgment, or otherwise, the Good Faith Determination were reversed, vacated or modified in such a way that the Indenture Trustee Parties were not prohibited from proceeding against some or all of the Released Parties on such claims for implied equitable indemnity and contribution, the Settling Plaintiffs' indemnification of Norcal and related parties would still extend to such claims.

     To the extent that, as a result of Settling Plaintiffs' pursuit of the Excluded Claims, the Indenture Trustee Parties or any other Released Parties bring additional claims against Norcal, the ESOP, or other parties to which Norcal or the ESOP has indemnification obligations (the "Additional Claims"), such claims will be covered by Settling Plaintiffs' indemnity, and any liability or legal expenses incurred by Norcal (other than its own or the ESOP's defense costs), either directly or as a result of its indemnification obligations, will be payable from the Escrowed Recovery, if any, and the Deferred Settlement Payment. Thus, if Additional Claims are filed, Norcal will bear its own and the ESOP's defense costs and the legal expenses of any parties Norcal has indemnified that are named in such Claims; but the legal expenses of such indemnified parties will be recoverable from the Escrowed Recovery, if any, and the defense costs incurred by the Indemnified Norcal Parties as to which Norcal or the ESOP has contractual indemnification obligations will reduce the Deferred Settlement Payment. While there is a possibility that the funds in the Escrow Account could have been disbursed by the time such expenses are incurred and Norcal then would have to collect against the more than 152 Settling Plaintiffs, Norcal believes such eventuality is remote.

     Norcal believes that it is unlikely that it would be liable to pay an amount in damages on the Additional Claims that is materially greater than any recovery by Settling Plaintiffs from the Indenture Trustee Parties (aside from any liability for the Indenture Trustee Parties' litigation expenses), and thus any award of damages (aside from such expenses) on the Additional Claims is not likely to exceed the Escrowed Recovery (before reduction for indemnified defense costs). Norcal believes that the only meaningful potential exposure to Norcal is that Norcal and the ESOP may bear, in addition to their own legal expenses, the legal expenses of persons and entities indemnified by them with respect to these matters.

     On November 21, 1995, the ESOP paid the holders of the four remaining ESOP Notes, who were defendants in the Actions, a total payment of approximately $937,400, funded by a loan from Norcal, in exchange for cancellation of their ESOP Notes, which represented outstanding principal and accrued interest totalling approximately $1.4 million as of October 31, 1995, and releases equivalent to the ones provided by the Settling Plaintiffs.

     Department of Labor Matter. On October 19, 1995, Norcal and the Secretary of the United States Department of Labor (the "Secretary") settled matters arising out of the Secretary's investigation of certain employee benefit plans sponsored by Norcal or its predecessors, which encompassed the 1986, 1987 and 1990 Transactions, as well as a transaction involving investments by certain of the Company's pension plans (the "Plans"), through Bank of America (the "Bank"), the trustee of the Plans, in Techno-Therm, Inc., a Colorado corporation in which Mr. Sangiacomo and certain former executive officers of Norcal also invested (the "Techno-Therm Transaction"). Pursuant to the settlement (the "Norcal-Secretary Settlement"), the $3.5 million settlement payment, which was fully funded by insurance proceeds, was allocated between the Plans in amounts determined by the Secretary and the Internal Revenue Service to be sufficient to correct in full any "prohibited transactions" with respect to the Techno-Therm Transaction, with $45,000 deposited in one of the Plans. The remainder of the settlement payment was deposited in the ESOP, which used the proceeds to pay a portion of its debt to Norcal. Among other things, the Norcal-Secretary Settlement required the Plans' assets, with certain exceptions, to be managed by an "investment manager" within the meaning of ERISA. The Secretary released claims against Norcal, the Plans and certain related persons, including officers, directors, agents, fiduciaries, advisers and attorneys; the Secretary did not release claims (the "DOL Excluded Claims") arising out of the Techno-Therm Transaction against the Bank as trustee for the Plans, except insofar as the Bank was entitled to indemnity from Norcal on such claims.

     On February 14, 1996, the Secretary filed an action against the Bank on the DOL Excluded Claims alleging ERISA violations, entitled Reich v. Bank of America, NT & SA, No. C 96-0583 CAL, in the United States District Court for the Northern District of California (the "Bank Action"). Norcal intervened in the Bank Action to bring a declaratory relief action asserting that Norcal had no indemnity obligations to the Bank in connection with the Bank Action.

     On March 29, 1996, the Bank and the Secretary entered into a settlement of the Bank Action (the "Bank-Secretary Settlement"), which was conditioned on Norcal and the Plans issuing releases of the Bank. The Bank paid to the Plans the aggregate amount of $4.0 million; and the Bank released Norcal, the Plans and certain related persons, including officers, directors, agents, fiduciaries, advisers and attorneys, from all claims, including indemnification claims, relating to the Techno-Therm Transaction, the Bank-Secretary Settlement or the Norcal-Secretary Settlement. The Bank Action and Norcal's declaratory relief action were dismissed with prejudice. The Bank's $4.0 million aggregate payment to the Plans will reduce their pension liability balance and consequently reduce the Company's stockholder deficit.

     IRS Dispute. The Internal Revenue Service (the "Service") is currently conducting an audit of the Company's income tax returns for the fiscal years ending September 30, 1988 through 1991. The Service is also examining certain transactions involving employee benefit plans sponsored by the Company.

     Although the Service has not completed its income tax audit, it has proposed a number of adjustments (some of which have been agreed to by the Company), and may propose additional adjustments. Thus far, the Service has stated that it does not (i) believe the Company should be permitted to deduct post-retirement health and welfare benefits paid to former employee-shareholders of Norcal's predecessors on the grounds that such benefits should be treated as additional purchase price consideration for the stock acquired from such shareholders and therefore must be capitalized, or (ii) agree with the manner in which the Company has calculated certain deductions related to its landfill closure and post-closure costs. The Company has advised the Service that it intends to challenge vigorously the Service's proposed treatment of the post-retirement health and welfare benefits and the landfill closure and post-closure costs.

     Due to the existence of substantial net operating losses generated during the years covered by the audit and the establishment of appropriate reserves, the Company does not believe that the income tax adjustments proposed by the Service will have a material adverse effect on the financial condition of the Company. However, certain income tax deductions that would otherwise be available to the Company in future periods may be substantially reduced or deferred.

     The Service has also asserted that the role played by a subsidiary of Norcal in connection with the investment by certain of the Company's pension plans in the Techno-Therm Transaction constituted a "prohibited transaction" for which the Company is liable for penalties under the Code. The Company disagrees with the Service's assertion, but has nevertheless reached agreement with the Service and the Department of Labor regarding certain aspects of the transaction that would permit the Company to resolve this matter in a way that would not have a material adverse effect on the Company's financial condition.

     The Service is also investigating the transactions pursuant to which the ESOP acquired and subsequently disposed of Excel Environmental, Inc., and in accordance with that investigation, the Service has sought technical advice from its national office as to how the Excel transaction and related events should be treated for tax purposes. The Service's auditors requested specific guidance, among other things, as to: (i) whether the ESOP acquired impermissible assets upon the merger of the Excel ESOP into the ESOP or otherwise should be subject to sanctions (including possible revocation of its qualified status) by reason of its participation in the acquisition and subsequent disposition of Excel,
(ii) whether the Company should be subject to so-called "prohibited transaction" taxes by reason of its role in the acquisition and disposition of Excel by the ESOP, and (iii) what the resulting income tax consequences of the Excel transaction should be to the Company, the former Excel shareholders, the Excel ESOP and the ESOP in light of the resolution of the foregoing issues. In conjunction with the Service's request for technical advice, the Company provided a detailed position paper setting forth why the Company believes there should be no adverse tax consequences to the Company or the ESOP as a result of the Excel transaction. The Company has been orally advised by the Service that it intends to issue a technical advice memorandum that generally concurs with the views espoused by the Company as to how the Excel transaction should be treated for tax purposes. Accordingly, the Company believes this matter will be resolved in a manner that will not have a material adverse effect on the Company's financial condition.

     Other Matters. From time to time, in the normal course of its business, the Company may become subject to various judicial and administrative proceedings involving federal, state or local agencies. The Company could incur substantial legal expenses during the course of such proceedings and the outcome of one or more of these proceedings could have an adverse impact on the Company's business. From time to time, the Company also may be subjected to actions brought by individuals or citizens' groups in connection with the grant or permits for its operations or alleging violations or permits or other regulatory requirements pursuant to which the Company operates, which, if successful, could have a material adverse effect on the Company's business. See "- Specific Environmental Issues" and "Risk
Factors - Environmental Regulation and Potential Litigation."

     From time to time, the Company is involved in routine litigation arising in the ordinary course of its business. The Company believes that the costs of settlements or judgments arising from such suits will not have a material adverse effect on its consolidated financial position or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The names, ages and positions and offices with Norcal of the current executive officers and directors of Norcal are set forth below.


                   NAME                      AGE                    POSITION
- -------------------------------------------  ---   -------------------------------------------
Michael J. Sangiacomo......................  46    President, Chief Executive Officer and
                                                   Director
Donald M. Moriel...........................  62    Executive Vice President and Chief
                                                   Operating Officer
Mark R. Lomele.............................  40    Acting Chief Financial Officer, Treasurer
                                                   and Vice President
Bennie J. Anselmo, Jr. ....................  51    Vice President -- Equipment Procurement and
                                                   Maintenance
David A. Cochrane..........................  40    Vice President -- Facilities Development
                                                   and Technical Services
Gale R. Kaufman............................  42    Director
John B. Molinari(a)(b).....................  86    Director, Chairman of the Board of
                                                   Directors
H. Welton Flynn(a)(b)......................  74    Director


- ---------------
(a) Audit Committee member

(b) Compensation Committee member

     Michael J. Sangiacomo has served as a director of Norcal since November 1990 and as Chief Executive Officer and President since January 1991. From November 1990 to January 1991, Mr. Sangiacomo served as Acting Chief Executive Officer and President of Norcal. From August 1988 until November 1990, he served as Chief Financial Officer of Norcal, and held the additional title of Senior Vice President from January to November 1990. Mr. Sangiacomo serves as a director and an executive officer of all of Norcal's subsidiaries. From January 1988 until August 1988, he served as General Manager of Norcal subsidiary Sunset Scavenger. From October 1983 through December 1987, Mr. Sangiacomo served as Chief Financial Officer of Envirocal, Inc., a Norcal predecessor. Mr. Sangiacomo holds a B.S. in Business Administration from the University of San Francisco and practiced as a certified public accountant from 1971 to 1978.

     Donald M. Moriel has served as Executive Vice President and Chief Operating Officer of Norcal since June 1992. Mr. Moriel also serves as an executive officer and since June 1994 as a director of all of Norcal's subsidiaries. Prior to his current positions, since March 1982 Mr. Moriel, through a wholly owned consulting company unaffiliated with Norcal, Pentagon Equities Corporation located in Davis, California, served as a consultant to three Norcal subsidiaries located in Solano County, California and was the General Manager of these operations between March 1980 and March 1982. Mr. Moriel has been President and Chief Executive Officer of Pentagon Equities Corporation since its formation. Mr. Moriel's son-in-law is the Vice President and General Manager of Norcal's Vallejo Garbage Service subsidiary and Group Manager of two additional subsidiaries.

     Mark R. Lomele has served as Vice President of Norcal since November 1990 and as its Acting Chief Financial Officer and Treasurer since July 1996. From September 1988 to July 1996, Mr. Lomele served as Norcal's Controller. Since April 1996, he has also served as General Manager of Nortech Waste LLC, a joint venture in which the Company is a minority investor. Prior to 1988, Mr. Lomele was a financial manager for National Semiconductor Corporation. Mr. Lomele has been a member of the ESOP's Administrative Committee since 1991 and has served as its Chair since February 1, 1995. He holds a B.S. in Business Administration from the University of San Francisco.

     Bennie J. Anselmo, Jr. has served as Vice President -- Equipment Procurement and Maintenance since December 1990. Mr. Anselmo served as Director of Equipment Procurement for Golden Gate Disposal Company from January 1988 until his transfer to Norcal in December 1990. Mr. Anselmo began his career with Golden Gate Disposal Company in 1963, serving as shop foreman and shop superintendent, among other capacities.

     David A. Cochrane has served since February 1995 as Vice President of Norcal, with responsibility for landfill operations in Northern California, facilities development and technical services. Prior to that Mr. Cochrane served Norcal as Director of Technical Services since October 1994, and as Corporate Manager for Landfill Engineering since April 1993. Before joining Norcal in April 1993, Mr. Cochrane served since April 1990 as an executive manager for Emcon Associates, an environmental and engineering consulting firm that has provided services to the waste industry, including Norcal and its subsidiaries. He holds a B.A. in Geology from Humboldt State University.

     Gale R. Kaufman became a director of Norcal in July 1996. Since 1987, Ms. Kaufman has been the president of Kaufman Campaign Consultants, a political campaign and consulting firm. From 1992 to 1995, she was the Director of the Speaker's Office of Majority Services of the California State Assembly. Since May 1993, she has provided certain consulting services to Norcal, including overall campaign responsibility in connection with Norcal's defeat of certain City of San Francisco ballot initiatives. Ms. Kaufman has a B.A. in Political Science from George Washington University. See "Certain Relationships and Related Transactions."

     John B. Molinari has served as a director of Norcal and its predecessor since 1986 and as Chairman of the Board since October 1990. From 1948 to 1953, Mr. Molinari served as a judge of the San Francisco Municipal Court; from 1953 to 1962, he served as a judge of the San Francisco Superior Court; and from 1962 to 1977, he served as a Justice on the California Court of Appeal. He has been an attorney in private practice since 1977. He serves on the board of directors of Redwood Bank and is a member of its compensation committee.

     H. Welton Flynn has served as a director of Norcal since December 1991. From 1949 until the present, Mr. Flynn has been the sole proprietor of an accounting firm located in San Francisco. Since January 1996, he has served as a member of The Public Transportation Commission of the City and County of San Francisco. Mr. Flynn was appointed to the Public Utilities Commission for the City and County of San Francisco in 1970 and served as its President for more than five terms before retiring in 1991.

     Each executive officer of Norcal is appointed by, and serves at the pleasure of, the Board of Directors. There are no family relationships among executive officers or directors of Norcal.

BOARD OF DIRECTORS

     Number of Directors and Term of Office. Norcal's Bylaws currently fix the authorized number of directors of Norcal at five. All directors hold office until the next annual meeting of shareholders and until their successors have been elected. The ESOP (as shareholder) has the power to remove directors at any time. There is currently one vacancy on the Board of Directors. The ESOP's Administrative Committee has selected a person (who is not an employee of the Company) to fill this vacancy, subject to his acceptance, which the Company expects to occur after consummation of the Exchange Offer.

     Committees of the Board. The Compensation Committee recommends to the Board of Directors the salary, benefit and incentive compensation levels of Norcal's executive officers as well as the contractual provisions of their employment contracts, and administers Norcal's 1990 Stock Option Plan (the "1990 Option Plan") and the 1996 Executive Stock Incentive Plan (the "1996 Stock Plan"), including determination of grants of options, prescribing the terms and provisions of the options, construing and interpreting the 1990 Option Plan and the 1996 Stock Plan and establishing and amending rules and regulations related thereto. The members of the Compensation Committee are Messrs. Molinari and Flynn. The Audit Committee recommends the firm of independent certified public accountants to be appointed to audit Norcal's financial statements, reviews the scope and results of the audit, reviews with management Norcal's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of Norcal and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Flynn and Molinari. See "- Executive Compensation - 1990 Stock Option Plan" and "- Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     Compensation of Directors. Directors who are employees of Norcal or its subsidiaries do not receive additional compensation for their services as directors of Norcal. For services as a non-employee director during fiscal year 1995, John B. Molinari and H. Welton Flynn were each paid $19,750 and $18,000, respectively. Effective January 1996, each non-employee director will receive an annual retainer of $18,000 and a payment of $1,000 plus expenses for each board meeting attended and $1,000 plus expenses for each committee meeting attended that is held at a different time or place than a board meeting. Non-employee directors are also eligible to receive option grants under the 1996 Non-Employee Director Stock Option Plan. See "- 1996 Non-Employee Director Stock Option Plan." All directors are eligible to receive option grants under the 1996 Executive Stock Incentive Plan. See "-- 1996 Executive Stock Incentive Plan." For information regarding consulting fees paid to a non-employee director, see "Certain Transactions -- Consulting Arrangements with Kaufman Campaign Consultants." For information concerning arrangements for indemnification of directors, see "Certain Relationships and Related Transactions - Directors and Officers Insurance."

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions. Messrs. Molinari and Flynn were appointed to the Compensation Committee in May 1992. Neither has ever been an officer or employee of Norcal or any of its subsidiaries. Mr. Sangiacomo, President and Chief Executive Officer of Norcal, participates fully with the committee members in recommending to Norcal's Board of Directors the salaries, benefits and incentive compensation for Norcal's executive officers, excluding his own.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table provides certain summary information concerning the compensation paid or accrued during the three fiscal years ended September 30, 1995 to Norcal's Chief Executive Officer and to each of the four other most highly compensated executive officers of Norcal who received compensation in excess of $100,000 during the last completed fiscal year (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           OTHER ANNUAL     ALL OTHER(b)
                                     FISCAL     SALARY        BONUS(a)     COMPENSATION     COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR        ($)           ($)            ($)              ($)
- -----------------------------------  ------     -------       --------     ------------     ------------
Michael J. Sangiacomo..............   1995      333,846       175,000            --            94,582
  President and Chief                 1994      279,230       150,000            --            42,277
  Executive Officer                   1993      225,480        50,000            --            17,545
Donald M. Moriel...................   1995      261,539       110,000            --            31,247
  Executive Vice President and        1994      214,230       100,000            --            14,286
  Chief Operating Officer             1993      197,974        40,000            --             4,615
Richard C. Broderson(c)............   1995      185,962        57,000            --            29,378
  Vice President,                     1994      168,270        50,000            --            12,744
  Chief Financial Officer             1993      150,000        25,000            --             4,178
  and Treasurer
Mark R. Lomele.....................   1995      117,066        42,000            --            44,288
  Vice President and                  1994      109,078        40,000            --            18,344
  Controller                          1993       99,885        20,000            --             7,303
David A. Cochrane..................   1995       93,082        25,000            --            16,744
  Vice President                      1994       78,483        15,000            --             5,407
                                      1993       31,900(d)          0            --            --

- ---------------
(a) Bonuses for fiscal years 1994 and 1995 are indicated for the fiscal year in which they were earned based on the achievement of certain business plan targets. See "- Management Incentive Bonus Plan."

(b) Unless otherwise indicated in a note to this table, this amount consists primarily of increases in the value of the individual's ESOP account as a result of an allocation of additional shares of Norcal's Common Stock to such account as well as an increase in the estimated fair market value per share of such stock. This figure also includes premiums paid by Norcal on behalf of the Named Executive Officers for group life insurance during each of the years indicated, pro-rated for partial years of service.

(c) In January 1996, Mr. Broderson ceased to be an officer of Norcal.

(d) This represents the amount earned in fiscal year 1993 after Mr. Cochrane started with Norcal in April of that year.

     Employment Contracts and Termination of Employment and Change-in-Control Arrangements. Norcal has employment contracts with various executive officers and key employees.

     In April 1996, Norcal entered into a new employment agreement with Mr. Sangiacomo, its President and Chief Executive Officer. Under the agreement, Mr. Sangiacomo will initially receive a salary of $350,000 per year and be eligible to participate in the Short-Term Incentive Bonus Plan. In addition, Mr. Sangiacomo will receive insurance and other benefits and perquisites generally available to Norcal's executive employees.

     Mr. Sangiacomo will be entitled to certain severance payments if his employment is terminated constructively or without cause or he resigns at any time more than 12 months but less than 13 months after a change in control of Norcal. Such severance benefits would, under certain circumstances, include payment of an amount equal to twice his average total annual compensation for the two previous years.

     Norcal has granted Mr. Sangiacomo a nonqualified stock option pursuant to its 1996 Stock Plan to purchase Common Stock consisting of three series, with each series being for 320,000 shares. The initial exercise price for all shares is $4.89. The exercise price for the Series B and C shares will be subject to adjustment on October 1, 1996, and, with respect to the Series C shares only, on October 1, 1997, to the fair market value of the stock on such date (but in no event less than the initial exercise price of $4.89 per share). Each Series generally will vest over four years, with the first vesting to occur for Series A, B and C options on September 30 of 1996, 1997 and 1998, respectively. This vesting schedule will be partially accelerated if Norcal achieves certain financial, operational and strategic objectives, including an initial public offering. Under certain circumstances, the option will vest completely if there is a change in control (a "Control Event") of Norcal. Generally, a Control Event will be deemed to have occurred if: (i) a third party (other than an employee benefit plan or an entity controlled by the Company) acquires 25% or more of Norcal's voting securities (or 35% or more if Norcal has not had an initial public offering of Common Stock and the ESOP owns more than 50% of Norcal's voting securities); (ii) persons who are directors of Norcal as of the date of this prospectus (the "Incumbent Board") cease to constitute a two-thirds majority of Norcal's board of directors (provided that any director whose nomination or election is approved by a two-thirds majority of the Incumbent Board shall be considered a member of the Incumbent Board); (iii) a merger or like event involving Norcal is consummated unless, among other things, Norcal shareholders immediately before such event own immediately following such event at least 75% of the voting securities of the resulting corporation; (iv) Norcal is liquidated or dissolved; or (v) substantially all of Norcal's assets are sold.

     As long as Mr. Sangiacomo remains employed by Norcal, he may exercise any option in a Series any time within seven years after the exercise price has been fixed for that Series with respect to shares that have vested.

     In June 1996, Norcal entered into a new employment agreement with Mr. Moriel, its Chief Operating Officer. Under the agreement, Mr. Moriel will initially receive a salary of $275,000 per year, with $50,000 of such annual salary deferred pursuant to the Deferred Compensation and Stock Option Plan (defined below). Mr. Moriel will be eligible to participate in the Short-Term Incentive Bonus Plan. In addition, Mr. Moriel will receive insurance and other benefits and perquisites generally available to Norcal's executive employees.

     Pursuant to the agreement, Mr. Moriel will retire in 1999 and will receive a retirement annuity pursuant to the Deferred Compensation and Stock Option Plan which, together with certain pension payments, will result in aggregate payments to Mr. Moriel of $50,000 per year. Upon his retirement, Mr. Moriel has agreed to enter into a consulting agreement with Norcal, with a term of five years and with a minimum annual payment of $50,000. Mr. Moriel will also receive certain other post-retirement benefits, including health insurance for himself and his dependents.

     Mr. Moriel will be entitled to certain severance benefits if (i) his employment is terminated without cause and (ii) he signs a release relating to certain claims. Such severance benefits would include, until the earlier of 18 months after his employment termination or May 1999, payment of an amount equal to his average annual compensation (salary plus bonus) for the two previous years.

     Norcal granted Mr. Moriel a nonqualified stock option under the Deferred Compensation and Stock Option Plan to purchase up to 300,000 shares of Common Stock at an exercise price of $4.89 per share. The option will vest as follows: with respect to 90,000 shares, on each of September 30, 1996, 1997, and 1998, and with respect to 30,000 shares, on May 27, 1999. The option will vest completely upon Mr. Moriel's termination as a result of disability or death. Subject to certain provisions of the Deferred Compensation and Stock Option Plan, Mr. Moriel may exercise his option with respect to the shares that have vested at any time on or before September 30, 2002.

     Norcal and Mr. Broderson have entered into a Separation Agreement and Release of Claims (the "Separation Agreement"), effective as of March 15, 1996, relating to Mr. Broderson's resignation, as of January 19, 1996, as an officer of Norcal and member of the Pension Investment and Administration Committee. Pursuant to the provisions of the Separation Agreement, Mr. Broderson will be entitled to receive, among other things, approximately $237,000 from Norcal as severance compensation, payable in bi-weekly installments over the 15-month period commencing March 15, 1996. The Separation Agreement also contains provisions requiring Norcal to use its best efforts to provide, to the same extent that any other former officer is provided such coverage, insurance coverage for Mr. Broderson as a named insured and named fiduciary under Norcal's Director and Officer liability and fiduciary liability insurance policies. The Separation Agreement contains mutual general releases by each of Norcal and Mr. Broderson with respect to any claims that each of them may have had as of March 15, 1996.

     In April 1996, the Board of Directors adopted a severance pay policy (the "Severance Policy") which would be triggered by a change in control of Norcal. The program covers up to ten key employees of the Company (but not Messrs. Sangiacomo and Moriel). Each employee covered by the Severance Policy will receive an amount equal to his current base salary if there is a change in control of Norcal and the employee is constructively terminated or terminated without cause within 13 months after such change in control. As of the date of this Prospectus, no employee of the Company has been designated to be covered by the Severance Policy.

     Short-Term Incentive Bonus Plan. In April 1996, the Company adopted a Short-Term Incentive Bonus Plan (the "1996 Bonus Plan") providing variable cash bonuses for up to approximately 70 of the Company's executive and management employees (including the Named Executive Officers). Under the 1996 Bonus Plan, cash bonuses will be based on a percentage of each participant's base salary, with such percentages varying depending on how closely Norcal (or its regional operations, as the case may be) achieves specific financial, operational and strategic objectives. No bonuses will be paid unless the Company's profit before taxes exceeds the aggregate amount of bonuses due to be paid pursuant to the 1996 Bonus Plan. Depending on the employee, cash bonuses will range from 5% to 30% of base salary if 85% of the target is achieved to between 20% and 120% of base salary if 120% of the target is achieved. With respect to fiscal year 1996, the Company has retained the discretion to reduce such bonuses by up to 50%. The Board of Directors may, from time to time, modify the 1996 Bonus Plan for any period after September 30, 1996.

     1996 Executive Stock Incentive Plan. Pursuant to Norcal's 1996 Stock Plan, up to 2,887,500 shares of Common Stock have been set aside to satisfy awards that may be granted to officers, employees, directors, consultants, independent contractors or advisors of the Company or its affiliates. Awards may consist of incentive or nonqualified stock options, restricted stock, stock appreciation rights, performance awards and dividend equivalent rights. The 1996 Stock Plan will expire in January 2006.

     The 1996 Stock Plan is administered by a committee of non-employee directors (currently, the Compensation Committee), which has the power to determine when and to whom awards will be granted and the terms of each award. The terms of any award will be set forth in an award agreement, which may modify or delete provisions of the 1996 Stock Plan that would otherwise apply to such award or which may contain other terms and restrictions not set forth in the 1996 Stock Plan.

     With respect to awards of options, the committee has authority to determine
(i) the number of shares of Common Stock that may be purchased pursuant to each option, (ii) the option's vesting provisions, (iii) the exercise price, (iv) the term of such option and (v) such other terms as the committee determines.

     The 1996 Stock Plan generally provides that, upon a Control Event, all outstanding options will become immediately and fully exercisable, and optionholders may surrender any option to the extent not yet exercised in exchange for a cash payment.

     With limited exceptions, transfers of shares of Common Stock acquired pursuant to the 1996 Stock Plan are subject to the Company's right of first refusal, which right will terminate upon the consummation of the Company's first public offering of Common Stock. In addition, upon termination of a participant's employment, the Company will have an assignable option to repurchase any shares of Common Stock awarded to a participant pursuant to the 1996 Stock Plan.

     Unless a particular award agreement provides otherwise, participants who violate certain noncompetition and confidentiality provisions in the 1996 Stock Plan are subject to certain forfeiture provisions with respect to their options or shares.

     Effective April 1996, Messrs. Molinari and Flynn, who are non-employee directors, were each awarded an option to purchase up to 15,000 shares of Common Stock under the 1996 Stock Plan at an exercise price of $4.89 per share.

Deferred Compensation Stock Option Plan. Pursuant to Norcal's Deferred Compensation and Stock Option Plan (the "Deferred Compensation and Stock Option Plan"), (i) up to 300,000 shares of Common Stock have been set aside to satisfy the award of an unqualified stock option to Mr. Moriel; (ii) Mr. Moriel will defer $50,000 per year of his annual salary (as described above)(the "Deferred Compensation"); and (iii) Mr. Moriel will be entitled to receive a retirement annuity (the "Retirement Annuity"), payable quarterly until his death, in the amount of $50,000 per year, less the aggregate amount of benefits he receives from other retirement plans of Norcal.

     The Deferred Compensation and Stock Option Plan is currently administered by the Compensation Committee, which has the power to interpret the plan.

     Generally, in the event that (i) there is a merger, consolidation or other reorganization in which Norcal is not the surviving entity or becomes a subsidiary of another corporation, (ii) there is a sale of all or substantially all of Norcal's assets, (iii) there is a sale of more than 50 percent of Norcal's outstanding stock to one or more persons who are not shareholders of Norcal or (iv) there is a dissolution or liquidation of Norcal (the transactions referred to in clauses (i)-(iv) are each referred to herein as a "Corporate Transaction"), Norcal is obligated to (i) require the successor entity to (A) assume Mr. Moriel's option or (B) substitute a comparable option of such successor entity (or any of its affiliated entities), or (ii) notify Mr. Moriel at least 30 days before a Corporate Transaction occurs so that he will have an opportunity to purchase all or part of his vested shares prior to the consummation of such Corporate Transaction, at which time Mr. Moriel's option will be cancelled.

     Shares acquired pursuant to the exercise of the option granted under the Deferred Compensation and Stock Option Plan are subject to certain restrictions on transfers. In addition, with certain exceptions, transfers of such shares are subject to Norcal's right of first refusal, which right will terminate upon the consummation of Norcal's first public offering of Common Stock. Upon the later of Mr. Moriel's termination of employment and the term of his option, Norcal will have an assignable option to repurchase shares of Common Stock awarded to Mr. Moriel pursuant to the Deferred Compensation Stock Option Plan.

     The Deferred Compensation and Stock Option Plan provides that if Mr. Moriel violates certain noncompetition and confidentiality provisions in such plan, he will be subject to forfeiture provisions with respect to his options, shares purchased thereunder and the Retirement Annuity.

     Mr. Moriel's Deferred Compensation will accrue interest at the rate of 8 percent per year, compounded quarterly. Norcal will distribute such Deferred Compensation to Mr. Moriel at the rate of $30,000 per year beginning with the first day of the calendar quarter following termination of his employment with Norcal for any reason.

     1996 Non-Employee Director Stock Option Plan. Pursuant to Norcal's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), up to 175,000 shares of Common Stock have been set aside to satisfy awards to non-employee directors of Norcal. Upon becoming a director, each future participant will be awarded an option to purchase 35,000 shares of Common Stock, which option will become exercisable in three equal, annual installments, beginning on the first anniversary of the date of grant. Each such option will have a term of seven years and an exercise price equal to the Common Stock's fair market value on the date of grant. Unless otherwise provided in the applicable award agreement, options granted under the Non-Employee Director Plan will become immediately exercisable upon a Control Event. Effective January 1996, Messrs. Molinari and Flynn, who are non-employee directors, were each awarded an option to purchase up to 35,000 shares of Common Stock under the Non-Employee Director Plan at an exercise price of $4.89 per share. In July 1996, Ms. Kaufman, a non-employee director, was also granted an option to purchase up to 35,000 shares of Common Stock under the Non-Employee Director Plan at an exercise price of $4.89 per share. The Non-Employee Director Plan is administered by Norcal's Board of Directors.

     1990 Stock Option Plan. Pursuant to Norcal's Option Plan, options to purchase a maximum of 1,898,000 shares of Common Stock may be issued to officers, employees, independent contractors and directors of Norcal, its subsidiaries and/or its affiliates. Of that amount, options to purchase a maximum of 600,000 shares of Common Stock may be granted to directors of Norcal, including directors who are also employees of Norcal. Under the Option Plan, incentive stock options that meet the requirements of Section 422 of the Code may be granted to the officers and employees of Norcal, its subsidiaries and/or certain of its affiliates. The Option Plan is currently administered by the Compensation Committee of the Board of Directors, which has the power to determine to whom options will be granted, the terms of each option and to interpret the plan.

     The exercise price of any stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is not publicly traded on the date of grant of an option, fair market value may be computed in good faith by the Board of Directors or a Committee thereof, but shall not be less than the fair market value reflected in the most recent year-end independent appraiser's valuation report received by the ESOP Administrative Committee. Unless otherwise provided in the option grant, shares acquired pursuant to the exercise of options become vested over a period of five years from the date of grant and are subject to certain restrictions on transfer; unvested shares may be repurchased by Norcal upon termination of the optionee's employment or engagement with Norcal (or its subsidiaries) at the exercise price the optionee originally paid for such shares and all shares purchased pursuant to the exercise of options are subject to repurchase by Norcal under certain circumstances. Generally, in the event (i) there is a merger, consolidation or other reorganization as a result of which Norcal is not the surviving corporation or becomes a subsidiary of another corporation and (ii) the surviving corporation does not agree to assume all options granted under the 1990 Option Plan (or to issue options equivalent thereto), then such options will become immediately exercisable and shares purchased pursuant to them will immediately vest.

     As of July 31, 1996, options to purchase 244,000 shares of Common Stock were outstanding under the 1990 Option Plan, at an exercise price of $7.04 per share. No options were granted or exercised under the 1990 Option Plan during the 1995 fiscal year or the ten month period ended July 31, 1996. The following table provides certain information with respect to options outstanding during fiscal year 1995, for the Named Executive Officers. No stock appreciation rights ("SARs") were outstanding during such period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION & SAR VALUES

                                                           NUMBER OF OUTSTANDING         $ VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/          IN-THE-MONEY OPTIONS/
                              SHARES         VALUE        SARS AT FISCAL YEAR-END      SARS AT FISCAL YEAR-END(A)
                             ACQUIRED       REALIZED     -------------------------     --------------------------
           NAME             IN EXERCISE       ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- --------------------------  -----------     --------     -------------------------     --------------------------
Michael J. Sangiacomo.....       0              0                 75,000/0                         0/0
Donald M. Moriel..........       0              0                  5,000/0                         0/0
Richard C. Broderson......       0              0                      0/0                         0/0
Mark R. Lomele............       0              0                 10,000/0                         0/0
David A. Cochrane.........       0              0                      0/0                         0/0

- ---------------
(a) Based on a deemed fair market value of $4.89 per share of Common Stock on September 30, 1995, as determined by the Administrative Committee of the ESOP based on an independent appraisal.

     Pension Plans. The Norcal Waste Systems, Inc. Defined Benefit Pension Plan (the "Norcal Pension Plan") is a defined benefit pension plan maintained for certain employees of Norcal and its subsidiaries. Most of the other employees of Norcal and its subsidiaries are covered by certain collective bargaining agreements or by the Envirocal, Inc. Retirement Plan (the "Envirocal Retirement Plan"), the plan covering certain former employees of Envirocal, Inc., one of Norcal's predecessors, and certain of Envirocal's subsidiaries. The Norcal Pension Plan is funded as required by ERISA and does not require employee contributions. Full vesting generally is obtained after five years of vesting service. The calculation of annual retirement benefits is generally based upon years of service and average annual compensation for the five consecutive calendar years that produce the highest such average. Compensation used in determining retirement benefits generally consists of an employee's total annual earnings, including overtime pay and bonuses.

     The following table shows the estimated annual retirement benefit payable on normal retirement at age 62 for unmarried employees (or a married employee who elects a single life annuity) at specified compensation levels with various years of service for the Norcal Pension Plan:

                           NORCAL PENSION PLAN TABLE

                                                                YEARS OF SERVICE
                                                 ----------------------------------------------
                   REMUNERATION                    15          20          25        30 OR MORE
    -------------------------------------------  -------     -------     -------     ----------
    $50,000....................................  $ 8,250     $11,000     $13,750      $ 16,500
    $65,000....................................   10,725      14,300      17,875        21,450
    $75,000....................................   12,375      16,500      20,625        24,750
    $85,000....................................   14,025      18,700      23,375        28,050
    $125,000...................................   20,625      27,500      34,375        41,250
    $150,000 and above.........................   24,750      33,000      41,250        49,500

     Covered compensation is total cash compensation but not including any payment for automobile, moving or living allowances, or employee expense reimbursements. Any amounts in excess of limitations pursuant to Section 401(a)(17) of the Code are excluded. The annual benefit estimates computed for this table are Single Life Benefits and are not subject to deductions for Social Security or other offset amounts.


     As of June 30, 1996, the Named Executive Officers had the following estimated credited years of service under the Norcal Pension Plan: Mr. Sangiacomo, 7.50 years; Mr. Moriel, 4.08 years; Mr. Broderson, 3.50 years; Mr. Lomele, 7.75 years; and Mr. Cochrane, 3.25 years.


     Mr. Sangiacomo is eligible also to receive a retirement benefit from the Envirocal Retirement Plan, due to his past employment with Envirocal. The Envirocal Retirement Plan also is funded as required by ERISA and does not require employee contributions. The calculation of monthly retirement benefits is generally based upon years of service and average monthly compensation for the 60 months (whether or not consecutive) that produce the highest such average. Compensation used in determining retirement benefits generally consists of an employee's total annual earnings, including overtime pay and bonuses. Covered compensation is total cash compensation but not including any payment for automobile, moving or living allowances, employee expense reimbursements, or payment in lieu of unused vacation or sick leave. Any amounts in excess of limitations pursuant to Section 401(a)(17) of the Code are excluded.


     As of June 30, 1996, Mr. Sangiacomo had an estimated 5.17 years of credited service under the Envirocal Retirement Plan. The estimated annual retirement benefit to which he will be entitled under the Envirocal Retirement Plan is $16,383. That estimate is computed as a Single Life Benefit and is not subject to deduction for Social Security or other offset amounts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OYSTER POINT

     In 1989, Norcal entered into an agreement (the "Property Exchange Agreement") with an unaffiliated party to purchase property located in Brisbane, California. To facilitate the seller's desire to structure the purchase as a non-taxable transaction, Norcal requested that Mr. Sangiacomo, who is currently a director, the President and the Chief Executive Officer of Norcal, and other persons (collectively, the "Indemnitees") purchase other property located in South San Francisco, California (the "Oyster Point Property") which would eventually be exchanged for the Brisbane property.

     In March 1991, Mr. Sangiacomo contributed $25,000 toward a down payment on the Oyster Point Property and borrowed $275,000 from Norcal to enable him to participate in the repayment of a purchase money note he and the Indemnitees had given to acquire the property. Mr. Sangiacomo provided Norcal with a promissory note (the "Promissory Note") dated April 5, 1991 to evidence the loan, bearing interest at the rate of 6.85% per annum, which was to accrue and be payable together with the $275,000 principal on the loan upon demand of Norcal. Including accrued interest, the largest outstanding balance on the promissory note at any time since September 30, 1993 was $325,939. Pursuant to the Property Exchange Agreement and a separate indemnification agreement, Norcal agreed to indemnify the Indemnitees from any and all liabilities of any kind arising out of or related to their ownership of the Oyster Point Property and to reimburse all monies advanced by the Indemnitees toward the acquisition or maintenance of the Oyster Point Property and/or the costs of continuing ownership thereof.

     The exchange contemplated by the Property Exchange Agreement was never consummated and the Indemnitees sold the Oyster Point Property in December 1993 at a substantial loss. To satisfy its indemnification obligation to Mr. Sangiacomo, Norcal in October 1994 repaid Mr. Sangiacomo the $25,000 he had contributed to the down payment and forgave all of the principal and accrued interest on the Promissory Note. At the same time, Mr. Sangiacomo paid over to Norcal his $72,500 share of the net sale proceeds of the Oyster Point Property.

CONSULTING ARRANGEMENTS WITH KAUFMAN CAMPAIGN CONSULTANTS

     Kaufman Campaign Consultants ("KCC"), of which Ms. Kaufman, a director of Norcal, is President and sole shareholder, is party to a consulting agreement with the Company, effective May 1, 1996, pursuant to which KCC has agreed to provide the Company with certain consulting services in the areas of political matters, public affairs, media and public relations. The agreement has a term of one year and provides for a monthly fee of $9,500. Pursuant to previous arrangements and the current consulting agreement with the Company, KCC received $37,500 in fees from October 1, 1995 through June 30, 1996 and $78,800 in fees during Norcal's fiscal year ended September 30, 1995 for consulting services provided to the Company during such periods.

CONSULTING AGREEMENTS WITH CERTAIN FORMER OFFICERS

     On July 15, 1996, David J. Pacini resigned as Director and Executive Vice President -- Corporate of the Company, and Robert J. Corbolotti resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Chief Financial Officer of those subsidiaries for which Mr. Corbolotti served as an officer. Mr. Pacini and Mr. Corbolotti informed the Company that they resigned in order to pursue a financial services business together.

     Mr. Pacini and Mr. Corbolotti have entered into consulting agreements with the Company pursuant to which each of them will provide certain transition and consulting services to the Company for a period of two years. Mr. Pacini's consulting agreement provides for a consulting fee of $200,000 for the first year of such agreement and $50,000 during the second. Mr. Corbolotti's consulting agreement provides for a consulting fee of $150,000 for the first year of such agreement and $50,000 during the second. Both consulting agreements also contain, among other terms, non-competition and confidentiality provisions. The consulting agreements replace employment and stock option agreements pursuant to which Messrs. Pacini and Corbolotti would have received annual base compensation and a grant of stock options of $277,500 and 200,000 shares and $202,500 and 200,000 shares, respectively.

DIRECTORS AND OFFICERS INSURANCE

     Norcal carries insurance indemnifying its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and as ERISA fiduciaries, to the extent they may so act.

     For information pertaining to indemnification for certain claims see "Business - Litigation and Related Matters" and "The ESOP."

                 SECURITY OWNERSHIP OF THE ESOP AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Norcal's Common Stock as of July 31, 1996 by (i) each person known to Norcal to beneficially own 5% or more of Norcal's Common Stock,
(ii) each director of Norcal, (iii) the Named Executive Officers, and (iv) all directors and executive officers of Norcal as a group.

                                                    SHARES BENEFICIALLY OWNED
                                                              NUMBER
                                          ----------------------------------------------
                                                              STOCK
                                                             OPTIONS
                                             ESOP          EXERCISABLE
          BENEFICIAL OWNER(A)             ACCOUNT(B)       IN 60 DAYS           TOTAL          PERCENT
- ----------------------------------------  ----------       -----------       -----------       -------
Norcal Waste Systems, Inc. ESOP(c)......  24,134,973                0         24,134,973        100.0%
Michael J. Sangiacomo(d)................      37,251           75,000            112,251            *
Donald M. Moriel(d).....................       9,601            5,000             14,601            *
Gale R. Kaufman.........................           0                0                  0            *
Richard C. Broderson(e).................       8,950                0              8,950            *
Mark R. Lomele..........................      15,666(f)        10,000             25,666(f)         *
David A. Cochrane.......................       4,291                0              4,291            *
John B. Molinari........................           0           12,500             12,500            *
H. Welton Flynn.........................           0                0                  0            *
All executive officers and directors
  as a group (9 persons)................  24,134,973(g)       202,500         24,337,473(g)     100.0%

- ---------------
 *  Less than 1%.

(a) Except as otherwise indicated in the notes to this table, the address of each beneficial owner of more than 5% of the Common Stock is c/o Norcal Waste Systems, Inc., Five Thomas Mellon Circle, San Francisco, California 94134.

(b) As ESOP participants, the individuals named in the table have shared voting power, but no investment power, over the shares of Common Stock allocated to such individuals' ESOP account, unless they are members of the ESOP Administrative Committee. See note (c) below and "The ESOP - Trustee and Administrative Committee." The ESOP account includes allocated shares as of September 30, 1995.

(c) The Trustee of the ESOP is Imperial Trust Company (the "ESOP Trustee"), 456 Montgomery Street, Suite 600, San Francisco, California 94104. An aggregate of 24,134,973 shares of Common Stock were held by the ESOP Trustee as of September 30, 1995, of which approximately 14,842,419 had been allocated to the accounts of individual ESOP participants, including officers of Norcal. All of the shares held by the ESOP Trustee are currently voted in most matters as determined by the Administrative Committee of the ESOP. However, in certain matters the ESOP participants direct the ESOP Trustee to vote the shares allocated to their respective accounts. Therefore, the members of the Administrative Committee currently have shared voting and investment power with respect to all shares held by the ESOP Trustee. None of the members of the Administrative Committee has sole voting power over any shares, but as ESOP participants they have shared voting power over the shares allocated to their individual ESOP accounts. The members of the Administrative Committee, and the number of shares of Common Stock that were allocated to their respective ESOP accounts as of September 30, 1995 are as follows: Jonathan
    M. Angin, 11,413 shares; Archie L. Humphrey, 26,823 shares; John A. Legnitto, 2,001 shares; and Mark R. Lomele, 15,666 shares. In addition, Messrs. Angin, Humphrey and Lomele hold options to purchase 7,500, 10,000 and 10,000 shares of Common Stock, respectively, that are currently exercisable, with an exercise price of $7.04 per share, substantially higher than the fair market value of Norcal's Common Stock as of September 30, 1995. With respect to each member of the ESOP Administrative Committee, the number of such shares in the member's individual ESOP account, together with those subject to stock options currently exercisable, represent less than 1% of the outstanding shares of Common Stock as of September 30, 1995. See "The ESOP" and "- Trustee and Administrative Committee."

(d) See "Management - Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements" with respect to certain stock options granted to each of Messrs. Sangiacomo and Moriel that vest as of September 30, 1996, in the amount of 320,000 and 90,000 shares, respectively.

(e) In January 1996, Mr. Broderson ceased to be an officer of Norcal.

(f) Excludes all shares of Common Stock held by the ESOP Trustee deemed to be beneficially owned by Mr. Lomele as a result of his membership on the ESOP Administrative Committee which exercises shared voting and investment power with respect to such shares (see notes (c) above and (f) below), but includes those shares of Common Stock held by the ESOP Trustee for the benefit of Mr. Lomele as ESOP participant (see note (b) above).

(g) Includes all shares of Common Stock held by the ESOP Trustee because Mark R. Lomele is an executive officer of Norcal as well as a member of the Administrative Committee of the ESOP with shared voting and investment power with respect to such shares (see note (c) above).

                                    THE ESOP

     The Norcal Waste Systems, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") owns all of Norcal's outstanding shares of common stock. The ESOP is an employee stock ownership plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Code. The ESOP was adopted effective as of October 1, 1985 and acquired the outstanding shares of Norcal in three separate transactions. See
"- The ESOP Loans" and "History of the Company and the Refinancing."

TRUSTEE AND ADMINISTRATIVE COMMITTEE

     The assets of the ESOP are held in trust under a trust agreement with Imperial Trust Company, as trustee. An Administrative Committee (the "Committee") that is appointed by and serves at the pleasure of the Board of Directors is responsible for the operation and administration of the ESOP. Under ERISA, the Committee members are fiduciaries and as such must act for the exclusive benefit of the employee participants under the ESOP. The current members of the Committee are Jonathan M. Angin, Archie L. Humphrey, John A. Legnitto and Mark R. Lomele. There is one vacancy on the Committee. Mr. Lomele, Chair of the Committee, is an officer of Norcal. Mr. Humphrey is Secretary of the Committee. All of the Committee members are employees of the Company. Norcal has agreed to indemnify members of the Committee against any liability arising out of an alleged breach by a member in the performance of his or her fiduciary duties, except those resulting from a member's own gross negligence or willful misconduct. Norcal also carries insurance against costs and liability arising from a member's breach or alleged breach of fiduciary duty. See
"Management - Executive Officers and Directors."

     The ESOP Trustee has granted the Committee a proxy to vote all shares held by the ESOP. The Committee elects Norcal's Board of Directors, may remove these directors, and votes with respect to certain corporate transactions requiring or presented for shareholder approval. However, with respect to any corporate matter that requires a shareholder vote and constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transactions as may be specified in U.S. Treasury Department regulations, voting instructions are to be solicited from ESOP participants with respect to shares allocated to their accounts. If Norcal's capital stock becomes registered under the Exchange Act, each ESOP participant will be able to direct voting of those shares allocated to his or her account and the Committee will have responsibility for voting only unallocated or undirected shares. The sale of any shares of Norcal Common Stock by the ESOP requires the approval of the Board of Directors. See "Risk Factors - Control of Norcal by the ESOP."

PARTICIPATION AND VESTING

     All employees of the Company are eligible to participate in the ESOP, unless the terms of their employment are covered by a collective bargaining agreement under which they are not eligible to participate in the ESOP and under other limited circumstances. Each eligible employee will become a participant on a specified date after completion of 1,000 hours of service in any specified year. As of September 30, 1995, there were 1,648 employees who were participants in the ESOP and 326 former employees and 16 beneficiaries of deceased employees who were vested but who had not yet received a complete distribution of their vested benefits. A participant generally becomes fully vested in his or her accounts under the ESOP after he or she completes at least 1,000 hours of service in each of five plan years.

DISTRIBUTIONS

     In-Service Withdrawals. Each participant who has attained age 55 and has participated in the ESOP for at least ten years is entitled to make in-service withdrawals with respect to common stock acquired by the ESOP after December 31, 1986, and allocated to his or her ESOP account ("Post-1986 Shares"). An eligible participant will be entitled to withdraw up to a total of 25% of his or her Post-1986 Shares during the first five years of the election period and will be entitled to withdraw up to a total of 50% of his or her Post-1986 Shares during the sixth year of the election period. It is expected that withdrawals will be paid in cash. As of the date hereof, the ESOP held 11,654,973 Post-1986 Shares.

     Post-Termination Distributions. Except for the in-service withdrawals described above, a vested participant is not entitled to begin receiving a distribution of his or her ESOP accounts until after his or her employment has terminated. The Committee generally determines the time and manner of distributions, subject to certain limitations. Distributions may be made in a lump sum or in substantially equal annual installments over a period not exceeding five years. Norcal expects that the ESOP's distributions will continue to be paid in cash. Norcal is obligated to repurchase any shares of its common stock that may be distributed by the ESOP to participants following withdrawal, retirement or termination. See "Risk Factors - Required Payments for ESOP Participant Benefits."

NORCAL CONTRIBUTIONS AND ALLOCATIONS

     Norcal may make contributions to the ESOP in the form of cash, cancellation of indebtedness (on the various loans that Norcal has made to the ESOP (the "ESOP Loans")) or newly issued shares of common stock, in such amounts as may be determined annually by the Board of Directors. The ESOP may use cash contributions to make payments on the ESOP Loans, to make distributions of benefits to participants (or beneficiaries) or to invest in investments other than common stock of Norcal. Contributions to the ESOP are allocated each plan year to those participants who complete at least 1,000 hours of service during the plan year and are employed on September 30 (or who retire, become disabled or die during the plan year). Of 24,134,973 total shares, 9,292,554 shares were unallocated as of September 30, 1995.

     To the extent that the ESOP utilizes cash contributions from Norcal to repay the ESOP Loans, the contribution will result in no net cash outlay by Norcal. Moreover, such contributions to the ESOP are generally tax-deductible.

THE ESOP LOANS

     In 1986 and 1987 Norcal's predecessors lent a total of $127.7 million to their respective employee stock ownership plans in connection with the acquisition of each of the predecessors by their respective ESOPs and merger of the two predecessor companies. The ESOP's indebtedness to Norcal was amended and restated pursuant to a Third Amended and Restated Loan Agreement dated as of September 30, 1992, by and between Norcal and the ESOP (the "Old ESOP Loan Agreement"). In 1990, in connection with the Excel Transaction, Norcal loaned $10.7 million to the Excel ESOP pursuant to a loan agreement (as amended, the

"Excel ESOP Loan Agreement"), which amount became indebtedness of the ESOP upon the merger of the Excel ESOP into the ESOP. At September 30, 1995 the Company reflected on its balance sheet amounts owed by the ESOP to Norcal of $47.8 million pursuant to the Old ESOP Loan Agreement and the Excel ESOP Loan Agreement. See "History of the Company and the Refinancing."


     In connection with the Refinancing, the ESOP's indebtedness reflects, among other things, Norcal's funding of the ESOP's retirement of the ESOP Notes, repayment of all amounts owed under the Old Credit Agreement, and incurrence of new indebtedness by the Company pursuant to the Refinancing. At June 30, 1996, the outstanding principal balance owed to Norcal was $78.3 million. The ESOP and Norcal have entered into a Fourth Amended and Restated ESOP Loan Agreement, effective as of October 1, 1995, whereby the ESOP will repay such outstanding indebtedness, plus unpaid accrued interest at the rate of seven percent (7.0%) per annum, in thirteen equal installments of approximately $9.8 million each as of September 30 of each year, beginning in 1996 and ending in 2008. In addition, the ESOP will prepay such outstanding indebtedness, without penalty, to the extent that Norcal makes contributions to the ESOP for the purpose of making such prepayments. The ESOP's repayment of principal and interest on such outstanding indebtedness may not exceed the sum of Norcal's contributions to the ESOP for the purpose of making such repayment, plus any cash dividends paid on Norcal's common stock held by the ESOP and earnings on Norcal contributions to the ESOP, less any repayments made by the ESOP in prior years.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT AGREEMENT

     On November 21, 1995, as part of the Refinancing, the Company entered into the New Credit Agreement with The First National Bank of Boston, as the Agent and the sole Lender. The New Credit Agreement established a revolving credit facility in the maximum amount of $100 million, up to $25 million of which may be utilized for letters of credit. Thereafter, on December 1, 1995, The First National Bank of Boston assigned portions of its commitment as a Lender to six additional banks, who became parties to the New Credit Agreement by an amendment executed on such date (such six additional banks, together with The First National Bank of Boston, are hereinafter collectively referred to as the "Lenders").

     The New Credit Agreement has a five-year term. Amounts outstanding under the New Credit Agreement bear interest at a floating rate, consisting of the Base Rate plus the applicable margin (initially 0.50%) or the Eurodollar Rate plus the applicable margin (initially 2.50%). Norcal will pay a commitment fee on unused amounts of the revolving credit facility that ranges from 0.50% to 0.375%, depending on the maintenance of certain financial ratios.

     The actual amount of borrowing availability under the New Credit Agreement at any given time is based on certain financial ratios, and may be substantially less than $100 million. Maximum availability under the New Credit Agreement will be reduced by $2.5 million per quarter beginning in the quarter following 36 months after Closing, unless Norcal achieves and maintains a certain senior debt rating with respect to the Notes or a specified leverage ratio. In addition, certain mandatory prepayments are to be made from specified portions of the net proceeds of certain asset sales, equity issuances and subordinated debt issuances. See "Risk Factors - Effective Subordination of the Notes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     Norcal's obligations under the New Credit Agreement are guaranteed by the wholly owned subsidiaries of Norcal, and substantially all of the assets of Norcal and its subsidiaries, including the capital stock of the wholly owned subsidiaries, are pledged to secure the obligations under the New Credit Agreement and the related guarantees.


     The New Credit Agreement contains numerous restrictive covenants, including among other things, limitations on the ability of the Company to incur additional indebtedness, to create liens and other encumbrances, to make certain payments and investments, to sell or otherwise dispose of assets, to make capital expenditures, or to merge or consolidate with another entity. Further, the Company is required to obtain approval of the Lenders (i) for any acquisition with a purchase price (defined to include cash and certain assumed liabilities) in excess of $20.0 million or (ii) with respect to the Company's fiscal years ending September 30, 1996 and September 30, 1997, for any acquisition if, at the time of such acquisition, the aggregate purchase price of acquisitions already completed in such fiscal year exceeds 100% of the prior year's consolidated EBITDA (as defined in the New Credit Agreement). In addition, the New Credit Agreement requires that Norcal and its subsidiaries maintain certain financial ratios, including an interest coverage ratio, a debt service coverage ratio, and a debt-to-EBITDA ratio (as defined therein). Norcal and its subsidiaries also are required to maintain a minimum net worth. At June 30, 1996, availability under the New Credit Agreement (based on limitations imposed by such financial ratios) was approximately $36 million.


     The New Credit Agreement includes various events of default customary for senior credit facilities of similar size and nature, including without limitation failure to pay any amounts payable under the New Credit Agreement when due, failure to comply with covenants (with certain grace periods), change of control (as defined), certain defaults with respect to other agreements for borrowed funds in excess of a certain amount, material unsatisfied and unstayed judgments, and the commencement of reorganization, bankruptcy or insolvency proceedings. In addition, the New Credit Agreement restricts the Company's ability to amend the payment terms and guarantee provisions of the Notes or the Indenture, or to amend any other provision in a manner materially adverse to the interests of the Lenders under the New Credit Agreement.

EQUIPMENT LEASES


     The Company had outstanding lease obligations under lease arrangements of $4.2 million as of June 30, 1996. Approximately $3.2 million of the outstanding balance as of June 30, 1996 represents leases with initial terms of sixty months, which terminate between August 1999 and November 2000, and with interest based on a premium over treasury rates at the time of funding. The remainder represents leases with initial terms of 84 months, with variable interest based on a premium over the one month commercial paper rate at the start of each month and final payments due in December 2001. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of
Operations - Liquidity and Capital Resources.".

                            DESCRIPTION OF THE NOTES

GENERAL

     The Old Notes were issued and the New Notes are to be issued pursuant to an indenture dated as of November 21, 1995 (the "Indenture") among Norcal, the Guarantors listed therein, and IBJ Schroder Bank and Trust Company, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and in effect on the Closing Date. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." The Indenture is an exhibit to the Registration Statement of which this Prospectus is a part.

     On November 21, 1995, Norcal issued $175.0 million aggregate principal amount of Old Notes under the Indenture. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and New Notes then outstanding.

PRINCIPAL, MATURITY AND INTEREST

     The aggregate principal amount of the Notes is limited to $175 million. Each Note will mature on November 15, 2005 and interest on the Old Notes and the New Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1996, and November 15, 1996, respectively, to the Person in whose name such Note is registered at the close of business on the May 1 or November 1 preceding such interest payment date. Interest on the Old Notes accrued from the date of original issuance at the rate of 12.5% per annum, which rate increased by 0.25% per annum on May 16, 1996, and will increase by an additional 0.25% per annum on each of November 16, 1996, May 16, 1997 and November 16, 1997. Interest on the New Notes will accrue from the date of original issuance until the initial payment date at the rate of 12.75% per annum, and will increase by an additional 0.25% per annum on each of November 16, 1996, May 16, 1997 and November 16, 1997. The maximum interest rate on the Notes will be 13.5%. Notwithstanding the foregoing, the interest rate on the Notes will revert to 12.5% per annum at such time as Norcal (in one or more transactions) shall have offered to purchase (whether or not any actual purchases are made) or redeemed an aggregate of $25.0 million in principal amount of Notes out of the proceeds of the sale of Capital Stock (other than Disqualified Stock) of Norcal (other than as a result of an issuance to any Subsidiary or to an employee stock ownership plan). Any such offers may be made at any time while the Notes are outstanding and shall be made to all holders of Notes at a price not less than 110% of the principal amount thereof. Any such redemptions must be made pursuant to the second paragraph under "- Optional Redemptions." Interest on the New Notes will accrue from and including their dates of issuance, payable semi-annually in arrears on each May 15 and November 15 after such issuance. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes shall cease accruing after the issuance of the New Notes issued in exchange therefor.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal, premium, if any, and interest will be payable at the offices of the Trustee and the Paying Agent, provided that, at the option of Norcal, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the register of the Notes maintained by the Registrar.

RANKING

     The Old Notes are and the New Notes will be senior unsecured obligations of Norcal that rank pari passu in right of payment with all existing and future unsecured Senior Indebtedness of Norcal and senior in right of payment to all existing and future Subordinated Indebtedness of Norcal. In addition, the Guarantees are senior unsecured obligations of the Subsidiary Guarantors that rank pari passu in right of payment with all existing and future unsecured Guarantor Senior Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of the Subsidiary Guarantors. The holders of any secured Indebtedness of Norcal's Subsidiaries will be entitled to payment of their Indebtedness from the assets of such Subsidiaries prior to the holders of any general unsecured obligations of Norcal, including the Notes. Further, the obligations of Norcal and its Subsidiaries under the New Credit Agreement are secured by substantially all of Norcal's and its Subsidiaries' assets. At June 30, 1996, the aggregate principal amount of outstanding Senior Indebtedness and Guarantor Senior Indebtedness of Norcal and its Subsidiaries, other than the Notes, was $6.6 million, of which $5.6 million was secured, and Norcal would have had no Indebtedness which would have ranked junior to the Notes in right of payment. See "Risk Factors - Effective Subordination of the Notes."

     The definition of "Subsidiary" in the Indenture excludes any "Unrestricted Subsidiary" and, as a result, Unrestricted Subsidiaries generally will not be bound by the restrictive provisions of the Indenture. Although Norcal will have no Unrestricted Subsidiaries at the Closing Date, the Board of Directors will have the ability under certain circumstances to designate certain Subsidiaries as Unrestricted Subsidiaries after Closing Date. In addition, subject to the provisions of the Indenture, the Board may designate Unrestricted Subsidiaries as Subsidiaries. See the definitions of "Subsidiary" and "Unrestricted Subsidiary" and "- Certain Covenants - Limitation on Restricted Payments."

GUARANTEES

     All the Wholly Owned Subsidiaries of Norcal have unconditionally guaranteed, on a joint and several basis, Norcal's obligations to pay principal of, premium, if any, and interest on the Notes (the "Guarantees"). Each of the Guarantees is a senior unsecured obligation of the Subsidiary Guarantor providing such Guarantee, and ranks pari passu in right of payment with all existing and future Guarantor Senior Indebtedness, except to the extent of assets securing such Guarantor Senior Indebtedness, and senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Guarantee are limited so as to reduce the risk that they would be found to constitute a fraudulent conveyance under applicable law. See "Risk Factors - Possible Invalidity Holding of Guarantees."

     The Indenture provides that, subject to the provisions described in the next succeeding paragraph, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity or Person) another corporation, entity or Person unless (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, (ii) immediately after such transaction, no Default or Event of Default exists, (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction, and (iv) Norcal will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "- Certain Covenants - Limitation on Incurrence of Additional Indebtedness." The foregoing will not prohibit a merger between Subsidiary Guarantors or, if such transaction is otherwise permitted by the covenant "Limitation on Mergers, Consolidations and Sales of Substantially All Assets," a merger between Norcal and a Subsidiary Guarantor.

     The Indenture provides that in the event of a sale or other disposition, by way of merger, consolidation, foreclosure or otherwise, of all or substantially all of the assets of any Subsidiary Guarantor or of all of the

Equity Interests of such Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring the property (but not such Subsidiary Guarantor) (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be, without further action on the part of the Trustee, Norcal, a Subsidiary Guarantor or any other Person, unconditionally released and relieved of any obligations under the applicable Guarantee; provided that the Net Cash Proceeds from such sale or other disposition shall be applied in accordance with the provisions of the Indenture described under "- Certain Covenants - Limitation on Asset Sales" and the Trustee shall have received the Officers' Certificate referred to therein; and provided further, that the guarantee of such Subsidiary Guarantor with respect to the New Credit Agreement and any renewals, extensions, replacements, refinancings, amendments and modifications thereof, if any, has been or is simultaneously released.

     The Indenture provides that any entity which becomes a Wholly Owned Subsidiary after the Closing Date (other than an entity which has been designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture) will, jointly and severally, guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior basis, provided that such guarantee is not prohibited by law or by the terms of an agreement that existed prior to the transaction pursuant to which such entity became a Wholly Owned Subsidiary and that was not entered into in connection with such transaction.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at Norcal's option prior to November 15, 2000. Thereafter, the Notes will be subject to redemption at the option of Norcal, in whole or in part, upon not less than 40 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on November 15 of the years indicated below:

            YEAR                                                        PERCENTAGE
            ----------------------------------------------------------  ----------
            2000......................................................    106.250%
            2001......................................................    104.167%
            2002......................................................    102.083%
            2003 and thereafter.......................................    100.000%

     Notwithstanding the foregoing, on and prior to November 15, 1998, Norcal may redeem up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings of Norcal; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such notice of redemption shall be given not later than 30 days after the date of the closing of any such Public Equity Offering and such redemption shall occur within 30 days after the date of such notice.

SELECTION AND NOTICE

     If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of any applicable depositary, legal and securities exchange requirements, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in such manner as complies with any depositary and legal requirements; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "- Repurchase at the Option of Holders," Norcal is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Change of Control. Upon the occurrence of a Change of Control, each holder of Notes will have the right to require Norcal to offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Norcal will mail a notice to each holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. Norcal will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer.

     On the Change of Control Payment date (which will be no earlier than 30 days nor later than 60 days from the date of such notice), Norcal will (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Norcal. Norcal, the depositary or the Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Norcal will publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Norcal repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

     Asset Sales. The Indenture also contains provisions in respect of offers to purchase Notes with Excess Proceeds in the event of Asset Sales. See
"- Certain Covenants - Limitation on Asset Sales."

     New Credit Agreement Effects. The New Credit Agreement provides that Norcal will be prohibited from purchasing any Notes prior to the final maturity of the New Credit Agreement (except, under certain circumstances, for optional redemptions described in the second paragraph under "- Optional Redemption") and may also provide that certain change of control events with respect to Norcal would constitute a default thereunder or give rise to a right of the Agent or the lenders thereunder to terminate the New Credit Agreement or all or part thereof. Any future credit agreements or other agreements relating to Senior Indebtedness to which Norcal becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required by the Indenture at a time when Norcal is prohibited from purchasing Notes, Norcal could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Norcal does not obtain such consent or repay such borrowings, Norcal may remain prohibited from purchasing Notes. In such case, Norcal's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Agreement. If Norcal did receive any such consent, its ability to pay cash to the holders of the Notes upon a repurchase may still be limited by Norcal's then existing financial resources.

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur"), any Indebtedness (including Acquired Debt and Seller Debt), other than Permitted Indebtedness; provided, however, that (A) Norcal may incur Indebtedness (including Acquired Debt and Seller Debt) and (B) Norcal's Subsidiaries may (1) incur Acquired Debt, (2) incur Seller Debt, provided that with respect to each acquisition or series of related acquisitions in connection with which such Seller Debt is incurred, the aggregate Seller Debt incurred shall not exceed $2 million, (3) guarantee Indebtedness of Norcal permitted to be incurred under the Indenture, provided that all such guarantees shall have the same relative priority to such Subsidiary's other Indebtedness as the Indebtedness being guaranteed has to Norcal's other Indebtedness, (4) incur Capital Lease Obligations and purchase money Obligations, provided, as to purchase money Obligations, that any related Liens meet the requirements of clause (viii) of the definition of Permitted Liens and (5) incur Indebtedness other than that described in clauses (1) through (4) above in an amount not to exceed $15 million, if:

          (i) the Consolidated Interest Coverage Ratio for Norcal's most recently ended four full fiscal quarters (for which internal financial statements are available) immediately preceding the date on which such additional Indebtedness is to be incurred would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four quarter period; and

          (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     Notwithstanding the foregoing, Norcal and its Subsidiaries may incur the following Indebtedness ("Permitted Indebtedness"):

          (i)(1) Indebtedness of Norcal under the New Credit Agreement (including letters of credit thereunder and reimbursement obligations with respect thereto), as the same may be amended, refinanced or replaced, in a principal amount outstanding at any time not to exceed $100 million, less
     (a) any Net Cash Proceeds applied pursuant to the covenant "- Limitation on Asset Sales" to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder, and (b) the amount of any scheduled principal payments actually made in connection therewith, and (2) guarantees of the Indebtedness described in clause (1) above by any Subsidiary of Norcal;

          (ii) Existing Indebtedness of Norcal and its Subsidiaries outstanding on the Closing Date;

          (iii) Indebtedness of Norcal represented by the Notes and Indebtedness of the Subsidiary Guarantors represented by the Guarantees;

          (iv) Indebtedness of Norcal or its Subsidiaries incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted by the Indenture to be incurred pursuant to the first paragraph of this covenant (including without limitation Indebtedness under the New Credit Agreement in excess of that permitted to be incurred pursuant to clause (i) of this paragraph) and pursuant to clauses (ii), (iii) and this clause (iv) of this paragraph ("Refinancing Indebtedness"); provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount in the case of any Indebtedness issued with original issue discount) of the Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded (plus costs of issuance and prepayment), (B) such Refinancing Indebtedness ranks, relative to the Notes and the Guarantees, no more senior than the Indebtedness being refinanced thereby, (C) such Refinancing Indebtedness bears interest at a rate not higher than a market rate, (D) such Refinancing Indebtedness (1) shall have an Average Life equal to or greater than, and a stated maturity later than, the Average Life and stated maturity, respectively, of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded or (2) shall not have a scheduled maturity, principal repayment, sinking fund payment or mandatory redemption on or prior to the maturity of the Notes and (E) neither Norcal nor any of its Subsidiaries shall be the primary obligor of such Refinancing Indebtedness, except to the extent that such Person was the primary obligor of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; provided, however, Norcal or any of its Subsidiaries may guarantee such Refinancing Indebtedness if such Person would have been permitted under the Indenture to guarantee the Indebtedness so refinanced.

          (v) Indebtedness of Norcal to any of its Wholly Owned Subsidiaries or any of Norcal's Wholly Owned Subsidiaries to Norcal or to any other Wholly Owned Subsidiary of Norcal; provided that if any Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary of Norcal or transfers such Indebtedness (other than to Norcal or to another Wholly Owned Subsidiary of Norcal), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by Norcal or such Wholly Owned Subsidiary, as the case may be, at the time of such event;

          (vi) if no Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, Indebtedness represented by Hedging Obligations entered into in the ordinary course of business related to Indebtedness of Norcal and its Subsidiaries otherwise permitted to be incurred pursuant to the Indenture not exceeding the underlying obligations;

          (vii) Indebtedness of Norcal or any of its Subsidiaries represented by surety bonds, appeal bonds, performance bonds, workmen's compensation, unemployment insurance and other types of social security or other obligations of a like nature, in each case incurred in the ordinary course of business;

          (viii) if no Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, other Indebtedness of Norcal or any of its Subsidiaries for the sole purpose of financing Designated Capital Expenditures, in an aggregate principal amount not to exceed $30 million; and

          (ix) if no Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, other Indebtedness of Norcal in a principal amount not to exceed $10 million at any one time outstanding.

     Limitation on Restricted Payments. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of, or any contribution in respect of, its Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving Norcal), other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of Norcal or dividends or distributions payable to Norcal or any Wholly Owned Subsidiary of Norcal; (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Norcal or any Subsidiary of Norcal or other Affiliate of Norcal (other than any such Capital Stock owned by Norcal or any Wholly Owned Subsidiary of Norcal); (iii) make any principal payment on, purchase, repurchase, redeem, prepay, defease, or otherwise acquire or retire for value any Indebtedness of Norcal that is subordinated in right of payment to the Notes or any Guarantee thereof, in each case prior to scheduled maturity, repayment or sinking fund payment; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), if at the time of and after giving effect to such Restricted
Payment:

          (a) a Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) Norcal would not, at the time of such Restricted Payment and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant
     "- Limitation on Incurrence of Additional Indebtedness"; or

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Norcal and its Subsidiaries on or after the Closing Date would exceed the sum of (A) 50% of the Consolidated Net Income of Norcal accrued on a cumulative basis for the period beginning from the Closing Date to the last day of the last full fiscal quarter immediately preceding the fiscal quarter in which such Restricted Payment occurs (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by Norcal as capital contributions or from the issue or sale since the Closing Date of Capital Stock or of convertible debt securities of Norcal that have been converted into Capital Stock (other than Capital Stock or convertible debt securities sold to a Subsidiary of Norcal or an employee stock ownership plan of Norcal and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (C) 100% of the aggregate net cash proceeds received by Norcal from the issue or sale since the Closing Date of Capital Stock (other than Disqualified Stock) to an employee stock ownership plan, but (if such employee stock ownership plan incurs any Indebtedness to or guaranteed by Norcal or any of its Subsidiaries to finance the acquisition of such Capital Stock) only to the extent that any such proceeds are equal to any increase in Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan with respect to the Indebtedness incurred by it to finance the purchase of such Capital Stock, plus (D) an amount equal to the portion (proportionate to Norcal's or a Subsidiary's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Subsidiary; provided, however, that such amount shall not exceed, in the case of any Unrestricted Subsidiary, the amount of any Restricted Payments previously made by Norcal or any Subsidiary to such Unrestricted Subsidiary which were permitted to be made pursuant to this covenant, plus (E) $5 million.

     The foregoing provisions will not prohibit the following Restricted
     Payments:

          (i) the payment of any dividend or making of any distribution within 60 days after the date of declaration thereof, if at the date of declaration such dividend or distribution would have complied with the provisions of the Indenture;

          (ii) the payment of any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock);

          (iii) the payment of any dividend or making of any distribution payable from a Subsidiary to Norcal or any Wholly Owned Subsidiary of Norcal;

          (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Norcal in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Norcal or an employee stock ownership plan of Norcal) for cash of, other Equity Interests of Norcal (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition or obtained from such concurrent sale will be excluded from clauses (B) and (C) of paragraph
     (c) above;

          (v) the repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of Norcal that is subordinated to the Notes with the net proceeds of Refinancing Indebtedness or in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Norcal or an employee stock ownership plan) of Equity Interests of Norcal (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such repayment, repurchase, redemption, defeasance or other acquisition or obtained from such concurrent sale will be excluded from clauses (B) and (C) of paragraph (c) above;

          (vi) (A) any purchases of Capital Stock, (B) any contributions or dividends paid to the ESOP or (C) any loans to the ESOP, in each case only to the extent made in connection with the distribution of retirement, termination or diversification withdrawal benefits to ESOP participants or beneficiaries pursuant to the terms of the ESOP and the provisions of ERISA and the Code; and

          (vii) any contributions or dividends paid to the ESOP, in each case only to the extent used by the ESOP (A) to pay administrative expenses of the ESOP in an amount not to exceed $300,000 a year or (B) to repay Indebtedness of the ESOP owed to Norcal or its Subsidiaries.

Payments made pursuant to clauses (ii), (iii), (iv) and (v), and, to the extent payments under clauses (vi) and (vii) were expensed in accordance with GAAP and thus reduced Consolidated Net Income for the

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

relevant period, payments made pursuant to clauses (vi) and (vii), of the immediately preceding paragraph, shall not constitute Restricted Payments for purposes of the calculation set forth in paragraph (c) above.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distributions to Norcal or any of its Subsidiaries (x) on its Capital Stock or
(y) with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness or other Obligations owed to Norcal or any Subsidiary; (iii) make loans or advances to Norcal or any Subsidiary; (iv) transfer any of its property or assets to Norcal or any Subsidiary; (v) grant liens or security interests upon its property or assets in favor of the holders of the Notes; or (vi) guarantee the Notes or any renewals or refinancings thereof; except for such encumbrances or restrictions existing under or by reason of: (A) applicable law, (B) the New Credit Agreement, (C) Existing Indebtedness of Subsidiaries outstanding on the date of the Indenture, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by Norcal or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired, (E) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business consistent with past practice, (F) restrictions upon the transfer of any interest in property or assets subject to Liens not prohibited under "- Limitation on Liens" and (G) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not on the whole materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Limitation on Liens. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing (i) any Indebtedness of Norcal unless the Notes are equally and ratably secured or (ii) any Indebtedness of a Subsidiary Guarantor unless the Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Notes or the Guarantees, with the same relative priority as such Subordinated Indebtedness of Norcal or a Subsidiary Guarantor will have with respect to the Notes or the Guarantees, as the case may be.

     Substantially all of the assets of Norcal and its Subsidiaries have been pledged to secure obligations of Norcal and the Subsidiaries to lenders under the New Credit Agreement.

     Limitation on Sale and Leaseback Transactions. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless either (i) at the time such transaction is entered into, Norcal or such Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness, and Liens, if any, with respect to such Sale and Leaseback Transaction pursuant to the covenants "Limitation on Incurrence of Additional Indebtedness" and "Limitation on Liens" or (ii) Norcal or such Subsidiary receives proceeds from such Sale and Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by Norcal's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board, shall be conclusive) and such proceeds are applied in the same manner and to the same extent as the Net Cash Proceeds and Excess Proceeds from an Asset Sale pursuant to the covenant "Limitation on Asset Sales."

     Limitation on Transactions with Affiliates. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, directly or indirectly, in a transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Norcal or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Norcal or such Subsidiary with an unrelated Person and (ii) Norcal delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1 million,

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

a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5 million, an opinion as to the fairness to Norcal or such Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally recognized investment banking firm or, in the case of a transaction involving the sale, lease, transfer or purchase of assets subject to valuation, such as real estate, a written appraisal by either a nationally recognized appraisal firm or an appraisal firm generally recognized within the industry as having expertise regarding the specific assets subject to valuation; provided, however that the following shall not be deemed to be Affiliate Transactions: (A) transactions between or among Norcal and/or its Wholly Owned Subsidiaries, (B) transactions permitted by the provisions of the Indenture described under "- Limitation on Restricted Payments"; (C) reasonable fees and compensation paid to, and indemnities to, and directors and officers and ERISA-based fiduciary liability insurance provided on behalf of, officers, directors, agents or employees of Norcal, any Subsidiary of Norcal, the ESOP, or any member of the Administrative Committee of the ESOP, in each case in the ordinary course of business and as determined in good faith by the Board of Directors of Norcal, (D) any employment agreement entered into by Norcal or any of its Subsidiaries in the ordinary course of business that either (1) is approved by the Board of Directors of Norcal or (2) provides for annual compensation of $100,000 or less and is on terms comparable to those generally made available by entities engaged in the same or similar businesses and (E) grants or sales of Common Stock, and options to purchase Common Stock, by Norcal pursuant to employee benefit plans approved by the Board of Directors of Norcal.

     Limitation on Asset Sales. The Indenture provides that Norcal will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale to any Person other than Norcal or a Wholly Owned Subsidiary of Norcal unless (i) Norcal (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of Norcal, whose determination shall be conclusive and evidenced by a Board resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise subject to disposition and (ii) at least 85% of the consideration therefor received by Norcal or such Subsidiary is in the form of Cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Norcal's or such Subsidiary's most recent balance sheet or in the notes thereto) of Norcal or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by Norcal or any such Subsidiary from such transferee that are immediately converted by Norcal or such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) will be deemed to be Cash for purposes of this provision. Within 360 days after the date of any Asset Sale, Norcal may apply the Net Cash Proceeds from such Asset Sale to either (a) permanently reduce Indebtedness, other than Subordinated Indebtedness, of Norcal or the Subsidiary whose assets were sold in such Asset Sale, provided that any such reduction of Indebtedness of such Subsidiary shall not exceed the amount of Net Cash Proceeds received from the sale of assets of such Subsidiary or (b) acquire property or assets to be used in any line of business in which Norcal or any of its Subsidiaries was engaged on the Closing Date or in any line of business reasonably related thereto; provided that when any proceeds not in the form of Cash or Cash Equivalents become Net Cash Proceeds, the requirements contained in this paragraph shall apply thereto. Pending the final application of any such Net Cash Proceeds, Norcal may temporarily invest such Net Cash Proceeds in Cash Equivalents or reduce Indebtedness under the New Credit Agreement. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the second sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Norcal shall, within 30 days of the occurrence of such event, make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Norcal may use the excess of such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes tendered by holders thereof exceeds the amount of Excess

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

Proceeds, the Trustee shall select the Notes or portions thereof to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     Notwithstanding the foregoing, $2.0 million of Net Cash Proceeds received from Asset Sales in any fiscal year shall not constitute Excess Proceeds and thus shall not be subject to the restrictions contained in this covenant.

     The Indenture provides that Norcal will not, and will not permit any Wholly Owned Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of any Wholly Owned Subsidiary of Norcal except pursuant to an Asset Sale of all of the Capital Stock of such Wholly Owned Subsidiary.

     The New Credit Agreement prohibits, and any agreement governing Senior Indebtedness incurred after the Closing Date may prohibit, the purchase of Notes with the proceeds of any Asset Sale unless all Senior Indebtedness thereunder has been paid in full.

     Provisions of Reports and Other Information. The Indenture provides that whether or not Norcal is required to file with the Commission annual and quarterly reports and other information, documents and reports pursuant to
Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") it will deliver copies of such reports to the Trustee within (5) days after it would be required to file such reports with the Commission if it were subject to the Exchange Act. Norcal's obligation to file reports with the Commission will begin the earlier of (i) 180 days following the Closing Date, or (ii) when it otherwise would be required to file under Section 13(a) or 15(d) of the Exchange Act. Norcal will continue to file SEC reports with the Commission (unless the Commission will not accept such a filing) and with the Trustee even if Norcal ceases to be required to file such reports pursuant to the Exchange Act. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Notes are outstanding, Norcal will furnish copies of the SEC Reports to the holders of Notes at the time Norcal is required to file the same with the Trustee and make such information available to investors who request it in writing. In addition, Norcal has agreed that, for so long as any Old Notes remain outstanding, it will furnish to the holders of Old Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Limitation on Mergers, Consolidations and Sales of Substantially All Assets. The Indenture provides that Norcal may not consolidate or merge with or into (whether or not Norcal is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Norcal is the surviving corporation, or the entity or the Person formed by or surviving any such consolidation or merger (if other than Norcal) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity formed by or surviving any such consolidation or merger (if other than Norcal), or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, assumes all the obligations of Norcal under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately prior to or after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) Norcal or the entity or Person formed by or surviving any such consolidation or merger (if other than Norcal) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Norcal immediately preceding the transaction and (B) will, immediately after such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness"; provided, however, that any Wholly Owned Subsidiary Guarantor may merge into Norcal without compliance with clauses (iii) and (iv) above.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default in the payment of interest on any Notes when the same becomes due and payable and such default continues for a

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

period of 30 days; (ii) default in the payment of principal of, and premium, if any, on any Notes when the same becomes due and payable, whether at maturity, upon redemption or otherwise; (iii) default in the performance or breach of the terms set forth under the covenant "Limitation on Mergers, Consolidations and Sales of Substantially All Assets"; (iv) failure by Norcal or any Subsidiary of Norcal to comply in any respect with any of the other applicable covenants or agreements in the Indenture and such failure continues for a period of 45 days after receipt of a written notice with respect thereto from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture, guarantee or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Norcal or any of its Subsidiaries whether such Indebtedness existed as of the Closing Date or was created thereafter, if (x) either (a) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity or (b) such default results from the failure to pay when due, whether at final maturity or otherwise (after any applicable grace periods), any principal of, or interest on, such Indebtedness and (y) the principal amount of such Indebtedness aggregates $5.0 million or more; (vi) failure by Norcal or any of its Subsidiaries to pay final, nonappealable judgments aggregating in excess of $5.0 million (to the extent not covered by insurance or a Specified Indemnity Amount) which judgments are not paid, discharged or stayed for a period of 60 days; or (vii) certain events of bankruptcy, insolvency or reorganization of Norcal or any Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee by notice to Norcal, or the holders of at least 25% in principal amount of the then outstanding Notes by written notice to Norcal and the Trustee, may accelerate the maturity of all Notes and declare the entire principal thereof and the interest accrued thereon to be due and payable immediately. The holders of a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than non-payment of principal, premium, if any, and interest which has become due solely as a result of such acceleration, have been cured or waived as provided in the Indenture. In the event of any Event of Default specified in clause (v) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if, within 15 days after such Event of Default arose in the case of Indebtedness under the New Credit Agreement, or within 30 days after such Event of Default arose in the case of other Indebtedness, (x) the Indebtedness that is the basis for such Event of Default has been discharged,
(y) the holders thereof have rescinded the acceleration giving rise to such Event of Default or (z) the payment default under the Indebtedness that is the basis for such Event of Default has either been cured or waived (provided that, under this clause (z), (i) in the case of a waiver of a payment default on any Indebtedness the principal amount of which aggregates $10.0 million or more, the Event of Default shall be reinstated upon the earlier of the 31st day after the grant of the waiver and the expiration of the waiver by its terms (if such payment default has not been previously cured) and (ii) in the case of a payment default on any Indebtedness the principal amount of which aggregates more than $5.0 million but less than $10.0 million, the Event of Default shall be reinstated upon the expiration of the waiver by its terms (if such payment default has not been previously cured)). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Norcal or any of its Subsidiaries, all outstanding Notes will become due and payable forthwith without further action or notice. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the non-payment of principal or interest) if it determines that withholding notice is in their interests.

     The Indenture provides that no holder of a Note may pursue any remedy under the Indenture unless (i) the Trustee shall have received written notice of a continuing Event of Default, (ii) the Trustee shall have received a request from holders of at least 25% in principal amount of the Notes to pursue such remedy,
(iii) the Trustee shall have been offered indemnity reasonably satisfactory to it, (iv) the Trustee shall have failed to act for a period of 30 days after receipt of such notice and offer of indemnity, and (v) during such 30-day period, holders of at least 25% in aggregate principal amount of the Notes do not give the Trustee a direction which in the opinion of the Trustee is inconsistent with such request; provided, however, such provision does not affect the right of a holder of a Note to sue for enforcement of overdue payment thereon.

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

     Norcal is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Norcal is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration), provided, however, that an Event of Default arising under clause
(v) in the first paragraph under the caption "- Events of Default and Remedies" above, may be annulled and rescinded automatically as described in the second paragraph under such caption, (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,
(vii) waive a redemption payment with respect to any Note, (viii) make a change that would adversely affect the contractual ranking of the Notes or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Notes, Norcal, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Norcal's obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

PAYMENTS FOR CONSENT

     The Indenture prohibits Norcal and any of its Subsidiaries from, directly or indirectly, paying or causing to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Norcal may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) Norcal's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

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

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and Norcal's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Norcal may, at its option and at any time, elect to have the obligations of Norcal and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Norcal must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Norcal must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Norcal shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Norcal has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Norcal shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Norcal or any of its Subsidiaries is a party or by which Norcal or any of its Subsidiaries is bound; (vi) Norcal must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Norcal must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Norcal with the intent of preferring the holders of Notes over the other creditors of Norcal or with the intent of defeating, hindering, delaying or defrauding creditors of Norcal or others; and (viii) Norcal must have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Norcal may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Norcal is not required to transfer or exchange any Note selected for redemption. Also, neither the Registrar nor Norcal is required to transfer or exchange any Note for a period of 15 Business Days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of such Note for all purposes.

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

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Norcal, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     Notes to be resold as set forth herein will initially be issued in the form of one or more Global Notes (the "Global Note"). The Global Note will be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Notes that are issued as described below under "- Certificated Securities," will be issued in the form of registered definitive certificates (the "Certificated Securities"). Such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     Norcal expects that pursuant to procedures established by the Depositary
(i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Norcal nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Norcal and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Norcal nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. Norcal believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Certificated Securities. Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) Norcal notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Norcal is unable to locate a qualified successor within 90 days or, if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, or (ii) Norcal, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither Norcal nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and Norcal and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     Next Day Settlement and Payment. The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of next day funds to the accounts specified by the Global Note Holder. With respect to any Certificated Securities, Norcal will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of next day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. Norcal expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person merged with or into or became a Subsidiary of such specified Person (including any Indebtedness of an Unrestricted Subsidiary at the time it is designated a Subsidiary) and (ii) Indebtedness encumbering any asset acquired by such specified Person or assumed by such specified Person in connection with the acquisition of assets, in each case, not incurred in connection with, or in anticipation of, a Person becoming a Subsidiary or such acquisition.

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

     "Affiliate" of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including the sale or other transfer of any Equity Interests of any Subsidiary) other than (i) the sale or lease of obsolete, damaged, materially worn or unusable equipment in the ordinary course of business consistent with past practice, (ii) the issuance by Norcal of its Capital Stock, (iii) dispositions of Cash and Cash Equivalents, (iv) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Norcal governed by the provisions of the Indenture described under "Certain Covenants - Merger, Consolidation, or Sale of Assets", (v) Sale and Leaseback Transactions in compliance with clause (i) under the covenant "Limitation on Sale and Leaseback Transactions," and (vi) the sale of the following properties to the extent the net proceeds from such sales do not exceed $10 million in the aggregate: (A) certain real property owned by Mason Land Reclamation, Inc. located in Kansas City, Missouri; (B) certain real property owned by Tri-County Development, known as Lynch Canyon in Solano County, California; (C) certain real property owned by Biosystems Management, Inc., located in San Benito County, California; (D) certain real property in Vallejo, California adjacent to Vallejo Garbage Service; and (E) certain real property owned by Macor, Inc. in Placer County, California.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the numbers of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Capital Lease Obligation" means, as to any Person, the Obligations of such Person in respect of a lease that would at such time be required to be classified and accounted for as capitalized lease obligations under GAAP and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person formed as a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including without limitation, common stock and preferred stock of such Person and (ii) with respect to any Person formed other than as a corporation, any and all partnership or other equity interests of such other Person.

     "Cash" means money or currency or a credit balance in a Deposit Account.

     "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations issued by any bank described in clause (ii) above with a term not to exceed 30 days; (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case maturing within one year after the date of acquisition and (v) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500 million, which invests predominantly in investments of the types described in clauses (i) through (iv) above.

     "Change of Control" means, with respect to Norcal, the occurrence of any of the following: (i) the sale, lease, exchange or other transfer, in one or a series of related transactions, of all or substantially all of Norcal's assets, or the sale of substantially all of the Capital Stock or assets of Norcal's Subsidiaries that constitutes a sale of substantially all of Norcal's assets, to any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act); (ii) the adoption of a plan by the stockholders of Norcal relating to the liquidation or dissolution of Norcal; (iii) the acquisition of beneficial ownership by any such "person" or "group" (other than the ESOP), of a direct or indirect interest in more than 50% of the voting power of the then outstanding Capital Stock of Norcal entitled to vote generally in the election of the Board of Directors of Norcal, (iv) a merger or consolidation of Norcal with or into another entity or the merger of another entity into Norcal or any other transaction, as a result of which the stockholders of Norcal immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock of the surviving or resulting entity; and (v) the first day on which a majority of the members of the Board of Directors of Norcal are not Continuing Directors. Notwithstanding the foregoing, the voting of shares pursuant to ESOP participant direction or the distribution of Capital Stock by the ESOP pursuant to the terms of the ESOP in one or a series of transactions shall not constitute a "Change of Control".

     "Closing Date" means the date of consummation of the offering and initial sale of the Old Notes.

     "Common Stock" of any person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow" means, with respect to any Person for any period, Consolidated Net Income of such Person for such period plus, in each case to the extent deducted in computing such Consolidated Net Income, the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period,
(ii) the provision for taxes based on net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (iii) the depreciation and amortization expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (iv) any losses from Asset Sales and other dispositions of assets not in the ordinary course of business, (v) any losses classified as extraordinary, nonrecurring or unusual, and the related tax effects, each as determined in accordance with GAAP and (vi) any non-cash expense determined in accordance with GAAP in connection with a transaction between such Person and an employee stock ownership plan.

     "Consolidated Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of (A) Consolidated Cash Flow of such Person for such period to (B) the sum of (i) Consolidated Interest Expense of such Person for such period plus (ii) the product of (a) all preferred stock cash dividend requirements of such Person and its Subsidiaries (excluding preferred stock cash dividend requirements in respect of preferred stock owned by such Person or a Subsidiary of such Person) for such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective aggregate federal, state and local statutory tax rates of such Person and its Subsidiaries on a consolidated basis for such period. For purposes of this ratio, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the relevant period to
(i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries at any time during or subsequent to the last day of the relevant period and on or prior to the computation date, as if such incurrence or repayment and the application of the proceeds thereof, as the case may be, occurred on the first day of the relevant period, (ii) any Asset Sales or other asset dispositions of such Person and its Subsidiaries occurring at any time during or subsequent to the last day of the relevant period and on or prior to the computation date, as if such Asset Sale or other disposition and the application of the proceeds therefrom occurred on the first day of the relevant period and (iii) any acquisition of assets or Capital Stock of an entity (occurring by merger or otherwise) occurring at any time during or subsequent to the last day of the relevant period and on or prior to the computation date, as if such acquisition occurred on the first day of the relevant period and, in connection with any such acquisition, taking into account, to the extent permitted by GAAP and Regulation S-X under the Securities Act and interpretations thereof by the staff of the Commission, any savings in respect of owners' compensation expense reasonably expected to result from such acquisition, in an amount not to exceed $750,000 per acquisition, as certified by Norcal in an Officers' Certificate to the Trustee. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. In calculating such ratio, interest on Indebtedness determined on a fluctuating basis as of the computation date and which will continue to be so determined thereafter shall be determined to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the computation date.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum (without duplication) of:

          (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

          (ii) all fees, commissions, discounts and other charges of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Hedging Obligations;

          (iii) amortization or write-off of debt discount and deferred financing costs (other than deferred financing costs incurred on or prior to the Closing Date) in connection with any Indebtedness of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and

          (iv) interest capitalized by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided, however, that (A) there shall be excluded therefrom: (i) net gains (but not losses) from Asset Sales and other dispositions of assets not in the ordinary course of business; (ii) any gains (but not losses) classified as extraordinary, nonrecurring or unusual, including any gain in connection with the retirement at a discount of the Class A and B Notes and the ESOP Notes, and the related tax effects, each as determined in accordance with GAAP; (iii) the net income (if positive) of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of the transaction; (iv) the net income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not permitted by the operation of its charter or any agreement, contract, instrument, statute, rule or governmental regulation applicable to such Subsidiary; and (v) the net income of any other entity accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to such Person or a Subsidiary thereof by such entity in an amount not to exceed such Person's interest in such entity's net income and (B) there shall be included therein the amount of dividends or distributions paid in cash to such Person or a Subsidiary thereof by an Unrestricted Subsidiary in an amount not to exceed such Person's interest in such Unrestricted Subsidiary's net income.

     "Consolidated Net Worth" means, with respect to any Person, as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in

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

unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, represented by Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing as determined in accordance with GAAP.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Norcal who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event or condition that with the passage of time or the giving of notice or both would be an Event of Default.

     "Deposit Account" means a demand, savings, passbook, money market or like account with a commercial bank, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

     "Designated Capital Expenditures" means capital expenditures for the acquisition (through construction, purchase, lease, expansion or modernization) and equipping of a materials recovery facility in San Francisco, other waste processing facilities including materials recovery facilities and household hazardous waste facilities, and maintenance and administrative complexes, and equipment.

     "Disqualified Stock" means (i) any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, requires the payment of mandatory dividends or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Notes, or (ii) any warrants, options or other rights to acquire any such Capital Stock described in clause (i) above; provided that Disqualified Stock shall not include Capital Stock which (1) has a maturity date later than that of the Notes and (2) provides the holders thereof the right upon a change of control to require the issuer thereof to repurchase all or part of such Capital Stock after the holders of the Notes have had the option to require Norcal to repurchase their Notes upon a Change of Control.

     "ESOP" means the Norcal Waste Systems, Inc. Employee Stock Ownership Plan and Trust.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Existing Indebtedness" means Indebtedness of Norcal and its Subsidiaries in existence on the Closing Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed by such Subsidiary Guarantor, other than Indebtedness as to which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is subordinated or junior to the Guarantees.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, whether or not recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than 90 days or are being contested in good faith), (v) every Capital Lease Obligation or purchase money financing of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vii) the aggregate preference in respect of preferred stock of any Subsidiary (other than preferred stock held by Norcal or any of its Subsidiaries) in the event of any voluntary or involuntary liquidation or winding up, (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or such Person is required to record as debt on its balance sheet in accordance with GAAP; and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any obligation of the type referred to in clauses (i) through (viii).

     "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition or ownership by such Person of property or assets of, or Equity Interests, bonds, notes, debentures or other securities (including, without limitation, any interest in any partnership or joint venture) issued by, any other Person or any guarantee, endorsement, agreement to provide funds for the payment of, or other arrangement (other than arrangements referred to in clause (ii) of the second proviso to the first sentence of the definition of "Unrestricted Subsidiary") pursuant to which Norcal or any Subsidiary is, or becomes directly or indirectly liable with respect to, any Indebtedness or other obligation of an Unrestricted Subsidiary (valued as of any date of determination at the maximum liability of Norcal and its Subsidiaries with respect to such Indebtedness or other obligation).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

     "Net Cash Proceeds" means the aggregate Cash proceeds and Cash Equivalents received by Norcal or any of its Subsidiaries in respect of any Asset Sale, including any Cash or Cash Equivalents received by way of (i) conversion of any Indebtedness received in connection with such Asset Sale, (ii) deferred payment of principal pursuant to, or liquidation of, any Indebtedness received in connection with such Asset Sale or (iii) any dividends on or distributions in respect of, or the direct or indirect sale, exchange, conversion or other disposition of, any Equity Interests received by Norcal or any of its Subsidiaries in respect of any Asset Sale, in each case net of Transaction Costs.

     "New Credit Agreement" means the Credit Agreement among Norcal, the Lenders referred to therein and The First National Bank of Boston, as Agent, as amended, extended, renewed, refinanced, replaced, restated, supplemented or otherwise modified from time to time, together with the related documents and any agreement governing Indebtedness (together with all ancillary collateral and other documents, including guarantees of any Subsidiary) incurred to refund or refinance all or a portion of the borrowings and commitments then outstanding or permitted to be outstanding under either the New Credit Agreement or such agreement.

     "Obligations" means all obligations for principal, premium, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities and all other obligations of every nature payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (a) any acquisition of property or assets to be used in any line of business in which Norcal or any of its Subsidiaries was engaged at the Closing Date or in any line of business reasonably related thereto, (b) Investments by Norcal or any Subsidiary in a Person engaged or to be engaged in any line of business in which Norcal or any of its Subsidiaries was engaged at the Closing Date, or any business reasonably related thereto, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of Norcal or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Norcal or a Wholly Owned Subsidiary, (c) any Investments by Norcal, or by a Subsidiary thereof, in Norcal or a Wholly Owned Subsidiary Guarantor, (d) any Investments in Cash or Cash Equivalents, (e) intercompany Indebtedness among Norcal and its Wholly Owned Subsidiaries permitted under the covenant "- Limitation on Incurrence of Additional Indebtedness" and payments in respect thereof, (f) Investments existing on the Closing Date, (g) Investments made as a result of the receipt of non-cash consideration from an Asset Sale made pursuant to the covenant "- Limitation on Asset Sales", (h) loans and advances to employees not exceeding $1 million outstanding in the aggregate at any one time, (i) Investments by Norcal or any of its Subsidiaries in one or more Unrestricted Subsidiaries of Norcal, provided that (1) the amount of all such Investments in Unrestricted Subsidiaries made on or after the Closing Date shall not exceed in the aggregate the sum of (x) $10 million plus (y) an amount equal to the portion (proportionate to Norcal's or a Subsidiary's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Subsidiary; provided that the amount under this clause (y) shall not exceed the amount of any such Permitted Investment previously made by Norcal or any Subsidiary in such Unrestricted Subsidiary, (2) such Unrestricted Subsidiary must be engaged in any line of business in which Norcal or any of its Subsidiaries was engaged on the Closing Date or any business reasonably related thereto, (3) any sale or disposition of such Investment or any portion thereof will constitute an Asset Sale within the meaning of the covenant "Limitation on Asset Sales" and (4) such Unrestricted Subsidiary may not use the proceeds from such Permitted Investment in a manner which, if used by Norcal or one of its Subsidiaries directly, would result in a Restricted Payment prohibited by clauses (i), (ii) or (iii) of the first paragraph of the covenant "Limitation on Restricted Payments" and (j) the loan by Norcal to the ESOP on the Closing Date of proceeds from the sale of the Notes sufficient to retire, and settle litigation regarding, the ESOP Notes.

     "Permitted Liens" means: (i) Liens in favor of Norcal and its Subsidiaries;
(ii) Liens securing Obligations under the New Credit Agreement and Obligations under any guarantee by any Subsidiary of the New Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $100 million, plus any non-principal Obligations in connection therewith, less any Net Cash Proceeds applied pursuant to the covenant "-- Limitation on Asset Sales" to repay or prepay such Obligations that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Norcal or any of its Subsidiaries in a transaction not prohibited by the terms of the Indenture; provided, however, that such Liens were in existence prior to and were not granted in contemplation of such merger or consolidation; (iv) Liens on property existing at the time of acquisition thereof by Norcal or any of its Subsidiaries in a transaction not prohibited by the terms of the Indenture; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (v) statutory Liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's or repairmen's or other like liens, or Liens relating to surety or appeal bonds, performance bonds, pledges or deposits to secure performance (in lieu of performance bonds) under contracts other than contracts for the payment of money, workmen's compensation, unemployment insurance and other types of social security or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; (viii) purchase money Liens granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practice, provided that (A) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price or cost of such assets, (B) such Liens attach only to the property so acquired with the purchase money Indebtedness secured thereby and
(C) such purchase money Indebtedness shall be incurred, and the

Lien securing such Indebtedness shall be created, within 180 days of such acquisition; (ix) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Norcal or any of its Subsidiaries; (x) judgment and attachment Liens not giving rise to a Default or Event of Default; (xi) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, entered into by Norcal or any of its Subsidiaries in the ordinary course of business; (xii) Liens securing Acquired Debt; provided that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (as determined by the Board of Directors in good faith at the time of such acquisition) and (B) such Indebtedness shall be incurred and the Lien securing such Indebtedness shall be created, within 180 days after such acquisition; (xiii) Liens securing guarantees by any of Norcal's Subsidiaries of Indebtedness of Norcal permitted pursuant to clause (B)(3) of the first paragraph under "- Certain
Covenants - Limitation on Incurrence of Additional Indebtedness"; (xiv) Liens securing Hedging Obligations that relate to Indebtedness secured by Liens otherwise permitted by the Indenture, provided that the Liens securing such Hedging Obligations shall cover only the property that is covered by the Liens securing such Indebtedness; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or investments of Norcal or any Subsidiary on deposit with or in possession of such bank; (xvi) Liens upon any property of a Person existing at the time such Person becomes a Subsidiary, provided that any such Lien has not been created in contemplation of such transaction and does not attach to any other property of Norcal or any Subsidiary; (xvii) Liens securing Indebtedness permitted to be incurred pursuant to clause (ix) of the second paragraph under "- Certain Covenants - Limitation on Incurrence of Additional Indebtedness"; and (xviii) extensions, renewals or regrantings of any Liens referred to in clauses (i) through (xvii) above in connection with any Refinancing Indebtedness on terms no less favorable to the holders of the Notes than those being so extended, renewed or regranted.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust, association or joint venture, or a governmental agency or subdivision thereof or other entity.

     "Public Equity Offering" means a bona fide underwritten sale to the public of Common Stock of Norcal pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Norcal) that is declared effective by the Commission and completed following the Closing Date, and results in aggregate gross proceeds to Norcal of at least $25 million.

     "Sale and Leaseback Transaction" means any arrangement relating to a property owned on the date of the Indenture or acquired thereafter whereby Norcal or one of its Subsidiaries transfers such property to a Person and leases such property back from such Person.

     "Seller Debt" means, with respect to any Person, Indebtedness incurred by such Person in connection with the acquisition of another Person or assets of such other Person, which Indebtedness is owing to such other Person.

     "Senior Indebtedness" means, with respect to Norcal, any Indebtedness of Norcal, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed by Norcal, other than Indebtedness as to which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is subordinated or junior to the Notes.

     "Specified Indemnity Amount" means, for the purposes of clause (vi) of the first paragraph under "- Events of Default and Remedies," in the case of a final, nonappealable judgment against Norcal in a matter pertaining to the Abraham litigation as described under "Business - Litigation and Related Matters," the sum of (x) amounts which have previously been paid in full or partial satisfaction of such judgment, plus (y) the amount of cash or cash equivalents which is on deposit in the Escrow Account on the date any such judgment becomes a final, nonappealable judgment, for payment to or for the benefit of Norcal, such amount to be certified in writing by the escrow agent for such account in a form acceptable to the Trustee; provided, however, that in the event a court having jurisdiction over such matter enters an order enforcing such judgment against Norcal, such amount shall thereupon be deemed to be reduced to zero (and the 60-day period referenced in the aforementioned clause
(vi) shall be deemed to have commenced on the date such judgment became a final, nonappealable judgment) for purposes of such clause (vi).

     "Subordinated Indebtedness" means any Indebtedness of Norcal (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Notes and other Senior Indebtedness.

     "Subordinated Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees and other Guarantor Senior Indebtedness.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof. Unless specifically provided to the contrary herein, Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purpose of the Indenture (other than for the purposes of the definition of "Unrestricted Subsidiary" herein) but shall be deemed an "Affiliate" of such Person.

     "Subsidiary Guarantors" means each of (i) Norcal's Wholly Owned Subsidiaries existing on the Closing Date, (ii) any other direct or indirect Wholly Owned Subsidiary of Norcal that executes a Guarantee or supplemental indenture in accordance with the provisions of the Indenture and required by the Indenture to remain or become a Subsidiary Guarantor and (iii) the respective successors and assigns of the foregoing required by the Indenture to remain or become a Subsidiary Guarantor.

     "Transaction Costs" means the direct costs relating to any Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Unrestricted Subsidiary" means a Subsidiary of Norcal (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by Norcal or any other Subsidiary of Norcal (other than another Unrestricted Subsidiary) (ii) is recourse to or obligates Norcal or any other Subsidiary of Norcal (other than another Unrestricted Subsidiary) in any way or
(iii) subjects any property or asset of Norcal or any other Subsidiary of Norcal (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) with which Norcal or any other Subsidiary of Norcal (other than another Unrestricted Subsidiary) is not subject to any contract, agreement, arrangement or understanding or is not subject to an obligation of any kind whether written or oral, other than with respect to a transaction that complies with the provisions under the "Limitation on Transactions with Affiliates" covenant and (c) to which neither Norcal nor any other Subsidiary of Norcal (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Equity Interests therein, or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of financial performance; provided that in no event shall Norcal or any borrower, guarantor or other obligor under or with respect to the New Credit Agreement or any Indebtedness of Norcal be deemed an Unrestricted Subsidiary; provided further, that Norcal and any Subsidiary may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise be or become directly or indirectly liable with respect to, any Indebtedness or other obligation of an Unrestricted Subsidiary to the extent that (i) Norcal or such Subsidiary could make an Investment in the amount of such Indebtedness or other obligation in such Unrestricted Subsidiary pursuant to the "Limitation on Restricted Payments" covenant or (ii) in the case of liabilities in respect of obligations other than Indebtedness, such liability arises by operation of law and not, directly or indirectly, by reason of any agreement binding upon Norcal or any Subsidiary of Norcal, and any such guarantee, endorsement or agreement with respect to Indebtedness shall be deemed an incurrence of Indebtedness by Norcal or such Subsidiary for the purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant. No Unrestricted Subsidiary shall acquire any Capital Stock or other Equity Interests of any Subsidiary. The Board of Directors of Norcal may designate any Subsidiary (other than any borrower, guarantor or other obligor under or with respect to the New Credit Agreement or any Indebtedness of Norcal) an Unrestricted Subsidiary; provided that any such designation shall be deemed to be the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in the "Limitation on Restricted Payments" covenant. The Board of Directors of Norcal may designate any Unrestricted Subsidiary a Subsidiary; provided, however, that immediately after giving effect to such designation (x) Norcal could incur $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test described in the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) no Default or Event or Default shall have occurred and be continuing, including without limitation under the "Limitation on Restricted Payments" covenant. Any designation shall be evidenced by promptly filing with the Trustee a copy of the board resolution giving effect to such designation, and Officers' Certificate certifying that such designation complied with the foregoing provisions. No Subsidiary may be redesignated more than once in any 13-month period.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies Norcal, or causes Norcal to be so notified in writing, the Company has agreed that, for the lesser of (i) a period of six months after the date of this Prospectus and (ii) such period of time as such broker-dealers must comply with the prospectus delivery requirements of the Securities Act in order to resell such New Notes, it will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. In addition, until November 14, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


     Norcal will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of the Exchange Offer, any broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify Norcal prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from Norcal of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon Norcal disclosure obligations that may have a material adverse effect on the Company (which notice Norcal agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until Norcal has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain of the material federal income tax consequences anticipated to result with respect to (i) the exchange of Old Notes for New Notes pursuant to the Exchange Offer and (ii) the ownership and disposition of New Notes. Holders of Old Notes should be aware that uncertainties in the tax law exist with respect to some of the federal income tax consequences of the Exchange Offer and that no ruling has been, or will be, requested from the Internal Revenue Service (the "Service") on any tax matters related thereto, nor will any opinion of counsel be sought with respect to any of such issues. Moreover, the tax rules applicable to debt-for-debt exchanges and the taxation of debt instruments in many cases are quite complex.

     The discussion below is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as final, temporary and proposed Treasury regulations, administrative rulings and pronouncements, and judicial decisions now in effect (or, in the case of certain Treasury regulations, proposed), all of which are subject to change (possibly with retroactive effect) or different interpretations. Accordingly, no assurances can be given that the Service will agree with the federal income tax consequences summarized below.

     The following summary does not purport to deal with all aspects of federal income taxation that may be relevant to a Noteholder's decision to participate in the Exchange Offer, nor is it intended to be applicable to all categories of Noteholders, some of whom may be subject to special rules. For instance, the discussion may not be applicable to life insurance companies, tax-exempt organizations, dealers in securities or currencies, holders who acquired Old Notes or New Notes as a hedge or as part of a hedging, straddle or conversion transaction or holders whose "functional currency" (as defined in Code Section
985) is other than the United States dollar. The discussion is further limited to persons who are citizens or residents of the United States and who have held Old Notes, and intend to hold New Notes, as "capital assets" (generally, property held for investment) within the meaning of Code Section 1221. As the discussion below addresses only federal income tax considerations, holders of Old Notes and New Notes should consult with their own tax advisors regarding the state, local and foreign tax consequences of owning and disposing of such Notes.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     Because a New Note is identical in all material respects to an Old Note, an exchange of one security for the other pursuant to the Exchange Offer should be treated for federal income tax purposes as a non-event. Accordingly, consummation of the Exchange Offer should be without income tax consequences to holders of Old Notes, without regard to whether such holders exchange or retain their Old Notes.

     For federal income tax reporting purposes, Norcal will treat the issuance of the New Notes pursuant to the Exchange Offer as a non-event. This means that the New Notes should be treated for federal income tax purposes as a mere continuation of the Old Notes. Thus, each holder would have an adjusted tax basis and a holding period for a New Note identical to such holder's adjusted tax basis and holding period for the related Old Note. Furthermore, each New Note will be deemed to have been issued as of November 21, 1995 with a slight amount of original issue discount and an issue price of $972.41 per $1000 of stated principal. See "Other Tax Considerations - Original Issue Discount," below.

     The foregoing is based on the assumption that consummation of the exchange will not result in a material modification of the Old Notes for federal income tax purposes. In the unlikely event that such a material modification were found to occur, the resulting exchange of securities would not be treated as a mere non-event for federal income tax purposes, and the actual tax consequences would depend on whether the Old Notes and New Notes constituted "securities" for federal income tax purposes.

     In the event the exchange of such Notes pursuant to the Exchange Offer was not a mere non-event for tax purposes, and either the Old Notes or the New Notes failed to qualify as "securities" for federal income tax purposes, then (i) a holder would be required to recognize gain or loss on the exchange in an amount equal to the difference between the principal amount of the New Notes and the holder's adjusted tax basis in the

Old Notes exchanged therefor and (ii) subject to the discussion of the Effect of Interest Rate Adjustment (see below), the New Notes would be treated as having been newly issued without original issue discount.

     However, because the Old Notes and New Notes are interest-only corporate debt instruments with maturities of almost 10 years, such notes should constitute "securities" for federal income tax purposes. Therefore, in the event the exchange of such Notes pursuant to the Exchange Offer was not a mere non-event for tax purposes, such exchange should nevertheless constitute a tax-free recapitalization pursuant to Code Section 368(a)(1)(E) in which neither gain nor loss would be recognized by holders of Old Notes. In addition, the income tax consequences of the exchange to holders of the Old Notes with respect to issues involving adjusted tax basis, holding periods, and the timing and character of income recognition would also not be materially different than the tax consequences that would have been applicable if the exchange were simply viewed as a non-event for federal income tax purposes, except that the New Notes would be treated as having been issued with an "issue price" equal to their stated principal amount. Accordingly, holders are advised to consult with their own tax advisors regarding the reporting of original issue discount and market discount with respect to the New Notes.

     The remainder of the discussion below summarizes the material federal income tax consequences to holders of either Old Notes or New Notes following consummation of the exchange pursuant to the Exchange Offer. Unless otherwise indicated, any reference to Notes is equally applicable to Old Notes and New Notes.

TAX TREATMENT TO HOLDERS OF THE NOTES

     Holders of the Notes must treat stated interest on the Notes as ordinary income for federal income tax purposes in accordance with their respective methods of tax accounting. Subject to the discussion of the Constant Yield Election and Effect of Interest Rate Adjustment (see below), holders using the accrual method of tax accounting must include stated interest in income as it accrues on a daily basis and holders using the cash method of tax accounting must include stated interest in income as it is actually or constructively received by them. In addition to interest income, holders will be required to report original issue discount as discussed below.

     Generally, a holder will recognize gain or loss upon the sale, retirement or other disposition of a Note in an amount equal to the difference between the amount realized (less the portion of such proceeds which represents accrued interest, which will be taxable as such) from such sale, retirement, or other disposition and the holder's adjusted tax basis for such Note. Assuming that no intention exists at the time of the original issuance to call the Notes prior to maturity, such gain or loss generally will constitute capital gain or loss, except to the extent of any "accrued market discount," and will be long-term capital gain or loss if the holding period for such Notes is more than one year.

     Under current law, net capital gains of noncorporate taxpayers are taxable at lower maximum rates than the maximum rates imposed upon ordinary income. However, legislation is currently pending before Congress which, if enacted in its proposed form, would substantially reduce the tax rate applicable to net capital gain of many taxpayers (including corporate taxpayers). It is uncertain whether this or any other tax legislation regarding capital gains tax rates will be enacted this year or in any subsequent year.

OTHER TAX CONSIDERATIONS

     Original Issue Discount. As indicated above, the Notes were issued with slightly more than a de minimis amount of original issue discount for federal income tax purposes. The amount of such discount with respect to any Note generally will be equal to the excess of (i) its "stated redemption price at maturity" (which in the case of a Note, and subject to the discussion of the Effect of Interest Rate Adjustment (see below), generally will be its stated principal amount) over (ii) its "issue price". Under applicable Treasury regulations, the "issue price" of all of the Notes should equal the price paid upon issuance by the first buyer of an Old Note. (For this purpose, the first buyer does not include a bond house, broker, or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler to the public.) Accordingly, the Initial Purchasers will not be treated as the first buyer of a Note for this purpose.

     A holder of a Note generally will be required to include in gross income for federal income tax purposes the amount of original issue discount accrued during any applicable period, determined in accordance with the constant yield method and the debt instrument's yield to maturity. Accordingly, such discount must be included in gross income in advance of the receipt of the cash attributable to such discount.

     A holder that acquires a Note at an "acquisition premium" (that is, at a purchase price greater than the excess of (i) the Note's stated redemption price at maturity over (ii) the original issue discount remaining to be amortized on the Note as of the date of purchase) may be permitted to reduce the amount of original issue discount required to be included in gross income. The amount and timing of such reduction will depend on the amount of such "acquisition premium" relative to the amount of unamortized original issue discount.

     A holder generally will be entitled to increase its adjusted tax basis in a Note by the amount of original issue discount included in such holder's income.

     Norcal will furnish annually to the Service and to record holders of Notes (to whom it is required to furnish such information), information relating to original issue discount accruing during the calendar year. Holders will be required to determine for themselves whether, by reason of the rules described above, they are eligible to report a reduced amount of original issue discount for federal income tax purposes.

     Market Discount. If a holder purchases a Note for an amount that is less than the Note's stated redemption price at maturity, reduced by the amount of any unamortized original issue discount, such difference will be treated as "market discount" for federal income tax purposes. Market discount generally will be de minimis and hence disregarded, however, if it is less than the product of 0.25 percent of the stated redemption price at maturity of the Note and the number of remaining complete years to maturity of the Note. Under the market discount rules, a holder is generally required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If such Note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includable as ordinary income to the holder as if such holder had sold the Note at its then current fair market value. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity of a Note, unless the holder elects to accrue on a constant yield basis. A holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest basis), in which case the rule described above regarding deferral of interest deduction will not apply. This election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     Amortizable Bond Premium. A holder that acquires a Note at an "amortizable bond premium" may elect to deduct a portion of such premium with respect to the
Note in each taxable year in which he holds the Notes. Amortizable bond premium is generally defined as the excess of the holder's tax basis in a bond over the stated redemption price at maturity of the bond. The election to amortize bond premium applies to all taxable bonds held by the holder at the beginning of the first taxable year to which the election applies and to all taxable bonds that the holder acquires thereafter, and is binding for all subsequent taxable years for all taxable bonds of the holder unless the Service consents to a revocation of the election. A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate deduction allowable for amortizable bond premium.

     Effect of Interest Rate Adjustment. In certain circumstances related to the use of proceeds from subsequent sales of Capital Stock to purchase or offer to purchase outstanding Notes (see "Description of the Notes - Principal, Maturity and Interest"), the stated interest rate on the Notes may increase semi-annually in 25 basis point increments to a maximum rate of 13.5% per annum and thereafter may revert back at any time to the initial stated interest rate of 12.5% per annum (the "Interest Rate Adjustment"). As of the date of the Exchange Offer, such circumstances have caused Interest Rate Adjustments in the aggregate amount of

25 basis points (0.25%) per annum. Norcal intends to treat stated interest payments on the Notes up to 12.5% per annum as "qualified stated interest" for purposes of the applicable Treasury regulations. Stated interest payments in excess of such 12.5% rate will be treated by Norcal as additional interest at the time any such payments are made, and will not be included in the "stated redemption price at maturity" of such Notes for purposes of the original issue discount reporting rules. As such, all stated interest on the Notes generally would be reported as ordinary income to the holders in accordance with their normal method of accounting.

     Norcal's position regarding the treatment of the Interest Rate Adjustment is subject to uncertainty, and there can be no assurance that the Service will agree with Norcal's proposed treatment. Further, there are no legal authorities which specifically address this issue. Although Norcal believes its position is consistent with both the Treasury regulations under Code Sections 1271-1275, which were in final form at the time the Notes were issued, and the Treasury regulations under such Code Sections, which were in proposed form at the time the Notes were issued, these regulations are subject to differing interpretations. In addition, the Treasury regulations which were in proposed form at the time the Notes were issued have subsequently been promulgated in final form but generally do not apply to debt instruments issued prior to August 13, 1996 and, therefore, by their terms would not be applicable to the Notes. Nevertheless, Norcal believes its reporting position is also consistent with such final regulations.

     In the event Norcal's position on this issue were determined to be incorrect, it is possible that stated interest on the Notes in excess of 12.5% per annum would be added to the "stated redemption price at maturity" of the Notes and, hence, be treated as additional original issue discount. Such discount may have to be included in income by holders prior to the receipt of the cash attributable to such discount. In addition, such contrary treatment may require holders (i) to accelerate the timing for reporting taxable income with respect to the Notes into earlier periods and (ii) to report additional taxable income for any period in an amount that exceeds the related increase in interest payments for such period due to such Interest Rate Adjustment. See "- Original Issue Discount."

     Payment of Liquidated Damages. Due to the Registration Default (see "The Exchange Offer -- Purpose of the Exchange Offer"), Norcal has become obligated to pay Liquidated Damages to the Holders for so long as the Registration Default continues. The Liquidated Damages will continue to accrue on the Notes until the Registration Statement becomes effective. At the time the Notes were issued, Norcal believed that the likelihood of a Registration Default was remote. Accordingly, any payments of Liquidated Damages are likely to be taxable to the Holders as additional interest income in accordance with their respective methods of tax accounting. However, there can be no assurance that the Internal Revenue Service will agree with Norcal's determination that the likelihood of the Registration Default was remote or the treatment of the Liquidated Damages for tax purposes.

     Effect of Change of Control. Upon a Change of Control, Norcal is required to offer to redeem all outstanding Notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. Under applicable regulations, such Change of Control redemption requirement will not affect the yield or maturity date of the Notes unless, based on all the facts and circumstances as of the issue date of the Notes, it is more likely than not that a Change of Control giving rise to the redemption will occur. Norcal does not believe a change in control is more likely than not to occur, and thus will not treat the Change of Control redemption provisions of the Notes as affecting the calculation of the yield or maturity of any Note.

     Constant Yield Election. A holder of a Note may elect to include in income all interest, discount and premium based on a constant yield method determined with respect to such holder's basis. If such election is made with respect to a Note having market discount, such holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a Note having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.

     Backup Withholding. A 31 percent "backup" withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest made to, and the proceeds of the disposition of a Note by, certain holders. Backup withholding will apply only if
(i) the holder fails to furnish the holder's Taxpayer Identification Number ("TIN") to the payor, (ii) the Internal Revenue Service (the "Service") notifies the payor that the holder has furnished an incorrect TIN, (iii) the Service notifies the payor that the holder has failed to report properly payments of interest and dividends or (iv) under certain circumstances, the taxpayer fails to certify, under penalty of perjury, that the taxpayer has both furnished a correct TIN and not been notified by the Service that the taxpayer is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Service.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

                                 LEGAL MATTERS

     The validity of the New Notes and the Guarantees will be passed upon for Norcal by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, San Francisco, California and with respect to New York law will be passed upon for Norcal by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Norcal Waste Systems, Inc. as of September 30, 1995 and 1994 and for each of the years in the three year period ended September 30, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
                                                                                       ----
YEAR END FINANCIAL INFORMATION
     Report of Independent Auditors..................................................  F-2
     Consolidated Balance Sheets, September 30, 1995 and 1994........................  F-3
     Consolidated Statements of Operations for the Years Ended September 30, 1995,
      1994
       and 1993......................................................................  F-5
     Consolidated Statements of Stockholder's Deficit for the Years Ended September
      30, 1995, 1994 and 1993........................................................  F-6
     Consolidated Statements of Cash Flows for the Years Ended September 30, 1995,
       1994 and 1993.................................................................  F-7
     Notes to Consolidated Financial Statements, September 30, 1995..................  F-9
INTERIM FINANCIAL INFORMATION (UNAUDITED)
     Consolidated Balance Sheets, June 30, 1996 and September 30, 1995...............  F-29
     Consolidated Statements of Income for the Three Months and the Nine Months Ended
      June 30, 1996 and 1995.........................................................  F-31
     Consolidated Statement of Stockholder's Deficit for the Nine Months Ended
       June 30, 1996.................................................................  F-32
     Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 1996
       and 1995......................................................................  F-33
     Notes to Consolidated Financial Statements, June 30, 1996.......................  F-34

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Norcal Waste Systems, Inc.:

     We have audited the accompanying consolidated balance sheets of Norcal Waste Systems, Inc. (the Company) and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholder's deficit and cash flows for each of the years in the three year period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Norcal Waste Systems, Inc. and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended September 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, effective October 1, 1993 the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                          KPMG Peat Marwick LLP

San Francisco, California

November 10, 1995, except as to


Note 17 which is as of


November 21, 1995

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1995 AND 1994

                                                                      1995             1994
                                                                  ------------     ------------
                          ASSETS
Current assets:
  Cash..........................................................  $  8,415,725     $  5,932,821
  Restricted cash...............................................     2,720,933       12,687,399
  Marketable securities.........................................     5,645,324               --
  Accounts receivable, less allowance for doubtful accounts of
     $1,277,241 in 1995 and $1,471,828 in 1994..................    31,055,381       26,595,016
  Parts and supplies............................................     2,411,259        2,193,165
  Prepaid expenses..............................................     4,709,544        5,122,958
                                                                  ------------     ------------
          Total current assets..................................    54,958,166       52,531,359
                                                                  ------------     ------------
Property and equipment:
  Land..........................................................    45,186,775       44,053,884
  Landfills.....................................................    19,719,644       18,651,211
  Buildings and improvements....................................    42,489,746       40,236,831
  Vehicles and equipment........................................   100,357,483      110,065,408
  Construction in progress......................................     5,639,394        4,196,145
                                                                  ------------     ------------
          Total property and equipment..........................   213,393,042      217,203,479
  Less accumulated depreciation and amortization................    80,962,315       87,637,469
                                                                  ------------     ------------
          Property and equipment, net...........................   132,430,727      129,566,010
                                                                  ------------     ------------
Franchises, permits and other intangibles, net of amortization
  of $32,227,307 in 1995 and $28,746,486 in 1994 (note 3).......    79,956,220       82,587,118
Investment in and receivable from affiliated companies (note 4).        30,826        3,150,313
Trust accounts (note 12)........................................    31,288,784       24,115,503
Other assets....................................................       487,317          349,150
                                                                  ------------     ------------
          Total other assets....................................   111,763,147      110,202,084
                                                                  ------------     ------------
                                                                  $299,152,040     $292,299,453
                                                                  ============     ============

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)

                          SEPTEMBER 30, 1995 AND 1994

                                                                    1995              1994
                                                                -------------     -------------
         LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Current portion:
     Long-term debt (note 5)..................................  $  28,277,322     $  18,350,153
     Capital leases (note 7)..................................      3,418,708         9,365,004
  Accounts payable............................................      9,941,486         8,565,009
  Accrued expenses............................................     33,203,138        27,399,148
  Income taxes payable (note 8)...............................      3,883,988           639,395
  Deferred revenues...........................................      2,838,070         2,545,031
  Other accrued liabilities...................................      8,884,646        19,175,273
                                                                 ------------      ------------
          Total current liabilities...........................     90,447,358        86,039,013
Long-term debt (note 5).......................................     67,602,058        99,271,932
Obligations under capital leases (note 7).....................      4,070,434         4,355,064
Deferred income taxes (note 8)................................     13,038,992        10,368,632
Landfill closure liability (note 12)..........................     21,456,271        18,513,038
Postretirement medical benefits (note 11).....................     33,904,793        34,080,967
Other liabilities.............................................     10,468,887        10,935,504
Subordinated notes payable (note 6)...........................    102,040,888        94,670,717
                                                                 ------------      ------------
          Total liabilities...................................    343,029,681       358,234,867
                                                                 ------------      ------------
Commitments and contingencies (notes 7, 8, 9, 10, 11, 12, 13 and 14)
Stockholder's deficit (note 9):
  Common stock, $.01 par value; 100,000,000 shares authorized;
     24,134,973 shares issued and outstanding.................        241,350           241,350
  Additional paid-in capital..................................    166,377,780       166,377,780
  Accumulated deficit.........................................   (143,157,703)     (153,591,164)
  Pension liability adjustment (note 10)......................     (8,581,313)      (10,906,995)
                                                                 ------------      ------------
                                                                   14,880,114         2,120,971
Less net scheduled contribution to the ESOP (note 9)..........    (58,757,755)      (68,056,385)
                                                                 ------------      ------------
          Total stockholder's deficit.........................    (43,877,641)      (65,935,414)
                                                                 ------------      ------------
                                                                $ 299,152,040     $ 292,299,453
                                                                 ============      ============

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                           1995           1994           1993
                                                       ------------   ------------   ------------
Revenues.............................................  $271,500,581   $247,176,123   $255,149,462
Cost of operations:
  Operating expenses.................................   183,864,653    167,740,263    173,516,485
  Depreciation and amortization......................    19,985,358     20,141,390     22,703,835
  ESOP compensation expense (note 9).................     7,922,730      7,318,916      6,920,430
  General and administrative.........................    26,446,182     24,849,348     26,285,513
                                                       ------------   ------------   ------------
          Total cost of operations...................   238,218,923    220,049,917    229,426,263
Operating income.....................................    33,281,658     27,126,206     25,723,199
Interest expense.....................................   (19,908,899)   (20,919,989)   (23,899,829)
Gain on dispositions, net............................     1,279,012      6,744,725     11,477,380
Settlement of litigation (note 14)...................            --     (5,480,000)            --
Other income.........................................     2,443,967      1,388,543      6,287,414
                                                       ------------   ------------   ------------
          Income from operations before income taxes
            and cumulative effects of changes in
            accounting principle.....................    17,095,738      8,859,485     19,588,164
Income tax expense (note 8)..........................     6,662,277      2,500,000      1,447,000
                                                       ------------   ------------   ------------
          Income from operations before cumulative
            effects of changes in accounting
            principle................................    10,433,461      6,359,485     18,141,164
Cumulative effect on prior years of change in
  accounting for income taxes (note 8)...............            --     (2,500,000)            --
                                                       ------------   ------------   ------------
          Net income.................................  $ 10,433,461   $  8,859,485   $ 18,141,164
                                                       ============   ============   ============

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                                                                        NET
                                     COMMON STOCK        ADDITIONAL                     PENSION      SCHEDULED
                                 ---------------------     PAID-IN     ACCUMULATED     LIABILITY    CONTRIBUTION
                                   SHARES      AMOUNT      CAPITAL       DEFICIT      ADJUSTMENT    TO THE ESOP      TOTAL
                                 ----------   --------   -----------   ------------   -----------   -----------   -----------
Balances, September 30, 1992...  24,134,973   $241,350   166,377,780   (180,591,813)   (5,411,415)  (79,777,833)  (99,161,931)
Contributions to reduce
  ESOP debt....................          --         --            --             --            --     5,797,748     5,797,748
Pension liability adjustment...          --         --            --             --    (6,641,057)           --    (6,641,057)
Net income.....................          --         --            --     18,141,164            --            --    18,141,164
                                 ----------   --------   ------------  -------------  -----------   -----------   -----------
Balances, September 30, 1993...  24,134,973    241,350   166,377,780   (162,450,649)  (12,052,472)  (73,980,085)  (81,864,076)
Contributions to reduce
  ESOP debt....................          --         --            --             --            --     5,923,700     5,923,700
Pension liability adjustment...          --         --            --             --     1,145,477            --     1,145,477
Net income.....................          --         --            --      8,859,485            --            --     8,859,485
                                 ----------   --------   ------------  -------------  -----------   -----------   -----------
Balances, September 30, 1994...  24,134,973    241,350   166,377,780   (153,591,164)  (10,906,995)  (68,056,385)  (65,935,414)
Contributions to reduce
  ESOP debt....................          --         --            --             --            --     9,298,630     9,298,630
Pension liability adjustment...          --         --            --             --     2,325,682            --     2,325,682
Net income.....................          --         --            --     10,433,461            --            --    10,433,461
                                 ----------   --------   ------------  -------------  -----------   -----------   -----------
Balances, September 30, 1995...  24,134,973   $241,350   166,377,780   (143,157,703)   (8,581,313)  (58,757,755)  (43,877,641)
                                 ==========   ========   ============  =============  ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                       1995             1994             1993
                                                   ------------     ------------     ------------
Cash flows from operating activities:
  Net income.....................................  $ 10,433,461     $  8,859,485     $ 18,141,164
  Adjustment to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization.............    19,985,358       20,141,390       22,703,835
       Trust contributions and interest income,
          net of landfill closure and other
          regulatory expense.....................    (2,804,999)          13,554        2,417,362
       Postretirement expense, net of amounts
          paid...................................      (176,174)         656,385        1,381,311
       Pension and insurance net of amounts
          paid...................................     2,125,399         (697,039)      (3,575,342)
       ESOP compensation expense in excess of
          cash payments for redemptions..........     7,528,045        7,031,388        6,788,011
       Equity in net income of unconsolidated
          affiliates.............................      (517,220)        (532,118)        (547,321)
       Change in provision for losses on accounts
          receivable.............................      (104,587)        (156,600)        (693,143)
       Amortization of subordinated note
          discounts..............................       734,816        1,141,000        1,010,620
       Accrued interest on subordinated notes....     5,295,625        8,507,012        7,930,797
       (Settlement of) Accrual for litigation....    (5,480,000)       5,480,000               --
       Minority interests in net gain (loss) of
          subsidiaries...........................         8,606           88,407         (142,448)
       Gain on dispositions......................    (1,279,012)      (6,744,725)     (11,477,380)
       Other income..............................    (1,100,615)        (498,224)        (535,839)
       Changes in assets and liabilities, net of
          effects of dispositions:
            Increase in accounts receivable......    (4,355,778)      (1,319,191)        (151,031)
            (Increase) decrease in parts and
               supplies..........................      (218,094)        (115,598)          64,652
            Decrease (increase) in prepaid
               expenses..........................       413,414         (160,805)       1,298,748
            (Increase) decrease in other
               assets............................      (202,221)       1,572,577          750,604
            Increase (decrease) in accounts
               payable...........................     1,376,477        2,004,537       (1,292,414)
            (Decrease) increase in accrued
               expenses and other liabilities....    (1,676,817)      (4,642,060)      (6,890,092)
            Increase (decrease) in income taxes
               payable...........................     3,244,593         (366,439)         860,595
            Increase (decrease) in deferred
               revenues..........................       293,039         (271,308)        (172,161)
            Increase (decrease) in deferred
               income
               taxes.............................     2,670,360       (2,275,000)              --
            Increase in other long term
               liabilities.......................       718,814        1,217,120               --
                                                   ------------     ------------     ------------
               Net cash provided by operating
                 activities......................    36,912,490       38,933,748       37,870,528
                                                   ------------     ------------     ------------

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                       1995             1994             1993
                                                   ------------     ------------     ------------
Cash flows from investing activities:
  Acquisition of property and equipment..........  $(19,603,355)    $(14,622,131)    $ (9,835,660)
  Proceeds from dispositions, net................     6,056,804       21,578,971        9,678,788
  Deposits to trust accounts.....................      (594,641)        (684,381)      (6,635,263)
  Withdrawals from trust accounts................            --        3,533,153        6,131,146
  Investment in marketable securities............    (5,608,420)              --               --
  Deposits to restricted cash....................            --      (17,549,322)      (6,250,000)
  Withdrawals from restricted cash...............    10,203,156       11,309,272               --
  Other..........................................       (20,000)        (435,323)        (252,945)
                                                   ------------     ------------     ------------
          Net cash (used in) provided by
            investing activities.................    (9,566,456)       3,130,239       (7,163,934)
                                                   ------------     ------------     ------------
Cash flows from financing activities:
  Proceeds from long-term debt and capitalized
     leases......................................     4,211,622        2,169,619               --
  Principal payments on long-term debt and
     capitalized leases..........................   (32,155,505)     (45,493,780)     (25,696,728)
  Payments of loans by ESOP......................     3,080,753               --               --
                                                   ------------     ------------     ------------
          Net cash used in financing
            activities...........................   (24,863,130)     (43,324,161)     (25,696,728)
                                                   ============     ============     ============
Net increase (decrease) in cash..................     2,482,904       (1,260,174)       5,009,866
Cash, beginning of year..........................     5,932,821        7,192,995        2,183,129
                                                   ------------     ------------     ------------
Cash, end of year................................  $  8,415,725     $  5,932,821     $  7,192,995
                                                   ============     ============     ============
Supplemental schedule of net cash paid for:
     Interest....................................  $ 13,911,620     $ 11,328,296     $ 14,490,002
                                                   ============     ============     ============
     Income taxes................................  $    747,325     $  1,274,000     $    545,600
                                                   ============     ============     ============

          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1994

(1) NATURE OF BUSINESS

     Through its subsidiaries, Norcal Waste Systems, Inc. (the Company) provides integrated waste services to residential, commercial and industrial customers primarily in California. The Company's services include refuse collection, recycling and other waste diversion, transfer station and hauling operations, and operation of both Company-owned and third party-owned landfills. The Company continues to be, with limited exceptions, the sole provider of commercial and residential refuse collection for the City of San Francisco.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the accounts of Norcal Waste Systems, Inc. and its subsidiaries, all but two of which are wholly owned. The Company uses the equity method for its investments in unconsolidated subsidiaries. Investments in companies which are 50% or less owned are not consolidated and are accounted for under the equity method. All significant intercompany accounts and transactions have been eliminated.

     The Company's outstanding common stock is 100% owned by the Norcal Waste Systems, Inc. Employee Stock Ownership Plan and Trust (the Norcal ESOP or the
ESOP).

  (b) Revenue Recognition

     The Company recognizes revenue when services are performed. Revenues billed in advance are deferred and recorded as income in the period in which the related services are rendered. A significant amount of the Company's revenue is subject to rate regulation by local jurisdictions under its franchise agreements and permits.

  (c) Parts and Supplies

     The Company's parts and supplies are recorded at cost (first-in, first-out).

  (d) Property and Equipment

     Property and equipment, including major renewals and betterments, are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments at the inception of the lease. Ordinary maintenance and repairs are charged directly to operations. The Company capitalizes interest costs for significant projects under development. Certain properties available for sale have been written down to their estimated net realizable value.

     Depreciation is calculated on the straight-line method over the estimated useful lives of assets as follows: buildings and improvements, 3 to 40 years; and vehicles and equipment, 6 to 9 years. Property and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

     Landfills are carried at cost which includes acquisition, engineering and permitting costs related to landfills which are currently in operation. These costs are amortized as the landfill is used, based on engineering estimates of the available capacity. Engineering, legal and other costs associated with the development of new landfills and expansion at existing landfills are deferred pending receipt of all necessary operating permits, at which time they are capitalized as landfill costs. The Company is required to close,

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

monitor, and maintain landfill sites for a period of thirty years or more after closure. The estimated costs and changes thereto in current dollars attributable to future closure and post-closure costs are accrued in landfill closure liability for each site based upon the capacity used in the current year in relation to the total remaining capacity as of the beginning of the year.

  (e) Intangible Assets

     The excess of cost over net assets of acquired businesses is amortized on the straight-line method over periods not exceeding 40 years. Franchises and permits are amortized on the straight-line method over their estimated lives ranging from 3 to 40 years. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of" during the year ended September 30, 1995. It is the Company's policy to review the estimated undiscounted future cash flows for each operation on an annual basis and to compare it to the remaining net book value to ascertain if a provision for permanent impairment, is necessary. Adoption of SFAS No. 121 did not result in the recognition of any impairment loss.

  (f) Income Taxes

     The Company adopted the liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," effective October 1, 1993 and has reported the cumulative effect of the change in method in the 1994 consolidated statement of operations. Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred taxes are provided on financial statement and income tax basis differences relating to business acquisitions, except that no deferred taxes are provided on amounts related to operating permit rights and excess of costs over net assets of businesses acquired. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. This standard requires that the Company recognize income tax benefits for loss carryforwards and certain temporary differences for which tax benefits have not previously been recorded. The likelihood of realizing the tax benefits related to a potential deferred tax asset is evaluated, and a valuation allowance is recognized to reduce that deferred tax asset to an amount that more likely than not will be realized.

  (g) ESOP Accounting

     The Company recognizes ESOP compensation expense using the shares allocated method whereby the expense is based upon expected contributions by the Company to the ESOP relating to ESOP debt service payments and the number of shares allocated by reason of such payments. Shares allocable to participants for a given year are determined based on the ratio of the current year's debt service payments to the total of the current year's and estimated remaining debt service. Shares to be allocated to individual participants are based upon the participants' relative compensation.

  (h) Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments with a remaining maturity at the time of purchase of three months or less. Cash and cash equivalents are principally comprised of cash invested in demand accounts and money market instruments and are stated at cost plus accrued interest.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (i) Restricted Cash

     The restricted cash account was established in accordance with the Third Amended and Restated Credit Agreement (the Old Credit Agreement) (Note 5). Withdrawals from this account are restricted to certain expenditures requiring written notice from the Company to the collateral agent and are limited as specified in the agreement.

  (j) Marketable Securities

     Marketable securities represent investments in fixed income securities of federal government entities which are considered as available for sale securities and are recorded at market value using the closing price as quoted on a national securities exchange. The securities mature at various dates from May 1998 to September 2010. Unrealized gains and losses, which occur when the cost basis differs from the fair value, are included as a separate component of stockholder's deficit, in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The cost of marketable securities held at September 30, 1995 approximated market value. Fair value exceeded amortized cost for all securities held such that gross unrealized holding gains equaled the net unrealized holding gains at September 30, 1995. There were no sales of available for sale securities during fiscal 1995.

  (k) Trust Accounts

     The Company has established restricted and unrestricted trust accounts principally in connection with landfill operations with respect to closure and post-closure liabilities, financial assurance for the initiation and completion of corrective action and liabilities to third parties for bodily injury/property damage. Amounts are principally invested in fixed income securities of federal government entities with maturities from two to ten years. The Company considers its trust accounts to be held to maturity and, consequently, has stated these investments at amortized cost in accordance with SFAS No. 115. The gross unrealized holding gains and gross unrealized holding losses at September 30, 1995 were $445,024 and $233,491, respectively.

(3) FRANCHISES, PERMITS AND OTHER INTANGIBLES

     When the Company acquires businesses with definitive franchise or other agreements with specific terms, a portion of the purchase price is allocated to the franchise based upon its estimated fair value at the date of acquisition. In certain instances, permits or other legal documents evidence the Company's right to do business for an indefinite period and are similar to goodwill. Any amounts in excess of amounts allocated to franchise and permits are included in excess of cost over net assets of businesses acquired. A summary of intangible assets, net of accumulated amortization at September 30, is as follows:

                                                                    1995            1994
                                                                ------------    ------------
    Franchises and contracts..................................  $  9,122,582    $  9,413,134
    Operating permit rights...................................    64,260,175      66,296,491
    Excess of cost over net assets of businesses acquired.....     6,573,463       6,877,493
                                                                 -----------     -----------
                                                                $ 79,956,220    $ 82,587,118
                                                                 ===========     ===========

(4) INVESTMENTS IN UNCONSOLIDATED AFFILIATES

     On July 28, 1995, the Company sold its 50% ownership interest in an affiliated company and other related entities, which are engaged in the waste collection and disposal business, under the exercise of an option, for

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$5 million in cash. The gain on disposal of $1,177,013 is included in gain on dispositions in the consolidated statement of operations.

     The Company's equity in earnings of unconsolidated affiliates included in other income in the consolidated statements of operations, was $517,220, $532,118 and $547,321 for the years ended 1995, 1994 and 1993, respectively.

(5) LONG-TERM DEBT

     Long-term debt at September 30, 1995 and 1994 is summarized as follows:

                                                                  1995             1994
                                                               -----------     ------------
    Bank loans:
      Facility A and B loans, six-year term loan dated
         September 30, 1992, original principal balance of
         $149,733,818........................................  $93,950,741     $116,189,326
    Notes payable to former shareholders, due in monthly
      installments through 2017, interest at 6% to 8 1/2%....      913,906          989,106
    Other notes..............................................    1,014,733          443,653
                                                               -----------      -----------
              Total debt.....................................   95,879,380      117,622,085
              Less current portion...........................   28,277,322       18,350,153
                                                               -----------      -----------
    Long-term debt...........................................  $67,602,058     $ 99,271,932
                                                               ===========      ===========

     The Facility A and B loans are governed by the Old Credit Agreement, dated as of September 30, 1992, and as subsequently amended, between the Company and a group of lenders (the "Lenders"). The Old Credit Agreement requires the Company to maintain certain financial ratios and imposes certain restrictions on, among other things, additional debt, excess cash flow, acquisitions, subordinated note payments, and other activities of the Company. The Old Credit Agreement also requires the sale of certain identified subsidiaries in calendar 1995, the proceeds of which are to be applied to the bank loans. These subsidiaries have total assets of $27,835,471 at September 30, 1995 and total revenues of $24,652,665 for the year then ended. Management believes that the sale of these identified subsidiaries would not have a material impact on the financial condition of the Company. To the extent the Company has not sold the identified subsidiaries for a specified period, the Lenders have the option, but not the obligation, to sell them. However, the Lenders have agreed to temporarily forebear from exercising their option to require the Company to sell these subsidiaries.

     The interest rates for the Facility A and B loans are currently variable at prime plus 2.0% or Eurodollar rate plus 3.75%. These rates increased from prime plus 1.5% or Eurodollar rate plus 3.25% effective with the consummation of the exchange of the old subordinated notes for the Class A and B Notes (Note 6). At September 30, 1995, 1994 and 1993 the prime rate was 8.75%, 7.75% and 6.0%, respectively. At September 30, 1995, 1994 and 1993, the Eurodollar rate was 5.88%, 4.88% and 3.25%, respectively. The interest rates at September 30, 1995 under the Bank loans were at 9.63%.

     The long-term portion of the debt outstanding at September 30, 1995, matures as follows: 1997, $34,184,191; 1998, $32,145,160; 1999, $205,488; 2000,
$211,349; and thereafter, $855,870. These amounts exclude paydowns required by the sale of identified subsidiaries and non-operating assets.

     Substantially all of the property and equipment of the Company and its subsidiaries is pledged as collateral for the loans and letters of credit under the Old Credit Agreement. The Company has also pledged the common stock of all of its wholly owned subsidiaries as collateral for the loans. Subsidiaries of the Company have guaranteed the debt under the Old Credit Agreement and capital lease obligations of the Parent and certain affiliates, to the specific extent provided for in the guarantees.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In addition, under the Old Credit Agreement, use of distributions and contributions is restricted to payments to the ESOP to be used to retire the ESOP's obligations to the Company and to satisfy the repurchase obligations (Note 9).

     There are no compensating balance requirements or any informal arrangements in connection with any of the loans. The Company must pay to the Lenders a commitment fee on the daily average amount of the unused letter of credit commitment at an annual rate per annum equal to 5/8 of 1%, plus an amount equal to 1.75% of the face amount of each letter of credit (which, was increased from 1.25% effective with the consummation of exchange of the Old Subordinated Notes for the Class A and B Notes), plus a letter of credit administration fee of 1/4 of 1% of the letter of credit commitment.

     In November 1995, the Company received a commitment from a bank to underwrite a new credit agreement (Note 17).

(6) SUBORDINATED NOTES PAYABLE

  Norcal ESOP Notes in Default (ESOP Notes)

     Subordinated notes payable by the ESOP to former shareholders of Norcal Solid Waste Systems Inc. (Old Norcal) (ESOP Notes) were issued by the ESOP in the original amount of $36,560,000. The discounted present value of the ESOP Notes as of September 30, 1995 and 1994 is $32,398,263 and $31,088,085,
respectively. The ESOP Notes are recorded net of a discount of $4,161,737 and $5,471,915, respectively, to reflect a market rate of interest at the date of issuance. The ESOP Notes bear interest at a fixed rate of 8% per annum and were discounted to yield 13.3%. The discount is amortized over the life of the notes. Although the Company is not an obligor or guarantor on the ESOP Notes, they are recorded as a liability on the Company's consolidated balance sheets in accordance with generally accepted accounting principles (GAAP) with a corresponding increase to stockholder's deficit (Note 9).

     The stated payment terms of the ESOP Notes payable as of September 30, 1995 are as follows:

        Interest in arrears.............................................  $16,393,482
        Principal in arrears............................................    4,125,000
        Future principal payments:
          1996..........................................................    2,650,000
          1997..........................................................    5,362,500
          1998..........................................................    6,625,000
          1999..........................................................    7,500,000
          2000..........................................................    8,207,500
          Thereafter....................................................    2,090,000
                                                                          -----------
                                                                           52,953,482
        Less amount representing discount...............................    4,161,737
                                                                          -----------
                                                                          $48,791,745
                                                                          ===========

     During 1992 and 1991, the Company incurred significant losses and deteriorations of working capital. Consequently, the Company failed to make certain payment obligations and was not in compliance with certain related covenants with respect to its lenders, leasing companies and subordinated debt holders. The Company entered into its Old Credit Agreement during 1992 which modified its indebtedness with certain lenders and also reached agreements with respect to its capital lease obligations.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The ESOP Notes and related interest remain in default and cannot be paid according to the terms of the Old Credit Agreement and the Indenture governing the Class A and B Notes until certain restructuring conditions are met. Interest payments due under the ESOP Notes have not been paid since 1991 and scheduled principal payments have not been made in 1995 and 1994; accordingly, the ESOP Notes are in default. The discounted present value of the ESOP Notes together with accrued interest have been included as long-term liabilities in the accompanying 1995 financial statements, in that payments on the ESOP Notes cannot be made under the terms of the Old Credit Agreement and the Indenture governing the Class A and B Notes until certain restructuring conditions are met. A settlement of claims by holders of ESOP Notes against Norcal, the ESOP and others was reached in August 1995 subject to certain conditions as more fully described in Note 14.

  Envirocal Notes Payable (Class A and B Notes)

     In December 1994, under the terms of a settlement agreement (as further described in Note 14), the Company issued new notes (the Class A and B Notes) in exchange for the subordinated notes payable by the Company to former Envirocal shareholders (Old Subordinated Notes). The Class A and B Notes consist of Class A Notes in the amount of $41,785,000 and Class B Notes in the amount of $9,294,129. The Class A Notes are due September 30, 2002 and bear interest at 5.5% per annum through December 31, 1996 and 9.05% per annum thereafter. The Class B Notes are due September 30, 2003 and bear simple interest at 2% per annum. Beginning on March 31, 1999, and quarterly thereafter, the Company is required to make eight equal quarterly payments on the Class A Notes in amounts which are equal to 40% of the total outstanding principal amount as of January 1, 1999 plus the aggregate amount of unpaid interest accrued prior to December 31, 1998, if any. Beginning on March 31, 2001, and quarterly thereafter, the Company is required to make seven equal quarterly payments on Class A Notes in amounts which are equal to 60% of the sum of total outstanding principal amount as of January 1, 1999 plus the aggregate amount of all interest accrued and unpaid as of December 31, 1998, if any. Interest on the Class B Notes accrued on or before December 31, 2002 and the principal amount of the notes are payable in four equal quarterly installments beginning December 31, 2002. The Company's payments of principal and interest are subordinated to the Company's senior indebtedness. The Company has the option to redeem the Class A and B Notes anytime beginning six months after the effective date of the exchange and continuing thereafter for 30 months at a redemption price calculated at the time of the redemption based on the present value of the unpaid principal and future scheduled interest payments on the Class A and B Notes using a 13% discount rate for the Class A Notes and an 11% discount rate for the Class B Notes. The notes may be redeemed at par plus accrued interest thereafter. Under certain circumstances, certain prepayments of the notes are required (Note 14).

     The payment terms of the principal of the Class A and B Notes are as follows:

          1999 Class A..................................................  $ 6,267,750
          2000 Class A..................................................    8,357,000
          2001 Class A..................................................   12,833,964
          2002 Class A..................................................   14,326,286
          2003 Class B..................................................    9,294,129
                                                                          -----------
                                                                           51,079,129
        Excess of carrying value over principal.........................    2,170,014
                                                                          -----------
                  Total.................................................  $53,249,143
                                                                           ==========

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Class A and B Notes were issued in exchange for the Old Subordinated Notes, which were payable by the Company to former Envirocal shareholders and were issued in 1987 by Envirocal, Inc. in the original amount of $41,785,000. The discounted present value of the Old Subordinated Notes as of the date of exchange and September 30, 1994 was $34,993,879 and $34,682,003, respectively. The Old Subordinated Notes were recorded net of a discount of $6,791,121 and $7,102,997, respectively, to reflect a market rate of interest at the date of issuance. The Old Subordinated Notes bore interest at a fixed rate of 9.05% per annum and were discounted to yield 14.5%. The discount was being amortized over the life of the Old Subordinated Notes.

     No gain or loss was recognized on the conversion of the debt instruments on the Old Subordinated Notes. Accordingly, the difference between the carrying amount of Old Subordinated Notes and accrued interest in the amount of $52,686,798, at the settlement date and the future payments required by the Class A and B Notes will be recognized as interest expense over the life of the Class A and B Notes at an imputed interest rate which approximates 5.8%.

(7) LEASES

     The Company leases certain land, buildings, vehicles and equipment under lease agreements. Certain of these leases are accounted for as capital leases. The Company is responsible for all maintenance costs, taxes and insurance on the equipment. At September 30, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                                  1995             1994
                                                               -----------     ------------
    Vehicles and equipment...................................  $17,092,286     $ 40,117,285
    Less accumulated amortization............................   (8,426,401)     (25,587,047)
                                                               ------------    ------------
                                                               $ 8,665,885     $ 14,530,238
                                                               ============    ============

     Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments at September 30, 1995 are as follows:

                                                                    CAPITAL      OPERATING
                                                                    LEASES         LEASES
                                                                  ----------     ----------
    Year ending September 30:
      1996......................................................  $3,959,394     $1,209,569
      1997......................................................   1,334,547      1,132,410
      1998......................................................   1,334,547        842,488
      1999......................................................   1,286,219        467,566
      2000......................................................     684,659         85,500
      Thereafter................................................     279,933        560,000
                                                                  -----------    ----------
      Total minimum lease payments..............................   8,879,299     $4,297,533
                                                                                 ==========
      Less amount representing interest.........................   1,390,157
                                                                  -----------
      Present value of minimum lease payments...................   7,489,142
      Less current portion......................................   3,418,708
                                                                  -----------
                                                                  $4,070,434
                                                                  ===========

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Rental expense charged to operations under all operating leases was approximately $2,811,777, $2,841,816, and $2,700,968 for the years ended 1995,
1994, and 1993, respectively, including amounts under short-term rental agreements.

(8) INCOME TAXES

     As discussed in Note 1, the Company adopted SFAS No. 109 as of October 1, 1993. The cumulative effect of the change in accounting for income taxes of $2,500,000 was determined as of October 1, 1993 and is reported separately in the consolidated statement of operations for the year ended September 30, 1994. Prior year financial statements have not been restated to apply the provisions of SFAS No. 109.

     Income tax expense for the fiscal years ended September 30, 1995, 1994, and 1993 is as follows:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Current:
         Federal...................................  $4,562,285     $2,188,000     $  315,000
         State.....................................   1,599,992         87,000      1,132,000
                                                     ----------     ----------      ---------
                                                      6,162,277      2,275,000      1,447,000
                                                     ----------     ----------      ---------
    Deferred:
         Federal...................................     425,000        225,000             --
         State.....................................      75,000             --             --
                                                     ----------     ----------      ---------
                                                        500,000        225,000             --
                                                     ----------     ----------      ---------
                                                     $6,662,277     $2,500,000     $1,447,000
                                                     ==========     ==========      =========

     Total income tax expense differed from the amount computed by applying the federal statutory income tax rate of 34% to income from operations as a result of the following:

                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Federal statutory tax rate..................................   35.0%     35.0%     34.8%
    State taxes, net of federal benefit.........................    6.0       6.0       6.0
    Permanent differences on affiliate sold.....................    6.5        --        --
    Change in valuation allowance...............................  (14.6)    (43.3)       --
    Amortization of nondeductible intangibles...................    5.1       9.2       1.3
    Current utilization of previously deferred deductions and
      state net operating loss..................................     --      22.3        --
    Utilization of net operating losses carried forward.........     --        --     (32.0)
    Other.......................................................    1.0      (1.0)     (2.7)
                                                                  -----     -----     -----
    Income tax expense..........................................   39.0%     28.2%      7.4%
                                                                  =====     =====     =====

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The deferred tax liability at September 30, 1995 and 1994 primarily relates to financial statement carrying amounts in excess of the tax basis in certain land investments that will not be disposed of in the foreseeable future. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30 are summarized below:

                                                                  1995             1994
                                                              ------------     ------------
    DEFERRED TAX ASSETS
    Old Subordinated Notes, interest recapture..............  $  2,320,000     $         --
    Net operating loss carryforwards........................            --        4,360,000
    Alternative minimum tax credit carryforward.............     3,183,000        2,275,000
    Accrued liabilities.....................................     4,785,000       10,558,000
    Post retirement benefit obligations.....................    13,967,000       14,973,000
    ESOP expense, including accrued interest, in excess of
      cash contributions....................................    14,979,000       15,930,000
    Pension expense in excess of contributions..............     3,550,000        2,984,000
    Litigation settlement...................................            --        2,192,000
    Insurance reserves......................................     4,787,000        2,476,000
    Landfill closure reserves...............................     1,175,000               --
    Vacation accrual........................................     1,071,000          897,000
    Bad debts...............................................       465,000          527,000
    Other...................................................     1,702,000          629,000
                                                              ------------     ------------
                                                                51,984,000       57,801,000
    Less:
      Valuation allowance...................................    35,744,992       38,238,632
                                                              ------------     ------------
              Net deferred tax assets.......................    16,239,008       19,562,368
                                                              ------------     ------------
    DEFERRED TAX LIABILITIES
    Property and equipment, basis and depreciation
      differences...........................................    25,616,000       25,789,000
    Franchises, permits and other intangibles...............     3,662,000        4,142,000
                                                              ------------     ------------
              Gross deferred tax liabilities................    29,278,000       29,931,000
                                                              ------------     ------------
              Net deferred tax liabilities..................  $(13,038,992)    $(10,368,632)
                                                              ============     ============

     The total valuation allowance decreased for the years ended September 30, 1995 and 1994 by $2,493,640 and $3,835,000, respectively.

     At September 30, 1995, 1994, and 1993, the Company concluded it was unable to implement tax planning strategies which would have enabled the Company to further reduce deferred tax liabilities. Consequently, the Company has provided a valuation allowance for deferred tax assets attributable to substantial expenses and losses recognized for financial statement purposes which represent future deductible amounts.

     The Internal Revenue Service (the "Service") is currently conducting an audit of the Company's income tax returns for the fiscal years ended September 30, 1988 through September 30, 1991. The Service is also examining certain transactions involving employee benefit plans sponsored by the Company. Although the Service has not completed its income tax audit, it has proposed a number of adjustments (some of which have been agreed to by the Company), and may propose additional adjustments. The Service has stated that it does not (i) believe the Company should be permitted to deduct post-retirement health and welfare benefits paid to former Norcal and Envirocal employee-shareholders on the grounds that such benefits should be treated as additional purchase price consideration for the stock acquired from such shareholders and therefore must be

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

capitalized or (ii) agree with the manner in which the Company has calculated certain deductions related to its landfill closure costs. The Company has advised the Service that it intends to challenge vigorously the Service's proposed treatment of the post-retirement health and welfare benefits and the landfill closure and post-closure costs.

     The Company does not believe that the income tax adjustments proposed by the Service will have a material adverse effect on the financial condition of the Company. However, income tax deductions otherwise available to the Company to reduce income subject to tax in future periods may be substantially reduced or deferred as a result of the income tax audit.

     The Service has also asserted that the role played by a subsidiary of the Company in connection with an investment by the Company's pension plans constituted a "prohibited transaction" for which the Company is liable for penalties under the Internal Revenue Code. The Company disagrees with the Service's assertion, but has nevertheless reached an agreement with the Service and the Department of Labor regarding certain aspects of the transaction that would permit the Company to resolve this matter in a way that would not have a material adverse effect on the Company's financial condition.

     The Service is also investigating the transactions pursuant to which the ESOP acquired and subsequently disposed of the stock of another corporate entity. The Service has sought technical advice from its national office as to how these particular transactions should be treated for tax purposes. The Service is seeking guidance among other things, as to: (i) whether the ESOP should be subject to sanctions including possible revocation of its qualified status; (ii) whether the Company should be subject to "prohibited transaction" taxes; and (iii) what the resulting income tax consequences of this acquisition and disposition should be to the Company and the ESOP. In conjunction with the Service's request for technical advice, the Company provided a detailed position paper setting forth why the Company believes there should be no material adverse tax consequences to the Company or the ESOP as a result of these transactions. The Company has been orally advised by the Service that it intends to issue a technical advice memorandum in the near future which generally concurs with the views espoused by the Company as to how the transaction should be treated for tax purposes. Accordingly, the Company believes this matter will also be resolved in a manner that will not have a material adverse effect on the Company's financial condition.

     It is the Company's opinion that these matters relating to the IRS examination are adequately provided for or that the resolution of such matters will not have a material adverse impact on the financial condition of the Company; however, there can be no assurance that the impact of such matters on its results of operations or cash flows for any given reporting period will not be material.

(9) STOCKHOLDER'S DEFICIT

  Capital Structure

     The Company's Articles of Incorporation allow for the issuance of Preferred Stock in one or more series, at such designations, rates of dividends, redemption prices, liquidation payments, voting rights and conversion, exchange or other special rights to be determined at the time of issuance. None is presently issued or outstanding.

  Stock Options

     The Company has a Stock Option Plan that provides for the granting of both Incentive Stock Options and Non-Qualified Stock Options for up to 3,000,000 shares of Common Stock. The options may be granted to officers, employees, directors and independent contractors of the Company. Participation in the Stock Option Plan is determined by the Compensation Committee of the Board of Directors. Pursuant to the Stock

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Option Plan, the price at which an option is granted shall not be lower than the fair market value of the Common Stock. The term of an option cannot exceed ten years. The options generally are exercisable pursuant to any vesting requirements imposed by the Compensation Committee upon the grant of the option.

     Following is a summary of the stock option transactions for the years ended September 30, 1995 and 1994:

                                                                                     OPTION
                                                                         SHARES      PRICE
                                                                         -------     ------
    Outstanding, September 30, 1993....................................  285,850     $7.04
      Granted..........................................................       --        --
      Canceled.........................................................  (19,750)     7.04
                                                                         -------     -----
    Outstanding, September 30, 1994....................................  266,100      7.04
      Granted..........................................................       --        --
      Canceled.........................................................   (5,600)     7.04
                                                                         -------     -----
    Outstanding, September 30, 1995....................................  260,500     $7.04
                                                                         =======     =====

  Employee Stock Ownership Plan

     In 1986, Old Norcal established an employee stock ownership plan and trust (the ESOP) which purchased all of the Company's outstanding stock. Old Norcal borrowed funds from a lender group and in turn the Old Norcal loaned funds to the ESOP which were used together with the ESOP Notes described in Note 6 for the purpose of purchasing the stock. The related Company loans to the ESOP are repayable through the year 2001.

     The ESOP will obtain funds to repay the Company loans primarily through the receipt of tax deductible contributions made by the Company. For financial statement purposes, the bank loans and subordinated notes are reflected as liabilities of the Company (Notes 5 and 6) and the Company's future scheduled contribution to the ESOP, as described below, is reflected as a reduction of stockholder's equity.

     The ESOP covers substantially all of the employees of the Company and is noncontributory. The benefits are based on the employee's account balance which is a function of contributions, forfeitures, income and appreciation or depreciation in value of assets allocated to the accounts based on years of service and compensation.

     During 1995 the ESOP received a $3,080,753 settlement with respect to certain litigation. These proceeds were used to pay down Company loans to the ESOP.

     The scheduled contribution to the ESOP presented in the accompanying balance sheets as a reduction in equity represents the aggregate principal amounts which the Company has scheduled to contribute to the ESOP in future years attributable to the original loans and is summarized as follows:

                                                                  1995             1994
                                                              ------------     ------------
    Loans from the Company to the ESOP......................  $ 47,750,225     $ 65,163,697
    ESOP Notes..............................................    32,398,263       31,088,085
                                                               -----------      -----------
    Total scheduled contribution to the ESOP................    80,148,488       96,251,782
    ESOP compensation expense recognized in excess of
      Company contributions.................................   (21,390,733)     (28,195,397)
                                                               -----------      -----------
    Net scheduled contribution to the ESOP..................  $ 58,757,755     $ 68,056,385
                                                               ===========      ===========

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Information concerning the ESOP is as follows:

                                                       1995           1994           1993
                                                    ----------     ----------     -----------
    ESOP compensation expense.....................  $7,922,730     $7,318,916     $ 6,920,430
                                                    ==========     ==========     ===========
    Interest expense related to ESOP debt.........  $9,224,143     $8,373,377     $10,239,799
                                                    ==========     ==========     ===========

     Following is a summary of shares as of September 30:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Allocated......................................  13,777,384     12,793,875     12,050,921
    Committed to be released.......................   1,065,559        983,509        742,955
    Unallocated....................................   9,292,030     10,357,589     11,341,097
                                                     ----------     ----------     ----------
                                                     24,134,973     24,134,973     24,134,973
                                                     ==========     ==========     ==========

     The Company has an obligation to make cash contributions to the ESOP or to repurchase shares from participants as described below. The cash contributions made for purposes of funding ESOP benefit payments were $394,685, $287,529, and $137,627 for the years ended 1995, 1994, and 1993 respectively. The fair value of the shares as established by independent appraisers was $2.61 and $1.60 as of September 30, 1994 and 1993, respectively. The fair value has not yet been determined as of September 30, 1995.

     The Company's common stock is not traded on an established market. Presently, all shares are held by the ESOP, and all distributions from the ESOP are intended to be made in cash which is received from Norcal or trust income. A participant who is vested is entitled to begin receiving a distribution of his or her ESOP accounts at a future date following his or her termination of employment. Distributions may be made in a lump sum, equal annual installments over a period generally not to exceed five years or a combination of the foregoing, generally as determined by the ESOP Administrative Committee (the Committee). The Committee also generally determines the time and manner of distributions, subject to the following limitations: (1) in the event of a participant's retirement, disability or death, distribution must begin no later than September 30th of the Plan Year following the Plan Year in which employment terminates; (2) if a participant's employment terminates for any other reason, distribution must begin no later than September 30th of the sixth Plan Year following the Plan Year in which employment terminates, although the Committee may (a) further defer distributions that are attributable to shares of Common Stock purchased with loan proceeds until after such loan has been repaid, and
(b) further defer distributions that are not attributable to post-1986 shares until the participant reaches the age that he or she would be required to reach in order to qualify for retirement under the ESOP.

     As discussed in Note 6 to the financial statements, during 1995, 1994 and 1993 certain debt payments were not made by the Company and corresponding contributions to the ESOP were not made. Consequently, the ESOP was unable to make its loan payments to the Company.

(10) PENSION PLANS

     The Company has two noncontributory funded defined benefit pension plans covering a portion of their employees. Benefits are based on a formula which includes years of service and average compensation. Nonparticipating employees generally are covered under one of several multi-employer union plans to which the Company contributes.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Net periodic pension cost for the years ended September 30, 1995, 1994, and 1993 included the following components:

                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    Service cost -- benefits earned during the
      period....................................  $ 2,278,758     $ 2,373,187     $ 1,946,822
    Interest cost on projected benefit
      obligations...............................    6,324,928       5,989,103       5,767,149
    Actual return on plan assets................   (9,269,340)     (1,139,115)     (3,114,143)
    Net amortization and (deferral).............    4,191,987      (3,428,628)     (1,692,368)
                                                  -----------     -----------     -----------
              Net periodic cost.................  $ 3,526,333     $ 3,794,547     $ 2,907,460
                                                  ===========     ===========     ===========

     Assets of the plans include marketable equity securities, money market funds, U.S. government obligations, fixed income securities and other investments.

     The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets at September 30, 1995 and 1994:

                                                                  1995                  1994
                                                            -----------------     ----------------
                                                            PLANS WITH ASSETS     PLANS WITH ASSETS
                                                                LESS THAN             LESS THAN
                                                               ACCUMULATED           ACCUMULATED
                                                                 BENEFIT              BENEFIT
                                                               OBLIGATIONS          OBLIGATIONS
                                                            -----------------     ----------------
    Actuarial present value of benefit obligations:
      Accumulated benefit obligation, including vested
         benefits of $69,828,466 in 1995 and $64,551,416
         in 1994..........................................    $ (71,981,742)        $ (66,408,712)
                                                               ============          ============
      Projected benefit obligation........................      (88,028,132)          (80,685,444)
      Plan assets at fair value, primarily marketable
         equity securities, fixed income securities, U.S.
         government obligations, money market funds and
         other investments................................       66,967,877            59,299,026
                                                               ------------          ------------
      Projected benefit obligation in excess of plan
         assets...........................................      (21,060,255)          (21,386,418)
      Unrecognized net loss from past experience different
         from that assumed and effects of changes in
         assumptions......................................       24,236,625            24,948,601
      Prior service cost not yet recognized...............          391,078               235,126
      Reduction of stockholder's equity to recognize
         minimum liability................................       (8,581,313)          (10,906,995)
                                                               ------------          ------------
      Net pension liability recognized in the consolidated
         balance sheets...................................    $  (5,013,865)        $  (7,109,686)
                                                               ============          ============
      Accrued pension cost included in:
         Accrued expenses -- current......................       (3,284,397)           (3,284,397)
         Long-term pension liability......................       (1,729,468)           (3,825,289)
                                                               ------------          ------------
      Net pension liability recognized in the consolidated
         balance sheets...................................    $  (5,013,865)        $  (7,109,686)
                                                               ============          ============

     The Company has unrecognized losses from past experience different from that assumed and effects of changes in assumptions amounting to $24,236,625 and $24,948,601 at September 30, 1995 and 1994, respectively. Of these amounts, $8,581,313 and $10,906,995 at September 30, 1995 and 1994, respectively, have been charged to stockholder's equity representing the excess of the accumulated benefit obligation ($5,013,865 and $7,109,686, respectively) over plan assets and the excess of cumulative contributions

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

($3,567,448 and $3,797,309, respectively) over net periodic pension cost. Since the accumulated benefit obligation exceeds the fair value of plan assets, the Company has recognized a liability equal to the unfunded accumulated benefit obligation.

     It is the Company's current policy to contribute at least the minimum statutory amounts. Actual contributions to the pension plans were $3,282,327, $4,280,322 and $3,507,860 during 1995, 1994 and 1993, respectively.

     The weighted average discount rate was 7.75%, 8%, and 7.5% respectively, for 1995, 1994, and 1993. The expected long-term rate of return on assets and rate of increase in future compensation levels used in determining the benefit obligations for all three years was 9.0% and 5.0%. The actual annual rate of return on investments may be lower than projected, which could result in an increased unfunded status of the plans.

     Certain of the Company's union employees are participants in multi-employer union defined benefit pension plans. Pension cost charged to expense under these plans for the years ended September 30, 1995, 1994, and 1993, was $1,585,532, $1,539,173, and $1,446,006, respectively. The Company's portion of the actuarially computed value of the vested and nonvested benefits of the plans and the net assets of the pension funds have not been determined.

(11) POSTRETIREMENT MEDICAL BENEFITS

     The Company recognizes postretirement medical benefits in the financial statements over the term of an employee's service with the Company as required by Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

     The postretirement medical benefit plans are unfunded. The following table sets forth the status of the postretirement medical benefits plan at September 30, 1995 and 1994:

                                                                     1995          1994
                                                                  -----------   -----------
    Accumulated postretirement medical benefit obligation:
      Retirees..................................................  $12,514,896   $12,567,447
      Fully eligible active plan participants...................   10,737,533     9,906,229
                                                                  -----------   -----------
    Accumulated postretirement medical benefit obligation.......   23,252,429    22,473,676
    Unrecognized net gain from past experience different from
      that assumed and from changes in assumptions..............    7,597,738     8,149,380
    Unamortized prior service credit not yet recognized in net periodic postretirement benefit cost primarily resulting
      from plan changes.........................................    4,067,626     4,470,911
                                                                  -----------   -----------
    Accrued postretirement medical benefit liability............  $34,917,793   $35,093,967
                                                                  ===========   ===========

     Net periodic cost for the post retirement medical benefit plan for the years ended September 30, 1995, 1994 and 1993 included the following components:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Interest cost on accumulated postretirement
      benefit obligation...........................  $1,757,631     $2,070,062     $2,554,194
    Amortization of prior service cost.............    (403,285)      (403,285)            --
    Amortization of gain...........................    (523,948)        (9,275)            --
                                                     ----------     ----------     ----------
    Net periodic cost..............................  $  830,398     $1,657,502     $2,554,194
                                                     ==========     ==========     ==========

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     For measurement purposes, 11.75%, 12%, and 12% medical cost trend rate was assumed for the calculation of accumulated postretirement benefit obligation at September 30, 1995, 1994, and 1993, respectively. This rate was assumed to decrease incrementally to 6.75%, 7%, and 7% after 10 years, respectively, and remain at that level thereafter. The medical cost trend rate has a significant effect on the amounts reported. The weighted average discount rates of 7.75%, 8.0%, and 7.5% were assumed as of September 30, 1995, 1994, and 1993, respectively. By increasing the assumed medical cost trend rate by 1 percentage point in each year, the interest cost component for the years ended September 30, 1995, 1994, and 1993, and the accumulated postretirement benefit obligation at September 30, 1995, 1994, and 1993 would increase approximately as follows:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Interest component...........................    $  247,831     $  323,518     $  344,000
                                                     ==========     ==========     ==========
    Accumulated postretirement medical benefit
      obligation.................................    $3,384,349     $3,097,888     $4,044,000
                                                     ==========     ==========     ==========

     In connection with the ESOP's purchase of stock from the former Old Norcal employee-shareholders, the Company has agreed to provide certain post-retirement health and welfare benefits for the outstanding term of the ESOP Notes subject to certain conditions. In connection with the ESOP's purchase of stock from the former Envirocal employee-shareholders, the Company has agreed to provide the former Envirocal employee-shareholders with lifetime post-retirement health and welfare benefits subject to certain conditions.

(12) LANDFILL CLOSURE, POST-CLOSURE LIABILITIES, ENVIRONMENTAL LIABILITIES, COMMITMENTS AND FUNDING

     The Company's business activities are subject to extensive and evolving regulation under complex federal, state and local laws for the protection of public health and the environment. These laws, and the numerous regulatory bodies responsible for interpreting and enforcing them, impose significant restrictions and requirements on the Company and also impact the municipalities the Company serves and operators of non-owned landfills used by the Company. The Company believes that this regulation will continue in the future.

     Compliance with current or future regulatory requirements may require the Company to make capital and operating expenditures to maintain current operations or to initiate new operations. It is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly any future remediation and other compliance efforts. The Company has made and may continue to make substantial expenditures relating to environmental conditions primarily on its landfill properties. In the opinion of management, compliance with present environmental protection laws will not have a material adverse effect on the results of operations of the Company provided costs are substantially covered in the Company's rates on a timely basis. The Company continues to monitor these matters; however, there is no assurance that material costs or liabilities related to environmental matters will not be incurred in the future.

     Various federal and state regulations require owners or operators of solid waste landfill sites to provide financial assurances for the closure and post-closure monitoring and maintenance of these sites. The Company uses independent engineers to assist it in assessing the estimates of future costs of complying with such regulations. A significant portion of the landfill closure and post-closure liability relates to leachate and groundwater management and remediation. There are many unknown and uncertain factors including regulatory requirements, incomplete data with respect to projected volumes, quality and cost of treatment among others. Accordingly, estimates for closure and post-closure management and remediation of leachate and contaminated groundwater could be subject to periodic and substantial revision as the Company's knowledge increases concerning these factors.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At September 30, 1995 and 1994, the Company has recorded closure and post-closure liabilities on its owned landfills of approximately $24,427,811 and $21,751,000 based on the total estimated closure costs and post-closure maintenance and monitoring at each date, in current dollars, and the percentage of estimated landfill capacity remaining. The current portion of landfill closure liability at September 30, 1995 and 1994, amounting to approximately $3,243,536 and $3,238,000, respectively, is included in accrued expenses and is determined by the amount of required funding of various trust funds in accordance with various jurisdictional requirements. Amounts charged to operating expenses for landfill closure in 1995, 1994 and 1993, net of interest income on related trust accounts, were approximately $1,990,563, $2,874,000 and $6,189,000, respectively. Included in each year's expense are amounts that represent the effects of changes in cost and capacity estimates that are being recognized over the remaining life of each site. At September 30, 1995 and 1994, the future closure and post-closure obligation remaining to be recognized over the remaining lives of the applicable landfills is estimated to be approximately $30,466,618 and $36,458,000, respectively. While the Company believes its estimates of closure and post-closure costs are reasonable, such amounts are based upon current laws, technology and information available on the properties. Accordingly, the Company's estimates may be subject to substantial upward revision.

     In accordance with State of California legislation, and other governmental jurisdictions, the Company has established restricted and unrestricted trust funds for each owned landfill which will be funded annually in amounts designed to provide the resources to accomplish closure and post-closure maintenance and monitoring. The estimated funding requirements are $3,300,000 for 1996 and approximately $17,500,000 due over the subsequent 5 year period based upon volume used at the landfill and rate recovery mechanisms. At September 30, 1995 and 1994, $17,293,897 and $12,330,395, respectively, have been deposited in restricted and unrestricted trust accounts for this purpose. In addition to establishing trust funds, the Company also provides financial assurance for one of its landfills through the issuance of a bond for $3,850,000 at September 30, 1995.

     In addition, in accordance with State of California legislation, the Company is required to provide financial assurance for the initiation and completion of corrective action for potential releases of contaminants from its landfills. The Company has on deposit $1,435,980 in trust funds as of September 30, 1995 and estimates that future contributions to trust funds of approximately $6,771,761 over the remaining lives of the respective landfills will be required to satisfy these obligations. In the event of a release prior to full funding, the Company may be required to pay for the corrective action or to accelerate funding of the trust funds.

     The Company has environmental impairment liability insurance, which covers the sudden or gradual onset of environmental damage to third parties, on all owned and operated facilities. The current policy has a limit of $10 million per loss with an annual aggregate limit for all losses of $10 million, covering pollution conditions that result in bodily injury or property damage to third parties, including clean-up costs. This policy also covers underground tank liability to satisfy financial assurance requirements mandated under federal law.

     California landfill operators must demonstrate financial assurance to compensate third parties for bodily injury and property damage arising out of landfill operations. Under the method adopted by the Company, the regulations require funding of $1 million per landfill to a maximum of $5 million Company-wide. To satisfy this requirement the Company has established financial assurance mechanisms for each landfill and by July 1997 will need to fund an additional $1 million into trusts for this purpose. The Company has approximately $775,000 in each of the four separate trust funds at September 30, 1995.

(13) COMMITMENTS AND CONTINGENCIES

     The Company has arranged stand-by letters of credit with various expiration dates totaling $16,677,314 and $12,478,182 at September 30, 1995 and 1994,
respectively. These letters of credit are provided primarily

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to secure insurance and self-insurance obligations and for bond requirements. As of September 30, 1995, the Company has $4,561,680 in standby letters of credit availability.

     The Company is self-insured for various risks of loss related to general liability, automobile liability, property damage, employee and certain retiree healthcare, and workers' compensation. The establishment of reserves and claim payment activity include estimates of the ultimate costs of claims that have been reported but not settled and of claims that have been incurred but not reported. Adjustments to the reserve are charged or credited to expense in the periods in which they are determined to be necessary. During 1993, as a result of significant settlement activity and evaluation of contractual coverage with respect to prior self-insured claims, the Company was able to reduce the reserve by $3,400,000 which is included in other income in 1993. At September 30, 1995 and 1994, the Company's accrued liability for self-insured claims was approximately $10,269,178 and $6,585,000, respectively.

     The Company has employment agreements with various executive officers and key employees. These agreements generally continue until terminated by the executive or the Company and provide for salary continuation for a specified number of months under certain circumstances. As of September 30, 1995, if all of the employees under contract were to be terminated by the Company without good cause (as defined) under these contracts, the Company's liability would be approximately $1.3 million.

(14) LITIGATION

     In December 1994, the Company effected the settlement of litigation originally commenced in 1991 by certain holders of the Old Subordinated Notes. The aggregate amount of settlement payments of $5,480,000 for personal injury claims was included in other accrued liabilities at September 30, 1994 and as a charge in Other Income (Loss) for the year then ended. Norcal issued $51,079,129 aggregate principal amount of new notes (Class A and B Notes) in exchange for all of the Old Subordinated Notes (Note 6). In connection with the ESOP Note settlement, discussed below, the Company is required to redeem the Class A and B Notes within 60 days of that settlement. If the ESOP Note settlement is successfully consummated, the redemption of the Class A and B Notes will result in the recognition of a gain since there was no gain recognized for financial statement purposes on the conversion of the debt instruments in 1994.

     In 1994, certain holders of ESOP Notes commenced litigation against the Company, the ESOP, and various other parties to which the Company may have indemnification obligations. The complaint alleged claims for fraud, breach of fiduciary duty, money due on notes and other causes of action arising out of the 1986 transaction in which the ESOP purchased plaintiffs' Old Norcal stock in exchange for cash and the ESOP Notes (see Note 6), the Old Norcal transaction with Envirocal, Inc. in 1987, Norcal's transaction with Excel Environmental, Inc. in 1990 and certain other transactions.

     On August 9, 1995, a settlement (the Settlement) was reached between the holders of all but four of the ESOP Notes (Settling Plaintiffs), Norcal and the ESOP whereby, if the conditions to the Settlement are satisfied, Norcal will pay $3,648,000 in settlement of personal injury claims and provide funds to the ESOP in the amount of $33,174,000 to satisfy those ESOP Notes in full and provide for their extinguishment prior to December 31, 1995. Although the Company is not an obligor or a guarantor on the ESOP Notes, they have been recorded on the Company's consolidated balance sheet in accordance with GAAP. Settlement of the ESOP Notes for less than the carrying amount of the Notes will result in a gain to the Company. The Company has also agreed to continue to provide certain post-retirement health and welfare benefits to certain Settling Plaintiffs until the earliest of the resolution of remaining claims and October 1, 2000. The Settlement is subject to a number of conditions, including that the Company obtain net financing proceeds in excess of $190 million. The ESOP has offered the holders of the four remaining ESOP Notes a total payment of approximately $937,400, to be funded by Norcal, in exchange for cancellation of their ESOP Notes, which

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

represent outstanding principal and accrued interest totalling approximately $1,400,000 as of September 30, 1995, and releases equivalent to those provided by the Settling Plaintiffs.

     Pursuant to the Settlement, one of the actions will be dismissed in its entirety. The Settling Plaintiffs have not released and may proceed upon claims (the "Excluded Claims") in the other action against certain banks (and counsel to one of them) based upon their roles as former trustees under the ESOP Notes Indenture (the Trustee Parties), but only insofar as those claims are not indemnifiable under a provision of the indenture governing the ESOP Notes that requires indemnification of the trustee by the ESOP for liability incurred without the trustee's negligence or bad faith. The Settlement provides that the Settling Plaintiffs shall indemnify the Company, the ESOP and certain related parties against claims brought by the Trustee Parties or the released parties arising out of the Excluded Claims. The indemnity is to be paid from any amounts Settling Plaintiffs recover from the Trustee Parties, which shall be placed in escrow (the Escrowed Recovery). Norcal has also agreed to place in escrow, on the earlier of the fifth anniversary of the effective date of the settlement and final resolution of the Excluded Claims, $500,000 reduced by certain attorneys' fees and costs incurred by certain parties indemnified by Settling Plaintiffs. Management believes that in any further litigation related to the Excluded Claims, it is unlikely that Norcal would be liable to pay an amount in damages (aside from the Trustee Parties' litigation expenses) that would materially exceed the Escrowed Recovery (before deduction for indemnified defense costs). Thus, in light of these mechanisms of the settlement, the Company believes that its only meaningful potential exposure after the settlement is effected is legal expenses relating to the Company, the ESOP and indemnified parties.

     On September 29, 1995, the court entered an order finding that the Settlement is fair and made in good faith and barring claims in the remaining action against the released parties for implied equitable indemnity and contribution (the Good Faith Determination). On October 20, 1995, one of the Trustee Parties filed a petition for writ of mandamus in the United States Court of Appeals for the Ninth Circuit requesting that the district court, among other things, vacate the Good Faith Determination and allow discovery on the good faith issues. If the Good Faith Determination were reversed, vacated or modified, the Trustee Parties might not be prohibited from proceeding against some or all of the released parties on claims for implied equitable indemnity and contribution, but the Settling Plaintiffs' indemnification of Norcal and related parties would extend to such claims.

     In 1993, the Secretary of the United States Department of Labor (Secretary) filed a complaint against individual members of the Envirocal ESOP Administrative Committee and the Envirocal ESOP seeking restoration of all losses incurred as a result of alleged fiduciary breaches in connection with the 1987 merger of Envirocal and Norcal Solid Waste Systems, Inc. The Secretary also examined certain other transactions involving the ESOP and the Company's pension plans (the Plans).

     On October 19, 1995, the Company entered into a settlement agreement with the Secretary that provides that the Company will make a payment by November 18, 1995 of $3.5 million, which will be fully funded by insurance proceeds. A portion of the settlement will be deposited in the applicable Plans in amounts determined by the Secretary and the IRS to be sufficient to correct in full any alleged "prohibited transactions" and the remainder of which will be deposited into the ESOP. The Secretary has not released and may proceed with claims against the trustee for the Plans (the Trustee) except for any claims as to which the Trustee is indemnified by Norcal. The amount of any judgment by the Secretary against the Trustee would be paid to the Plans. In connection with the Secretary's pursuit of claims against the Trustee, the Trustee may file claims against the Company and various parties that the Company has indemnified. It is the intent of the settlement that the Company not be economically responsible in connection with the Secretary's pursuit of claims against the Trustee, either directly or as a result of indemnification obligations except that the Company bear its own litigation expenses and those of the indemnified parties (other than the Trustee). The

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

agreement contains setoff and recoupment provisions for this purpose whereby the Company would recover the amount of any liability of it or its indemnified parties to the Trustee from the Secretary's recovery from the Trustee, up to the amount of that recovery. The Company believes that in light of these mechanisms, any claims by the Trustee will not have a material adverse effect on the Company's financial condition. The Company has agreed to bring an action to determine the enforceability and scope of any indemnity obligation of Norcal to the Trustee in connection with the Secretary's claims against the Trustee. Norcal may choose not to prosecute vigorously such action if it waives the benefits of the setoff and recoupment provisions and contributes $500,000 to the Plans.

     The Company is involved in various other legal actions in the normal course of business. It is the Company's opinion that these matters relating to ordinary litigation are adequately provided for or that resolution of such matters will not have a material adverse impact on the financial condition of the Company; however, there can be no assurance that the impact of such matters on its results of operations or cash flows for any given reporting period will not be material.

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company is required under Statement of Financial Accounting Standards
(SFAS) No. 107 "Fair Value of Financial Instruments" to disclose fair value for all of its financial instruments. The carrying value of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments. Estimates for the fair value of the Company's other financial instruments at September 30, are detailed below:

                                                                    1995           1994
                                                                 -----------    -----------
    ASSETS
      Trust accounts...........................................  $31,222,142    $23,516,178
    LIABILITIES
      Long-term debt, including current portion................   95,879,380             --
      Subordinated notes payable:
         Class A and B Notes...................................   38,489,000             --
         ESOP Notes............................................   34,016,000             --

     The fair value of trust accounts has been estimated based on market values provided by the trustee. The fair value of long-term debt has been estimated as the face value of the debt at September 30, 1995. The fair value of the Class A and B Notes has been estimated as of September 30, 1995 based on the calculated redemption price of the notes under the terms of the settlement agreement (Note
6). The fair value of the ESOP Notes at September 30, 1995 has been estimated at the redemption price contained within the Settlement (Note 14). At September 30, 1994, no estimate of the fair value of the long term debt and the subordinated notes payable was made by the Company.

(16) BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

     The Company operates in one business segment -- the provision of solid waste management services primarily consisting of collection, transfer and disposal to industrial, commercial, residential and municipal customers. During 1995, 1994 and 1993, no single customer accounted for as much as 10% of consolidated revenue.

     The Company operates primarily in seven different geographical areas within the State of California. The San Francisco geographical region represents approximately 45%, 44% and 41% of revenues for the years 1995, 1994 and 1993, respectively.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(17) EVENTS SUBSEQUENT TO DATE OF AUDIT REPORT


     Private Debt Offering


     The Company closed a private debt offering (the Offering) of $175 million in Senior Notes (the Senior Notes). The Senior Notes are to mature on November 15, 2005 with interest payable semi-annually. Interest on the Senior Notes will accrue from the date of the original issue until the initial payment date at the rate of 12.5% per annum and will increase by an additional 0.25% per annum on each of May 16, 1996, November 16, 1996, May 16, 1997 and November 16, 1997. The maximum interest rate on the Senior Notes will be 13.5%. Notwithstanding the foregoing, the interest rate on the Senior Notes will revert to 12.5% per annum at such time as Norcal (in one or more transactions) shall have offered to purchase (whether or not any actual purchases are made) or redeemed an aggregate of $25.0 million in principal amount of the Senior Notes out of the proceeds of the sale of Capital Stock of Norcal. Any such offers may be made any time while the Senior Notes are outstanding and shall be made to all holders of the Senior Notes at a price not less than 110% of the principal amount thereof. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time during or after November 2000. Prior to this date, the Senior Notes may be partially redeemed in the event of a public equity offering, or will be required to be redeemed in the event of a change in control of the Company. The Senior Notes are unsecured and rank pari passu in right of payment to all existing and future senior indebtedness of the Company. The Notes are guaranteed on a senior unsecured basis by the Company's wholly-owned subsidiaries.

     Concurrent with the Offering, Norcal entered into a new bank credit facility providing for a $100 million revolving credit facility with a $25 million suballocation for letters of credit (the New Credit Agreement). The New Credit Agreement will mature in five years. Substantially all of the assets of the Company and its wholly-owned subsidiaries are pledged to secure the obligations of the Company and such subsidiaries.

     The Company used the net proceeds from the Offering to repay substantially all of its outstanding indebtedness including the Class A and B Notes, as well as the ESOP Notes (Note 6).


     Guarantee of Securities



     Norcal Waste Systems, Inc is a holding company and has no independent assets or operations other than its investments in subsidiaries. The new registered unsecured Senior Notes will be guaranteed by certain direct and indirect subsidiaries of the Company. The guarantor subsidiaries are all wholly owned subsidiaries and the guarantees of the guarantors are full, unconditional and joint and several. The direct and indirect nonguarantor subsidiaries of the Company are individually and in the aggregate inconsequential. Separate financial statements of each guarantor have not been presented since management has determined they are not material to the investors.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                      JUNE 30,      SEPTEMBER 30,
                                                                        1996            1995
                                                                      ---------     -------------
                               ASSETS
Current assets:
  Cash..............................................................  $   6,799       $   8,416
  Restricted cash...................................................         --           2,721
  Marketable securities, including trust accounts...................      6,352           5,645
  Accounts receivable, less allowance for doubtful accounts of
     $1,557 at June 30, 1996 and $1,277 at September 30, 1995.......     32,935          30,965
  Other receivables.................................................        797              90
  Parts and supplies................................................      2,457           2,411
  Prepaid expenses..................................................      6,037           4,710
                                                                      ---------     -------------
          Total current assets......................................     55,377          54,958
                                                                      ---------     -------------
Property and equipment:
  Land..............................................................     42,691          45,187
  Landfills.........................................................     21,090          19,720
  Buildings and improvements........................................     42,088          42,490
  Vehicles and equipment............................................    102,340         100,357
  Construction in progress..........................................     10,228           5,639
                                                                      ---------     -------------
          Total property and equipment..............................    218,437         213,393
  Less accumulated depreciation and amortization....................     82,818          80,962
                                                                      ---------     -------------
          Property and equipment, net...............................    135,619         132,431
                                                                      ---------     -------------
Franchises, permits and other intangibles, net......................     77,244          79,956
Trust accounts......................................................     25,464          31,289
Deferred financing costs, net.......................................      9,497             252
Other assets........................................................        111             266
                                                                      ---------     -------------
          Total other assets........................................    112,316         111,763
                                                                      ---------     -------------
                                                                      $ 303,312       $ 299,152
                                                                       ========      ==========


          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                       JUNE 30,    SEPTEMBER 30,
                                                                         1996          1995
                                                                       ---------   -------------
                LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Current portion:
     Long-term debt..................................................  $     352     $  28,277
     Capital lease obligations.......................................        910         3,419
  Accounts payable...................................................     10,102         9,941
  Accrued expenses...................................................     35,082        33,203
  Income taxes payable...............................................      1,417         3,884
  Deferred revenues..................................................      3,351         2,838
  Other accrued liabilities..........................................      5,664         8,885
                                                                       ---------   -------------
          Total current liabilities..................................     56,878        90,447
Long-term debt.......................................................    172,341        67,602
Obligations under capital leases.....................................      3,308         4,071
Deferred income taxes................................................      8,098        13,039
Landfill closure liability...........................................     21,982        21,456
Postretirement medical benefits......................................     33,795        33,905
Other liabilities....................................................     11,017        10,469
Subordinated notes payable...........................................         --       102,041
                                                                       ---------   -------------
          Total liabilities..........................................    307,419       343,030
                                                                       ---------   -------------
Commitments and contingencies
Stockholder's deficit:
  Common stock, $.01 par value; 100,000,000 shares authorized;
     24,134,973 shares issued and outstanding........................        241           241
  Additional paid-in-capital.........................................    166,378       166,378
  Accumulated deficit................................................   (110,685)     (143,158)
  Pension liability adjustment.......................................     (5,059)       (8,581)
  Unrealized gains and losses on securities..........................       (247)           --
                                                                       ---------   -------------
                                                                          50,628        14,880
Less net scheduled contribution to the ESOP..........................    (54,735)      (58,758)
                                                                       ---------   -------------
          Total stockholder's deficit................................     (4,107)      (43,878)
                                                                       ---------   -------------
                                                                       $ 303,312     $ 299,152
                                                                       =========    ==========


          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                          THREE MONTHS            NINE MONTHS
                                                              ENDED                  ENDED
                                                             JUNE 30                JUNE 30
                                                        -----------------     -------------------
                                                         1996      1995         1996       1995
                                                        -------   -------     --------   --------
Revenues..............................................  $71,228   $69,632     $208,632   $200,271
Cost of operations:
  Operating expenses..................................   49,536    46,687      146,016    136,048
  Depreciation and amortization.......................    4,280     5,115       13,710     14,955
  ESOP compensation expense...........................     (232)    2,325        3,311      6,060
  General and administrative..........................    7,860     6,378       22,784     18,988
                                                        -------   -------      -------   --------
          Total cost of operations....................   61,444    60,505      185,821    176,051
Operating income......................................    9,784     9,127       22,811     24,220
  Interest expense....................................   (6,404)   (4,815)     (17,882)   (15,288)
  Gain/(loss) on dispositions, net....................      321        12         (519)        44
  Settlement of litigation............................       --        --       (3,648)        --
  Other income/(expense)..............................       46       835          332      2,072
                                                        -------   -------      -------   --------
     Income/(loss) from operations before income taxes
       and extraordinary item.........................    3,747     5,159        1,094     11,048
Income tax expense....................................       --     1,912           --      4,328
                                                        -------   -------      -------   --------
  Income/(loss) before extraordinary item.............    3,747     3,247        1,094      6,720
Extraordinary gain on early extinguishment of
  long-term debt......................................       --        --       31,379         --
                                                        -------   -------      -------   --------
          Net income..................................  $ 3,747   $ 3,247     $ 32,473   $  6,720
                                                        =======   =======      =======   ========


          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT


                    FOR THE NINE MONTHS ENDED JUNE 30, 1996

                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                                             UNREALIZED        NET
                                    COMMON STOCK     ADDITIONAL                  PENSION      GAINS AND     SCHEDULED
                                   ---------------    PAID-IN     ACCUMULATED   LIABILITY     LOSSES ON    CONTRIBUTION
                                   SHARES   AMOUNT    CAPITAL       DEFICIT     ADJUSTMENT   SECURITIES    TO THE ESOP    TOTAL
                                   ------   ------   ----------   -----------   ----------   -----------   -----------   --------
Balances, September 30, 1995.....  24,135    $241      166,378      (143,158)      (8,581)         --         (58,758)    (43,878)
Adjustments to the net scheduled
  contribution to the ESOP.......      --      --           --            --           --          --          (1,516)     (1,516)
Contributions to reduce
  ESOP debt......................      --      --           --            --           --          --           5,539       5,539
Pension liability adjustment.....      --      --           --            --        3,522          --              --       3,522
Unrealized losses on available
  for sale securities............      --      --           --            --           --        (247)             --        (247)
Net income.......................      --      --           --        32,473           --          --              --      32,473
                                   -------   ----     --------     ---------      -------        ----        --------    --------
Balances, June 30, 1996..........  24,135    $241      166,378      (110,685)      (5,059)       (247)        (54,735)     (4,107)
                                   =======   ====     ========     =========      =======        ====        ========    ========


          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                           NINE MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
Cash flows from operating activities:
  Net income............................................................  $ 32,473     $ 6,720
     Extraordinary gain on early extinguishment of long-term debt.......   (31,379)         --
                                                                          --------     -------
       Income (loss) before extraordinary gain..........................     1,094       6,720
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization......................................    14,802      15,631
     ESOP compensation expense..........................................     3,091       6,060
     Settlement of litigation...........................................        --      (5,480)
     Other..............................................................    (2,680)        273
     Changes in assets and liabilities, net of effects of acquisitions
       and dispositions.................................................   (10,141)      2,806
                                                                          --------     -------
          Net cash provided by operating activities.....................     6,166      26,010
                                                                          --------     -------
Cash flows from investing activities:
  Acquisitions of property and equipment................................   (15,467)    (14,498)
  Proceeds from dispositions............................................     1,204         579
  Deposits to trust accounts............................................        (9)     (3,186)
  Withdrawals from trust accounts.......................................    10,158          --
  Withdrawals from restricted cash......................................     2,736       9,062
  Other.................................................................      (320)        (20)
                                                                          --------     -------
          Net cash used in investing activities.........................    (1,698)     (8,063)
                                                                          --------     -------
Cash flows from financing activities:
  Proceeds from senior debt.............................................   170,172          --
  Principal payments on long-term debt and capitalized leases...........   (97,459)    (19,326)
  Principal payments on subordinated debt...............................   (73,061)         --
  Proceeds from long-term debt and capitalized leases...................       676       3,153
  Payments on notes receivable by ESOP..................................     3,531          --
  Deferred financing costs..............................................    (9,944)         --
                                                                          --------     -------
          Net cash used in financing activities.........................    (6,085)    (16,173)
                                                                          --------     -------
Net increase (decrease) in cash.........................................    (1,617)      1,774
Cash, beginning balance.................................................     8,416       5,933
                                                                          --------     -------
Cash, ending balance....................................................  $  6,799     $ 7,707
                                                                          ========     =======
Supplemental schedule of net cash paid for:
  Interest..............................................................    13,597      10,436
                                                                          ========     =======
  Income taxes..........................................................     3,713         747
                                                                          ========     =======


          See accompanying notes to consolidated financial statements.

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 JUNE 30, 1996


(1)  GENERAL

     The interim consolidated financial statements presented herein include Norcal Waste Systems, Inc. and its subsidiaries (the "Company"). These interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto, which include information as to significant accounting policies, for the year ended September 30, 1995. Such interim consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary (consisting of items of a normal recurring nature) for a fair presentation of the Company's interim financial position, results of operations, and cash flows. Results of operations for interim periods are not necessarily indicative of those of a full year.

(2)  NATURE OF BUSINESS

     Through its subsidiaries, Norcal Waste Systems, Inc. provides integrated waste services to residential, commercial and industrial customers throughout California. The Company's services include refuse collection, recycling and other waste diversion, transfer station and hauling operations, and operation of both Company-owned and third party owned landfills.

(3)  LONG-TERM DEBT AND SUBORDINATED NOTES REFINANCING


     Long-term debt at June 30, 1996 and September 30, 1995 is summarized as follows:



                                                                   JUNE 30       SEPTEMBER 30
                                                                 -----------     ------------
    Bank loans:
      Facility A and B loans, six-year term loan dated
         September 30, 1992 original principal of $149,734,
         interest at 9.63%.....................................   $      --        $ 93,951
    Senior Notes due November 15, 2005, interest at 12.75%
      adjusting to 13.5% by November 16, 1997, if certain
      conditions are not met...................................     170,325              --
    Subordinated notes:
      ESOP Notes in default, interest at 8%....................          --          48,792
      Envirocal Notes, interest at 2% and 5.5%.................          --          53,249
    Notes payable to former shareholders, due in monthly
      installments through 2017, interest at 6% to 8.5%........         865             914
    Other notes................................................       1,503           1,014
                                                                   --------        --------
         Total debt............................................     172,693         197,920
         Less current portion..................................         352          28,277
                                                                   --------        --------
    Long-term debt and subordinated notes payable..............   $ 172,341        $169,643
                                                                   ========        ========



     On November 21, 1995, the Company completed a private debt offering of $175.0 million in Senior Notes (the "Senior Notes"). The Senior Notes mature in November 2005 with interest payable semi-annually. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time during or after November 2000. Prior to this date, the Senior Notes may be partially redeemed in the event of a public offering, or would be required to be redeemed in the event of a change in control of the Company. The Senior Notes are unsecured and will rank pari passu in right of payment to all existing and future senior indebtedness of the Company. The Notes are guaranteed on a senior unsecured basis by the Company's wholly-owned subsidiaries. The interest rate on the Senior Notes is 12.75% and increases 0.25% per annum on each of November 16, 1996, May 16, 1997 and November 16, 1997 to a maximum of 13.5%. The interest rate

                  NORCAL WASTE SYSTEMS, INC. AND SUBSIDIARIES
                (WHOLLY OWNED BY THE NORCAL WASTE SYSTEMS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reverts to 12.5% if Norcal (in one or more transactions) offers to purchase (whether or not any actual purchases are made) or redeems an aggregate of $25.0 million in principal amount of Notes out of the proceeds of equity sales.


     The Company received net proceeds of $170.2 million (after original issuance discount of $4.8 million). Deferred financing costs at June 30, 1996 include commissions and other costs related to the offering and the new credit agreement (see below) and are amortized over the lives of the Notes and the new credit agreement using the straight-line method. The Company used the proceeds from the Senior Notes, proceeds from the liquidation of an indemnification trust and cash balances to repay $94.0 million of long-term debt, $2.2 million of capital leases, redeem subordinated notes for $73.1 million and settle litigation for $3.6 million. The recorded value of the subordinated notes was $102.9 million, accordingly the Company recorded an extraordinary gain of $31.4 million in November 1995.


     In conjunction with the private debt offering, the Company entered into a new Credit Agreement with a group of lenders and the First National Bank of Boston as Agent. The agreement establishes a revolving credit facility in an amount of up to $100 million, up to $25 million of which can be used for letters of credit.

(4)  INCOME TAXES

     During fiscal 1995 the Company used the remainder of its net operating loss carryforward for tax purposes. In the first quarter of 1996, as a result of settlement of litigation and related transactions the Company has determined that it is more likely than not that it will realize certain of its deferred tax assets for which a valuation allowance was previously established. Consequently, the Company recognized no tax expense on the extraordinary gain on early extinguishment of long-term debt and anticipates an overall tax rate for 1996 of zero.

(5)  MARKETABLE SECURITIES AND TRUST ACCOUNTS


     As of June 30, 1996 and September 30, 1995 the Company had classified $14.8 million and $31.3 million, respectively, as "held to maturity" securities and $17.0 million and $5.6 million as securities "available for sale." Pursuant to guidance contained in the Special Report, "A Guide to Implementation of Statement 115 Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standards Board (FASB), at December 31, 1995 the Company re-evaluated its classification of investments held in trust accounts as "held to maturity." Based on the Company's intent and ability, it reclassified certain investments as "available for sale." The aggregate fair value and amortized cost of the investments reclassified was $13.1 million and $12.9 million, respectively, and the related unrealized gain was $0.2 million. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and are reported as a net amount in stockholder's equity.

- ------------------------------------------------------
- ------------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------
                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Available Information..............      2
Summary............................      3
Risk Factors.......................     12
History of the Company and the
  Refinancing......................     21
Use of Proceeds....................     22
Capitalization.....................     23
Selected Consolidated Financial
  Information......................     24
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations........     26
The Exchange Offer.................     37
Business...........................     45
Management.........................     67
Certain Relationships and Related
  Transactions.....................     76
Security Ownership of the ESOP and
  Management.......................     78
The ESOP...........................     79
Description of Other
  Indebtedness.....................     82
Description of the Notes...........     84
Plan of Distribution...............    108
Certain Federal Income Tax
  Considerations...................    109
Legal Matters......................    113
Experts............................    113
Index to Financial Statements......    F-1


    UNTIL NOVEMBER 14, 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE ORIGINAL DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                  $175,000,000

                           NORCAL WASTE SYSTEMS, INC.
                               OFFER TO EXCHANGE ITS
                            12 1/2% SERIES B SENIOR
                                 NOTES DUE 2005
                           WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT
                           FOR ALL OF ITS OUTSTANDING
                            12 1/2% SERIES A SENIOR
                                 NOTES DUE 2005
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                AUGUST 16, 1996

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the General Corporation Law of the State of California (the "GCL") authorizes indemnification when a person is made or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation or was serving as a director, officer, employee or agent of another enterprise at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Company in the performance of his or her duty; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper.

     Where any such person is successful in any proceeding of the type described in the preceding two paragraphs, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct. A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

     The indemnification rights provided in Section 317 are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for acts, omissions or transactions not involving a breach of duty to the corporation and its shareholders to the extent authorized in the articles of incorporation.

     The Articles of Incorporation of the registrant provide for indemnification of directors and officers to the extent permitted by the GCL. Article III of the registrant's Bylaws contains provisions for the indemnification of directors and officers within the limitations permitted by Section 317. The registrant has entered into separate indemnification agreements with each of its officers and directors containing provisions which may in some respects be broader than the specific indemnification provisions contained in the GCL. These agreements may require the registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT                                DESCRIPTION
- -------     ------------------------------------------------------------------
  3.1       Articles of Incorporation of Norcal Waste Systems, Inc.**
  3.2       Restated Bylaws of Norcal Waste Systems, Inc.**
  3.3       Articles of Incorporation of Alta Environmental Services, Inc.**
  3.4       Bylaws of Alta Environmental Services, Inc.**
  3.5       Articles of Incorporation of Alta Equipment Leasing Co., Inc.**
  3.6       Bylaws of Alta Equipment Leasing Co., Inc.**
  3.7       Articles of Incorporation of Auburn Placer Disposal Service**
  3.8       Bylaws of Auburn Placer Disposal Service**
  3.9       Articles of Incorporation of Bay Scene Investments, Inc.**
  3.10      Bylaws of Bay Scene Investments, Inc.**
  3.11      Articles of Incorporation of B&J Drop Box**
  3.12      Bylaws of B&J Drop Box**
  3.13      Articles of Incorporation of Biosystems Management, Inc.**
  3.14      Bylaws of Biosystems Management, Inc.**
  3.15      Partnership Agreement of Biosystems Management International**
  3.16      Articles of Incorporation of Buonaterra, Inc.**
  3.17      Bylaws of Buonaterra, Inc.**
  3.20      Articles of Incorporation of City Garbage Company of Eureka**
  3.21      Bylaws of City Garbage Company of Eureka**
  3.24      Articles of Incorporation of Consolidated Environmental
            Industries, Inc.**
  3.25      Bylaws of Consolidated Environmental Industries, Inc.**
  3.26      Articles of Incorporation of Del Norte Disposal, Inc.**
  3.27      Bylaws of Del Norte Disposal, Inc.**
  3.28      Articles of Incorporation of Del Norte Recovery, Inc.**
  3.29      Bylaws of Del Norte Recovery, Inc.**
  3.30      Articles of Incorporation of Dixon Sanitary Service**
  3.31      Bylaws of Dixon Sanitary Service**
  3.32      Articles of Incorporation of Envirocal, Inc.**
  3.33      Bylaws of Envirocal, Inc.**
  3.34      Articles of Incorporation of Envirocom Data Services, Inc.**
  3.35      Bylaws of Envirocom Data Services, Inc.**
  3.36      Articles of Incorporation of Excel Environmental, Inc.**
  3.37      Bylaws of Excel Environmental, Inc.**
  3.40      Articles of Incorporation of Foothill Disposal Co., Inc.**
  3.41      Bylaws of Foothill Disposal Co., Inc.**
  3.42      Articles of Incorporation of Golden Gate Disposal & Recycling
            Company**
  3.43      Bylaws of Golden Gate Disposal & Recycling Company**
  3.46      Partnership Agreement of Hilltop Retail Plaza**
  3.47      Articles of Incorporation of Integrated Environmental Systems,
            Inc.**
  3.48      Bylaws of Integrated Environmental Systems, Inc.**

- ---------------
**  Previously filed.

EXHIBIT                                DESCRIPTION
- -------     ------------------------------------------------------------------
  3.50      Articles of Incorporation of Los Altos Garbage Company**
  3.51      Bylaws of Los Altos Garbage Company**
  3.52      Articles of Incorporation of Macor, Inc.**
  3.53      Bylaws of Macor, Inc.**
  3.54      Articles of Incorporation of Mason Land Reclamation Company,
            Inc.**
  3.55      Bylaws of Mason Land Reclamation Company, Inc.**
  3.58      Articles of Incorporation of Norcal/San Bernardino, Inc.**
  3.59      Bylaws of Norcal/San Bernardino, Inc.**
  3.60      Articles of Incorporation of Norcal/San Diego, Inc.**
  3.61      Bylaws of Norcal/San Diego, Inc.**
  3.62      Articles of Incorporation of Norcal Waste Services of Sacramento,
            Inc.**
  3.63      Bylaws of Norcal Waste Services of Sacramento, Inc.**
  3.64      Articles of Incorporation of Norcal Waste Solutions, Inc.**
  3.65      Bylaws of Norcal Waste Solutions, Inc.**
  3.66      Articles of Incorporation of OMIRP, Inc.**
  3.67      Bylaws of OMIRP, Inc.**
  3.68      Articles of Incorporation of Orogate, Inc.**
  3.69      Bylaws of Orogate, Inc.**
  3.70      Articles of Incorporation of Oroville Solid Waste Disposal, Inc.**
  3.71      Bylaws of Oroville Solid Waste Disposal, Inc.**
  3.72      Articles of Incorporation of San Bruno Garbage Co., Inc.**
  3.73      Bylaws of San Bruno Garbage Co., Inc.**
  3.76      Articles of Incorporation of Sanitary Fill Company**
  3.77      Bylaws of Sanitary Fill Company**
  3.78      Articles of Incorporation of South Valley Refuse Disposal, Inc.**
  3.79      Bylaws of South Valley Refuse Disposal, Inc.**
  3.80      Articles of Incorporation of Southern Humboldt Disposal Service,
            Inc.**
  3.81      Bylaws of Southern Humboldt Disposal Service, Inc.**
  3.82      Articles of Incorporation of Sunco Investments, Inc.**
  3.83      Bylaws of Sunco Investments, Inc.**
  3.84      Articles of Incorporation of Sunset Properties, Inc.**
  3.85      Bylaws of Sunset Properties, Inc.**
  3.86      Articles of Incorporation of Sunset Scavenger Company**
  3.87      Bylaws of Sunset Scavenger Company**
  3.92      Partnership Agreement of Tri-County Development Co.**
  3.93      Partnership Agreement of Vacaville Fill**
  3.94      Articles of Incorporation of Vacaville Sanitary Service**
  3.95      Bylaws of Vacaville Sanitary Service**
  3.96      Articles of Incorporation of Vallejo Garbage Service, Inc.**
  3.97      Bylaws of Vallejo Garbage Service, Inc.**
  3.98      Articles of Incorporation of West Coast Recycling Co.**
  3.99      Bylaws of West Coast Recycling Co.**
  3.100     Articles of Incorporation of Western Placer Recovery Company**

- ---------------
**  Previously filed.

EXHIBIT                                DESCRIPTION
- -------     ------------------------------------------------------------------
  3.101     Bylaws of Western Placer Recovery Company**
  3.102     Articles of Incorporation of Yuba Sutter Disposal, Inc.**
  3.103     Bylaws of Yuba Sutter Disposal, Inc.**
  3.104     Articles of Incorporation of Zanker Road Resource Management Co.**
  3.105     Bylaws of Zanker Road Resource Management Co.**
  3.106     Certificate of Amendment to Articles of Incorporation of Golden
            Gate Disposal & Recycling Company**
  4.1       Indenture between Norcal Waste Systems, Inc. and IBJ Schroder Bank
            & Trust Company dated as of November 21, 1995**
  4.2       Form of the 12 1/2% Series A Senior Notes due 2005 (included in
            Exhibit 4.1, Exhibit A)**
  4.3       Form of the 12 1/2% Series B Senior Notes due 2005 (included in
            Exhibit 4.1, Exhibit A)**
  5.1       Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
            Professional Corporation, regarding the validity of the New Notes and the Guarantees**
  5.2       Opinion of Cleary, Gottlieb, Steen & Hamilton, regarding the validity of the New Notes and the Guarantees with respect to New
            York law**
 10.1       Norcal Waste Systems, Inc. Employee Stock Ownership Plan, as
            amended and restated as of October 1, 1993 (the "ESOP")**
            - Amendment No. 1, dated effective October 1, 1993, executed
              December 29, 1994**
            - Amendment No. 2, dated effective February 1, 1995, executed
            April 27, 1995**
            - Amendment No. 3, dated effective October 1, 1993, executed
              September 28, 1995**
            - Amendment No. 4, dated effective November 17, 1995**
 10.2       Employee Stock Ownership Trust Agreement between Norcal Solid
            Waste Systems, Inc. (now "Norcal Waste Systems, Inc.," hereinafter referred to as "Norcal") and Imperial Trust Company, dated March
            15, 1990**
 10.4       Revolving Credit Agreement by and among Norcal, certain of
            Norcal's subsidiaries (the "Guarantors"), The First National Bank of Boston, and the Banks named on Schedule 1 therein, dated as of
            November 21, 1995**
            - First Amendment to Revolving Credit Agreement, dated December 1,
              1995**
 10.5       Security Agreement by and among Norcal, the Guarantors and The
            First National Bank of Boston, dated as of November 21, 1995**
 10.6       Pledge Agreement by and among Norcal, the Guarantors and The First
            National Bank of Boston, dated as of November 21, 1995**
 10.7       Partnership Pledge Agreement by and among Norcal, the Guarantors and The First National Bank of Boston, dated as of November 21,
            1995**
 10.8       Collateral Assignment of Permits and Contracts by and among
            Norcal, the Guarantors and the First National Bank of Boston,
            dated as of November 21, 1995**
 10.9       Purchase Agreement between Norcal, Bear, Stearns & Co. Inc. and
            Montgomery Securities, dated November 15, 1995**
 10.10      A/B Exchange Registration Rights Agreement by and among Norcal, the Subsidiary Guarantors named therein, Bear, Stearns & Co. Inc.
            and Montgomery Securities, dated as of November 21, 1995**

- ---------------
**  Previously filed.

EXHIBIT                                DESCRIPTION
- -------     ------------------------------------------------------------------
 10.11      Memorandum of Material Settlement Terms between Norcal, the ESOP, and the Settling Plaintiffs named therein, dated August 9, 1995**
 10.12      Master Finance Lease between Caterpillar Financial Services
            Corporation and Alta Equipment Leasing Co., Inc., dated as of
            December 21, 1994**
 10.13      Master Lease Agreement between Heller Financial Leasing, Inc. and
            Norcal, dated June 30, 1994**
 10.14      Lease Agreement between OB-1 Associates, as landlord, and Norcal, as tenant, for premises located at 5 Thomas Mellon Circle, San
            Francisco, CA, dated April 4, 1989**
            - Amendment to Lease, dated effective January 15, 1990**
            - Amendment to Lease, dated effective April 1, 1990**
            - Third Amendment to Lease, dated effective January 15, 1991**
 10.16      Employment Agreement with Donald M. Moriel dated as of June 4,
            1996**
 10.17      Separation Agreement between Norcal and Richard C. Broderson effective as of March 15, 1996**
 10.18      Norcal Amended & Restated 1990 Stock Option Plan, effective July
            23, 1990, as amended August 10, 1990**
 10.20      Form of Indemnity Agreement (separate agreements were executed by
            Norcal and each of John B. Molinari, H. Welton Flynn, Archie L.
            Humphrey and Michael J. Sangiacomo as of February 27, 1992)**
 10.21      Agreement to Terminate Indemnification Trust and Modify Indemnity
            Agreement between Norcal and M. Sangiacomo, H. Flynn, J. Molinari,
            A. Humphrey and W. Graham, dated as of October 16, 1995**
 10.22      Waste Disposal Agreement between Oakland Scavenger Company and
            City and County of San Francisco and Sanitary Fill Company, dated
            January 2, 1987**
 10.23      Agreement in Facilitation of Waste Disposal Agreement between City and County of San Francisco and Sanitary Fill Company, dated
            January 2, 1987**
 10.25      1996 Executive Stock Incentive Plan, as amended**
 10.26      1996 Non-Employee Director Stock Option Plan**
 10.27      Restated Consulting Agreement between Norcal and Robert Corbolotti dated July 19, 1996**
 10.28      Restated Consulting Agreement between Norcal and David Pacini dated July 19, 1996**
 10.29      Short-Term Incentive Bonus Plan**
 10.30      Employment Agreement between Norcal and Michael J. Sangiacomo, dated as of January 22, 1996, as amended**
 10.31      Employment Agreement between Norcal and Robert Corbolotti, dated as of June 24, 1996, effective as of January 22, 1996, as
            amended**
 10.32      Employment Agreement between Norcal and David Pacini, dated as of
            June 24, 1996, effective as of January 22, 1996, as amended**
 10.33      Option Agreement between Norcal and Michael J. Sangiacomo dated as of June 24, 1996, as amended**
 10.34      Option Agreement between Norcal and David Pacini, dated as of June
            24, 1996, effective as of January 22, 1996, as amended**
 10.35      Option Agreement between Norcal and Robert Corbolotti, dated as of
            June 24, 1996, effective as of January 22, 1996, as amended**

EXHIBIT                                DESCRIPTION
- -------     ------------------------------------------------------------------
 10.36      Summary of Material Terms of Severance Policy for Certain Key
            Employees**
 10.37      Fourth Amended and Restated Loan Agreement by and between Norcal and the ESOP, effective as of October 1, 1995**
 10.38      Consulting Agreement between Norcal and Kaufman Campaign
            Consultants dated May 16, 1996**
 10.39      Deferred Compensation and Stock Option Plan**
 10.40      Stock Option Agreement dated as of April 4, 1996, between Norcal and John B. Molinari**
 10.41      Stock Option Agreement dated as of January 12, 1996, between
            Norcal and John B. Molinari**
 10.42      Stock Option Agreement dated as of April 4, 1996, between Norcal and H. Welton Flynn**
 10.43      Stock Option Agreement dated as of January 12, 1996, between
            Norcal and H. Welton Flynn**
 10.44      Stock Option Agreement dated as of July 16, 1996, between Norcal and Gale Kaufman**
 12.1       Calculation of Ratio of Earnings to Fixed Charges**
 21.1       Subsidiaries of Norcal**
 23.1       Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
            Professional Corporation (included in Exhibit 5.1)**
 23.2       Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit
            5.2)**
 23.3       Consent of KPMG Peat Marwick LLP
 24.1       Powers of Attorney (included on signature pages)**
 25.1       Form T-1 statement of eligibility and qualification under the
            Trust Indenture Act of 1939 of IBJ Schroder Bank & Trust Company,
            as Trustee under the Indenture filed as Exhibit 4.1**
 27.1       Financial Data Schedule
 99.1       Form of Letter of Transmittal**
 99.2       Form of Notice of Guaranteed Delivery**


- ---------------

** Previously filed.

(b) Financial Statement Schedule

           SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                       BALANCE AT
                                                       BEGINNING     CHARGED                  BALANCE AT
                                                        OF YEAR     TO EXPENSE   DEDUCTIONS   END OF YEAR
                                                       ----------   ----------   ----------   -----------
YEAR ENDED SEPTEMBER 30, 1995
Insurance............................................   $  6,585      $5,880      $  2,196      $10,269
Post Retirement Benefit Obligation...................     35,094         830         1,007       34,917
Litigation, Claims and Related Matters...............      5,141          --         2,146        2,995
Property and Other Reserves..........................      8,610          --         5,670        2,940
                                                       ----------   ----------   ----------   -----------
Total................................................   $ 55,430      $6,710      $ 11,019      $51,121
                                                        ========    ========      ========    =========
YEAR ENDED SEPTEMBER 30, 1994
Insurance............................................   $  6,797      $3,808      $  4,020      $ 6,585
Post Retirement Benefit Obligation...................     34,438       1,658         1,002       35,094
Litigation, Claims and Related Matters...............      9,964          --         4,823        5,141
Property and Other Reserves..........................      8,741          --           131        8,610
                                                       ----------   ----------   ----------   -----------
Total................................................   $ 59,940      $5,466      $  9,976       55,430
                                                        ========    ========      ========    =========
YEAR ENDED SEPTEMBER 30, 1993
Insurance............................................   $ 11,677      $1,260      $  6,140      $ 6,797
Post Retirement Benefit Obligation...................     33,056       2,554         1,172       34,438
Litigation, Claims and Related Matters...............     14,244         904         5,184        9,964
Property and Other Reserves..........................     11,472          --         2,731        8,741
                                                       ----------   ----------   ----------   -----------
Total................................................   $ 70,449      $4,718      $ 15,227      $59,940
                                                        ========    ========      ========    =========

     Supporting schedules other than the above have been omitted because they are not applicable or not required or because the information to be set forth therein is included in the financial statements or notes thereto herein.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL WASTE SYSTEMS, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director, President and           August 16, 1996
- -----------------------------------           Chief Executive Officer
       Michael J. Sangiacomo
         GALE R. KAUFMAN*                            Director                   August 16, 1996
- -----------------------------------
          Gale R. Kaufman
          MARK R. LOMELE*                 Acting Chief Financial Officer,       August 16, 1996
- -----------------------------------        Treasurer and Vice President
          Mark R. Lomele
          JON D. BRASLAW*                      Corporate Controller             August 16, 1996
- -----------------------------------
          Jon D. Braslaw
         JOHN B. MOLINARI*                     Chairman of the Board            August 16, 1996
- -----------------------------------
         John B. Molinari
         H. WELTON FLYNN*                            Director                   August 16, 1996
- -----------------------------------
          H. Welton Flynn
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       2.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ALTA ENVIRONMENTAL SERVICES, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
          MARK R. LOMELE*               Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       3.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ALTA EQUIPMENT LEASING CO., INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
          MARK R. LOMELE*               Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       4.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          AUBURN PLACER DISPOSAL SERVICE
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       5.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          BAY SCENE INVESTMENTS, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       6.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          B&J DROP BOX
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
          MARK R. LOMELE*               Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       7.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          BIOSYSTEMS MANAGEMENT, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       8.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          BIOSYSTEMS MANAGEMENT, INC.,
                                          AS GENERAL PARTNER OF BIOSYSTEMS
                                          MANAGEMENT INTERNATIONAL
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                       9.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          CONSOLIDATED ENVIRONMENTAL
                                          INDUSTRIES, INC.,
                                          AS GENERAL PARTNER OF BIOSYSTEMS
                                          MANAGEMENT INTERNATIONAL
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      10.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          BUONATERRA, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      11.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          CITY GARBAGE COMPANY OF EUREKA
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      12.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          CONSOLIDATED ENVIRONMENTAL
                                          INDUSTRIES, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      13.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          DEL NORTE DISPOSAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      14.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          DEL NORTE RECOVERY, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      15.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          DIXON SANITARY SERVICE
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      16.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ENVIROCAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      17.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ENVIROCOM DATA SERVICES, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact


                                      18.1

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          EXCEL ENVIRONMENTAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          FOOTHILL DISPOSAL CO., INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                              GOLDEN GATE DISPOSAL & RECYCLING COMPANY
                              (Registrant)

                              By: /s/ Michael J. Sangiacomo
                                 Michael J. Sangiacomo
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ENVIROCOM DATA SERVICES, INC., AS
                                          GENERAL PARTNER OF HILLTOP RETAIL
                                          PLAZA
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          BAY SCENE INVESTMENTS, INC., AS
                                          GENERAL PARTNER OF HILLTOP RETAIL
                                          PLAZA
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          INTEGRATED ENVIRONMENTAL
                                          SYSTEMS, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          LOS ALTOS GARBAGE COMPANY
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          MACOR, INC. (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          MASON LAND RECLAMATION
                                          COMPANY, INC. (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL/SAN BERNARDINO, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL/SAN DIEGO, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL WASTE SERVICES OF
                                          SACRAMENTO, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL WASTE SOLUTIONS, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          OMIRP, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          OROGATE, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          OROVILLE SOLID WASTE DISPOSAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SAN BRUNO GARBAGE CO., INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SANITARY FILL COMPANY
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SOUTH VALLEY REFUSE DISPOSAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SOUTHERN HUMBOLDT DISPOSAL
                                          SERVICE, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SUNCO INVESTMENTS, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SUNSET PROPERTIES, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          SUNSET SCAVENGER COMPANY
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ENVIROCAL, INC., AS GENERAL PARTNER
                                          OF TRI-COUNTY DEVELOPMENT CO.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          NORCAL WASTE SYSTEMS, INC.,
                                          AS GENERAL PARTNER OF TRI-COUNTY
                                          DEVELOPMENT CO. (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
       /s/ Michael J. Sangiacomo              Director, President and           August 16, 1996
                                              Chief Executive Officer
- -----------------------------------
       Michael J. Sangiacomo
         GALE R. KAUFMAN*                            Director                   August 16, 1996
- -----------------------------------
          Gale R. Kaufman
          MARK R. LOMELE*                 Acting Chief Financial Officer,       August 16, 1996
- -----------------------------------        Treasurer and Vice President
          Mark R. Lomele
          JON D. BRASLAW*                      Corporate Controller             August 16, 1996
- -----------------------------------
          Jon D. Braslaw
         H. WELTON FLYNN*                            Director                   August 16, 1996
- -----------------------------------
          H. Welton Flynn
         JOHN B. MOLINARI*                     Chairman of the Board            August 16, 1996
- -----------------------------------
         John B. Molinari
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          B & J DROP BOX, AS GENERAL PARTNER OF
                                          VACAVILLE FILL
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ALTA ENVIRONMENTAL SERVICES, INC., AS
                                          GENERAL PARTNER OF VACAVILLE FILL
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          VACAVILLE SANITARY SERVICE
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          VALLEJO GARBAGE SERVICE, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          WEST COAST RECYCLING CO.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          WESTERN PLACER RECOVERY COMPANY
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          YUBA SUTTER DISPOSAL, INC.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Michael J. Sangiacomo, Jon D. Braslaw and Mark R. Lomele (each, an "Agent," and collectively, "Agents") and each or any of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, California, on the 16th day of August, 1996.


                                          ZANKER ROAD RESOURCE
                                          MANAGEMENT CO.
                                          (Registrant)

                                          By: /s/ Michael J. Sangiacomo
                                            Michael J. Sangiacomo
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons on the dates and in the capacities indicated.


             SIGNATURE                               CAPACITY                         DATE
- -----------------------------------   ---------------------------------------   ----------------
     /s/ Michael J. Sangiacomo                Director and President            August 16, 1996
- -----------------------------------
       Michael J. Sangiacomo
         DONALD M. MORIEL*             Director and Executive Vice President    August 16, 1996
- -----------------------------------
         Donald M. Moriel
              MARK R. LOMELE*           Acting Chief Financial Officer and      August 16, 1996
- -----------------------------------                  Treasurer
          Mark R. Lomele
                       *By: /s/ Michael J. Sangiacomo
                   ---------------------------------------
                   Michael J. Sangiacomo, Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT     DESCRIPTION
- -------     -----------
 23.3       Consent of KPMG Peat Marwick LLP

27         Financial Data Schedule